Filed Pursuant to Rule 424(b)(5)

Registration No. 333-140399

PROSPECTUS SUPPLEMENT

Prospectus Supplement dated May 24, 2007

(to Prospectus dated May 14, 2007)

US$2,600,000,000

Series 2007 – 1G WST Trust

Issuing Entity

Westpac Securitisation Management Pty Limited

(ABN 73 081 709 211)

Depositor and Trust Manager

Westpac Banking Corporation (ABN 33 007 457 141)

Sponsor and Servicer

J.P. Morgan Trust Australia Limited

(ABN 49 050 294 052)

as Issuer Trustee of the Series 2007-1G WST Trust

Mortgage Backed Floating Rate Notes

The Class A2a notes offered by the prospectus (also referred to as the offered notes) will be collateralized by a pool of housing loans secured by properties located in Australia. The Series 2007-1G WST Trust will be governed by the laws of New South Wales, Australia.

The offered notes are not deposits and neither the offered notes nor the underlying housing loans are insured or guaranteed by any governmental agency or instrumentality. The offered notes represent obligations of the issuer trustee in its capacity as trustee of the Series 2007-1G WST Trust only and may only be satisfied using funds available to the issuing entity as described throughout the prospectus and do not represent obligations of or interests in, and are not guaranteed by, any other entity including J.P. Morgan Trust Australia Limited, Westpac Securitisation Management Pty Limited and Westpac Banking Corporation (or any affiliates of those companies).

Payments on the offered notes will be made on quarterly payment dates, being the 21st day of each February, May, August and November, as applicable, or, if the 21st day is not a business day, on the next business day. The first payment date will be on August 21, 2007.

Credit enhancement for the offered notes consists of excess available income, subordination and mortgage insurance policies. Liquidity support is provided by certain allocations of principal collections on the housing loans supporting the notes, a liquidity facility and a redraw facility. Westpac Banking Corporation is acting as swap counterparty in respect of the interest rate and the currency swap for the offered notes. For further details, see “Summary of the Notes—Credit Enhancements”.

INVESTING IN THE OFFERED NOTES INVOLVES RISKS. SEE “RISK FACTORS”

BEGINNING ON PAGE S-24.

Classes of Offered Notes	Initial Principal Balance	Initial Interest Rate	Price to Public	Underwriting Discounts and Commissions	Proceeds to Issuer Trustee

Class A2a notes	US$2,600,000,000	US LIBOR + 0.05%	100%	US$1,300,000.12	US$2,598,699,999.88

*If the issuer trustee fails to exercise its option to redeem the notes on the first payment date occurring on or after the Call Option Date, the spread over LIBOR will increase to 0.10%, subject to the discussion in “Description of the Offered Notes—Optional Redemption of the Notes”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the offered notes or determined if this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Barclays Capital	HSBC	JPMorgan

Westpac Institutional Bank

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(continued)

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IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

We describe the offered notes in two separate documents that provide progressively more detail: (1) the prospectus, which provides general information, some of which may not apply to this series of offered notes; and (2) this prospectus supplement, which describes the specific terms of this series of offered notes.

Neither this prospectus supplement nor the prospectus contains all of the information included in the registration statement. The registration statement also includes copies of various contracts and documents referred to in this prospectus supplement and the prospectus. You may obtain copies of these documents for review. See “Available Information” in the prospectus.

We include cross-references in this prospectus supplement and in the prospectus to captions in these materials where you can find further related discussions. The preceding table of contents and the table of contents included in the prospectus provide the pages on which these captions are located.

In this prospectus supplement, the terms “we”, “us” and “our” refer to Westpac Securitisation Management Pty Limited.

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, that information or those representations must not be relied upon as having been authorized by the issuer trustee, the servicer, the trust manager, the sponsor, the originator, the security trustee, the note trustee, any swap provider, including the currency swap provider and the interest rate swap provider, the redraw facility provider, the liquidity facility provider, any mortgage insurer or the underwriters. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered by this prospectus supplement and the prospectus to anyone in any jurisdiction in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sales made under this prospectus supplement and the prospectus will, under any circumstances, create an implication that information in those documents is correct as of any time since the date of this prospectus supplement or the prospectus.

The offered notes are being sold when, as and if issued. The depositor is not obligated to issue the offered notes or any similar security and the obligation of each underwriter to deliver the offered notes is subject to the terms and conditions of its underwriting agreement with the depositor and the availability of the offered notes when, as and if issued by the depositor. You are advised that the terms of the offered notes, and the characteristics of the mortgage pool backing them, may change (due, among other things, to the possibility that housing loans that comprise the mortgage pool may become delinquent or defaulted or may be removed or replaced and that similar or different housing loans may be added to the mortgage pool, and that one or more classes of notes may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. The underwriters’ obligation to sell any of the offered notes to you is conditioned on the housing loans and the offered notes having the characteristics described in this prospectus supplement. If for any reason the depositor does not deliver the offered notes, the underwriters will notify you, and none of the depositor, the sponsor or any underwriter will have any obligation to you to deliver all or any portion of the offered notes which you have committed to purchase, and none of the depositor, the sponsor or any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

If you require additional information, the mailing address of our office in the United States is 575 Fifth Avenue, 39th Floor, New York, New York 10017, Attention: Vice President and Legal Counsel and the telephone number is (212) 551-1835.

You can find definitions of capitalized terms used in this prospectus supplement and the prospectus under the caption “Glossary” in this prospectus supplement and in the prospectus.

DISCLAIMERS WITH RESPECT TO SALES TO NON-US INVESTORS

This section applies only to the offering of the offered notes in countries other than the United States of America. The issuer trustee’s responsibility for, and liability in respect of, this prospectus supplement and the prospectus is limited accordingly. References to J.P. Morgan Trust Australia Limited in this section are to that company in its capacity as issuer trustee of the Series 2007-1G WST Trust, and not its individual capacity. J.P. Morgan Trust Australia Limited is not responsible or liable for either this prospectus supplement or the prospectus in any capacity. Westpac Securitisation Management Pty Limited is responsible for this prospectus supplement and the prospectus. Other than in the United States of America, no person has taken or will take any action that would permit a public offer of the offered notes in any country or jurisdiction. The offered notes may be offered non-publicly in other jurisdictions. The offered notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor the prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. The underwriters have represented that all offers and sales by them have been in compliance, and will comply, with all applicable restrictions on offers and sales of the offered notes. You should inform yourself about and observe any of these restrictions. For a description of further restrictions on offers and sales of the offered notes, see “Plan of Distribution”.

This prospectus supplement and the prospectus do not and are not intended to constitute an offer to sell or a solicitation of any offer to buy any of the offered notes by or on behalf of J.P. Morgan Trust Australia Limited in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction.

Westpac Banking Corporation, in its individual capacity and as an approved seller, servicer, interest rate swap provider and currency swap provider, J.P. Morgan Trust Australia Limited, in its individual capacity and as issuer trustee, Westpac Securitisation Management Pty Limited, as trust manager, BNY Trust (Australia) Registry Limited, as security trustee, The Bank of New York, as note trustee, principal paying agent and note registrar, The Bank of New York, London Branch, as calculation agent, Genworth Financial Mortgage Insurance Pty Limited, as mortgage insurer, and Barclays Capital Inc., HSBC Securities (USA) Inc. and J.P. Morgan Securities Inc., as underwriters, do not recommend that any person should purchase any of the offered notes and do not accept any responsibility or make any representation as to the tax consequences of investing in the offered notes.

No person has been authorized to give any information or to make any representations other than those contained in this prospectus supplement or the prospectus in connection with the issue or sale of the offered notes. If such information or representation is given or received, it must not be relied upon as having been authorized by J.P. Morgan Trust Australia Limited or any of the underwriters. Neither the delivery of this prospectus supplement or the prospectus nor any sale made in connection with this prospectus supplement or the prospectus will, under any circumstances, create any implication that:

•

there has been no material change in the affairs of the trust or any party named in this prospectus supplement and the prospectus since the date of this prospectus supplement or the prospectus or the date upon which this prospectus supplement or the prospectus has been most recently amended or supplemented; or

•

any other information supplied in connection with the offered notes is correct as of any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same.

The issuer trustee’s liability to make payments of interest and principal on the notes is limited to its right of indemnity from the assets of the trust. All claims against the issuer trustee in relation to the notes may only be satisfied out of the assets of the trust and are limited in recourse to the assets of the trust.

None of the rating agencies have been involved in the preparation of this prospectus supplement or the prospectus.

DISCLAIMERS

•	The notes do not represent deposits or other liabilities of Westpac Banking Corporation or associates of Westpac Banking Corporation.

•	The holding of the notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

•

Neither Westpac Banking Corporation, any associate of Westpac Banking Corporation, J.P. Morgan Trust Australia Limited, as issuer trustee, The Bank of New York, as note trustee, principal paying agent and note registrar, The Bank of New York, London Branch, as calculation agent, nor any underwriter in any way stands behind the capital value or the performance of the notes or the assets of the trust except to the limited extent, if any, provided in the transaction documents for the trust.

•

None of Westpac Banking Corporation, in its individual capacity and as seller, servicer, interest rate swap provider and currency swap provider, J.P. Morgan Trust Australia Limited, as issuer trustee, Westpac Securitisation Management Pty Limited, as trust manager, BNY Trust (Australia) Registry Limited, as security trustee, The Bank of New York, as note trustee, principal paying agent, calculation agent and note registrar, or any of the underwriters guarantees the payment of interest or the repayment of principal due on the notes.

•

None of the obligations of J.P. Morgan Trust Australia Limited, in its capacity as issuer trustee of the trust, or Westpac Securitisation Management Pty Limited, as trust manager, are guaranteed in any way by Westpac Banking Corporation or any associate of Westpac Banking Corporation or by J.P. Morgan Trust Australia Limited in its personal capacity or as trustee of any other trust.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY NOT BE COMMUNICATED IN THE UNITED KINGDOM OTHER THAN TO PERSONS AUTHORIZED TO CARRY ON A REGULATED ACTIVITY UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (THE “FSMA”) OR OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19, OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, OR TO ANY OTHER PERSON TO WHICH IT IS OTHERWISE LAWFUL TO COMMUNICATE THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. NEITHER THE OFFERED NOTES NOR THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS ARE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. THE TRANSMISSION OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE, OR ANY PERSON TO WHOM IT IS OTHERWISE LAWFUL TO COMMUNICATE THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, IS UNAUTHORIZED AND MAY CONTRAVENE THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements, within the meaning of Section 27A of the Securities Act, relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Accordingly, what happens may be different from what we predict in our forward-looking statements.

SUMMARY

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. This summary contains an overview of some of the concepts and other information to aid your understanding. All of the information contained in this summary is qualified by the more detailed explanations in other parts of this prospectus supplement and the prospectus.

Parties to the Transaction

Trust and Issuing Entity:	Series 2007-1G WST Trust.

Issuer Trustee:	J.P. Morgan Trust Australia Limited (ABN 49 050 294 052), as trustee of the trust.

Trust Manager and Depositor:	Westpac Securitisation Management Pty Limited (ABN 73 081 709 211), also known as the depositor, as trust manager under the master trust deed, dated February 14, 1997, as amended by the series notice, between the issuer trustee and the trust manager dated on or about the closing date.

Servicer, Sponsor and Approved Seller:	Westpac Banking Corporation (ABN 33 007 457 141), known as Westpac, Level 20, 275 Kent Street, Sydney, New South Wales, Australia, as servicer, pursuant to a servicing agreement, dated as of March 12, 2002, between the servicer and the depositor, and as approved seller of the housing loans under a notice of sale between Westpac and the issuer trustee.

Security Trustee:	BNY Trust (Australia) Registry Limited (ACN 000 334 636), as security trustee pursuant to the security trust deed among the issuer trustee, the trust manager, the note trustee and the security trustee dated on or about the closing date.

Subservicer:	EDS (Business Process Administration) Pty Limited (ABN 095 806 125), as subservicer of 100% of the housing loans pursuant to a subservicing agreement, dated on or about the closing date, between it and the servicer.

Note Trustee, Principal Paying Agent and Note Registrar:	The Bank of New York, in each such capacity pursuant to the note trust deed and agency agreement.

Interest Rate Swap Provider:	Westpac, as the provider of the variable rate basis swap and the fixed rate basis swap.

Currency Swap Provider:	Westpac, as the provider of the currency swap for the offered notes.

Calculation Agent:	The Bank of New York, London Branch, pursuant to the agency agreement.

Mortgage Insurer:	Genworth Financial Mortgage Insurance Pty Limited (ABN 60 106 974 305).

Redraw Facility Provider:	Westpac, as the provider of the redraw facility.

Liquidity Facility Provider:	Westpac, as the provider of the liquidity facility.

Underwriters:	Barclays Capital Inc. HSBC Securities (USA) Inc. J.P. Morgan Securities Inc. Westpac Banking Corporation

Rating Agencies:	Standard & Poor’s (Australia) Pty. Ltd., known as “S&P” and Moody’s Investors Service Pty Limited, known as “Moody’s”. S&P and Moody’s are collectively known as the “Rating Agencies”.

Structural Diagram

Summary of the Notes

The Class A2a notes (also referred to as the “offered notes”) are the only notes offered by this prospectus supplement. In addition to the offered notes, the issuer trustee will also issue the Class A1, Class A2b, Class A2c, such three classes, together with the Class A2a notes, sometimes referred to collectively as the “Class A notes”, and Class B notes collateralized by the same pool of housing loans, and we refer to such notes as the “non-offered notes”. The non-offered notes have not been registered in the United States and are not being offered by this prospectus supplement and are described herein solely for the information of investors in the offered notes. When used in this prospectus supplement, the term “notes” means the offered notes together with the non-offered notes.

	Class A1	Class A2a	Class A2b	Class A2c	Class B
Aggregate Initial Principal Amount:	US$1,250,000,000	US$2,600,000,000	€600,000,000	A$1,250,000,000	A$120,000,000
% of Total:	21.64	45.01	13.91	17.74	1.70
Anticipated Ratings:*
Moody’s	P-1 short term Aaa long term	Aaa	Aaa	Aaa	Aa2
S&P	A-1+ short term AAA long term	AAA	AAA	AAA	AA
Interest rate up to but excluding the Call Option Date:**	LIBOR – 0.03%***	LIBOR + 0.05%	EURIBOR + 0.07%	Bank Bill Rate + 0.13%	Bank Bill Rate + 0.19%
Interest rate on and from the Call Option Date:	LIBOR + reset margin***	LIBOR + 0.10%	EURIBOR + 0.14%	Bank Bill Rate + 0.26%	Bank Bill Rate + 0.19%
Call Option Date:	The payment date on which the aggregate invested amount of the notes is less than 10% of the aggregate initial invested amount of the notes.
Maximum Reset Margin for Class A1 notes:	Prior to the first transfer date after the Call Option Date: 0.03% per annum. On and after the first transfer date after the Call Option Date: 0.06% per annum	Not Applicable	Not Applicable	Not Applicable	Not Applicable
Interest Accrual Method:	Actual/360	Actual/360	Actual/360	Actual/365	Actual/365
Final Scheduled Payment Date:	The payment date falling in May, 2038
Clearance/Settlement:	DTC/Euroclear/ Clearstream, Luxembourg	DTC/Euroclear/ Clearstream, Luxembourg	Euroclear/ Clearstream, Luxembourg	Austraclear	Austraclear
Payment Dates:	21st day of each February, May, August and November beginning on and including August 21, 2007 or if the 21st day is not a business day, then the next business day, unless that day falls in the next calendar month, in which case the payment date will be the preceding business day.
Cut-Off Date:	Close of business, April 10, 2007.
Pricing Date:	On or about May 24, 2007.
Closing Date:	On or about May 31, 2007.

Final Maturity Date:	The payment date falling in May 2038.
* The issuance of a class of notes is conditioned on obtaining a rating specified above for that class of notes.
** See “Description of the Offered Notes—Interest on the Notes—Calculation of Interest Payable on the Offered Notes”.
*** This interest rate is subject to a reset in accordance with an annual remarketing process up to LIBOR plus the Maximum Reset Margin for the Class A1 notes.

Structural Overview

Westpac established the Westpac Securitisation Trust Programme pursuant to a master trust deed dated February 14, 1997, between Westpac Securities Administration Limited and The Mortgage Company Pty Limited. The master trust deed provides the general terms and structure for securitization under the Westpac Securitisation Trust Programme. A series notice between the issuer trustee, the trust manager and others will set out the specific terms of the trust and the notes, which may vary from the terms set forth in the master trust deed. Westpac Securitisation Management Pty Limited is appointed as trust manager of the trust on the terms set out in the master trust deed and the series notice. Each securitization under the program is a separate transaction with a separate trust. J.P. Morgan Trust Australia Limited is appointed as issuer trustee in the notice of creation of trust. The assets of the trust will not be available to satisfy the obligations of any other trust, and the assets of other trusts will not be available to satisfy the obligations of the trust. See “Description of the Trusts” in the prospectus.

The trust involves the securitization of housing loans originated by Westpac and secured by mortgages over residential property located in Australia. Westpac will equitably assign the housing loans to the issuer trustee as trustee of the trust, which will in turn issue the notes to fund the acquisition of the housing loans.

The issuer trustee will grant a floating charge over all of the assets of the trust under the security trust deed in favor of BNY Trust (Australia) Registry Limited, as security trustee, to secure the issuer trustee’s payment obligations to the noteholders and its other creditors. The floating charge is a first ranking charge over the assets of the trust subject only to a prior interest in favor of the issuer trustee to secure payment of certain expenses of the trust. A first ranking floating charge is a first priority security interest over a class of assets, but does not attach to specific assets unless or until it crystallizes, which means it becomes a fixed charge. The charge will crystallize if, among other events, an event of default occurs under the security trust deed. While the charge is a floating charge, the issuer trustee may dispose of or create interests in the assets of the trust in accordance with the transaction documents or in the ordinary course of its business. Once the floating charge crystallizes, the issuer trustee will no longer be able to dispose of or create interests in the assets of the trust except in accordance with the transaction documents. For a description of floating charges and crystallization, see “Description of the Transaction Documents—The Security Trust Deed—Nature of the Charge” in the prospectus.

Payments of interest and principal on the notes will come only from the housing loans and other assets of the trust, other available income and any principal and liquidity draws. See “Description of the Offered Notes—Calculation of Total Available Funds”. Except as described in such section, the assets of the other parties to the transaction are not available to meet the payments of interest and principal on the notes. If there are losses on the housing loans, the trust may not have sufficient assets to repay the notes.

Credit Enhancements

Excess Available Income

Certain income collections in any given collection period in excess of certain payments to be made in such collection period, including payments on the notes, referred to as excess available income, will be available to cover any losses on the housing loans that are not covered by the mortgage insurance policies. Payments of interest and principal on the notes will be supported by the following forms of credit enhancement.

Subordination and Allocation of Losses

The following table describes the notes that will provide credit support for the offered notes based on their subordination to the offered notes. The initial support percentage in the following table is the initial invested amount of each described class of notes as a percentage of the aggregate initial invested amount of the notes.

Classes	Credit Support	Initial Support Percentage
A2a	B	1.70%

To the extent that there is a loss on a housing loan not covered by a mortgage insurance policy or by the application of excess available income, the amount of such loss will be allocated to the Class B notes. See “Description of the Offered Notes—Subordination and Allocation of Losses”.

Mortgage Insurance Policies

Housing loans with a loan-to-value ratio of greater than 80% at the time of origination will have been insured under a primary mortgage insurance policy. Housing loans that are originated using limited documentation, as described in “Westpac Residential Loan Program” in the prospectus, with a loan-to-value ratio of greater than 60% at the time of origination will have been insured under a primary mortgage insurance policy. On or before the closing date, a pool mortgage insurance policy will be provided to the issuer trustee to cover losses in respect of each housing loan in the pool and the previous primary mortgage insurance policies will be cancelled. See “The Mortgage Insurance Policies”.

Liquidity Enhancement

To cover possible liquidity shortfalls in the payment obligations of the trust, the issuer trustee will have liquidity enhancement in the form of principal draws, the liquidity facility and the redraw facility.

Principal Draws

The trust manager will direct the issuer trustee to allocate principal collections on the housing loans to cover any shortfalls in the amount available to pay interest on the notes and the trust expenses on any payment date.

Liquidity Facility

If principal draws are not sufficient to cover any shortfalls, the issuer trustee will, in certain circumstances, be able to borrow funds under a liquidity facility to be provided by Westpac. See “The Liquidity Facility”.

Redraws and Redraw Facility

Under the terms of each variable rate housing loan, a borrower may, at the discretion of Westpac, redraw previously prepaid principal. A borrower may redraw an amount equal to the difference between the scheduled principal balance of his or her loan, being its principal balance if no amount had been prepaid, and the then current principal balance of the loan. Westpac will be reimbursed for any redraws it advances to borrowers by the issuer trustee from gross principal collections on the housing loans, or if not available, from drawings under the redraw facility, if available. Thus, the trust will have less funds available to pay principal to the noteholders on the next payment date, but will have a correspondingly greater amount of assets with which to make future payments. See “Description of the Offered Notes—Redraws”.

If gross principal collections are not sufficient to cover redraws at any time, subject to certain limitations, the issuer trustee may be able to borrow funds under the redraw facility to be provided by the redraw facility provider.

Repurchases and Substitutions of Housing Loans

If the approved seller, the trust manager or the issuer trustee becomes aware that a representation or warranty from the approved seller relating to any housing loan or mortgage is incorrect, it must notify the other parties and the rating agencies. If that notice is received not later than five business days before 120 days after the closing date and the breach is not waived or remedied to the satisfaction of the issuer trustee within that period of five business days or such longer period that the issuer trustee permits, the approved seller will be obligated to repurchase such housing loan or mortgage for an amount equal to its unpaid balance. See “The Assets of the Trust—Breach of Representations and Warranties” in the prospectus.

If notice of a breach of a representation or warranty is not given to or received by the approved seller within five business days prior to 120 days after the closing date for the related trust, or if a breach is not waived or remedied to the satisfaction of the issuer trustee within the requisite period, then the issuer trustee will only have a claim for damages which will be limited to an amount equal to the unpaid balance of that housing loan at the time the approved seller pays the damages.

Substitution

A borrower may apply to the servicer to:

•	substitute a different mortgaged property in place of the existing security property securing a housing loan;

•	add a further mortgage as security for a loan; or

•	release a mortgaged property from a mortgage.

If the approved seller’s credit criteria are satisfied and another property is substituted for the existing security for the housing loan, the mortgage which secures the existing housing loan may be discharged without the borrower being required to repay the housing loan and the new mortgage will secure the existing housing loan. See “Westpac Residential Loan Program—Housing Loan Features and Options—Substitution of Security” in the prospectus.

Hedging Arrangements

To hedge its interest rate and currency exposures, the issuer trustee will enter into the following hedge arrangements:

The issuer trustee will enter into a variable rate basis swap and a fixed rate basis swap with the interest rate swap provider. The variable rate basis swap will be used to hedge the risk between the floating rate obligations of the trust (including interest payable on the offered notes) and the variable housing rates set, on those housing loans which are subject to a variable rate of interest as permitted by the relevant housing loan agreements, at the discretion of the approved seller. The fixed rate basis swap will be used to hedge the risk between the floating rate obligations of the issuer trustee as trustee of the trust (including interest payable on the offered notes) and the discretionary fixed housing rates set by the approved seller on those housing loans which are subject to a fixed rate of interest.

To hedge its currency exposures on the offered notes, the issuer trustee will enter into a currency swap to hedge the currency risk and the basis risk between (1) the collections on the housing loans and the amounts received by the issuer trustee under the variable rate basis swap and the fixed rate basis swap, which are denominated in Australian dollars and, in the case of the variable rate basis swap and the fixed rate basis swap, calculated by reference to the relevant rate, and (2) the obligation of the trust to pay interest and principal on the offered notes, which are denominated in US dollars and, in the case of interest, calculated by reference to LIBOR.

Optional Redemption

The issuer trustee will, if the trust manager directs it to do so, redeem all of the notes on any payment date falling on or after the payment date on which the aggregate outstanding invested amount of the housing loans on any payment date is less than 10% of the aggregate invested amount of the housing loans as of the cut-off date (such payment date, the “Call Option Date”) for a certain amount as described in “Description of the Offered Notes—Optional Redemption of the Notes”.

If the issuer trustee fails to exercise its option to redeem the offered notes on the first payment date on or after the Call Option Date, then the percentage spread over LIBOR to be applied in determining the interest rate on the offered notes as from that payment date will increase to 0.10%.

Final Redemption of the Notes

Each note will be redeemed in full, and the obligations of the issuer trustee with respect to the payment of the principal balance of that note will be finally discharged, upon the first to occur of:

•	the date on which the outstanding principal balance of the note is reduced to zero;

•	if the stated amount is less than the invested amount, the date on which the stated amount of that note is reduced to zero;

•	the date upon which the relevant noteholder renounces all of its rights to any amounts payable under or in respect of that note; and

•	the final maturity date of the notes.

The Housing Loan Pool

The housing loan pool will consist of variable and fixed rate residential housing loans originated by Westpac and secured by mortgages on owner occupied and non-owner occupied residential properties located throughout Australia. The housing loans will have original terms to stated maturity at origination of no more than 30 years. The pool of housing loans has the characteristics described in the following table.

Selected Housing Loan Pool Data as of Close of Business on the Cut-Off Date

Number of Housing Loans	44,463
Housing Loan Pool Size	A$7,009,022,620.65
Average Housing Loan Balance	A$157,637.20
Maximum Housing Loan Balance	A$749,450.47
Minimum Housing Loan Balance	A$10,027.23
Total Valuation of the Mortgage Properties	A$15,266,972,090.00
Maximum Remaining Term to Maturity in months	360
Weighted Average Remaining Term to Maturity in months	316.91
Weighted Average Original Term to Maturity in months	355.74
Weighted Average Seasoning in months	38.83
Weighted Average Current Loan-to-Value Ratio	57.99%
Weighted Average Mortgage Rate for the Housing Loans	7.54%
Percentage of Investment Property Loans	7.47%
Percentage of Low Documentation Loans	7.91%
Highest Individual Loan-to-Value Ratio	94.83%
Lowest Individual Loan-to-Value Ratio	1.69%

The current loan-to-value ratio of a housing loan is calculated by comparing the outstanding amount of the housing loan plus any other amount secured by a mortgage for that housing loan (other than secured liabilities owed to Westpac) to the most recent valuation of the property or properties that secure the housing loan. Thus, if collateral has been released from the mortgage securing a housing loan or if the property securing the housing loan has declined or increased in value, the loan-to-value ratio at the cut-off date may not reflect the loan-to-value ratio at the origination of that housing loan.

Before the issuance of the notes on the closing date, housing loans may be added to or removed from the housing loan pool (including housing loans substituted for housing loans that are removed from the housing loan pool). This addition, removal or substitution of housing loans may result in changes in the housing loan pool characteristics shown in the preceding table and could affect the weighted average lives and yields of the notes. The approved seller will not add, remove or substitute any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in this prospectus supplement, unless a revised prospectus supplement is delivered to prospective investors.

Fees

The servicer will receive a quarterly fee equal to 0.10% per annum of the aggregate average daily outstanding principal balance of the housing loans on each day of the collection period, and the servicer will pay the subservicer a fee as separately agreed between them payable in arrears. This fee will be payable in arrears on the related payment date. The trust manager will receive a quarterly fee for each collection period equal to 0.01% per annum of the aggregate average daily outstanding principal balance of the housing loans on each day of each collection period payable in arrears on the related payment date. The servicer’s fees and the trust manager’s fees will be paid from available income, principal draws, liquidity draws and, if necessary, principal collections, prior to payments on the notes.

In addition, other trust expenses, including fees payable to the issuer trustee, note trustee, paying agents, calculation agent, note registrar, security trustee, swap providers and trust manager will be paid prior to payments on the notes. See the table set forth under “Description of the Offered Notes—Trust Expenses”.

Withholding Tax

Payments of principal and interest on the offered notes will be reduced by any applicable withholding taxes assessed against the trust. The issuer trustee is not obligated to pay any additional amounts to the holders of the offered notes to cover any withholding taxes.

If the Commonwealth of Australia requires the withholding of amounts from payment of principal or interest to the holders of the offered notes or if the issuer trustee ceases to receive the total amount of interest payable by borrowers on the housing loans due to taxes, duties, assessments or other governmental charges the trust manager may direct the issuer trustee to redeem all of the notes. However, holders of the offered notes owning 75% of the aggregate outstanding principal balance of the offered notes may direct the issuer trustee not to redeem the notes. See “Description of the Offered Notes—Redemption of the Offered Notes for Taxation or Other Reasons” in the prospectus.

US Federal Income Tax Matters

It is the opinion of Mayer, Brown, Rowe & Maw LLP that the offered notes will be characterized and treated as debt for US federal income tax purposes. Each offered noteholder, by acceptance of an offered note, agrees to treat the offered notes as indebtedness (unless otherwise required by an administrative determination, a judicial ruling, or other authoritative guidance to the contrary). See “United States Federal Income Tax Matters” in this prospectus supplement and in the prospectus.

Legal Investment

The offered notes will not constitute “mortgage-related securities” for the purposes of the United States Secondary Mortgage Market Enhancement Act of 1984. No representation is made as to whether the offered notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by regulatory authorities. You are urged to consult with your own legal advisors concerning the status of the offered notes as legal investments for you. See “Legal Investment Considerations” in the prospectus.

ERISA Considerations

Subject to the considerations in “ERISA Considerations” in this prospectus supplement and in the prospectus, the offered notes will be eligible for purchase with plan assets subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended. Investors should consult their legal advisors with respect to the consequences under ERISA and the Internal Revenue Code of 1986, as amended, of a plan’s acquisition and ownership of the notes. See “ERISA Considerations” in this prospectus supplement and in the prospectus.

Denominations

The offered notes will be issued in minimum denominations of US$100,000 and US$1,000 in excess thereof.

Book-Entry Registration

The offered notes will be initially issued in book-entry form only. Persons acquiring beneficial ownership interests in offered notes will hold their offered notes through The Depository Trust Company in the United States or Clearstream, Luxembourg or Euroclear outside of the United States. Transfers within The Depository Trust Company, Clearstream, Luxembourg or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. Cross market transfers between persons holding directly or indirectly through The Depository Trust Company, on one hand, and persons holding directly or indirectly through Clearstream, Luxembourg or Euroclear, on the other, will take place in The Depository Trust Company through the relevant depositories of Clearstream, Luxembourg, or Euroclear. See “Description of the Offered Notes—Form of the Offered Notes—Book-Entry Registration”.

Collections

The issuer trustee will receive for each collection period the following amounts, known as collections:

•	payments of interest, fees and principal under the housing loans;

•	proceeds from the enforcement of the housing loans and mortgages relating to those housing loans;

•	amounts received from the approved seller for breaches of representations or warranties; and

•	amounts received under any mortgage insurance policies.

Collections will be allocated between income and principal. Collections attributable to interest, less some amounts, are known as available income. The collections attributable to principal, plus some amounts, are known as gross principal collections.

Available income is normally used to pay fees and expenses of the trust and interest on the notes. Gross principal collections, after deducting any amounts used to reimburse Westpac for redraws, are referred to as principal collections, and are normally used to pay principal on the notes. However, if there is not enough available income to pay fees and expenses of the trust and interest on the notes, principal collections will be treated as income and applied in the income stream to pay unpaid fees and expenses of the trust and interest on the notes. If there is an excess of available income after payment of fees and expenses of the trust and interest on the notes, the excess available income will be used to reimburse any principal charge offs and carryover charge offs on the notes and principal draws prior to distribution. Any remaining excess will be distributed to the residual beneficiary at the end of each collection period.

Interest on the Offered Notes

Interest on the offered notes is payable in arrears on each payment date. On each payment date on which interest payments are made, the trust manager shall instruct the issuer trustee to pay interest on the offered notes as set forth in “Description of the Offered Notes—Distribution of Total Available Funds”. Interest on the offered notes is calculated for each interest period as follows:

•	at the interest rate on the offered notes;

•	on the invested amount of each offered note at the beginning of that interest period; and

•	on the basis of the actual number of days in that interest period and a year of 360 days.

Interest on the Class A1 notes, the Class A2a notes, the Class A2b notes and the Class A2c notes will be paid at the same level of priority rateably according to the respective amounts of interest payable.

Principal on the Offered Notes

Principal on the offered notes will be payable to the holders of the offered notes on each payment date to the extent of funds available to be applied for that purpose. On each payment date on which principal payments on the offered notes are to be made, the trust manager shall instruct the issuer trustee to pay principal to the holders of the offered notes in the manner as set forth in “Description of the Offered Notes—Payments of Principal on the Notes”. On each payment date, the outstanding principal balance of each note will be reduced by the amount of the principal payment made on that date on that note. The outstanding principal balance of each note will also be reduced by the amount of principal losses on the housing loans allocated to that note. If the charge contained in the security trust deed is enforced after an event of default occurs (under the security trust deed) the proceeds from the enforcement will be distributed to reduce the principal outstanding on the notes as set forth in “Description of the Offered Notes—Distributions after an Event of Default under the Security Trust Deed” and “Description of the Offered Notes—Principal Distributions”.

Principal on the Class A1 notes, the Class A2a notes, the Class A2b notes and the Class A2c notes will be paid at the same level of priority rateably according to their outstanding invested amount.

Allocation of Cash Flows

On each payment date, the issuer trustee will pay interest and repay principal to each noteholder to the extent that available income and principal collections on that payment date are available to be applied for these purposes. The charts on the pages following this section summarize the payment flows.

DETERMINATION OF TOTAL AVAILABLE FUNDS FOR A DISTRIBUTION ON A

PAYMENT DATE

Finance Charge Collections

Amounts received by the issuer trustee during the preceding collection period from interest, fees and other income payable under the housing loans, including amounts on account of interest recovered from the enforcement of any housing loan but excluding the proceeds of the mortgage policy, receipts from certain breaches of warranties or representations, less fees and charges due to the servicer or approved seller, and any housing loan prepayment surplus due to Westpac.

+

Net Receipts Under Hedge Agreements

Any amount received or due to be received by the issuer trustee in relation to the preceding collection period as net receipts under any hedge agreement, other than the currency swaps.

+

Other Income

Certain other amounts of interest or in the nature of interest received by the issuer trustee during the preceding collection period from collections and the collection account, and other amounts in the nature of income received in respect of the assets of the trust.

+
Principal Draws Any principal collections applied by the issuer trustee to cover any shortfall in the amount of available income to pay certain distributions from the trust for the collection period.

+
Liquidity Draws Any advance to be made under the liquidity facility on that payment date.

+

Other Amounts Under Support Facilities

Any amount received by the issuer trustee under any support facility, other than the currency swaps or the redraw facility agreement, including amounts received under any mortgage insurance policy, which the trust manager determines should be offset against a finance charge loss.

=
Total Available Funds For Distribution

PRIORITY OF DISTRIBUTION OF TOTAL AVAILABLE FUNDS

ON A PAYMENT DATE

↓

Second, any unpaid or unreimbursed trust expenses.

↓

Third, *pari passu* and rateably amounts payable under the liquidity facility, any hedge agreement and other support facility (other than the currency swaps).

↓

↓

Fifth, *pari passu* and rateably to each of the following, based on their respective entitlement:

↓

↓

Seventh, the Class B interest as of that date.

↓

Eighth, any other fees or expenses which constitute trust expenses payable to Westpac, but which the issuer trustee and Westpac have expressly agreed in writing not to treat as trust expenses for the purposes of the above *clause second*.

↓

Ninth, allocate the remaining income collection to principal collection in order, *first*, to principal charge offs, *second*, *pari passu* and rateably to carryover redraw charge offs, carryover Class A1 charge offs, carryover Class A2a charge offs, carryover Class A2b charge offs and carryover Class A2c charge offs, *third*, to carryover Class B charge offs, *fourth*, to unpaid principal draws, *fifth*, to pay the currency swap provider any settlement amount payable under a currency swap where the currency swap provider is the defaulting party and *sixth*, to pay the approved seller any fees agreed between the approved seller, the issuer trustee and the trust manager.

↓

Tenth, distribute any remaining available income to any residual income beneficiaries.

DETERMINATION OF PRINCIPAL COLLECTIONS AVAILABLE FOR

DISTRIBUTION ON PAYMENT DATE

Collections All amounts received by or on behalf of the issuer trustee under the housing loans and related rights for principal, including principal prepayments and liquidation proceeds.

+

Support Facility Amounts

Amounts received by or on behalf of the issuer trustee from any provider of a support facility, other than a currency swap, which the trust manager determines should be accounted for to reduce a principal loss.

+

Excess Available Income

Any amount of excess available income to be applied to pay or reinstate a principal charge off or a carryover charge off on a note, or to repay principal draws made on a previous payment date.

+

Other Amounts

All other amounts received by or on behalf of the issuer trustee for principal under the housing loans and related receivable rights and other rights with respect to the housing loans and related receivable rights, including all amounts received by or on behalf of the issuer trustee from the approved seller or the servicer in respect of any breach of a representation or warranty or as payment of damages, which the trust manager determines to be in respect of principal payable.

Less

Reimbursement Of Current Period Redraws Any amounts deducted or paid to Westpac in that collection period to reimburse redraws funded by Westpac for which it has not previously been reimbursed.

=
Principal Collections

Noteholder Principal Distributions

RISK FACTORS

The offered notes are complex securities issued by a foreign entity and secured by property located in a foreign jurisdiction. You should consider the following risk factors in deciding whether to purchase the offered notes.

The notes will be paid only from the assets of the trust.	The notes are debt obligations of the issuer trustee only in its capacity as trustee of the trust. The notes do not represent an interest in or obligation of any of the other parties to the transaction. The only other parties to the transaction which have direct obligations relating to the notes or the housing loans will be the approved seller, the servicer in relation to its servicing obligations under the servicing agreement and the trust manager in relation to its undertakings in the transaction documents. The notes will not be guaranteed or insured by any governmental agency or instrumentality, or by the issuer trustee, the servicer, the trust manager, the approved seller, the note trustee, the security trustee or any of their respective affiliates. The housing loans are subject to certain mortgage insurance policies, but only limited losses are covered. See “The Mortgage Insurance Policies”.

The assets of the trust will be the sole source of payments on the notes. The issuer trustee’s personal assets will only be available to make payments on the notes if the issuer trustee is negligent, commits fraud or is in breach of trust. Therefore, if the assets of the trust are insufficient to pay the interest and principal on your notes when due, there will be no other source from which to receive these payments and you may not get back your entire investment or the yield you expected to receive.

You face an additional possibility of loss because the issuer trustee does not hold legal title to the housing loans.	Although the approved seller could have legally assigned the title to the housing loans to the issuer trustee, initially it will assign only equitable title to the housing loans to the issuer trustee. The borrowers will not be notified of the equitable assignment. The housing loans will be legally assigned to the issuer trustee only upon the occurrence of a title perfection event. See “The Assets of the Trust—Transfer and Assignment of the Housing Loans” in the prospectus. Because the issuer trustee does not hold legal title to the housing loans, you will be subject to the following risks which may lead to a failure to receive collections on the housing loans or delays in receiving the collections on the housing loans, and consequently may lead you to suffer losses:

•    the issuer trustee’s interest in a housing loan may be impaired by the creation or existence of an equal or higher ranking security interest over the related mortgaged property created after the creation of the issuer trustee’s equitable interest but prior to it acquiring a legal interest in the housing loan;

•    until a borrower has notice of the assignment of its housing loan by the approved seller to the issuer trustee, that borrower is not required to make payments under its housing loan to anyone other than the approved seller. Until a borrower receives notice of the assignment, any payments the borrower makes under his or her housing loan to the approved seller will validly discharge the borrower’s obligations under the borrower’s housing loan even if the issuer trustee does not receive the payments from the approved seller. Therefore, if the approved seller does not deliver collections to the issuer trustee, for whatever reason, neither the issuer trustee nor you will have any recourse against the related borrowers for such collections; and

•    the issuer trustee may not be able to initiate any legal proceedings against a borrower to enforce a housing loan without the involvement of Westpac.

The approved seller and the servicer may commingle collections on the housing loans with their assets.	Before the approved seller or the servicer remits collections to the collection account, the collections may be commingled with the assets of the approved seller or the servicer. If the approved seller or the servicer becomes insolvent, the issuer trustee may only be able to claim those collections as an unsecured creditor of the insolvent company. This could lead to a failure to receive the collections on the housing loans, delays in receiving the collections, or losses to you.

Subordination of the Class B notes provides only limited protection against losses.	The subordination of the Class B notes is intended to increase the likelihood of payment on the offered notes. The amount of credit enhancement provided through the subordination of such notes to the offered notes, however, is limited and could be depleted prior to the payment in full of the offered notes.

If the invested amount of the subordinated notes is reduced to zero, you may suffer losses on your notes.

There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency.	It is a condition to the issuance of the offered notes that they be rated at least the applicable ratings as described in “Summary—Summary of the Notes”. A rating is not a recommendation to purchase, hold or sell the notes inasmuch as such rating does not comment as to market price or suitability for a particular investor. The rating of the notes addresses the likelihood of the payment of principal and interest on the notes pursuant to their terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances (including without limitation a reduction in the credit rating of the interest rate swap provider, the currency swap provider or the mortgage insurance provider or a reduction in the foreign currency rating of Australia) in the future so warrant. The ratings on the notes will be based primarily on the creditworthiness of the housing loans, the mortgage insurance policies, the availability of excess available income, if any, the subordination provided by the Class B notes subordinated to the offered notes, the availability of the liquidity facility, the creditworthiness of the interest rate swap provider, the currency swap provider and the mortgage insurer and the foreign currency rating of Australia. In the context of an asset securitization, the foreign currency rating of a country reflects, in general, a rating agency’s view of the likelihood that cash flow on assets in such country’s currency will be permitted to be sent outside of the country.

Unreimbursed redraws will be paid before principal on your notes.	On each payment date, in certain circumstances, gross principal collections will be used to reimburse the approved seller for any redraws funded by the approved seller during the related collection period prior to principal payments being made on the notes. In addition, unreimbursed redraws will rank ahead of your notes with respect to payment of principal prior to enforcement of the charge under the security trust deed, and you may not receive full repayment of principal on your notes.

You may not be able to resell your notes.	The underwriters are not required to assist you in reselling your notes. A secondary market for your notes may not develop. If a secondary market does develop,

it might not continue or might not be sufficiently liquid to allow you to resell any of your notes readily or at the price you desire. The market value of your notes is likely to fluctuate, which could expose you to significant losses.

The proceeds from the enforcement of the security trust deed may be insufficient to pay amounts due to you.	If the security trustee enforces the security interest over the assets of the trust after an event of default occurs under the security trust deed, there is no assurance that the market value of the assets of the trust will be equal to or greater than the outstanding principal and interest due on the notes and the other secured obligations that rank ahead of or equally with the notes, or that the security trustee will be able to realize the full value of the assets of the trust. The issuer trustee, the security trustee, the note trustee, the note registrar, the calculation agent and the paying agents will generally be entitled to receive the proceeds of any sale of the assets of the trust, to the extent they are owed fees and expenses, before you. Consequently, the proceeds from the sale of the assets of the trust after an event of default under the security trust deed may be insufficient to pay you principal and interest in full. See “Description of the Offered Notes—Redemption of the Notes upon an Event of Default under the Security Trust Deed” in the prospectus.

The implementation of currency exchange controls may subject you to losses.	The issuer trustee will receive Australian dollar payments on the housing loans in Australia and, under the currency swap for the offered notes, is required to pay collections to the currency swap provider as required under the series notice. It is possible that in the future the Australian government may impose exchange controls that affect the availability of Australian dollar payments for making payments under the currency swap. The holders of the offered notes will bear the risk of the imposition of foreign exchange controls by the Australian government that impact upon the issuer trustee’s ability to exchange the collections for US dollars. The issuer trustee has no control over such risk, which will generally be affected by economic and political events in Australia. If the issuer trustee does not pay some or all of the amounts in Australian dollars which it is required by the transaction documents to pay to the currency swap provider under the currency swap, the currency swap provider is only required to pay the US dollar equivalent of the amounts it actually receives.

In such event, it is unlikely that the trust would have sufficient US dollars to make the payments due on the offered notes.

The termination of any of the swaps may subject you to losses.	Interest and principal on the offered notes is payable in US dollars and the trust’s primary source for funding its payments on the offered notes is its collections on the housing loans, which will be in Australian dollars. If the currency swap provider for the offered notes fails to perform under the currency swap or is discharged from such performance because of a default, the issuer trustee might have to exchange its Australian dollars for US dollars at an exchange rate that is less favorable than the original swap currency exchange rate and the issuer trustee might therefore not have sufficient US dollars to make timely payments on the offered notes, even though the delinquency and loss experience on the housing loans may be at an acceptable level.

Risks Specific to the Variable Rate Basis Swap. The basis risk between the floating rate obligations of the issuer trustee (including interest payable on the notes) and the variable housing rates set by the approved seller will be hedged by means of the variable rate basis swap. Pursuant to the variable rate basis swap, each quarter the interest rate swap provider will pay the issuer trustee the three month bank bill rate plus a fixed margin and receive from the issuer trustee the applicable daily weighted average variable housing rate. See “Hedging Arrangements—The Interest Rate Swaps”.

If the interest rate swap provider is downgraded below “A-1” by S&P or “P-1” (short-term) or “A2” (long-term) by Moody’s, it must deposit into an account held with a bank rated at least “A-1+” by S&P, “P-1” (short-term) and “A2” (long-term) by Moody’s, an amount equal to the next payment due to be paid by it, until such time as the downgrade ends or the threshold rate is less than the weighted average customer rate. If the interest rate swap provider fails to do this it will be an additional termination event under the terms of the ISDA Master Agreement. If the variable rate basis swap is terminated, the trust manager is required to calculate each quarter the minimum interest rate required to be set on the variable rate housing loans in order to cover amounts payable by the issuer trustee (including anticipated trust expenses and taxes) and amounts due to the issuer trustee, the trust manager, the servicer, the liquidity facility provider, the redraw facility provider and the noteholders. In this situation, the housing loan rates across the pool of mortgages owned by the issuer trustee may be set at above market interest rates on the variable rate housing loans to satisfy trust expenses which could result in the affected borrowers refinancing their loans with another bank, which in turn could cause noteholders to experience higher rates of principal repayment on their class of notes than initially anticipated. If the variable rate basis swap is terminated, the trust may be subject to reinvestment risk to the extent that any payments and prepayments invested in authorized investments do not earn a sufficient rate of interest to cover the interest owing on the notes.

Risks Specific to the Fixed Rate Basis Swap. A fixed rate basis swap will be used to hedge the interest rate risk between the floating rate obligations of the issuer trustee (including interest payable on the notes) and the discretionary fixed rate set by the approved seller on those housing loans which are subject to a fixed rate of interest. See “Hedging Arrangements—The Interest Rate Swaps”. The fixed rate basis swap will also hedge the interest rate risk occurring when a borrower switches from a variable rate of interest to a fixed rate of interest on that borrower’s housing loan. Under the fixed rate basis swap, the issuer trustee will pay the fixed rate swap provider the applicable daily weighted average fixed rate and receive the three month bank bill rate plus a fixed margin. See “Hedging Arrangements—The Interest Rate Swaps”.

If the interest rate swap provider is downgraded below “A-1” by S&P or “P-1” (short-term) or “A2” (long-term) by Moody’s, and fails to provide eligible collateral, arrange for a suitable alternative swap provider or enter into some other arrangement acceptable to the rating agencies, it will be an additional termination event under the terms of the ISDA Master Agreement. If the fixed rate basis swap remains in place, the rating agencies may consider downgrading one or more classes of notes. If the fixed rate basis swap is terminated, the investor is exposed to the risk of the possible narrowing of the spread between the customer rate applicable on the housing loans and the floating rate obligations of the trust (including the interest on the notes). If the fixed rate basis swap is terminated, the trust will be subject to the risk that the floating rate obligations of the trust may change in such a way that the discretionary fixed rate set by the approved seller on those housing loans which are subject to a fixed rate of interest will be insufficient to make payments on such floating rate obligations.

Termination payments relating to a currency swap may reduce payments to you.	If the issuer trustee is required to make a termination payment to the currency swap provider upon the termination of a currency swap, the issuer trustee will make the termination payment from the assets of the trust and in priority to payments on the notes. Thus, if the issuer trustee makes a termination payment, there may not be sufficient funds remaining to pay interest on your notes on the next payment date, and the principal on your notes may not be repaid in full.

The imposition of a withholding tax will reduce payments to you and may lead to an early redemption of your notes.	If a withholding tax is imposed on payments in relation to interest on your offered notes, including related payments to the currency swap provider, you will not be entitled to receive grossed-up amounts to compensate for the withholding tax. Thus, you will receive less interest than is scheduled to be paid on each payment date. In addition, the issuer trustee, at the direction of the trust manager, may on any payment date simultaneously redeem the notes in whole but not in part if a withholding tax is imposed. If the issuer trustee exercises this option, you may not be able to reinvest the amounts received upon redemption at an interest rate comparable to that payable on your offered notes.

There are limits on the amount of available liquidity to insure payments of interest to you.	If the interest collections during a collection period are insufficient to cover fees and expenses of the trust and the interest payments due on the notes on the next payment date, principal collections collected during the collection period may be used to cover these amounts. If principal collections are not sufficient to cover the shortfall, the issuer trustee will draw funds from the liquidity facility. If there is not enough money available under the liquidity facility, you may not receive a full payment of interest on that payment date, which will reduce the yield on your notes.

There is no way to predict the actual rate and timing of payments on the housing loans.	The rate of principal and interest payments on securitized pools of housing loans varies among those pools and is influenced by a variety of economic, demographic, social, tax, legal and other factors, including prevailing market interest rates for housing loans, the availability of alternate financing and the particular terms of the housing loans.

Australian housing loans have features and options that are different from housing loans in the United States and Europe, and thus will have different rates and timing of payments from housing loans in the United States and Europe. There is no guarantee as to the actual rate of prepayment on the housing loans, or that the actual rate of prepayment will conform to any model described in this prospectus supplement. The rate and timing of principal and interest payments on the housing loans will affect the rate and timing of payments of principal and interest on your notes. Unexpected prepayment rates could have the following negative effects:

•    if you bought your notes for more than their face amount, the yield on your notes will drop if principal payments occur at a faster rate than you expect; and

•    if you bought your notes for less than their face amount, the yield on your notes will drop if principal payments occur at a slower rate than you expect.

Losses and delinquent payments on the housing loans may affect the return on your notes.	If borrowers fail to make payments of interest and principal under the housing loans when due and the credit enhancement described in this prospectus supplement is not enough to protect your notes from the borrowers’ failure to pay, then the issuer trustee may not have enough funds to make full payments of interest and principal due on your notes. Consequently, the yield on your notes could be lower than you expect and you could suffer losses.

Enforcement of the housing loans may cause delays in payment and losses.	The servicer could encounter substantial delays in connection with the liquidation of a housing loan, which may lead to shortfalls in payments to you to the extent those shortfalls are not covered by mortgage insurance policies, excess available income or the subordination features of the notes that are subordinated to your notes.

If the proceeds of the sale of a mortgaged property, net of preservation and liquidation expenses, are less than the amount due under the related housing loan, the issuer trustee may not have enough funds to make full payments of interest and principal due to you, unless the difference is covered by mortgage insurance policies, excess available income or the subordination features of the notes that are subordinated to your notes.

Housing loans with high loan-to-value ratios may affect the return on your notes.	Housing loans with higher loan-to-value ratios may present greater risk of delinquency. By balance, 2.14% of the housing loans had a loan-to-value ratio greater than or equal to 80% as of the cut-off date and 51.85% of the housing loans originated under the approved seller’s low doc program had a loan-to-value ratio greater than or equal to 60% as of the cut-off date. Although as of the cut-off date each housing loan in the trust with a loan-to-value ratio in excess of 80% and each housing loan that is originated using limited documentation, as described in “Westpac Residential Loan Program” in the prospectus, with a loan-to-value ratio in excess of 60% at the time of origination are covered by a mortgage insurance policy which insures the full amount of the unpaid balance of such housing loan, proceeds from the liquidation of these housing loans may be insufficient to cover the unpaid balance if a borrower fails to make payments under the loan and the mortgage insurer has elected, if entitled, to:

•         cancel the relevant insurance policy;

•         reduce the amount of a claim made under the policy; or

•         refuse the amount of a claim made or is otherwise unable to honor its obligations under the policy.

As a result, you may experience losses in relation to your notes.

Prepayments during a collection period may result in you not receiving your full interest payments.	If a prepayment is received on a housing loan during a collection period, interest will cease to accrue on that prepaid portion of the housing loan, starting on the date of prepayment. The amount prepaid will be invested in investments, or will be the subject of interest payable by the servicer commencing two business days after receipt by the servicer. If the rate of interest earned from investments or paid by the servicer is lower than that paid on the housing loan, the issuer trustee may not have sufficient funds to pay you the full amount of interest due to you on the next payment date.

The resignation or termination of the servicer may affect the return on your notes.	If the servicer resigns or is removed for any reason, the issuer trustee must appoint a suitably qualified person as servicer whose appointment would not materially prejudice the interests of noteholders to assume responsibility for servicing the housing loans in compliance with the master trust deed and the servicing agreement. There is no guarantee that:

•         the issuer trustee will be able to find an eligible servicer who is willing to service the housing loans on the terms of the master trust deed and the servicing agreement, in which case the issuer trustee must act as the eligible servicer;

•         an eligible servicer will be able to service the housing loans with the same level of skill and competence as the initial servicer; or

•         an eligible servicer will not require higher fees for its services.

If the approved seller or the trustee of another WST trust repurchases the housing loans or the trust manager directs the issuer trustee to redeem the notes, you could suffer losses and the yield on your notes could be lower than expected.

The approved seller or the trustee of another WST trust may repurchase the equitable title to the housing loans held by the trust if:

•         the aggregate housing loan principal expressed as a percentage of the aggregate housing loan principal as of the cut-off date, is less than 10%; and

•         in the case of purchase by the trustee of another WST trust, the trust manager instructs that trustee to do so.

The issuer trustee will apply the proceeds of the sale of the assets of the trust to repay moneys owing to you at that time according to the priorities for applying payments of interest and principal between the classes of notes. If a housing loan is non-performing, the purchase price for that housing loan will be based on the fair market value. The fair market value of a housing loan may be less than the unpaid balance of the housing loan. If a significant number of housing loans are non-performing, the total proceeds from this optional repurchase may be less than amounts owing to you. As a result you may suffer losses and the yield on your notes could be lower than expected. See “Description of the Offered Notes—Optional Redemption of the Notes”.

If the trust manager directs the issuer trustee to redeem the notes early as described in “Description of the Offered Notes—Optional Redemption of the Notes”, the early redemption of your notes will shorten their average lives and potentially lower the yield on your notes.

Payment holidays may result in you not receiving your full interest payments.	If a borrower prepays principal on his or her loan, the borrower may not be required to make any payments, including interest payments, until the outstanding principal balance of the housing loan plus unpaid interest equals or exceeds the scheduled principal balance. If a significant number of borrowers take advantage of this feature at the same time and the liquidity facility and principal draws do not provide enough funds to cover the scheduled repayments which were not made on the housing loans, the issuer trustee may not have sufficient funds to pay you the full amount of interest on the notes on the next payment date.

The approved seller’s ability to set the interest rate on variable rate housing loans may lead to increased delinquencies or prepayments.	The interest rates on the variable rate housing loans are not tied to an objective interest rate index, but are set at the sole discretion of the approved seller. If the approved seller increases the interest rates on these loans, borrowers may be unable to make their required payments and accordingly, may become delinquent or may default on their housing loans. In addition, if the interest rates are raised above market interest rates, borrowers may refinance their loans with another lender to obtain a lower interest rate. This could cause higher rates of principal prepayment than you expected which could affect the yield on your notes.

The features of the housing loans may change, which could affect the timing and amount of payments to you.	Subject to the terms of the housing loans, the features of the housing loans, including their interest rates, may be changed by the approved seller, either at its discretion or at a borrower’s request. Some of these changes may include the addition of newly developed features which are not described in this prospectus supplement or the prospectus. As a result of these changes the concentration of housing loans with specific characteristics is likely to change over time, which may affect the timing and amount of payments you receive.

See “Westpac Residential Loan Program—Westpac’s Product Types” in the prospectus.

If the approved seller changes the features of the housing loans or fails to offer desirable features offered by its competitors, borrowers may elect to refinance their loan with another lender to obtain more favorable features. In addition, the housing loans included in the trust are not permitted to have some features. If a borrower opts to add one of these features to his or her housing loan, the housing loan will be removed from the trust. The refinancing or removal of housing loans could cause you to experience higher rates of principal prepayment than you expected, which could affect the yield on your notes.

The use of principal collections to cover liquidity shortfalls may lead to principal losses.	If principal collections are drawn upon to cover shortfalls in interest collections and there are insufficient excess interest collections in succeeding collection periods to repay those principal draws, you may not receive full repayment of principal on your notes.

Consumer protection laws may affect the timing or amount of interest or principal payments to you.	Some of the borrowers may attempt to make a claim to a court requesting changes in the terms and conditions of their housing loans or compensation or penalties from the approved seller for breaches of any legislation relating to consumer credit and the Australian Code of Banking Practice. Any changes which allow the borrower to pay less principal or interest under his or her housing loan may delay or decrease the amount of payments to you.

In addition, if the issuer trustee obtains legal title to the housing loans, the issuer trustee will be subject to the penalties and compensation provisions of the applicable consumer protection laws instead of the approved seller. To the extent that the issuer trustee is unable to recover any such liabilities under the consumer protection laws from the approved seller, the assets of the trust will be used to indemnify the issuer trustee prior to payments to you. This may delay or decrease the amount of collections available to make payments to you.

The concentration of housing loans in specific geographic areas may increase the possibility of loss on your notes.	If the trust contains a high concentration of housing loans secured by properties located in a single state, territory or region within Australia, any deterioration in the real estate values or the economy of any of those states or regions could result in higher rates of delinquencies, foreclosures and loss than expected on the housing loans. In addition, these states or regions may experience natural disasters, which may not be fully insured against and which may result in property damage and losses on the housing loans. These events may in turn have a disproportionate impact on funds available to the trust, which could cause you to suffer losses. As of the cut-off date, based on the postal code of the mortgaged property, the geographic distribution of the housing loans in the pool in concentrations greater than five percent, by outstanding principal balance, were in metropolitan areas of Victoria (27.03%), New South Wales (26.35%), Queensland (13.08%) and Western Australia (11.77%). For a more detailed discussion of the geographic distributions of the housing loans in the pool, see “Details of the Housing Loan Pool—Geographic Distribution by Region 2007-1G WST Trust”.

The mortgage insurance policies may be cancelled or terminated in certain circumstances.	The liability of the mortgage insurer under the pool mortgage insurance policies is subject to certain exclusions. The mortgage insurer has the right to cancel the coverage of, or terminate its mortgage insurance policies in respect of a housing loan in certain circumstances. The primary mortgage insurance policies will be cancelled on or before the closing date upon which date the pool mortgage insurance policy will be issued. The exclusions and rights in the mortgage insurance policies may affect the ability of the issuer trustee to make timely and full payments of principal and interest on the notes. See “The Mortgage Insurance Policies”.

The availability of payment under the mortgage insurance policies will be dependent on the financial condition of the mortgage insurer.	The availability of the mortgage insurance policies as credit support will ultimately be dependent on the financial strength of the mortgage insurer. If the mortgage insurer encounters financial difficulties which impede or prohibit the performance of its obligations under the mortgage insurance policies, the issuer trustee may not have sufficient funds to pay the full amount of principal and interest due on the notes.

Investment in the notes may not be suitable for all investors.	The notes are not a suitable investment for any investor that requires a regular or predictable schedule of payments on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

Mortgage-backed securities, like the notes, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the housing loans and produce less returns of principal when market interest rates rise above the interest rates on the housing loans. If borrowers refinance their housing loans as a result of lower interest rates, noteholders will receive an unanticipated payment of principal. As a result, noteholders are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the notes and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the notes. Holders will bear the risk that the timing and amount of distributions on the notes will prevent you from attaining the desired yield.

The continuing uncertainty over the interpretation of the goods and services tax in Australia may decrease the funds available to the trust to pay you.	Since July 1, 2000, a goods and services tax (“GST”) is payable by all entities which make taxable supplies in Australia subject to certain transitional rules. Some service providers to the issuer trustee will be subject to GST in respect of the services provided to the trust and may pass on that additional cost to the issuer trustee. The Australian Taxation Office (ATO) has issued a public ruling to the effect that the issuer trustee would not be entitled to claim a reduced input tax credit for most of the GST borne by it in respect of services provided to it by the servicer. However, the ATO is currently reviewing its position in this regard. The issuer trustee may also be subject to GST on services provided by it. To the extent that it has a net GST liability, the issuer trustee will have less trust funds available to meet its obligations, and you may suffer losses. See “Australian Tax Matters” in the prospectus.

Changes in law and accounting practice may impact the structure of the transaction and the treatment of the notes.	The structure of the transaction and, inter alia, the issue of the notes and ratings assigned to the notes are based on Australian law, tax, accounting and administrative practice in effect at the date hereof, and having due regard to the expected tax and accounting treatment of all relevant entities under such law and practice. No assurance can be given that Australian law, tax, accounting or administrative practice will not change after the closing date or that such change will not adversely impact the structure of the transaction and the treatment of the notes.

Australian tax reform proposals could affect the tax treatment of the trust.	If Australian tax legislation is amended to tax this trust as a company then it may reduce the available cash of the trust and it is possible that the issuer trustee might be left with insufficient cash to pay interest on the notes. See “Australian Tax Matters” in the prospectus.

Because the trust manager and the issuer trustee are Australian entities, there remains uncertainty as to the enforceability of judgments obtained by holders of the offered notes in US courts by Australian courts.	Each of the trust manager and the issuer trustee is an Australian company and has agreed to submit to the jurisdiction of New York state and federal courts of the United States of America for purposes of any suit, action or proceeding arising out of the offering of the offered notes. Generally, a final and conclusive judgment obtained by holders of the offered notes in US courts would be recognized and enforceable against the trust manager or the issuer trustee, as the case may be, in the relevant Australian court without reexamination of the merits of the case. However, because of the foreign location of the trust manager and the issuer trustee and their directors, officers and employees (and their respective assets), it may be difficult for holders of the offered notes to effect service of process over these persons or to enforce against them judgments obtained in United States courts based upon the civil liability provisions of the US federal securities laws. See “Enforcement of Foreign Judgments in Australia” in the prospectus.

The availability of various support facilities with respect to payment on the notes will be dependent on the financial condition of Westpac.	Westpac is acting in the capacities of approved seller, servicer, redraw facility provider, liquidity facility provider, variable rate and fixed rate basis swap provider and currency swap provider. Accordingly, the availability of these various support facilities with respect to the notes will ultimately be dependent on the financial strength of Westpac. If Westpac encounters financial difficulties which impede or prohibit the performance of its obligations under the various support facilities, the issuer trustee may not have sufficient funds to timely pay the full amount of principal and interest due on the notes.

A decline in Australian economic conditions may lead to losses on your notes.	The Australian economy has experienced a prolonged period of expansion with relatively low interest rates and steadily increasing property values. If the Australian economy was to experience a downturn, an increase in unemployment, an increase in interest rates, a fall in property values or any combination of these factors, delinquencies or losses on the housing loans may increase, which may cause losses on your notes. To the extent such losses are covered by a mortgage insurance policy described in this prospectus supplement, proceeds of such policy will be treated as a prepayment of principal and will be distributed to the holders of the notes earlier than otherwise would be the case.

Certain limited documentation housing loans entail risks not present for full documentation housing loans.	The verification requirements for limited documentation housing loans, as described in “Westpac Residential Loan Program” in the prospectus, known as “Low Doc Loans”, are less exhaustive than the verification requirements for other loans originated through Westpac’s standard approval and underwriting process. With respect to non-Low Doc Loans originated under Westpac’s standard approval and underwriting process, verification of the borrower’s income is obtained through financial statements, pay slips or employer confirmation letters and a detailed current assets and liabilities statement. However, the only income verification made in relation to a Low Doc Loan is by way of a signed borrower income declaration form to confirm the income disclosed by the borrower in his or her loan application. The reduced verification procedure for a Low Doc Loan makes it more difficult to assess the credit quality of a borrower and, in particular, the ability of that borrower to make timely payments of principal and interest under a Low Doc Loan.

CAPITALIZED TERMS

The capitalized terms used in this prospectus supplement, unless defined elsewhere in this prospectus supplement, have the meanings set forth in the Glossary starting on page S-115 or, if not defined in this prospectus supplement, in the Glossary in the accompanying prospectus.

US DOLLAR PRESENTATION

In this prospectus supplement, references to “US dollars” and “US$” are references to US currency and references to “Australian dollars” and “A$” are references to Australian currency.

Unless otherwise stated in this prospectus supplement, any translations of Australian dollars into US dollars have been made at a rate of US$0.8200 = A$1.00, the noon buying rate in New York City for cable transfers in Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York on May 21, 2007. Use of such rate is not a representation that Australian dollar amounts actually represent such US dollar amounts or could be converted into US dollars at that rate.

THE TRUST

The trust manager and the issuer trustee will establish the trust by executing a notice of creation of trust. See “Description of the Trusts” in the prospectus. The trust will be governed by the laws of New South Wales, Australia. Under the master trust deed and the series notice, the trust’s powers to borrow to acquire assets are limited to borrowings for the purpose of and in connection with, the making of, investment in, acquisition of, or funding of assets underlying, the housing loans, or other receivables and receivable securities, investment in other authorized investments in relation to the foregoing or the continued funding of any investment in receivables, receivable securities or other authorized investments. The governing documents of the trust may be modified as set forth under “Description of the Transaction Documents—Modifications and Amendments” in the prospectus. The servicer has discretion with respect to the administration of the housing loans relating to the trust. See “Description of the Transaction Documents—The Servicing Agreement” in the prospectus. The trust manager will have full and complete power of management of the trust, including the administration and servicing of the assets, which are not serviced by the servicer, borrowings and other liabilities of the trust and the operation of the trust. See “Description of the Transaction Documents—The Trust Manager” in the prospectus. The fiscal year end of the trust will be September 30.

On the closing date, the issuer trustee on behalf of the trust may acquire housing loans offered to it by the approved seller. See “The Assets of the Trusts—Transfer and Assignment of the Housing Loans” in the prospectus. The trust will not have any additional equity. The issuer trustee’s equitable title to the housing loans and related mortgages will not be perfected unless a Title Perfection Event has occurred and the issuer trustee has directed the servicer to take action to effect such perfection. See “Description of the Transaction Documents—The Servicing Agreement—Undertakings by the Servicer” in the prospectus.

The issuer trustee will grant a first ranking floating charge over all of the trust assets in favor of the security trustee. See “Description of the Transaction Documents—The Security Trust Deed” in the prospectus.

DESCRIPTION OF CERTAIN PARTIES

THE ISSUER TRUSTEE

J.P. Morgan Trust Australia Limited is a 100% owned subsidiary of BNY Trust (Australia) Pty Limited, a joint venture between The Bank of New York and Trust Company Limited, and is the issuer trustee for the offered notes. J.P. Morgan Trust Australia Limited has served as issuer trustee on numerous asset-backed transactions, including the structure of the transaction referred to herein. While the structure of each transaction may differ, J.P. Morgan Trust Australia Limited is experienced in administering transactions of this kind.

THE SECURITY TRUSTEE

BNY Trust (Australia) Registry Limited is a 100% owned subsidiary of BNY Trust (Australia) Pty Limited, a joint venture between The Bank of New York and Trust Company Limited, and is the security trustee for the offered notes. BNY Trust (Australia) Registry Limited has served as security trustee on numerous asset-backed transactions, including the structure of the transaction referred to herein. While the structure of each transaction may differ, BNY Trust (Australia) Registry Limited is experienced in administering transactions of this kind.

DUTIES AND LIABILITIES OF THE SECURITY TRUSTEE

The security trust deed contains a range of provisions regulating the scope of the security trustee’s duties and liabilities. See “Description of the Transaction Documents—The Security Trustee—Duties and Liabilities of the Security Trustee” in the prospectus.

THE NOTE TRUSTEE

The Bank of New York, a New York banking corporation, is the note trustee for the offered notes. The Bank of New York has served as note trustee on numerous asset-backed transactions, including the structure of the transaction referred to herein. While the structure of each transaction may differ, The Bank of New York is experienced in administering transactions of this kind. The corporate trust offices of the note trustee responsible for the administration of the trust are located at 101 Barclay Street, 21st Floor West, New York, NY 10286, USA.

The Bank of New York has provided the above information for purposes of complying with Regulation AB. Other than the above paragraph, The Bank of New York has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement.

For additional information with respect to the role and responsibilities of a note trustee, see “Description of the Transaction Documents—The Note Trustee” in the prospectus.

THE SPONSOR AND SERVICER

Westpac is the sponsor of the notes and will service all the housing loans that will be sold to the trust. Westpac is one of the four major banking organizations in Australia and, through its New Zealand operations, is one of the largest banking organizations in New Zealand. Westpac and its subsidiaries provide a broad range of banking and financial services in these markets, including retail, commercial and institutional banking and wealth management services.

Westpac was founded in 1817 and was the first bank to be established in Australia. In 1850, it was incorporated as the Bank of New South Wales by an Act of the New South Wales Parliament. In 1982, it changed its name to Westpac Banking Corporation. On August 23, 2002, Westpac was registered as a public company limited by shares under the Australian Corporations Act 2001. Westpac’s principal office is located at 275 Kent Street, Sydney, New South Wales, 2000, Australia and its telephone number is (+61) 2 9293 9270.

Westpac has branches, affiliates and controlled entities throughout Australia, New Zealand and the Pacific region and maintains offices in some of the key financial centers around the world. As at September 30, 2006, Westpac had total assets of A$300 billion and its market capitalization was A$42 billion. Westpac’s operations comprise four key areas of business, which are:

•	Business and Consumer Banking: providing retail banking and other financial services to individuals and small to medium-size businesses within Australia;

•

BT Financial Group Australia: providing financial products that enable customers to build, manage and protect their personal wealth, including retail investments, personal and business superannuation (pensions), life and general insurance, discount securities broking, margin lending, client portfolio administration, portfolio management and financial planning advice;

•	New Zealand Banking: providing banking and wealth management products and services to New Zealand consumer and business customers; and

•

Westpac Institutional Bank: providing banking, financial and advisory services to corporate, institutional and government customers either based in, or with interests in, Australia and New Zealand, through dedicated industry teams and sector specialists.

Westpac has been involved in the four securitization trusts established under the Westpac Securitisation Trust Programme since 1998. Each of these trusts has involved the investment in pools of housing loans and related assets originated from time to time by Westpac, and the pools of those trusts have been similar to the pool of this trust.

Westpac has been servicing housing loans and other assets for over 100 years. Westpac was the servicer of a housing loan portfolio of approximately A$133.17 billion in outstanding invested amount for the financial year ending September, 2006.

The following table sets forth the outstanding principal balance, calculated as of September 30 financial year end, of home loans serviced by Westpac for the past five years. Westpac was the servicer of a residential mortgage loan portfolio of approximately A$72.99 billion in outstanding principal amount for the financial year ending September 30, 2002. Westpac was the servicer of a residential mortgage loan portfolio of approximately A$133.17 billion in outstanding principal for the financial year ending September 30, 2006. Such data for the financial year ended September 30, 2006 has been calculated applying the

Australian equivalents to International Financial Reporting Standards and for the financial years ended September 30, 2002 through September 30, 2005 has been calculated applying Australian Generally Accepted Accounting Principles, rather than United States Generally Accepted Accounting Principles.

	September 30, 2002	September 30, 2003	September 30, 2004	September 30, 2005	September 30, 2006
Total Outstanding Balances (A$)	$72.99bn	$83.93bn	$107.53bn	$116.02bn	$133.17bn

INCORPORATION BY REFERENCE

This prospectus supplement incorporates by reference all of the following documents that Westpac has previously filed with the SEC:

•

The audited consolidated financial statements and related financial statement schedule of Westpac for the fiscal year ended September 30, 2006 contained in the Annual Report on Form 20-F of Westpac, which was filed with the SEC on November 8, 2006;

•

The unaudited consolidated interim financial statements of Westpac for the six months ended March 31, 2007 and 2006 contained in Exhibit 99.2 (excluding the page immediately following the Directors’ Report and the last page of such Exhibit) of the report on Form 6-K of Westpac, which was filed with the SEC on May 4, 2007; and

•	The interim profit announcement of Westpac for the six months ended March 31, 2007 contained in Exhibit 1 of the report on Form 6-K of Westpac, which was filed with the SEC on May 10, 2007.

All documents filed with the SEC by Westpac pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus supplement and prior to the termination of the offering of the notes hereby, including reports on Form 6-K only if and to the extent specified in such form as being incorporated by reference into this prospectus supplement, shall be deemed to be incorporated by reference into this prospectus supplement.

SERVICING BY EDS (BUSINESS PROCESS ADMINISTRATION) PTY LIMITED

Pursuant to the sub-servicing agreement between Westpac and EDS (Business Process Administration) Pty Limited (“EDS (BPA)”) to be dated on or about the closing date, Westpac has delegated certain of its servicing functions with respect to 100% of the housing loans in the pool, including certain of its servicing obligations under the servicing agreement, to EDS (BPA), a subsidiary of Electronic Data Systems Corporation. Under the terms of the servicing agreement, Westpac at all times remains liable for servicing the housing loans and the acts and omissions of any delegate, including EDS (BPA). See “Description of the Transaction Documents—The Servicing Agreement” in the prospectus.

EDS (BPA) is a limited liability company, registered under the Corporations Act 2001 of Australia on February 22, 2001.

EDS (BPA) has been servicing housing loans since September 2001, when Westpac first delegated certain of its servicing functions under its servicing agreements to EDS (BPA). Since organization, EDS (BPA) has exclusively performed those servicing functions in relation to Westpac’s entire housing loan portfolio, and its experience in servicing housing loans in general has been limited to the performance of those functions for Westpac. For a discussion of the procedures for the servicing function, see “Servicing – Servicing of Housing Loans”. For information regarding the size, composition and growth of EDS (BPA)’s portfolio of housing loans, see “Description of Certain Parties – The Sponsor and the Servicer”.

There have been no appreciable changes to EDS (BPA)’s servicing procedures outside of the normal changes warranted by regulatory and product type changes in the portfolio for Westpac assets in the past three years.

The following table sets forth the outstanding principal balance, calculated as of September 30 financial year end, of home loans serviced by EDS (BPA) for the past five years. EDS (BPA) was the servicer of a residential mortgage loan portfolio of approximately A$60.45 billion in outstanding principal amount for the financial year ending September 30, 2002. EDS (BPA) was the servicer of a residential mortgage loan portfolio of approximately A$111.15 billion in outstanding principal for the financial year ending September 30, 2006. Such data for the financial year ended September 30, 2006 has been calculated applying the Australian equivalent to International Financial Reporting Standards and for the financial years ended September 30, 2002 through September 30, 2005 has been calculated applying Australian Generally Accepted Accounting Principles, rather than United States Generally Accepted Accounting Principles.

	September 30, 2002	September 30, 2003	September 30, 2004	September 30, 2005	September 30, 2006
Total Outstanding Balances (A$)	$60.45bn	$69.67bn	$89.45bn	$95.98bn	$111.15bn

EDS (BPA) assumes custodianship for the housing loans in the pool pursuant to the subservicing agreement. In this capacity, EDS (BPA) maintains housing loan files that contain originals of the loan agreements and mortgages in vaults under the control of EDS (BPA) in Adelaide, Australia. EDS (BPA) controls access to these vaults. A filing system segregates the files relating to the housing loans from other assets custodied by EDS (BPA) by means of a document tracking system.

THE TRUST MANAGER

The trust manager is a wholly-owned indirect subsidiary of Westpac. The trust manager is a limited liability proprietary company incorporated under the Australian Corporations Act 2001, on February 19, 1998 to provide specialized trust management services for securitization programs for Westpac and its affiliates. Its principal business activity is the management of securitization trusts established under the Westpac Securitisation Trust Programme. Its registered office is Level 20, 275 Kent Street, Sydney, New South Wales 2000, Australia.

The trust manager has served as trust manager for similar securitization trusts established under the Westpac Securitisation Trust Programme since 1998. See “Description of the Trusts—

Westpac Securitisation Trust Programme” in the prospectus. The assets of each of those trusts have been similar to the assets of this trust.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Westpac Securitisation Management Pty Limited is a subsidiary of Westpac Banking Corporation.

J.P. Morgan Trust Australia Limited (the issuer trustee) and BNY Trust (Australia) Registry Limited (the security trustee) are both 100% owned by BNY Trust (Australia) Pty Limited. BNY Trust (Australia) Pty Limited is owned 50% each by Trust Company Fiduciary Services Limited (formerly known as Permanent Trustee Company Limited), and BNY Holdings (Australia) Pty Ltd. Trust Company Fiduciary Services Limited is 100% owned by Trust Company Limited and BNY Holdings (Australia) Pty Ltd is 100% owned by Bank of New York International Financing Corporation which is 100% owned by The Bank of New York (the note trustee, paying agent, note registrar and calculation agent).

DESCRIPTION OF THE ASSETS OF THE TRUST

General

The assets of the trust will include the following:

•	the pool of housing loans, including all:

•	principal payments paid or payable on the housing loans at any time from and after the cut-off date; and

•	interest and fee payments paid or payable on the housing loans after the closing date;

•	rights under the mortgage insurance policies issued by the mortgage insurer and the individual property insurance policies covering the mortgaged properties relating to the housing loans;

•

amounts on deposit in the accounts established in connection with the creation of the trust and the issuance of the notes, including the collection account, and any instruments in which these amounts are invested; and

•	the issuer trustee’s rights under the transaction documents.

Transfer and Assignment of Housing Loans

During the period between the cut-off date and the closing date, the approved seller will continue to own the housing loans. Further, the purchase price for the housing loans excludes accrued interest for this period. However, the servicer will collect payments during this period on behalf of the trust and will not remit these collections to the approved seller. On the first payment date, the issuer trustee will pay to the approved seller the Accrued Interest Adjustment as a priority payment from Total Available Funds to reimburse it for accrued interest and fees during this period.

On the closing date, the approved seller will equitably assign the housing loans, the mortgages securing those housing loans and the mortgage documents relating to those housing loans to the issuer trustee pursuant to the sale notice. Under the pool mortgage insurance policy, the issuer trustee will obtain the benefit of the pool mortgage insurance policies on assignment of the housing loans by the approved seller to the issuer trustee pursuant to the sale notice. After this assignment, the issuer trustee will be entitled to receive collections on the housing loans. If a Title Perfection Event occurs, the issuer trustee must use the irrevocable power of attorney granted to it by the approved seller to take the actions necessary to obtain legal title to the housing loans. The trust manager, the servicer and the approved seller will assist the issuer trustee in taking any necessary actions to obtain legal title to the housing loans.

The issuer trustee will grant a first ranking floating charge over the housing loans and other assets of the trust, under the security trust deed in favor of the security trustee for the ultimate benefit of the noteholders. The servicer will service the housing loans pursuant to the servicing agreement and will receive compensation for these services.

Representations, Warranties and Eligibility Criteria

The approved seller will make various representations and warranties to the issuer trustee as of the cut-off date with respect to each housing loan being equitably assigned by it to the issuer trustee. For a description of these representations and warranties, see “The Assets of the Trust—Representations, Warranties and Eligibility Criteria” in the prospectus.

DETAILS OF THE HOUSING LOAN POOL

General

The pool will consist of 44,463 housing loans that have an aggregate principal balance outstanding, as of the cut-off date, of approximately A$7,009,022,620.65 which were originated by Westpac in accordance with the underwriting standards described in “Westpac Residential Loan Program—Approval and Underwriting Process” in the prospectus. The mortgage insurance policies will cover, up to specified limits, some of the risks of loss on some of the housing loans. Blanket insurance policies cover Westpac’s loss from a mortgage default caused by physical loss, destruction or damage to a mortgaged property that is not otherwise covered by adequate property insurance.

A mortgage over the related mortgaged property will secure the housing loans. If the mortgage is a first ranking mortgage, it will have priority over all other mortgages granted by the relevant borrower and over all unsecured creditors of the borrower, except for certain statutory rights such as some rates and taxes, which are granted statutory priority. If the mortgage is not a first ranking priority mortgage, the approved seller will equitably assign to the issuer trustee all prior ranking registered mortgages in relation to that housing loan.

The mortgaged properties that secure the housing loans are located in the states and territories of Australia listed below and the housing loans are governed by the laws of the Commonwealth of Australia and the applicable state or territory of Australia listed below:

•	New South Wales;
•	Victoria;
•	Queensland;
•	South Australia;
•	Western Australia;
•	Tasmania;
•	the Northern Territory; and
•	the Australian Capital Territory.

The information in the following tables sets out various details relating to the housing loans to be sold to the trust on the closing date. The information is provided as of the close of business on the cut-off date. All amounts have been rounded to the nearest Australian dollar. The sum in any column may not equal the total indicated due to rounding.

Note that these details may not reflect the housing loan pool as of the closing date because the approved seller may substitute loans proposed for sale with other eligible housing loans or add additional eligible housing loans. The approved seller may do this if, for example, the loans originally selected are repaid early.

The approved seller will not add, remove or substitute any housing loans prior to the closing date if this would result in a change of more than five percent in any of the characteristics of the pool of housing loans described in this prospectus supplement, unless a revised prospectus supplement is delivered to prospective investors.

The sum in any column in the following tables may not equal the indicated total due to rounding.

GEOGRAPHIC DISTRIBUTION BY REGION 2007-1G WST TRUST

Region	Number of Loans	Total Security Value A$	Current Balance Outstanding A$	Average Balance A$	Weighted Average Loan-to- Value Ratio	% By Number	% By Balance
ACT-Metro	525	$ 186,096,546	$ 91,023,083	$173,377	60.34%	1.18%	1.30%
NSW-Metro	9,195	$ 4,335,640,460	$ 1,846,615,224	$200,828	56.73%	20.68%	26.35%
NSW-Other	2,748	$ 726,062,213	$ 351,063,110	$127,752	58.49%	6.18%	5.01%
NT-Metro	305	$ 84,920,923	$ 41,275,130	$135,328	60.22%	0.69%	0.59%
NT-Other	138	$ 31,832,449	$ 15,692,242	$113,712	58.10%	0.31%	0.22%
QLD-Metro	5,812	$ 1,979,483,819	$ 916,821,844	$157,746	57.83%	13.07%	13.08%
QLD-Other	1,746	$ 421,453,370	$ 208,733,977	$119,550	58.92%	3.93%	2.98%
SA-Metro	1,866	$ 524,900,066	$ 248,631,059	$133,243	59.47%	4.20%	3.55%
SA-Other	423	$ 84,983,726	$ 42,461,137	$100,381	59.22%	0.95%	0.61%
TAS-Metro	456	$ 113,302,895	$ 55,068,714	$120,765	56.98%	1.03%	0.79%
TAS-Other	483	$ 97,183,830	$ 48,484,352	$100,382	57.56%	1.09%	0.69%
VIC-Metro	11,997	$ 3,937,708,614	$ 1,894,481,563	$157,913	59.43%	26.98%	27.03%
VIC-Other	2,259	$ 543,104,242	$ 273,634,994	$121,131	59.70%	5.08%	3.90%
WA-Metro	5,325	$ 1,878,961,489	$ 824,816,712	$154,895	56.00%	11.98%	11.77%
WA-Other	1,185	$ 321,337,448	$ 150,219,481	$126,767	57.08%	2.67%	2.14%
ACT-Other	-	-	-	-	-	-	-

Total	44,463	$ 15,266,972,090	$ 7,009,022,621	$157,637	57.99%	100.00%	100.00%

* Geographic distributions are split by State or Territory and by metropolitan (Metro) or country (Other). The distributions are based on the postal code of the mortgaged property. “Metro” areas comprise the city and surrounding suburbs of the capital city of each State or Territory and “Other” comprises all other areas within the State or Territory.

PAYMENT TYPE DISTRIBUTION 2007-1G WST TRUST

Repayment Category	Number of Loans	Current Balance Outstanding A$	Average Balance A$	Weighted Average Loan-to- Value Ratio	% By Number	% By Balance
Interest Only	1,019	$ 220,093,614	$ 215,990	59.74%	2.29%	3.14%
Principal and Interest	43,444	$ 6,788,929,007	$ 156,269	57.93%	97.71%	96.86%

Total	44,463	$ 7,009,022,621	$ 157,637	57.99%	100.00%	100.00%

FIXED RATE REPRICING DISTRIBUTION 2007-1G WST TRUST

Band	Number of Loans	Current Balance Outstanding A$	Average Balance A$	Weighted Average Loan-to-Value Ratio	% By Number	% By Balance
October 2008	15	$ 4,274,705	$ 284,980	67.13%	1.32%	1.70%
November 2008	79	$ 18,390,918	$ 232,796	69.14%	6.97%	7.32%
December 2008	190	$ 48,334,772	$ 254,394	67.52%	16.75%	19.23%
January 2009	187	$ 43,579,659	$ 233,046	69.22%	16.49%	17.34%
February 2009	118	$ 27,650,333	$ 234,325	69.43%	10.41%	11.00%
March 2009	62	$ 14,851,947	$ 239,548	67.21%	5.47%	5.91%
April 2009	8	$ 2,072,404	$ 259,050	61.60%	0.71%	0.82%
May 2009	20	$ 3,705,429	$ 185,271	54.48%	1.76%	1.47%
June 2009	45	$ 8,169,994	$ 181,555	52.41%	3.97%	3.25%
July 2009	66	$ 12,446,652	$ 188,586	53.05%	5.82%	4.95%
August 2009	69	$ 14,144,537	$ 204,993	54.72%	6.08%	5.63%
September 2009	69	$ 13,651,574	$ 197,849	56.62%	6.08%	5.43%
October 2009	64	$ 11,460,401	$ 179,069	52.97%	5.64%	4.56%
November 2009	52	$ 9,648,043	$ 185,540	53.82%	4.59%	3.84%
December 2009	31	$ 6,946,218	$ 224,072	56.96%	2.73%	2.76%
January 2010	1	$ 248,253	$ 248,253	51.72%	0.09%	0.10%
April 2010	1	$ 160,444	$ 160,444	57.30%	0.09%	0.06%
October 2010	1	$ 214,512	$ 214,512	78.00%	0.09%	0.09%
December 2010	7	$ 2,029,965	$ 289,995	76.33%	0.62%	0.81%
January 2011	5	$ 938,918	$ 187,784	54.51%	0.44%	0.37%
February 2011	7	$ 1,307,449	$ 186,778	62.63%	0.62%	0.52%
March 2011	5	$ 1,114,311	$ 222,862	73.68%	0.44%	0.44%
April 2011	1	$ 99,997	$ 99,997	50.40%	0.09%	0.04%
May 2011	1	$ 78,780	$ 78,780	50.83%	0.09%	0.03%
June 2011	4	$ 797,419	$ 199,355	53.83%	0.35%	0.32%
July 2011	3	$ 524,737	$ 174,912	54.56%	0.26%	0.21%
August 2011	1	$ 154,085	$ 154,085	54.06%	0.09%	0.06%
September 2011	8	$ 1,429,328	$ 178,666	52.21%	0.71%	0.57%
October 2011	5	$ 1,040,482	$ 208,096	53.64%	0.44%	0.41%
November 2011	4	$ 1,213,427	$ 303,357	60.23%	0.35%	0.48%
December 2011	1	$ 135,000	$ 135,000	54.00%	0.09%	0.05%
February 2012	1	$ 139,660	$ 139,660	49.88%	0.09%	0.06%
April 2014	1	$ 197,749	$ 197,749	37.67%	0.09%	0.08%
January 2016	1	$ 55,824	$ 55,824	20.68%	0.09%	0.02%
March 2017	1	$ 135,953	$ 135,953	56.65%	0.09%	0.05%

Total	1,134	$ 251,343,878	$ 221,644	63.56%	100.00%	100.00%

BALANCE OUTSTANDING DISTRIBUTION 2007-1G WST TRUST

Band	Number of Loans	Current Balance Outstanding A$	Average Balance A$	Weighted Average Loan-to- Value Ratio	% By Number	% By Balance
10000 <= 20000	792	$ 12,292,425	$ 15,521	37.24%	1.78%	0.18%
20000.01 <= 30000	1,096	$ 27,738,802	$ 25,309	40.41%	2.46%	0.40%
30000.01 <= 40000	1,274	$ 45,224,822	$ 35,498	42.74%	2.87%	0.65%
40000.01 <= 50000	1,519	$ 69,266,293	$ 45,600	44.29%	3.42%	0.99%
50000.01 <= 100000	9,408	$ 722,829,162	$ 76,831	48.01%	21.16%	10.31%
100000.01 <= 150000	10,112	$ 1,273,299,265	$ 125,920	53.40%	22.74%	18.17%
150000.01 <= 200000	8,462	$ 1,474,170,083	$ 174,211	58.51%	19.03%	21.03%
200000.01 <= 250000	5,275	$ 1,181,793,992	$ 224,037	61.57%	11.86%	16.86%
250000.01 <= 300000	3,032	$ 827,367,654	$ 272,879	63.14%	6.82%	11.80%
300000.01 <= 350000	1,502	$ 484,938,648	$ 322,862	63.22%	3.38%	6.92%
350000.01 <= 400000	837	$ 313,115,332	$ 374,092	62.35%	1.88%	4.47%
400000.01 <= 450000	442	$ 187,740,810	$ 424,753	62.09%	0.99%	2.68%
450000.01 <= 500000	295	$ 140,263,994	$ 475,471	62.94%	0.66%	2.00%
Above 500000.01	417	$ 248,981,339	$ 597,078	61.09%	0.94%	3.55%

Total	44,463	$ 7,009,022,621	$ 157,637	57.99%	100.00%	100.00%

OCCUPANCY OF MORTGAGE

PROPERTY DISTRIBUTION 2007-1G WST TRUST

Occupancy Type	Number of Loans	Current Balance Outstanding A$	Average Balance A$	Weighted Average Loan-to- Value Ratio	% By Number	% By Balance
Investment	3,290	$ 523,686,285	$159,175	58.74%	7.40%	7.47%
Owner Occupied	41,173	$ 6,485,336,336	$157,514	57.93%	92.60%	92.53%

Total	44,463	$ 7,009,022,621	$157,637	57.99%	100.00%	100.00%

LOAN-TO-VALUE RATIO DISTRIBUTION 2007-1G WST TRUST

Loan-to-Value Ratio	Number of Loans	Current Balance Outstanding A$	Average Balance A$	Weighted Average Loan-to- Value Ratio	% By Number	% By Balance
0% <= 5%	62	$ 1,118,175	$ 18,035	3.92%	0.14%	0.02%
5% <= 10%	213	$ 5,736,465	$ 26,932	8.05%	0.48%	0.08%
10% <= 15%	342	$ 14,126,664	$ 41,306	12.72%	0.77%	0.20%
15% <= 20%	327	$ 19,348,976	$ 59,171	17.51%	0.74%	0.28%
20% <= 25%	924	$ 80,009,061	$ 86,590	23.71%	2.08%	1.14%
25% <= 30%	2,642	$ 257,223,016	$ 97,359	27.60%	5.94%	3.67%
30% <= 35%	2,779	$ 317,319,687	$114,185	32.61%	6.25%	4.53%
35% <= 40%	3,127	$ 394,387,417	$126,123	37.57%	7.03%	5.63%
40% <= 45%	3,357	$ 462,724,414	$137,839	42.56%	7.55%	6.60%
45% <= 50%	3,583	$ 535,419,911	$149,433	47.65%	8.06%	7.64%
50% <= 55%	3,922	$ 641,305,683	$163,515	52.58%	8.82%	9.15%
55% <= 60%	4,371	$ 748,570,846	$171,258	57.61%	9.83%	10.68%
60% <= 65%	4,297	$ 749,161,937	$174,345	62.57%	9.66%	10.69%
65% <= 70%	4,810	$ 885,092,288	$184,011	67.53%	10.82%	12.63%
70% <= 75%	5,482	$1,051,670,178	$191,841	72.65%	12.33%	15.00%
75% <= 80%	3,415	$ 695,560,038	$203,678	77.25%	7.68%	9.92%
80% <= 85%	368	$ 72,936,912	$198,198	81.75%	0.83%	1.04%
85% <= 90%	282	$ 46,960,671	$166,527	87.59%	0.63%	0.67%
90% <= 95%	160	$ 30,350,283	$189,689	91.85%	0.36%	0.43%

Total	44,463	$7,009,022,621	$157,637	57.99%	100.00%	100.00%

MORTGAGES BY YEAR OF MATURITY 2007-1G WST TRUST

Year of Maturity	Number of Loans	Current Balance Outstanding A$	Average Balance A$	Weighted Average Loan-to- Value Ratio	% By Number	% By Balance
2008	1	$ 68,394	$ 68,394	65.40%	0.00%	0.00%
2009	17	$ 1,046,046	$ 61,532	49.12%	0.04%	0.01%
2010	24	$ 979,926	$ 40,830	54.45%	0.05%	0.01%
2011	29	$ 1,716,006	$ 59,173	37.55%	0.07%	0.02%
2012	25	$ 1,271,699	$ 50,868	41.44%	0.06%	0.02%
2013	32	$ 2,346,329	$ 73,323	42.89%	0.07%	0.03%
2014	58	$ 3,826,426	$ 65,973	44.25%	0.13%	0.05%
2015	78	$ 5,374,784	$ 68,907	47.44%	0.18%	0.08%
2016	231	$ 35,242,988	$ 152,567	52.86%	0.52%	0.50%
2017	57	$ 7,731,763	$ 135,645	47.63%	0.13%	0.11%
2018	76	$ 5,496,143	$ 72,318	45.12%	0.17%	0.08%
2019	135	$ 11,791,520	$ 87,345	53.17%	0.30%	0.17%
2020	142	$ 14,460,275	$ 101,833	51.29%	0.32%	0.21%
2021	137	$ 14,031,426	$ 102,419	48.52%	0.31%	0.20%
2022	89	$ 10,423,230	$ 117,115	53.83%	0.20%	0.15%
2023	433	$ 38,837,030	$ 89,693	51.34%	0.97%	0.55%
2024	598	$ 59,652,455	$ 99,753	52.84%	1.34%	0.85%
2025	557	$ 63,018,541	$ 113,139	52.57%	1.25%	0.90%
2026	398	$ 49,098,001	$ 123,362	54.38%	0.90%	0.70%
2027	268	$ 34,153,853	$ 127,440	53.48%	0.60%	0.49%
2028	545	$ 60,299,345	$ 110,641	53.40%	1.23%	0.86%
2029	2,046	$ 238,523,519	$ 116,580	55.63%	4.60%	3.40%
2030	3,222	$ 416,022,095	$ 129,119	56.31%	7.25%	5.94%
2031	3,493	$ 496,515,443	$ 142,146	57.58%	7.86%	7.08%
2032	3,155	$ 458,017,554	$ 145,172	59.52%	7.10%	6.53%
2033	4,560	$ 730,294,735	$ 160,152	60.18%	10.26%	10.42%
2034	6,976	$ 1,155,742,719	$ 165,674	58.40%	15.69%	16.49%
2035	9,610	$ 1,727,589,229	$ 179,770	59.08%	21.61%	24.65%
2036	6,980	$ 1,271,233,233	$ 182,125	57.50%	15.70%	18.14%
2037	491	$ 94,217,914	$ 191,890	55.67%	1.10%	1.34%

Total	44,463	$ 7,009,022,621	$ 157,637	57.99%	100.00%	100.00%

MORTGAGE RATE DISTRIBUTION – FIXED 2007-1G WST TRUST

Band	Number of Loans	Current Balance Outstanding A$	Minimum Rate (%)	Maximum Rate (%)	Weighted Average Rate (%)	% By Number	% By Balance
6.001% <= 6.5%	211	$ 52,819,406	6.34%	6.50%	6.49%	18.61%	21.01%
6.501% <= 7%	581	$ 133,294,077	6.59%	6.99%	6.75%	51.23%	53.03%
7.001% <= 7.5%	342	$ 65,230,394	7.04%	7.49%	7.22%	30.16%	25.95%

Total	1,134	$ 251,343,878	6.34%	7.49%	6.82%	100.00%	100.00%

MORTGAGE RATES OF THE VARIABLE RATE

HOUSING LOANS 2007-1G WST TRUST

Coupon Rates	Number of Loans	Current Balance Outstanding A$	Minimum Rate (%)	Maximum Rate (%)	Weighted Average Rate (%)	% By Number	% By Balance
4.001% <= 4.5%	6	$ 362,505	4.04%	4.04%	4.04%	0.01%	0.01%
6.001% <= 6.5%	3	$ 980,392	6.04%	6.41%	6.25%	0.01%	0.01%
6.501% <= 7%	14	$ 1,990,804	6.67%	6.99%	6.89%	0.03%	0.03%
7.001% <= 7.5%	21,031	$ 3,978,986,522	7.04%	7.50%	7.41%	48.54%	58.88%
7.501% <= 8%	11,683	$ 1,732,394,222	7.51%	7.99%	7.63%	26.96%	25.64%
8.001% <= 8.5%	10,590	$ 1,042,683,147	8.02%	8.37%	8.07%	24.44%	15.43%
8.501% <= 9%	2	$ 281,151	8.53%	8.77%	8.65%	0.00%	0.00%

Total	43,329	$ 6,757,678,743	4.04%	8.77%	7.57%	100.00%	100.00%

MORTGAGE RATE DISTRIBUTION – COMBINED 2007-1G WST TRUST

Band	Number of Loans	Current Balance Outstanding A$	Minimum Rate (%)	Maximum Rate (%)	Weighted Average Rate (%)	% By Number	% By Balance
4.001% <= 4.5%	6	$ 362,505	4.04%	4.04%	4.04%	0.01%	0.01%
6.001% <= 6.5%	214	$ 53,799,799	6.04%	6.50%	6.48%	0.48%	0.77%
6.501% <= 7%	595	$ 135,284,881	6.59%	6.99%	6.75%	1.34%	1.93%
7.001% <= 7.5%	21,373	$ 4,044,216,916	7.04%	7.50%	7.41%	48.07%	57.70%
7.501% <= 8%	11,683	$ 1,732,394,222	7.51%	7.99%	7.63%	26.28%	24.72%
8.001% <= 8.5%	10,590	$ 1,042,683,147	8.02%	8.37%	8.07%	23.82%	14.88%
8.501% <= 9%	2	$ 281,151	8.53%	8.77%	8.65%	0.00%	0.00%

Total	44,463	$ 7,009,022,621	4.04%	8.77%	7.54%	100.00%	100.00%

PRODUCT DISTRIBUTION 2007-1G WST TRUST

Product	Number of Loans	Current Balance Outstanding A$	Average Balance A$	Weighted Average Loan-to- Value Ratio	% By Number	% By Balance
First Option	6,997	$ 1,007,245,684	$ 143,954	59.33%	15.74%	14.37%
Fixed Option - Low Doc	907	$ 200,166,257	$ 220,690	63.23%	2.04%	2.86%
IPL - First Option	470	$ 60,684,360	$ 129,116	57.32%	1.06%	0.87%
IPL - Fixed Rate - Low Doc	227	$ 51,177,621	$ 225,452	64.84%	0.51%	0.73%
IPL - Variable - Low Doc	166	$ 29,221,124	$ 176,031	58.46%	0.37%	0.42%
IPL - Variable Rate	2,427	$ 382,603,181	$ 157,644	58.16%	5.46%	5.46%
Premium Option	31,791	$ 5,004,242,203	$ 157,411	57.41%	71.50%	71.40%
Premium Option - Low Doc	1,478	$ 273,682,193	$ 185,171	58.31%	3.32%	3.90%

Total	44,463	$ 7,009,022,621	$ 157,637	57.99%	100.00%	100.00%

*IPL denotes Investment Property Loan

YEAR OF ORIGINATION (QUARTERLY) 2007-1G WST TRUST

Band	Number of Loans	Current Balance Outstanding A$	Average Balance A$	Weighted Average Loan-to- Value Ratio	% By Number	% By Balance
1998 Q2	243	$ 18,068,947	$ 74,358	49.17%	0.55%	0.26%
1998 Q3	275	$ 24,564,195	$ 89,324	52.22%	0.62%	0.35%
1998 Q4	402	$ 38,962,264	$ 96,921	51.77%	0.90%	0.56%
1999 Q1	440	$ 46,941,694	$ 106,686	53.66%	0.99%	0.67%
1999 Q2	783	$ 85,726,328	$ 109,484	53.59%	1.76%	1.22%
1999 Q3	818	$ 89,347,389	$ 109,227	54.37%	1.84%	1.27%
1999 Q4	878	$ 101,716,541	$ 115,850	55.79%	1.97%	1.45%
2000 Q1	794	$ 95,435,858	$ 120,196	56.31%	1.79%	1.36%
2000 Q2	974	$ 124,118,563	$ 127,432	54.90%	2.19%	1.77%
2000 Q3	895	$ 107,584,193	$ 120,206	55.81%	2.01%	1.53%
2000 Q4	1,166	$ 148,755,627	$ 127,578	57.34%	2.62%	2.12%
2001 Q1	1,123	$ 151,278,905	$ 134,710	57.26%	2.53%	2.16%
2001 Q2	980	$ 138,939,546	$ 141,775	57.01%	2.20%	1.98%
2001 Q3	1,111	$ 157,711,674	$ 141,955	58.64%	2.50%	2.25%
2001 Q4	963	$ 139,710,500	$ 145,078	58.61%	2.17%	1.99%
2002 Q1	938	$ 134,008,488	$ 142,866	58.86%	2.11%	1.91%
2002 Q2	929	$ 133,547,891	$ 143,754	59.13%	2.09%	1.91%
2002 Q3	979	$ 141,536,540	$ 144,573	58.94%	2.20%	2.02%
2002 Q4	910	$ 138,597,288	$ 152,305	59.78%	2.05%	1.98%
2003 Q1	774	$ 121,483,836	$ 156,956	58.75%	1.74%	1.73%
2003 Q2	1,063	$ 174,874,263	$ 164,510	59.12%	2.39%	2.49%
2003 Q3	1,347	$ 211,436,430	$ 156,968	59.03%	3.03%	3.02%
2003 Q4	1,779	$ 289,243,515	$ 162,588	60.34%	4.00%	4.13%
2004 Q1	1,676	$ 261,606,009	$ 156,090	57.98%	3.77%	3.73%
2004 Q2	1,790	$ 297,952,209	$ 166,454	57.72%	4.03%	4.25%
2004 Q3	2,026	$ 350,118,653	$ 172,813	57.92%	4.56%	5.00%
2004 Q4	1,840	$ 296,679,734	$ 161,239	57.87%	4.14%	4.23%
2005 Q1	1,789	$ 293,805,525	$ 164,229	58.83%	4.02%	4.19%
2005 Q2	2,525	$ 431,537,317	$ 170,906	58.02%	5.68%	6.16%
2005 Q3	2,870	$ 547,956,213	$ 190,926	58.75%	6.45%	7.82%
2005 Q4	2,656	$ 509,319,717	$ 191,762	60.70%	5.97%	7.27%
2006 Q1	1,971	$ 377,918,054	$ 191,739	61.38%	4.43%	5.39%
2006 Q2	1,382	$ 242,912,873	$ 175,769	55.95%	3.11%	3.47%
2006 Q3	1,678	$ 296,683,735	$ 176,808	54.80%	3.77%	4.23%
2006 Q4	1,464	$ 250,394,257	$ 171,034	54.37%	3.29%	3.57%
2007 Q1	232	$ 38,547,849	$ 166,155	54.99%	0.52%	0.55%

Total	44,463	$ 7,009,022,621	$ 157,637	57.99%	100.00%	100.00%

YEAR OF FIXED RATE MATURITY 2007-1G WST TRUST
	Number of Loans	Current Balance Outstanding A$	Average Balance A$	Weighted Average Loan-to- Value Ratio	% By Number	% By Balance
2008	284	$ 71,000,395	$ 250,001	67.92%	25.04%	28.25%
2009	791	$ 168,327,190	$ 212,803	61.91%	69.75%	66.97%
2010	10	$ 2,653,174	$ 265,317	73.01%	0.88%	1.06%
2011	45	$ 8,833,933	$ 196,310	58.29%	3.97%	3.51%
2012	1	$ 139,660	$ 139,660	49.88%	0.09%	0.06%
2014	1	$ 197,749	$ 197,749	37.67%	0.09%	0.08%
2016	1	$ 55,824	$ 55,824	20.68%	0.09%	0.02%
2017	1	$ 135,953	$ 135,953	56.65%	0.09%	0.05%

Total	1,134	$ 251,343,878	$ 221,644	63.56%	100.00%	100.00%

HOUSING LOANS PROPERTY TYPES 2007-1G WST TRUST

Property Type	Number of Loans	Current Balance Outstanding A$	Average Balance A$	Weighted Average Loan-to- Value Ratio	% By Number	% By Balance
Detached House	34,261	$ 5,376,448,759	$ 156,926	57.52%	77.06%	76.71%
Duplex	244	$ 37,789,157	$ 154,874	58.03%	0.55%	0.54%
Government Rental Guarantee	1	$ 106,090	$ 106,090	38.70%	0.00%	0.00%
Holiday Home	37	$ 5,729,612	$ 154,854	59.81%	0.08%	0.08%
Licensed Builder - House Construction	4,328	$ 756,254,859	$ 174,735	58.94%	9.73%	10.79%
Newly Built Strata Title Unit	81	$ 13,814,096	$ 170,544	57.89%	0.18%	0.20%
Semi-Detached House	433	$ 84,901,966	$ 196,078	61.15%	0.97%	1.21%
Strata Title Unit	4,277	$ 606,328,732	$ 141,765	60.30%	9.62%	8.65%
Terrace	52	$ 11,055,834	$ 212,612	55.56%	0.12%	0.16%
Townhouse	568	$ 92,319,496	$ 162,534	59.40%	1.28%	1.32%
Villa	181	$ 24,274,018	$ 134,111	58.43%	0.41%	0.35%

Total	44,463	$ 7,009,022,621	$ 157,637	57.99%	100.00%	100.00%

MORTGAGE INSURER DISTRIBUTION 2007-1G WST TRUST

Insurer	Number of Loans	Current Balance Outstanding A$	Average Balance A$	Weighted Average Loan-to- Value Ratio	% By Number	% By Balance
None	33,910	$ 5,384,498,614	$ 158,788	55.39%	76.27%	76.82%
GEMICO (Genworth)	2,398	$ 316,405,684	$ 131,946	70.93%	5.39%	4.51%
Genworth	57	$ 9,234,310	$ 162,005	52.15%	0.13%	0.13%
Royal & Sun	65	$ 7,222,065	$ 111,109	63.90%	0.15%	0.10%
Westpac Lender’s Mortgage Insurance	8,033	$ 1,291,661,948	$ 160,794	65.66%	18.07%	18.43%

Total	44,463	$ 7,009,022,621	$ 157,637	57.99%	100.00%	100.00%

Static Pool Information

Current static pool information with respect to housing loans serviced by the servicer, which may include some or all of the housing loans that will form a part of the current pool, is available on the internet at www.westpac.com.au/staticpooldata (the “Static Pool Information”). The Static Pool Information provided on the website for periods before January 1, 2006 is not deemed to be part of this prospectus supplement or the registration statement for the notes.

As used in the Static Pool Information, a loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

The servicer’s procedures in relation to delinquency and foreclosure are described in “Servicing—Collection and Enforcement Procedures”.

There can be no assurance that the delinquency and foreclosure experience set forth in the Static Pool Information will be representative of the results that may be experienced with respect to the housing loans included in the trust.

SERVICING

Servicing of Housing Loans

The day to day servicing will be performed by EDS (BPA) at its mortgage processing center, and by the servicer at its collections center, each of which are in Adelaide, Australia. Servicing procedures include responding to customer inquiries, managing and servicing the features and facilities available under the housing loans and the management of delinquent housing loans. The servicing functions are supported by the activities of Westpac’s branches, telemarketing and telebanking centers.

The servicer is contractually obligated to administer the housing loans:

•        according to the servicing agreement;

•        according to Westpac’s policies, which are under regular review and may change from time to time as a result of business changes, or legislative and regulatory changes; and

•        with the same degree of diligence and care expected of an appropriately qualified servicer of similar housing loans.

Under the servicing agreement, the servicer is also responsible for custody of the mortgage title documents on behalf of the issuer trustee and has custody of the relevant documents. The issuer trustee may terminate the servicer’s appointment as custodian as described in “Description of the Transaction Documents—The Servicing Agreement—Document Custody” in the prospectus. In addition, the issuer trustee may terminate the servicer’s appointment as custodian if the servicer is in default under the servicing agreement and the long-term rating of the servicer or its holding company (if any) is downgraded below “Baa2” by Moody’s.

Collection and Enforcement Procedures

The servicer will make reasonable efforts to collect all payments called for under the housing loans and any applicable credit enhancement. It will also follow collection procedures that are consistent with the servicing agreement and that it follows on Westpac’s residential housing loans.

Pursuant to the terms of the housing loans, borrowers must make the minimum repayment due under the terms and conditions of the housing loans, on or before each installment due date. The servicer will credit repayments to an individual housing loan on the date of their receipt. Interest will be accrued daily on the balance outstanding after close of business and charged on each installment due date. Any payments not received by the due date will produce a compounding interest effect.

A housing loan is considered delinquent for collection purposes whenever the minimum installment amount is not paid when due. However, the servicer will not consider a housing loan delinquent if the borrower is entitled to a repayment holiday as described in “Westpac Residential Loan Program—Housing Loan Features and Options—Repayment Holiday” in the prospectus or the minimum installment is reduced in connection with parental leave.

After a default by a borrower, a mortgagee can exercise its power of sale of the mortgaged property. To exercise this power, a mortgagee must comply with the statutory restrictions of the relevant state or territory as to notice requirements. The length of time between the decision to exercise its power of sale and final completion of the sale will be dependent on factors outside the control of the servicer. For example, whether or not the mortgagor contests the sale and the market conditions at the time are both factors outside the control of the servicer.

The collection and enforcement procedures may change from time to time as a result of business changes, or legislative and regulatory changes.

In all instances, any housing loan that is delinquent for more than two years will be charged off as uncollectible.

Delinquency and Loss Experience on the Housing Loans

For a discussion regarding the calculation of delinquencies, charge offs and uncollectible accounts, including the effect of payment holidays or partial payments, refer to the discussion above under “—Collection and Enforcement Procedures” as it applies to the delinquency and loss experience on this housing loan pool.

The following table sets forth the delinquency and loss experience of the housing loans:

Westpac Residential Loan

Delinquency and Loss Experience

Regarding the Housing Loan Pool

	March 1, 2001	June 1, 2001	September 1, 2001	December 1, 2001	March 1, 2002	June 1, 2002	September 1, 2002

Total Number of Loans	8,791	9,771	10,881	11,844	12,782	13,711	14,691

Housing Loan Pool Size ($A)	$1,108,875,169	$1,252,376,713	$1,402,279,653	$1,534,610,964	$1,660,786,915	$1,785,529,475	$1,907,201,441

Average Loan Balance ($A)	$126,138	$128,173	$128,874	$129,569	$129,932	$130,226	$129,821

30-59 Days
No. of Loans	16	27	18	20	23	31	34
Balance ($A)	$2,454,000	$2,901,513	$1,825,545	$2,402,108	$2,691,942	$3,638,552	$3,615,068
% of Period Pool Balance	0.22%	0.23%	0.13%	0.16%	0.16%	0.20%	0.19%

60-89 Days
No. of Loans	3	5	1	8	5	8	6
Balance ($A)	$306,035	$712,089	$48,704	$1,141,294	$523,111	$1,324,765	$598,698
% of Period Pool Balance	0.03%	0.06%	0.00%	0.07%	0.03%	0.07%	0.03%

90-119 Days
No. of Loans	1	1	2	-	2	2	-
Balance ($A)	$30,828	$49,362	$424,968	$-	$149,153	$188,427	$-
% of Period Pool Balance	0.00%	0.00%	0.03%	0.00%	0.01%	0.01%	0.00%

120+ Days
No. of Loans	-	1	1	2	2	2	-
Balance ($A)	$-	$73,903	$252,822	$486,540	$467,076	$427,942	$-
% of Period Pool Balance	0.00%	0.01%	0.02%	0.03%	0.03%	0.02%	0.00%

Total Delinquencies
No. of Loans	20	34	22	30	32	43	40
Balance ($A)	2,790,864	3,736,866	2,552,039	4,029,942	3,831,282	5,579,686	4,213,766
% of Period Pool Balance	0.25%	0.30%	0.18%	0.26%	0.23%	0.31%	0.22%

	December 1, 2002	March 1, 2003	June 1, 2003	September 1, 2003	December 1, 2003	March 1, 2004	June 1, 2004

Total Number of Loans	15,601	16,375	17,438	18,785	20,564	22,240	24,030

Housing Loan Pool Size ($A)	$2,039,875,765	$2,166,274,129	$2,358,961,494	$2,574,609,334	$2,844,618,258	$3,111,992,136	$3,429,144,383

Average Loan Balance ($A)	$130,753	$132,292	$135,277	$137,057	$138,330	$139,928	$142,703

30-59 Days
No. of Loans	25	37	45	39	67	61	79
Balance ($A)	$2,847,368	$4,662,015	$5,684,771	$6,823,162	$8,807,475	$10,238,463	$12,186,086
% of Period Pool Balance	0.14%	0.22%	0.24%	0.27%	0.31%	0.33%	0.36%

60-89 Days
No. of Loans	6	7	10	13	11	15	15
Balance ($A)	$511,542	$677,497	$1,356,863	$1,192,009	$1,483,160	$2,272,077	$2,270,073
% of Period Pool Balance	0.03%	0.03%	0.06%	0.05%	0.05%	0.07%	0.07%

90-119 Days
No. of Loans	4	2	5	1	6	9	3
Balance ($A)	$587,764	$184,427	$487,178	$24,435	$562,246	$1,064,870	$370,114
% of Period Pool Balance	0.03%	0.01%	0.02%	0.00%	0.02%	0.03%	0.01%

120+ Days
No. of Loans	-	1	3	2	3	5	5
Balance ($A)	$-	$24,315	$179,185	$274,355	$177,706	$303,297	$770,604
% of Period Pool Balance	0.00%	0.00%	0.01%	0.01%	0.01%	0.01%	0.02%

Total Delinquencies
No. of Loans	35	47	63	55	87	90	102
Balance ($A)	3,946,674	5,548,255	7,707,997	8,313,962	11,030,587	13,878,707	15,596,877
% of Period Pool Balance	0.19%	0.26%	0.33%	0.32%	0.39%	0.45%	0.45%

Westpac Residential Loan

Delinquency and Loss Experience

Regarding the Housing Loan Pool

(continued)

	September 1, 2004	December 1, 2004	March 1, 2005	June 1, 2005	September 1, 2005	December 1, 2005

Total Number of Loans	26,056	27,896	29,685	32,210	35,080	37,736

Housing Loan Pool Size ($A)	$3,795,047,497	$4,099,516,607	$4,398,588,793	$4,830,638,700	$5,374,962,645	$5,885,107,654

Average Loan Balance ($A)	$145,650	$146,957	$148,175	$149,973	$153,220	$155,955

30-59 Days
No. of Loans	60	81	103	87	69	110
Balance ($A)	$9,173,725	$12,630,237	$15,746,565	$14,523,165	$12,245,779	$18,964,733
% of Period Pool Balance	0.24%	0.31%	0.36%	0.30%	0.23%	0.32%

60-89 Days
No. of Loans	16	14	24	23	18	27
Balance ($A)	$2,418,446	$2,141,704	$4,410,464	$3,394,904	$2,457,310	$5,181,189
% of Period Pool Balance	0.06%	0.05%	0.10%	0.07%	0.05%	0.09%

90-119 Days
No. of Loans	9	8	11	6	3	5
Balance ($A)	$1,425,557	$1,251,209	$1,336,133	$923,053	$263,652	$1,127,957
% of Period Pool Balance	0.04%	0.03%	0.03%	0.02%	0.00%	0.02%

120+ Days
No. of Loans	5	4	5	8	4	10
Balance ($A)	$761,790	$824,055	$928,556	$1,396,193	$891,167	$1,534,003
% of Period Pool Balance	0.02%	0.02%	0.02%	0.03%	0.02%	0.03%

Total Delinquencies
No. of Loans	90	107	143	124	94	152
Balance ($A)	13,779,518	16,847,204	22,421,718	20,237,314	15,857,908	26,807,882
% of Period Pool Balance	0.36%	0.41%	0.51%	0.42%	0.30%	0.46%

	March 1, 2006	June 1, 2006	September 1, 2006	December 1, 2006	March 1, 2007

Total Number of Loans	39,707	41,089	42,767	44,230	44,463

Housing Loan Pool Size ($A)	$6,268,130,098	$6,523,434,111	$6,765,508,618	$6,989,482,657	$7,022,710,205

Average Loan Balance ($A)	$157,860	$158,764	$158,195	$158,026	$157,945

30-59 Days
No. of Loans	148	160	120	105	63
Balance ($A)	$26,095,785	$29,815,388	$24,112,083	$21,506,273	$11,405,052
% of Period Pool Balance	0.42%	0.46%	0.36%	0.31%	0.16%

60-89 Days
No. of Loans	34	37	16	22	6
Balance ($A)	$6,615,893	$6,291,321	$3,201,029	$4,688,957	$803,595
% of Period Pool Balance	0.11%	0.10%	0.05%	0.07%	0.01%

90-119 Days
No. of Loans	6	7	12	6	3
Balance ($A)	$662,290	$885,174	$2,288,265	$1,348,319	$949,435
% of Period Pool Balance	0.01%	0.01%	0.03%	0.02%	0.01%

120+ Days
No. of Loans	9	6	7	4	2
Balance ($A)	$1,258,736	$975,220	$1,076,183	$780,388	$302,015
% of Period Pool Balance	0.02%	0.01%	0.02%	0.01%	0.00%

Total Delinquencies
No. of Loans	197	210	155	137	74
Balance ($A)	34,632,704	37,967,104	30,677,559	28,323,937	13,460,097
% of Period Pool Balance	0.55%	0.58%	0.45%	0.41%	0.19%

Loan losses for each period are net of recoveries including claims under mortgage insurance policies in respect of loans with a loan-to-value ratio of greater than 80% or 60% for Low Doc Loans. Percentage losses are calculated based on the average outstanding balance for the period.

It is the servicer’s policy on enforcement of a housing loan to enter into possession of the mortgaged property as mortgagee in possession rather than to foreclose on the mortgage. See “—Collection and Enforcement Procedures”. The servicer has undertaken to collect details of its mortgagee in possession experience for the housing loans in the pool on an ongoing basis.

There can be no assurance that the aggregate delinquency and loss experience with respect to the housing loans comprising the housing loan pool will correspond to the delinquency and loss experience set forth in the foregoing table. The statistics shown in the foregoing table represent the delinquency and loss experience for the total housing loan pool for each of the years presented, whereas the aggregate delinquency and loss experiences on the housing loans will depend on the results obtained over the life of the housing loan pool. Moreover, if the residential real estate market should experience an overall decline in property values such that the principal balances of the housing loans comprising the housing loan pool become equal to or greater than the value of the related mortgaged properties, the actual rates of delinquencies and losses could be significantly higher than those reported in the foregoing table. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the housing loans and, accordingly, the rates of delinquencies, bankruptcies and losses with respect to the housing loan pool.

Additional Information

The description in this prospectus supplement of the housing loan pool and the mortgaged properties is based upon the housing loan pool as constituted at the close of business on the cut-off date. Prior to the issuance of the offered notes, housing loans may be removed from the housing loan pool as a result of incomplete or defective documentation, or if it is determined that the housing loan does not satisfy the characteristics described in this prospectus supplement. A limited number of other housing loans may be added to the housing loan pool prior to the issuance of the offered notes in substitution for removed housing loans. The information in this prospectus supplement will be substantially representative of the characteristics of the housing loan pool as it will be constituted at the time the offered notes are issued, although the range of mortgage rates and maturities and some other characteristics of the housing loans in the housing loan pool may vary. In the event housing loans are removed from or added to the housing loan pool after the date hereof, but prior to the closing date and consequently any material pool characteristics of the actual housing loan pool differ by 5% or more from the description of the housing loan pool in this prospectus supplement, a current report on Form 8-K describing the final housing loan pool will be filed with the Securities and Exchange Commission within four business days of the closing date.

A current report on Form 8-K will be available to purchasers of the offered notes and will be filed by the issuing entity, in its own name, together with the note trust deed, series notice and security trust deed, with the Securities and Exchange Commission within 15 business days after the initial issuance of the offered notes.

THE MORTGAGE INSURANCE POLICIES

On or before the closing date, the pool mortgage insurance policy will be provided by Genworth Financial Mortgage Insurance Pty Limited (ABN 60 106 974 305) of Level 23, 259 George Street, Sydney, NSW, 2000, to the issuer trustee to cover losses in respect of each housing loan in the pool.

Each housing loan with a loan-to-value ratio of greater than 80% or 60% for Low Doc Loans at the time of origination (or a lower loan-to-value ratio where required by Westpac’s standard credit policy) will have been insured under a primary mortgage insurance policy. Once the pool mortgage insurance policy is in force, the previous primary mortgage insurance policies will be cancelled under the terms of the pool mortgage insurance policy on the basis that, after the date that the pool mortgage insurance policy is issued, coverage will be provided under the pool mortgage policy only by Genworth Financial Mortgage Insurance Pty Limited.

Westpac maintains a blanket insurance policy with Westpac General Insurance Limited (ABN 99 003 719 319), a wholly owned indirect subsidiary of Westpac, for securitized housing loans sold into any trust. This policy covers Westpac’s loss from a mortgage default caused by physical loss, destruction or damage to a mortgaged property that is not otherwise covered by adequate property insurance.

The Pool Mortgage Insurance Policy

The issuer trustee is insured under the pool mortgage insurance policy in relation to each housing loan in the pool from the date the housing loans are beneficially assigned to it as trustee of the trust until the earliest of the date the housing loan or associated mortgage is assigned to another person, the date the housing loan is repaid, the date the housing loan ceases to be secured by the mortgage, or the date that the policy is cancelled or expires.

The amount of loss the mortgage insurer agrees to pay in relation to each housing loan is the amount originally advanced under the housing loan plus the amount of any approved additional advance (which includes redraws), less the amount of any principal repaid and less certain deductions.

A claim must be lodged within 28 days after the loss date. The pool mortgage insurance policy does not cover any loss arising from certain force majeure events, the fact that any housing loan, mortgage or collateral security is void or unenforceable or, where the Consumer Credit Legislation applies, any failure of the housing loan, mortgage or collateral security to comply with the requirements of the Consumer Credit Legislation.

Description of the Mortgage Insurer

Loans insured by the Genworth Financial Group

GE Capital Mortgage Insurance Corporation (Australia) Pty Limited (“GEMICO”) commenced operations in March 1998 and was established by GE as a sister company to GE Mortgage Insurance Pty Ltd (“GEMI”). It is also a wholly owned subsidiary of GE Capital Australia.

Together GEMI and GEMICO insured all loans between December 15, 1997 and March 31, 2004.

On March 31, 2004 the lenders mortgage insurance (“LMI”) businesses (including all of the LMI policies written during such period) of GEMI and GEMICO were transferred to a new entity – GE Mortgage Insurance Company Pty Limited (“Genworth GEMICO”).

The transfer of the LMI policies was made pursuant to two separate schemes under the Insurance Act 1973 (Cth) (“Insurance Act”) approved by both the Australian Prudential Regulation Authority and the Federal Court of Australia. One scheme effected the transfer of LMI policies issued by GEMI and the other scheme effected the transfer of LMI policies issued by GEMICO.

Upon the completion of the transfer, the then current claims paying ratings for both GEMI and GEMICO (“AA” by S&P and Fitch and “Aa2” by Moody’s) were withdrawn and identical ratings were issued by all three local ratings agencies in respect of Genworth GEMICO.

On or about May 24, 2004, Genworth GEMICO became a wholly owned subsidiary of a newly incorporated and U.S. domiciled entity, Genworth Financial, Inc. (NYSE: GNW). Genworth Financial, Inc. is a leading insurance holding company, serving the lifestyle protection, retirement income, investment and mortgage insurance needs of more than 15 million customers, and has operations in 25 countries, including the U.S., Canada, Australia, the U.K. and more than a dozen other European countries. Genworth Financial has its principal lenders mortgage insurance operations in the United States, United Kingdom, Canada, New Zealand and Australia. Genworth Financial, Inc.’s rated mortgage insurance companies have financial strength ratings of “AA” (Very Strong) from Standard & Poor’s, “Aa2” (Excellent) from Moody’s and “AA” (Very Strong) from Fitch.

On November 25, 2005 Genworth GEMICO changed its name to Genworth Financial Mortgage Insurance Pty Limited (ABN 60 106 974 305).

The principal place of business of Genworth Financial Mortgage Insurance Pty Limited is Level 23, 259 George Street, Sydney, New South Wales, Australia.

For further information concerning Genworth GEMICO, see the Financial Statements of Genworth which are contained in the Current Report on Form 8-K dated March 15, 2007 furnished by Genworth Financial, Inc. to the SEC. That report may be reviewed at the EDGAR website maintained by the SEC at www.sec.gov and at Genworth Financial Inc. website at www.Genworth.com.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The consolidated balance sheets of Genworth Financial Mortgage Insurance Pty Ltd as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in stockholder’s equity, and cash flows for each of the years in the three-year period ending 31 December 2006, are included in, or as exhibits to the Current Report on Form 8-K dated March 15, 2007 filed by Genworth Financial, Inc. with the Securities and Exchange Commission, are hereby incorporated by reference in this prospectus supplement.

All financial statements of Genworth Financial Mortgage Insurance Pty Ltd included in, or as exhibits to, documents filed by Genworth Financial, Inc. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the filing of this prospectus supplement and before the termination of the offering of the notes shall be deemed incorporated by reference into this prospectus supplement.

DESCRIPTION OF THE OFFERED NOTES

General

The issuer trustee will issue the offered notes on the closing date pursuant to a direction from the trust manager to the issuer trustee to issue the notes pursuant to the terms of the master trust deed, the series notice and the note trust deed. The notes will be governed by the laws of New South Wales, Australia. The following summary, together with the summaries in the prospectus, describes material terms of the offered notes. The summaries do not purport to be complete and are subject to the terms and conditions of the transaction documents.

Form of the Offered Notes

Book-Entry Registration

The issuer trustee will issue the offered notes in book-entry form in minimum denominations of US$100,000 and integral multiples of US$1,000 in excess of that amount. A global note registered in the name of the nominee of DTC will initially represent each class of book-entry notes. DTC has advised the issuer trustee that its nominee will be Cede & Co. Accordingly, we expect that Cede & Co. will be the holder of record of the book-entry notes. Unless the events described in the prospectus under “Description of the Offered Notes—Definitive Notes” occur, the issuer trustee will not issue the offered notes in fully registered, certificated form as definitive notes.

Book-entry noteholders may hold their interests in the offered notes through DTC, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants, through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositories. The depositories in turn will hold the positions in customers’ securities accounts in the depositories’ names on the books of DTC.

Unless and until the issuer trustee issues definitive offered notes, all references in this prospectus supplement to actions taken by book-entry noteholders shall refer to actions taken by DTC upon instructions from DTC participants. Further, all references in this prospectus supplement to distributions, payments, notices, reports, and statements to book-entry noteholders shall refer to distributions, payments, notices, reports and statements to Cede & Co., as the registered holder of the offered notes, for distribution to book-entry noteholders in accordance with DTC procedures.

Unless the issuer trustee issues definitive notes, noteholders will receive all distributions of principal and interest on the book-entry notes through DTC participants. Under a book-entry format, noteholders will receive payments after the related payment date. This payment delay will occur because although the principal paying agent, on behalf of the issuer, will forward payments on the book-entry notes to Cede & Co. as nominee for DTC, on each payment date, DTC will forward those payments to DTC participants, which will be required to forward them to indirect DTC participants or noteholders. It is anticipated that the sole noteholder, as this term is used in the security trust deed for each class of book-entry notes, will be Cede & Company, as nominee of DTC. As a result, the issuer trustee will not recognize book-entry noteholders as noteholders under the security trust deed. Book-entry noteholders will be permitted to exercise the rights of noteholders under the security trust deed only indirectly through DTC participants, who in turn will exercise their rights through DTC.

Definitive Notes

The issuer trustee will issue the book-entry notes as definitive offered notes to noteholders or their nominees, rather than to DTC or its nominees, only if any of the events described in the prospectus under “Description of the Offered Notes—Definitive Notes” occurs.

Note Registrar

The Bank of New York is the initial note registrar, in respect of the offered notes, and its initial specified offices are located at 101 Barclay Street, 21st Floor West, New York, New York, 10286.

Offices, Charges and Duties of Note Registrar

The note registrar for the offered notes will keep a register on which it will enter certain information including the name of the trust, the date of issuance of the offered notes, the Initial Invested Amount of the offered notes, the Invested Amount of the offered notes, the Stated Amount of the offered notes, the name and address of each holder of the offered notes, the number of offered notes, the date on which a holder of an offered note acquires an offered note and ceases to be such a holder, the account to which payments to a holder of an offered note should be made, a record of payments to the holders of the offered notes and such other information as the note registrar considers necessary or desirable or the trust manager or issuer trustee reasonably requires.

Collections

With respect to any collection period, “collections” shall consist of interest, fees and principal receipts from the housing loans, the proceeds of enforcement of mortgages, the proceeds of claims under mortgage insurance policies and payments by the servicer in respect of breaches of representations or warranties with respect to the housing loans. The servicer, pursuant to the servicing agreement, will receive the collections in respect of the housing loans in the mortgage pool.

Westpac will deposit the collections it receives in the collection account within the following time periods:

•

two business days prior to the related payment date for that collection period, if Westpac has a short term rating of at least “A-1” from S&P and “P-1” from Moody’s and Westpac or one of its subsidiaries maintains the collection account;

•	two business days following receipt, if Westpac or a subsidiary maintains the collection account and Westpac does not have a short term rating as described in the previous bullet point; or

•	two business days following receipt, if Westpac or a subsidiary does not maintain the collection account.

Westpac or a subsidiary may maintain the collection account as long as Westpac remains an Approved Bank. In addition to remitting collections to the collection account, if Westpac or a subsidiary retains collections until two days prior to the relevant payment date, it must also deposit accrued interest on those collections into the collection account. The amount of accrued interest will be equal to the interest accrued at the Bank Bill Rate on its collection amounts from the date two days after its receipt of those amounts through the date of deposit into the collection account.

Key Dates and Periods

The following are the relevant dates and periods for the allocation of cashflows and payments.

Quarter	means each three-month period in a year which periods begin on May 9, August 9, November 9 and February 9.

Collection Period	commences on (and includes) the first day of each quarter and runs until (and includes) the last day of that quarter. However, the first collection period will commence on (and include) the day after the cut-off date and end on (and exclude) August 9, 2007. The last collection period is the period from (but excluding) the last day of the previous collection period to the termination date of the trust.

Determination Date	the date which is four business days before a payment date.

Remittance Date	the date which is two business days before a payment date.

Record Date	the date which is two business days before a payment date.

Interest Determination Date	the date which is two business days before a payment date.

Notice Date	the date which is one business day before a payment date.

Payment Date	each May 21, August 21, November 21 and February 21, or, if such day is not a business day, then the next business day, unless that day falls in the next calendar month, in which case the payment date will be the preceding business day.

Business Day	means any day, other than a Saturday, Sunday or public holiday, on which banks are open for business (including dealings in foreign currency generally) in Sydney, London and New York City and the Trans-European Real-Time Gross Settlement Express Transfer System or any successor to it is open.

Example Calendar

The following example calendar for a quarter commencing on February 9 assumes that all relevant days are business days:

Collection Period	February 9 to and including May 8

Determination Date	May 17

Remittance Date	May 19

Interest Determination Date	May 19

Notice Date	May 20

Payment Date	May 21

Interest Period	From February 21 to, but excluding, May 21

Calculation of Total Available Funds

Payments of interest and amounts otherwise of an income nature including payments of interest on the notes, are made from “Total Available Funds”. Total Available Funds for a determination date and the following payment date means the aggregate of Available Income, any Principal Draws and any Liquidity Draws.

Available Income

“Available Income” for a collection period means the aggregate of:

•

the “Finance Charge Collections” for that collection period, which are the aggregate of all amounts received by or on behalf of the issuer trustee from government charges, interest, fees and other income payable under housing loans and related receivable rights in a mortgage pool including:

•	amounts on account of interest recovered from the enforcement of a housing loan, but excluding proceeds of a mortgage insurance policy;

•	any payments by the approved seller to the issuer trustee on the repurchase of a housing loan during that collection period which are attributable to interest;

•	any interest adjustments received by the trust in relation to the transfer of housing loans or related mortgages from the trust to another WST trust; and

•	the Prepayment Cost Surplus, if any, for that collection period;

•	all other amounts in respect of interest, fees and other amounts in the nature of income, received by or on behalf of the issuer trustee during that collection period including:

•	from any person or the servicer for a breach of representation or warranty or undertaking contained in the transaction documents; and

•

from the approved seller or servicer under any obligation under the transaction documents to indemnify or reimburse the issuer trustee for any amount, in each case which are determined by the trust manager to be in respect of interest; and

•

recoveries in the nature of income received after a Finance Charge Loss or Principal Loss has occurred, but does not include recoveries under a mortgage insurance policy that are payable to the insurer;

less:

•	government charges collected by or on behalf of the issuer trustee for that collection period;

•	the aggregate of all fees and charges due to the servicer or the approved seller under the housing loans during that collection period; and

•	any Prepayment Cost Surplus due to the approved seller and actually collected by Westpac or the servicer during that collection period;

plus:

•	to the extent not included in Finance Charge Collections:

•

any amount received or due to be received by or on behalf of the issuer trustee in relation to that collection period on or by the first payment date for the class of notes after that collection period for net receipts under any swap agreement, other than the currency swaps;

•

any amount received by or on behalf of the issuer trustee under any support facility, other than the currency swaps or the redraw facility agreement, including amounts received under any mortgage insurance policy, which the trust manager determines should be offset against a Finance Charge Loss;

•	any interest income received by or on behalf of the issuer trustee during that collection period in respect of funds credited to the collection account;

•	amounts in the nature of interest otherwise paid by the approved seller, the servicer or the trust manager to the issuer trustee for collections held by it; and

•	all other amounts received by or on behalf of the issuer trustee in respect of the assets of the trust in the nature of income;

but excluding:

•	any interest credited to a collateral account of a support facility;

•	any amount received by the issuer trustee on entry into a replacement currency swap which is payable to the prior currency swap provider;

•

interest, fees and other amounts in the nature of income paid in error by the relevant borrower in respect of a housing loan which was purchased by the trust after that housing loan has been repaid in full and discharged.

Principal Draws

If the trust manager determines on any determination date that there is a Payment Shortfall for the collection period ending immediately before that determination date, then the trust manager will direct the issuer trustee to apply Principal Collections collected during that collection period to cover the Payment Shortfall to the extent available. These principal draws will be reimbursed out of any Excess Available Income available for this purpose on subsequent payment dates.

Liquidity Draws

If the trust manager determines on any determination date that a principal draw will not cover a Payment Shortfall (a “Liquidity Shortfall”), the trust manager must direct the issuer trustee to make a liquidity draw under the liquidity facility. The liquidity draw will be an amount equal to the lesser of the amount of the shortfall or the difference between the liquidity limit and the aggregate of all outstanding amounts under the liquidity facility or the amount remaining in the liquidity account as the case may be.

Remaining Liquidity Shortfall

If the amount available to be drawn under the liquidity facility is not sufficient to satisfy the remaining Payment Shortfall in full, the trust manager must reduce the interest payable in respect of the notes and other fees payable, as follows:

(1)	first, reduce the interest available to be paid on the Class B notes;

(2)	second, if the Class B interest has been reduced to zero, any excess remaining Payment Shortfall shall reduce pro rata, based on their applicable entitlements:

(a)	the A$ Class A1 Interest Amount available to be paid to the relevant currency swap provider under the swap confirmation relating to the Class A1 notes;

(b)	the A$ Class A2a Interest Amount available to be paid to the currency swap provider under the swap confirmation relating to the Class A2a notes;

(c)	the A$ Class A2b Interest Amount available to be paid to the relevant currency swap provider under the swap confirmation relating to the Class A2b notes;

(d)	the interest available to be paid on the Class A2c notes; and

(e)	any fee payable by the issuer trustee under the redraw facility.

If there is a reduction in the A$ Class A2a Interest Amount available to be paid under (b) above, the currency swap provider shall only be required to pay the issuer trustee the US$ Equivalent of the A$ amount it actually receives, and so the interest entitlement of the Class A2a noteholders will be reduced by the same proportion as the reduction in the A$ Class A2a Interest Amount.

With respect to any payment date, the “A$ Class A1 Interest Amount” means the amount in A$ which is calculated:

(a)	on a daily basis at the applicable rate set out in the currency swap relating to the Class A1 notes (being AUD-BBR-BBSW, as defined in the ISDA Definitions, as at the first day of the Interest Period ending on (but excluding) that payment date with a designated maturity of 90 days plus the spread set out in such currency swap);

(b)	on the A$ Equivalent of the aggregate of the Invested Amount of the Class A1 notes as at the first day of the Interest Period ending on (but excluding) that payment date; and

(c)	on the basis of the actual number of days in that Interest Period and a year of 365 days.

With respect to any Payment Date, the “A$ Class A2a Interest Amount” means the amount in A$ which is calculated:

(a)	on a daily basis at the applicable rate set out in the swap confirmation relating to the Class A2a notes (being AUD-BBR-BBSW, as defined in the ISDA Definitions, as at the first day of the Interest Period ending on (but excluding) that payment date with a designated maturity of 90 days plus the spread set out in such currency swap, such spread not to exceed 0.30% per annum);

(b)	on the A$ Equivalent of the aggregate of the invested amount of the Class A2a notes as at the first day of the Interest Period ending on (but excluding) that payment date; and

(c)	on the basis of the actual number of days in that Interest Period and a year of 365 days.

With respect to any Payment Date, the “A$ Class A2b Interest Amount” means the amount in A$ which is calculated:

(a)	on a daily basis at the applicable rate set out in the swap confirmation relating to the Class A2b notes (being AUD-BBR-BBSW, as defined in the ISDA Definitions, as at the first day of the Interest Period ending on (but excluding) that payment date with a designated maturity of 90 days plus the spread set out in such currency swap);

(b)	on the A$ Equivalent of the aggregate of the invested amount of the Class A2b notes as at the first day of the Interest Period ending on (but excluding) that payment date; and

(c)	on the basis of the actual number of days in that Interest Period and a year of 365 days.

With respect to any payment date, “Class A2c interest” means all interest on the outstanding Class A2c notes in respect of an Interest Period.

With respect to any payment date, “Class B interest” means all interest on the outstanding Class B notes in respect of an Interest Period.

“A$ Equivalent” means, in relation to an amount denominated or to be denominated in:

(a)	US dollars, the amount converted to (and denominated in) Australian dollars at the applicable exchange rate set forth in a currency swap;

(b)	Euros, the amount converted to (and denominated in) Australian dollars at the applicable exchange rate set forth in a currency swap; and

(c)	Australian dollars, that Australian dollar amount.

“US$ Equivalent” means, in relation to an amount denominated or to be denominated in:

(a)	Australian dollars, the amount converted to (and denominated in) US dollars at the applicable exchange rate set forth in a currency swap;

(b)	Euros, the amount converted to (and denominated in) US dollars at the applicable exchange rate set forth in a currency swap; and

(c)	US dollars, that US dollar amount.

Distribution of Total Available Funds

General

On each payment date, the trust manager shall instruct the issuer trustee to apply the Total Available Funds in making the following payments in respect of the preceding collection period in the following order of priority:

(1)	an amount up to any Accrued Interest Adjustment required to be paid to the approved seller (the issuer trustee acknowledges and agrees that it has no entitlement to the moneys comprising the Accrued Interest Adjustment);

(2)	unpaid or unreimbursed trust expenses;

(3)	amounts payable under the liquidity facility, the redraw facility, any hedge agreement and any other support facility (other than a currency swap), pari passu, based on their respective entitlements, including:

(a)	the net amount (if any) payable by the issuer trustee under the variable rate basis swap;

(b)	the net amount (if any) payable by the issuer trustee under the fixed rate basis swap; and

(c)	any interest or fees payable by the issuer trustee under the liquidity facility;

but not including amounts due under paragraphs (4), (5) or (6) below;

(4)	repayment of any liquidity draw made on or prior to the previous payment date;

(5)	pari passu, to each of the following, based on their respective entitlements:

(a)	the payment to the relevant currency swap provider under the currency swap relating to the Class A1 notes of the A$ Class A1 Interest Amount at that date and the reciprocal payment by the currency swap provider thereafter to be applied towards payment of interest on the Class A1 notes;

(b)	the payment to the currency swap provider under the currency swap relating to the Class A2a notes of the A$ Class A2a Interest Amount at that date and the reciprocal payment by the currency swap provider thereafter to be applied towards payment of interest on the Class A2a notes;

(c)	the payment to the relevant currency swap provider under the currency swap relating to the Class A2b notes of the A$ Class A2b Interest Amount at that date and the reciprocal payment by the currency swap provider thereafter to be applied towards payment of interest on the Class A2b notes; and

(d)	the Class A2c interest as of that date;

(6)	any fee payable by the issuer trustee under the redraw facility;

(7)	the Class B interest as of that date; and

(8)	any fees or expenses which constitute trust expenses payable to the approved seller under sub-paragraph (2) above, but which the issuer trustee and the approved seller have expressly agreed in writing not to treat as trust expenses under sub-paragraph (2) above.

The sum of paragraphs (1) to (8) above represents “Total Payments” for a collection period.

The issuer trustee will only make a payment described in paragraphs (1) through (8) above to the extent that any Total Available Funds remain available to do so after each prior payment is made.

Trust Expenses

On each determination date, the trust manager will determine the trust expenses for the related collection period payable under paragraph (2) of the definition of Total Payments above, and the trust manager will arrange for the payment of these expenses on the next payment date in the following order of priority:

(1)	taxes payable in relation to the trust for that collection period;

(2)

in descending sequential order of priority, the issuer trustee’s fee; the security trustee’s fee under the security trust deed, pari passu, any fee payable to any paying agent, the calculation agent, any note registrar or any other paying agent pursuant to the agency agreement; and the note trustee’s fee pursuant to the note trust deed;

(3)	the trust manager’s fee for that collection period;

(4)	the servicing fee for that collection period;

(5)	any costs, charges or expenses, other than fees, incurred by, and any liabilities owing under any indemnity granted to, the security trustee, the servicer, the note trustee, a paying agent, calculation agent, note registrar or any other agent under the agency agreement, in relation to the trust under the transaction documents, for that collection period; and

(6)	pari passu based on their respective entitlements any other costs, charges or expenses incurred by the issuer trustee or the trust manager in the administration or operation of the trust (including any settlement amount payable under a currency swap where the relevant counterparty is not the defaulting party), excluding those fees and expenses expressly agreed in writing to not be trust expenses under paragraph (8) of the definition of Total Payments above.

The following table sets forth all fees and expenses that are payable out of cash flows from the housing loans relating to the trust. All of such fees and expenses are payable prior to payments of interest and principal to the noteholders.

Description	Amount	Receiving Party

Issuer Trustee Fee	0.005% per annum of the average daily balance of the housing loan principal paid quarterly	issuer trustee

Security Trustee Fee	A$40,000 per annum	security trustee

Note Trustee Fee	US$3,500 per annum	note trustee

Servicing Fee	0.10% per annum of the average daily balance of the housing loan principal paid quarterly	servicer

Trust Manager’s Fee	0.01% per annum of the average daily balance of the housing loan principal paid quarterly	trust manager

Redraw Facility Availability Fee	0.07% per annum of the Available Redraw Amount paid each payment date	redraw facility provider

Liquidity Facility Availability Fee	0.25% per annum of the available liquidity amount, if any	liquidity facility provider

Interest on the Offered Notes

Calculation of Interest Payable on the Offered Notes

Up to, but excluding, the Call Option Date, the interest rate for the offered notes for each Interest Period will be equal to LIBOR for that Interest Period plus 0.05%. If the issuer trustee has not redeemed all of the offered notes by the Call Option Date, then the interest rate for each

Interest Period commencing on or after that date will increase as described in “Description of the Offered Notes—Optional Redemption of the Notes”.

The offered notes will accrue interest for each Interest Period. For any payment date, interest on the offered notes will be calculated as the product of:

(1)	the Invested Amount of the offered notes as of the first day of that Interest Period, after giving effect to any payments of principal made with respect to that class on that day;

(2)	the interest rate for the offered notes for that Interest Period; and

(3)	a fraction, the numerator of which is the actual number of days in that Interest Period and the denominator of which is 360 days.

A note will stop earning interest on any date on which the Stated Amount of the note is reduced to zero or the date upon which that note is redeemed or repaid in full. However, if payment of principal on the notes has been improperly withheld or refused by the trustee, the note will continue to earn interest on the Invested Amount until the later of:

•	the date on which the note trustee or paying agent receives the moneys for the notes and notifies the noteholders of that receipt; or

•	the date on which the Stated Amount of the note has been reduced to zero.

Calculation of USD–LIBOR–BBA

On the second London banking day before the beginning of each Interest Period, each an “interest determination date”, the calculation agent will determine the “USD-LIBOR-BBA” rate as the applicable Floating Rate Option under the 2000 ISDA Definitions of the International Swaps and Derivatives Association, Inc., as amended and updated as at the closing date (the “ISDA Definitions”), being the rate applicable to any Interest Period for deposits for a period of the same duration for which this rate is being calculated in US dollars which appears on Reuters Page LIBOR 01, as of 11:00 A.M., London time, on the interest determination date provided that on the first day of the first Interest Period USD-LIBOR-BBA shall be an interpolated rate calculated with reference to the period from (and including) the closing date to (but excluding) the first payment date. If such rate does not appear on Reuters Page LIBOR 01, the rate for that Interest Period will be determined as if the issuer trustee and calculation agent had specified “USD-LIBOR-Reference Banks” as the applicable Floating Rate Option under the ISDA Definitions. “USD-LIBOR-Reference Banks” means that the rate for an Interest Period for an offered note will be determined on the basis of the rates at which deposits in US dollars are offered by the LIBOR Reference Banks (being four major banks in the London interbank market agreed by the calculation agent and the currency swap provider) at approximately 11:00 A.M., London time, on the interest determination date to prime banks in the London interbank market for a period of the same duration for which this rate is being calculated commencing on the first day of the Interest Period and in a Representative Amount (as defined in the ISDA Definitions), or the relevant interpolated rate (if applicable). The calculation agent will request the principal London office of each of the LIBOR Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the calculation agent (after consultation with the currency swap provider), at approximately 11:00 A.M., New York City time, on that interest determination date for loans in US dollars to leading European banks, or the relevant interpolated rate (if applicable) for a period of three months commencing on the first day of the Interest Period and in a Representative Amount, or the relevant interpolated rate (if applicable). If no such rates are available in London, then LIBOR for such Interest Period will be the most recently determined rate in accordance with this definition.

Excess Available Income

General

On each determination date, the trust manager must determine whether or not there is any Excess Available Income available to distribute. “Excess Available Income” is the amount, if any, by which Total Available Funds for the collection period ending immediately before that determination date exceed the Total Payments for that same collection period.

Distribution of Excess Available Income

On each determination date, the trust manager must apply Excess Available Income for the collection period relating to that determination date in the following order of priority:

(1)	to reimburse Principal Charge Offs for that collection period;

(2)	pari passu and rateably, based on the principal outstanding under the redraw facility and the A$ Equivalent of the Stated Amount of each class of the Class A notes:

(a)	as a repayment under the redraw facility, as a reduction of, and to the extent of, any Carryover Redraw Charge Offs;

(b)	as a payment to the relevant currency swap provider under the swap confirmation relating to the Class A1 notes, of the A$ Equivalent of any Carryover Class A Charge Offs;

(c)	as a payment to the currency swap provider under the swap confirmation relating to the Class A2a notes, of the A$ Equivalent of any Carryover Class A Charge Offs;

(d)	as a payment to the relevant currency swap provider under the swap confirmation relating to the Class A2b notes, of the A$ Equivalent of any Carryover Class A Charge Offs; and

(e)	as a payment to the holders of Class A2c notes in or towards reinstating the Stated Amount of such Class A2c notes to the extent of any Carryover Class A Charge Offs;

(3)	as a payment to the holders of Class B notes in or towards reinstating the Stated Amount of the Class B notes to the extent of any Carryover Class B Charge Offs;

(4)	to all principal draws which have not been repaid as at that date;

(5)	any settlement amount payable to the relevant currency swap provider under a currency swap where the currency swap provider is the defaulting party;

(6)	to Westpac as approved seller, any fee agreed between Westpac, the issuer trustee and the trust manager; and

(7)	as a distribution to any residual beneficiaries.

All amounts to be paid pursuant to paragraphs (2), (3), (6) and (7) will be paid on the payment date immediately following the determination date.

Any Excess Available Income which has been distributed to a residual beneficiary will not be available to the issuer trustee to meet its obligations in respect of the trust in subsequent periods unless there has been a manifest error in the relevant calculation of the amount distributed to the residual beneficiary. The issuer trustee does not intend and is not permitted to accumulate any surplus.

Gross Principal Collections

On each determination date, the trust manager must determine Gross Principal Collections for the collection period ending before that determination date. “Gross Principal Collections” are the sum of the following amounts for each collection period:

(1)	all amounts received by or on behalf of the issuer trustee from or on behalf of borrowers under the housing loans and related security for principal, including principal prepayments;

(2)	all other amounts received by or on behalf of the issuer trustee for principal under the housing loans and related security and other rights with respect to the housing loans and related security, including:

(a)	liquidation proceeds received on account of principal other than under a mortgage insurance policy;

(b)	any amounts in the nature of principal from the sale of any trust assets to the approved seller or the trustee of any other WST trust, including any amount received on the issue of notes and which was not used to purchase a housing loan or mortgage and which the trust manager determines is surplus to the requirements of the trust;

(c)	any Prepayment Costs applied towards Prepayment Benefits; and

(d)	any Prepayment Benefit Shortfall paid by the approved seller to the trust;

(3)	all amounts received by or on behalf of the issuer trustee from any provider of a support facility, other than a currency swap, under the related support facility and which the trust manager determines should be accounted for to reduce a Principal Loss;

(4)	all amounts received by or on behalf of the issuer trustee:

(a)	from the approved seller or the servicer in respect of any breach of a representation, warranty or undertaking contained in the transaction documents; and

(b)	from the approved seller or the servicer under any obligation under the transaction documents to indemnify or reimburse or pay damages to the issuer trustee, in each case, which the trust manager determines to be in respect of principal payable under the housing loans and related mortgages;

(5)	any amount of Excess Available Income to be applied to pay or reinstate a Principal Charge Off or a Carryover Charge Off (as applicable) on a note;

(6)	any amount of Excess Available Income to be applied to repay principal draws made on a previous payment date; and

(7)	any amounts credited to borrowers by the approved seller under housing loans to reflect an interest adjustment resulting from a change in computer systems;

but excluding any premium receivable by the issuer trustee on entry into a replacement currency swap.

On the closing date, the sum of the A$ Equivalent of the aggregate Initial Invested Amount of the offered notes issued by the issuer trustee may exceed the housing loan principal as of the cut-off date. The amount of this difference, if any, will be treated as a Gross Principal Collection and will be passed through to noteholders on the first payment date.

Principal Collections

On each determination date the trust manager will calculate “Principal Collections” for each collection period which will mean:

(1)	the Gross Principal Collections for that collection period; less

(2)	any amounts deducted by or paid to Westpac in that collection period to reimburse redraws funded by Westpac for which it has not previously been reimbursed.

Principal Distributions

On each payment date, based on the calculations and instructions provided by the trust manager, the trustee will distribute Principal Collections in the following order of priority:

(1)	to repay any redraws provided by Westpac to borrowers under housing loans and mortgages to the extent not previously reimbursed;

(2)	to repay any principal outstanding under the redraw facility; and

(3)	to allocate to Total Available Funds any principal draw.

The aggregate of such distributions shall constitute the “Initial Principal Distributions”.

Principal Collections will be available to the issuer trustee for payment to the currency swap provider only after the issuer trustee has paid the Initial Principal Distributions. Payments to the currency swap provider will enable the issuer trustee to make payments to the holders of the offered notes in US$ in accordance with the appropriate principal allocation methodology set forth below. With respect to any payment date, “Net Principal Collections” shall equal the amount of Principal Collections remaining after the distribution of Initial Principal Distributions.

Payments of Principal on the Notes

With respect to any determination date, the trust manager shall determine the appropriate principal allocation methodology as set forth below. On each payment date on which principal payments on the notes are to be made, the trust manager shall instruct the issuer trustee to pay principal to the noteholders in the manner and subject to the priority set forth below.

Serial Method

If, on the related determination date, the Serial Method Distribution Test has been satisfied, then the issuer trustee will pay out of any Net Principal Collections on the immediately following payment date the following amounts in the following order of priority:

(a)	first, pari passu and rateably between themselves:

(i)	as a payment, denominated in A$, to the relevant currency swap provider under any currency swap relating to the Class A1 notes, of an amount equal to the lesser of:

(A)	the Class A1 Percentage of the sum of:

(1)	the Class A Percentage of Net Principal Collections; and

(2)	the then Class A Payment Percentage of the then Class B Percentage of the Net Principal Collections; and

(B)	the A$ Equivalent of the Stated Amounts for all Class A1 notes;

(ii)	as a payment, denominated in A$, to the currency swap provider under any swap relating to the Class A2a notes, of an amount equal to the lesser of:

(A)	the Class A2a Percentage of the sum of:

(1)	the Class A Percentage of Net Principal Collections; and

(2)	the then Class A Payment Percentage of the then Class B Percentage of the Net Principal Collections; and

(B)	the A$ Equivalent of the Stated Amounts for all Class A2a notes;

(iii)	as a payment, denominated in A$, to the relevant currency swap provider under any swap relating to the Class A2b notes, of an amount equal to the lesser of:

(A)	the Class A2b Percentage of the sum of:

(1)	the Class A Percentage of Net Principal Collections; and

(2)	the then Class A Payment Percentage of the then Class B Percentage of the Net Principal Collections; and

(B)	the A$ Equivalent of the Stated Amounts for all Class A2b notes; and

(iv)	as a payment to the Class A2c noteholders of an amount equal to the lesser of:

(A)	the Class A2c Percentage of the sum of:

(1)	the Class A Percentage of Net Principal Collections; and

(2)	the then Class A Payment Percentage of the then Class B Percentage of the Net Principal Collections; and

(B)	the Stated Amounts for all Class A2c notes (after all applications of other amounts on that payment date); and

(b)	second, as a payment to the Class B noteholders of an amount equal to the lesser of:

(i)	the then Class B Payment Percentage of the Class B Percentage of the Net Principal Collections; and

(ii)	the Stated Amounts for all Class B notes (after all applications of other amounts on that payment date).

The “Serial Method Distribution Test” is satisfied if, on any determination date, all of the following conditions are satisfied:

(a)	the Subordinated Percentage at the current determination date was greater than or equal to 3.75%;

(b)	the Total Invested Amount as at that determination date, as a percentage of the Total Initial Invested Amount, is greater than or equal to 10%; and

(c)	the Average Quarterly Percentage as at that determination date either:

(i)	does not exceed 2% and the Total Carryover Charge Off on that determination date does not exceed 30% of the initial invested amounts of the Class B notes; or

(ii)	does not exceed 4% and the Total Carryover Charge Off on that determination date does not exceed 10% of the initial invested amounts of the Class B notes.

Sequential Method

If the Serial Method Distribution Test has not been met, then the issuer trustee will pay out of any Net Principal Collections, on the immediately following payment date the following amounts in the following order of priority:

(a)	first, pari passu and rateably between themselves:

(i)	as a payment, denominated in A$, to the relevant currency swap provider under any currency swap relating to the Class A1 notes, of an amount equal to the lesser of:

(A)	the Class A1 Percentage of the Net Principal Collections; and

(B)	the A$ Equivalent of the Stated Amounts for all Class A1 notes;

(ii)	as a payment, denominated in A$, to the relevant currency swap provider under any currency swap relating to the Class A2a notes, of an amount equal to the lesser of:

(A)	the Class A2a Percentage of the Net Principal Collections; and

(B)	the A$ Equivalent of the Stated Amounts for all Class A2a notes;

(iii)	as a payment, denominated in A$, to the currency swap provider under any currency swap relating to the Class A2b notes, of an amount equal to the lesser of:

(A)	the Class A2b Percentage of the Net Principal Collections; and

(B)	the A$ Equivalent of the Stated Amounts for all Class A2b notes; and

(iv)	as a payment to the Class A2c noteholders of an amount equal to the lesser of:

(A)	the Class A2c Percentage of the Net Principal Collections; and

(B)	the Stated Amounts for all Class A2c notes (after all applications of other amounts on that payment date); and

(b)	second, as a payment to the Class B noteholders of an amount equal to the lesser of:

(i)	the amount available for distribution under this sub-paragraph (b) after the application of sub-paragraph (a); and

(ii)	the Stated Amounts for all Class B notes (after all applications of other amounts on that payment date).

Redraws

The issuer trustee will reimburse the approved seller for any redraws made by a borrower under a housing loan in the trust.

Under a redraw, a borrower may require the approved seller to re-advance to them previously prepaid principal. In certain circumstances, the approved seller has an option under the related housing loan to provide the redraw if the borrower has made prepayments on the related housing loan and such borrower is not delinquent. A redraw will not result in the housing loan being removed from the mortgage pool.

The approved seller is entitled to be reimbursed by the issuer trustee for redraws funded by the approved seller first, from Gross Principal Collections as described under “—Principal Collections” in this prospectus supplement and second, from drawings under the redraw facility.

Subordination and Allocation of Losses

The holders of the offered notes and the redraw facility provider will have the benefit of the subordination of the non-offered notes. That is, to the extent that there is a loss on a housing loan which is not satisfied by a claim (or deemed claim) under a mortgage insurance policy, by amounts recoverable by the issuer trustee, Westpac or the servicer, or by the application of Excess Available Income, the amount of that loss will be allocated to the non-offered notes, reducing the Stated Amount of such subordinated notes until their Stated Amount is zero. The amount of any remaining loss will then be allocated pari passu, between the offered notes and the redraw facility, reducing the Stated Amount of the offered notes until their Stated Amount is zero and reducing the principal outstanding under the redraw facility until it is zero. For further details see “—Application of Principal Charge Offs”.

Allocating Liquidation Losses

On each determination date, the trust manager must determine the following, in relation to the aggregate of all Liquidation Losses arising during the related collection period:

(1)	the amount of those Liquidation Losses which are Finance Charge Losses; and

(2)	the amount of those Liquidation Losses which are Principal Losses.

The characterization of Liquidation Losses will be made on the basis that all amounts recovered from the enforcement of housing loans actually received by or on behalf of the issuer trustee are applied first against interest, fees and other enforcement expenses, other than expenses related to property restoration, relating to that housing loan, and then against the principal outstanding on the housing loan and expenses related to property restoration relating to that housing loan.

Insurance Claims

If, on any determination date, the trust manager determines that there has been a Liquidation Loss under a housing loan during the preceding collection period, the trust manager will direct the servicer to make a claim under the relevant mortgage insurance policy, if it has not already done so.

Upon receipt of any amount under a claim, the trust manager must determine which part of the amount is attributable to interest, fees and other amounts in the nature of income, and which part of the amount is attributable to principal.

If a claim on account of a Principal Loss may not be made, or is reduced, under the mortgage insurance policy for any reason, including the following:

•	the mortgage insurance policy, if any, has been exhausted;

•	the mortgage insurance policy has been terminated in respect of that housing loan;

•	the mortgage insurer is entitled to reduce the amount of the claim; or

•	the mortgage insurer defaults in payment of a claim;

then a “Mortgage Shortfall” will arise if in relation to that housing loan:

•	the total amount recovered and recoverable under the mortgage insurance policy attributable to principal; plus

•

the total amount, including damages, recovered and recoverable from the approved seller or the servicer in respect of that housing loan under or in respect of the master trust deed, the series notice or the servicing agreement which the trust manager determines to be on account of principal;

is insufficient to meet the full amount of the Principal Loss.

An amount is not recoverable if the loss is not recovered within two years of the determination date on which the loss was determined, or if the trust manager, in the case of the first bullet point above, or the issuer trustee, in the case of the second bullet point above, so determines.

The aggregate amount of all Mortgage Shortfalls for a collection period will be applied to reduce the Stated Amounts of the notes as described in the following subsection.

Principal Charge Offs

If applicable, on each determination date, the trust manager will apply Excess Available Income, if any, against Principal Charge Offs for that collection period. If the amount of Excess Available Income is less than the amount of those Principal Charge Offs, then the balance of the Principal Charge Offs will be allocated as follows:

(1)	applied to reduce the Stated Amounts of the Class B notes by that balance, a “Class B Charge Off”, until the Class B Stated Amount is zero; and

(2)	to the extent that balance cannot be applied under paragraph (1) because the Class B Stated Amount is zero, applied pari passu and rateably, based on their respective Stated Amounts or principal outstanding, as applicable, to the reduction of the Class A notes, a “Class A Charge Off”, until the respective Stated Amounts of the Class A notes are zero and the principal outstanding under the redraw facility until the principal outstanding is zero, a “Redraw Facility Charge Off” (using relevant A$ Equivalent amounts in the case of the Class A1 notes).

With respect to any date, the “Total Carryover Charge Off” means the sum of:

(1)	the A$ Equivalent of all Carryover Class A Charge Offs for all Class A notes as at that date; and

(2)	all Carryover Class B Charge Offs for all Class B notes as at that date.

Reimbursement of Principal Charge Offs

If applicable, on any determination date, the trust manager will determine if there is Excess Available Income for that collection period remaining after the reimbursement of any Principal Charge Offs for that collection period. If so, the trust manager will direct the issuer trustee to use the remaining Excess Available Income to reinstate the Stated Amounts of the Notes in the following priority:

(1)	first, the Carryover Redraw Charge Offs and Carryover Class A Charge Offs, pari passu and rateably based on the amount of their respective Charge Offs (using A$ Equivalent amounts in the case of any Carryover Class A Charge Offs); and

(2)	second, the Carryover Class B Charge Offs.

On any determination date in relation to a Class A note, “Carryover Class A Charge Offs” means the aggregate of Class A Charge Offs in relation to that Class A note prior to that determination date which have not been reinstated as provided for in this prospectus supplement. On any determination date in relation to a Class B note, “Carryover Class B Charge Offs” means the aggregate of Class B Charge Offs in relation to that Class B note prior to that determination date which have not been reinstated as provided for in this prospectus supplement. On any determination date in relation to the redraw facility, “Carryover Redraw Charge Offs” means the aggregate of Redraw Facility Charge Offs prior to that determination date which have not been reinstated as provided for in this prospectus supplement.

Payments into US$ Account

The issuer trustee will open and maintain a US$ account with the paying agent into which the currency swap provider will deposit amounts denominated in US$. The issuer trustee will direct the currency swap provider to pay all amounts denominated in US$ payable to the issuer trustee by the currency swap provider under the currency swaps into the US$ account or to the principal paying agent on behalf of the issuer trustee. If any of the issuer trustee, the trust manager or the servicer receives any amount denominated in US$ from the currency swap provider under a currency swap, they will also promptly pay that amount to the credit of the US$ account.

Payments out of US$ Account

The paying agent, on behalf of the issuer trustee, will pay all amounts credited to the US$ account to meet its US$ obligations under the series notice and the notes for each series, in accordance with the note trust deed and the agency agreement.

Distributions after an Event of Default under the Security Trust Deed

Upon enforcement of the security created by the security trust deed, the net proceeds of enforcement may be insufficient to pay all amounts due on redemption to the noteholders. The proceeds from enforcement (which will not include amounts required by law to be paid to the holder of any higher ranking security interest, the proceeds of or amounts credited to the collateral account under the liquidity facility and payable to the liquidity facility provider and the proceeds of cash collateral lodged with and payable to a swap provider or other provider of a support facility) will be applied in the order of priority as set out below. Payments which will have priority in enforcement over secured creditors include certain federal taxes, unpaid wages, long service leave, annual leave and similar employee benefits and certain auditor’s fees. Subject to the foregoing, the proceeds from enforcement of the security trust deed will be distributed as follows:

(1)	first, to pay all costs, charges, expenses and disbursements properly incurred in the exercise of any power by the security trustee, the note trustee, a receiver or an attorney or agent on behalf of the security trustee or note trustee or other amounts (other than those referred to in paragraph (4) below) payable to the security trustee or the note trustee under the security trust deed;

(2)	second, to pay pari passu and rateably:

(a)	any fees and other expenses (including trust expenses) due to the security trustee, note trustee, calculation agent, note registrar or paying agents;

(b)	any fees, costs and unpaid expenses due to the issuer trustee; and

(c)	the receiver’s remuneration;

(3)	third, to pay pari passu and rateably any unpaid Accrued Interest Adjustment due to the approved seller;

(4)	fourth, to pay pari passu and rateably:

(a)	all Secured Moneys owing to the providers of each support facility (including the liquidity facility, the redraw facility and the interest rate swaps) but excluding the currency swap providers;

(b)	all Secured Moneys owing to holders of the Class A notes (as at the date of payment);

(c)	all Secured Moneys owed by the issuer trustee as trustee of the trust to a WST trust other than the trust;

(d)	all Secured Moneys owing in relation to any redraws made by Westpac for which it has not been reimbursed under the transaction documents; and

(e)	all Secured Moneys owing to any currency swap provider under a currency swap relating to any Class A notes (but without double counting with payments under sub-paragraph (b));

(5)	fifth, all Secured Moneys owing to the Class B noteholders (as at the date of payment);

(6)	sixth, to pay pari passu and rateably any amounts not covered above owing to any mortgagee under any transaction document;

(7)	seventh, to pay pari passu and rateably any amounts payable to Westpac which constitute trust expenses but which the issuer trustee and Westpac have agreed to subordinate to this payment position;

(8)	eighth, to pay the holder of any subsequent security interest over the assets charged by the security trust deed of which the security trustee has notice of the amount properly secured by the security interest; and

(9)	ninth, to pay any surplus to the issuer trustee to be distributed in accordance with the master trust deed and the series notice.

The surplus will not carry interest. If the security trustee pays the surplus to the credit of an account in the name of the issuer trustee with any bank carrying on business in Australia, the security trustee, receiver, mortgagee or attorney (as the case may be) will be under no further liability in respect of it.

Redemption of the Notes

If an event of default occurs under the security trust deed while the notes are outstanding, the security trustee may (subject, in certain circumstances, to the prior written consent of the noteholder mortgagees in accordance with the provisions of the security trust deed), and will (if so directed by the noteholder mortgagees where they are the only Voting Mortgagees, or, otherwise by a resolution of 75% of the votes capable of being cast by Voting Mortgagees present in person or by proxy of the relevant meeting or a written resolution signed by all Voting Mortgagees) enforce the security created by the security trust deed. That enforcement can include the sale of some or all of the housing loans. There is no guarantee that the security trustee will be able to sell the housing loans for their then Unpaid Balance. Accordingly, the security trustee may not be able to realize the full value of the housing loans and this may have an impact upon the issuer trustee’s ability to repay all amounts outstanding in relation to the notes.

Optional Redemption of the Notes

The issuer trustee must, when directed by the trust manager (at the trust manager’s option) on or before the date which is three business days before the payment date, redeem all of the notes at their then Invested Amounts, subject to the following, together with accrued but unpaid interest to, but excluding, the date of redemption, on any payment date falling on or after the payment date on which the aggregate Invested Amount of the notes is less than 10% of the aggregate Initial Invested Amount of the notes, that date being the “Call Option Date”.

If the issuer trustee fails to exercise its option to redeem the notes on the first payment date occurring on or after the Call Option Date, the interest rate on the Class A2a notes will increase to LIBOR plus 0.10%, subject to the paragraphs below.

The issuer trustee may redeem the notes at their Stated Amounts instead of at their Invested Amounts, together with accrued but unpaid interest to but excluding the date of redemption, if so approved by an Extraordinary Resolution of noteholders. However, the issuer trustee will not redeem the notes unless it is in a position on the relevant payment date to repay the then Invested Amounts or the Stated Amounts, as required, of the notes together with all accrued but unpaid interest to but excluding the date of redemption and to discharge all its liabilities in respect of amounts which are required under the security trust deed to be paid in priority to or equally with the notes as if the charge in respect of the trust were enforced. If the issuer trustee, at the direction of the trust manager, proposes to exercise its option to redeem the notes on a payment date on or after the Call Option Date at their Stated Amounts rather than their Invested Amounts, as described above, but is unable to do so because, following a meeting of noteholders convened under the provisions of the master trust deed and the note trust deed for this purpose, the noteholders have not approved by an Extraordinary Resolution of noteholders the redemption of the notes at their Stated Amounts, then the spread over LIBOR to be applied in determining the interest rate on the Class A2a notes for each Interest Period commencing on or after that payment date will remain at, or revert to, the margin applying, at the closing date.

Class A noteholders must be given notice of a redemption not more than 60 nor less than 10 days prior to the date of redemption.

In order to effect an optional redemption as described above, the issuer trustee will, if the trust manager directs it to do so, give notice to the applicable seller or the trustee of another WST trust of an offer to repurchase equitable title of the housing loans to the applicable seller or that trustee for an amount equal to the Unpaid Balance of such housing loans (in the case of Performing Housing Loans) and the then current fair market value of such housing loans taking into account applicable mortgage rights covering such housing loans and other available resources (in the case of non-Performing Housing Loans). If the clean-up offer amount would be insufficient to redeem the Class A notes at their then Invested Amount, the issuer trustee must first obtain the consent of the note trustee and the holders of all of the notes that are subordinated to the Class A notes in favor of making a clean-up offer at the then aggregate Stated Amount of all the notes. The proceeds of the clean-up offer will be applied to the optional redemption of the notes as described above.

Redemption for Taxation or Other Reasons

The notes may be redeemed for taxation and other reasons as discussed in the prospectus under “Description of the Offered Notes—Redemption of the Offered Notes for Taxation or Other Reasons”.

Westpac’s Right of First Refusal

As soon as practical after the Termination Date of a trust, the trust manager will direct the issuer trustee to offer, by written notice to Westpac, irrevocably to extinguish in favor of Westpac, or if the issuer trustee has perfected its title, to equitably assign to Westpac its entire right, title and interest in and to the housing loans for that trust. Westpac’s purchase price will be equal to the Unpaid Balance of the Performing Housing Loans plus the fair market value of any non-Performing Housing Loans in that trust. If the fair market value of a housing loan is less than its Unpaid Balance, the sale requires the consent of the holders of the percentage specified in the prospectus of the aggregate Invested Amount of the notes. The servicer will determine whether a housing loan is a Performing Housing Loan or a non-Performing Housing Loan.

The issuer trustee is not entitled to sell any housing loans unless the approved seller has failed to accept the offer within 180 days after the occurrence of the Termination Date by paying the purchase price to the issuer trustee. The approved seller must pay all costs and expenses relating to the repurchase of any housing loans. If the approved seller does not accept the offer within 180 days, the costs and expenses relating to the sale of the housing loans will be a trust expense.

Residual Interests

The depositor, an affiliate of Westpac, as residual income beneficiary, will be entitled to receive any residual cash flow from the housing loans. The residual income beneficiary may transfer its right to receive that residual cash flow to any of its affiliates or to any other person or entity.

Reports to Noteholders

On each determination date, the trust manager will, in respect of the collection period ending before that determination date, deliver to the principal paying agent on behalf of the issuer trustee, a report containing the following information:

(1)	the principal outstanding amount and the Stated Amount of each class of notes;

(2)	the interest payments and principal distributions on each class of notes;

(3)	the Available Income;

(4)	the Total Available Funds;

(5)	the aggregate of all redraws made during that collection period;

(6)	the Redraw Shortfall;

(7)	the Subordinated Percentage;

(8)	the Payment Shortfall (if any);

(9)	the principal draw (if any) for that collection period, together with all principal draws made before the start of that collection period and not repaid;

(10)	the Gross Principal Collections;

(11)	the Principal Collections;

(12)	the Liquidity Shortfall (if any);

(13)	the Principal Charge Off (if any);

(14)	the Class A1 Percentage, the Class A2a Percentage, the Class A2b Percentage, the Class A2c Percentage and the Class B Percentage;

(15)	with respect to each class of notes, the Invested Amount less all principal payments on such class divided by the Invested Amount of such class on the date of issuance) (the “Bond Factor”, and the Class A1 notes Bond Factor, the Class A2a notes Bond Factor, the Class A2b notes Bond Factor, the Class A2c notes Bond Factor and the Class B notes Bond Factor shall be construed accordingly);

(16)	the Class A Charge Offs, the Class B Charge Offs and the Redraw Facility Charge Offs (if any);

(17)	all Carryover Charge Offs (if any);

(18)	if required, the Threshold Rate at that determination date;

(19)	the Quarterly Percentage;

(20)	LIBOR, as at the first day of the related Interest Period ending immediately after that determination date as calculated by the calculation agent;

(21)	scheduled and unscheduled payments of principal on the housing loans;

(22)	aggregate balances outstanding of fixed rate housing loans and aggregate balances outstanding of variable rate housing loans; and

(23)	delinquency statistics with respect to the housing loans.

The trust manager will file with the SEC such periodic reports as are required pursuant to the Exchange Act under file number 333-140399, and the rules and regulations of the SEC thereunder. However, in accordance with the Exchange Act and the rules and regulations of the SEC thereunder, the trust manager expects that the obligation to file such reports will be terminated following the end of September 2007.

The offered notes will be registered in the name of a nominee of DTC and will not be registered in the names of the beneficial owners or their nominees. As a result, unless and until definitive offered notes are issued in the limited circumstances as described under “—Definitive Notes” in this prospectus supplement and “Description of the Offered Notes—Definitive Notes” in the prospectus, beneficial owners will not be recognized by the issuer trustee as noteholders, as that term is used in the master trust deed. Hence, until such time, beneficial owners will receive reports and other information provided for under the transaction documents only if, when and to the extent provided by DTC and its participating organizations.

THE LIQUIDITY FACILITY

General

Under the liquidity facility to be entered into by the closing date, the liquidity facility provider will agree to make advances to the issuer trustee for the purpose of funding certain income shortfalls in the trust, up to the liquidity limit which is an aggregate amount being the lesser of:

(1)	A$56,072,181; and

(2)	any lesser amount as is agreed in writing between the liquidity facility provider, the issuer trustee, the trust manager and the rating agencies for each class of notes, as reduced or cancelled under the liquidity facility.

A “Performing Loan” at any date is a housing loan which is not delinquent or has been delinquent for less than 90 consecutive days, or if it has been delinquent for 90 or more consecutive days was insured under a mortgage insurance policy at the date of the liquidity facility on or before the closing date.

A housing loan is delinquent if the related borrower fails to pay any amount due on the related due date. Delayed payments arising from agreed payment holidays based on early repayments, or from maternity or paternity leave repayment reductions will not, by themselves, lead to a housing loan being delinquent.

Liquidity Draws

If the trust manager determines on any determination date that the Available Income plus principal draws for the collection period relating to that determination date is insufficient to meet total payments of the trust (a “Liquidity Shortfall”), then the trust manager must direct the issuer trustee to request a drawing under the liquidity facility to apply towards such Liquidity Shortfall. The drawing will (subject to certain assumptions as to payment) be the lesser of the Liquidity Shortfall and the difference between the liquidity limit and the aggregate of all outstanding amounts under the liquidity facility known as the “Available Liquidity Amount”. A drawing may only be made by a duly completed drawdown notice signed by an authorized signatory of the issuer trustee.

Conditions Precedent to a Liquidity Draw

A drawing may only be made under the liquidity facility if (among other things) no event of default (see “—Events of Default”) exists at the date of the relevant drawdown notice and the relevant drawdown date or will result from the provision of the liquidity draw.

Deposit into a Collateral Account

If at any time the liquidity facility provider’s short term credit rating is less than “A-1” from S&P or “P-1” from Moody’s, the liquidity facility provider must, within two business days or such longer period as the rating agencies confirm will not result in a downgrade, withdrawal or qualification of the notes, deposit into a collateral account held in the name of the issuer trustee an amount equal to the Available Liquidity Amount at that time.

The collateral account may be maintained with the liquidity facility provider if and for so long as the liquidity facility provider has a short term credit rating of not lower than “A-1” from S&P and “P-1” from Moody’s.

If at any time the short term credit rating of the bank holding the collateral account is less than “A-1” from S&P or “P-1” from Moody’s, then the balance of the collateral account, and all amounts standing to the credit of the collateral account, must (subject to certain limited restrictions) within five business days (or such longer period as the rating agencies agree) be transferred to a new collateral account with a bank with a short term credit rating from S&P of not lower than “A-1” and not lower than “P-1” from Moody’s.

Withdrawals from a collateral account are restricted to, among other things, making a liquidity draw, paying bank account debit tax (being taxes charged on account transactions) and investing in short term investments.

All interest accrued on the moneys in the collateral account shall belong to the liquidity facility provider.

If the liquidity facility provider’s short term credit rating is upgraded to not lower than “A-1” from S&P and “P-1” from Moody’s, then the balance in the collateral account must be repaid within two business days to the liquidity facility provider and any advances under the liquidity facility thereafter will be made directly from the liquidity facility provider in the normal course of business.

Interest on Liquidity Draws

Interest is payable to the liquidity facility provider on the principal amount drawn under the liquidity facility. This interest is payable at the applicable Bank Bill Rate plus a margin, calculated on days elapsed and a year of 365 days. Interest is payable on each payment date and on repayment of a drawing. Unpaid interest will capitalize, and interest accrues on any unpaid interest.

Commitment Fee

A commitment fee accrues daily from the date of the liquidity facility on the Available Liquidity Amount, and is payable on each payment date and on termination of the facility.

The commitment fee is calculated on the actual number of days elapsed and a year of 365 days.

Repayment of Liquidity Drawings

If an amount has been drawn down under the liquidity facility, the principal amount is repayable on the following payment date, to the extent that amounts are available for this purpose. See “Description of the Offered Notes—Distribution of Total Available Funds”. It is

not an event of default if the issuer trustee does not have funds available to repay the full amount outstanding on the following payment date.

Events of Default

It is an event of default under the liquidity facility (whether or not such event is within the control of the issuer trustee) if:

(1)	at any time the Available Liquidity Amount is zero, and the issuer trustee fails to pay an amount payable by it under the liquidity facility within ten business days of its due date;

(2)	an amount is available for payment to the liquidity facility provider under the liquidity facility and the issuer trustee does not pay that amount;

(3)	an Insolvency Event occurs in relation to the trust;

(4)	an Insolvency Event occurs in relation to the issuer trustee, and a successor trustee of the trust is not appointed within 30 days of that Insolvency Event;

(5)	the termination date occurs in relation to the trust; or

(6)	all or any part of the liquidity facility is terminated or is or becomes void, illegal, invalid or unenforceable.

Consequences of an Event of Default

In addition to rights provided by law or any transaction document, at any time after an event of default has occurred under the liquidity facility (whether or not it is continuing), the liquidity facility provider may do all or any of the following by notice to the issuer trustee and the trust manager:

(1)	declare all moneys actually or contingently owing at that time immediately due and payable, and the issuer trustee must immediately pay the total amount of all outstanding liquidity draws, together with accrued interest and fees and all other such moneys; and

(2)	cancel the liquidity limit with effect from any date specified in that notice.

Termination

The liquidity facility will terminate on the earliest of the following to occur:

(1)	the date on which the issuer trustee enters into a replacement liquidity facility as previously notified to the rating agencies;

(2)	one month after the notes have been redeemed in full;

(3)	following an event of default under the liquidity facility, the date on which the liquidity facility provider declares the liquidity facility terminated; and

(4)	the date on which the issuer trustee has cancelled the liquidity limit in full.

Cancellation of the liquidity limit by the issuer trustee is conditional on the rating agencies confirming that such cancellation will not result in a downgrade, withdrawal or qualification of the credit rating assigned by the rating agencies to the notes. See “Description of Certain Parties—The Sponsor and Servicer” for certain required disclosures regarding the liquidity facility provider.

THE REDRAW FACILITY

General

On or prior to the closing date, Westpac will enter into a redraw facility agreement in its capacity as redraw facility provider with the issuer trustee and the trust manager. Pursuant to the terms of the redraw facility agreement, the redraw facility provider shall be obligated, subject to the certain limitations, to fund the amount of any redraws not funded with Gross Principal Collections. To the extent that Gross Principal Collections are insufficient to fund redraws, and amounts are available under the redraw facility, the trust manager must direct the issuer trustee to draw on the redraw facility. Under the redraw facility, the redraw facility provider will agree to make advances to the issuer trustee up to the redraw limit from time to time or any other amount as agreed between the redraw facility provider, the issuer trustee and the trust manager. On the closing date, the redraw limit is expected to be A$100,000,000. The redraw limit may not be increased without written confirmation from the rating agencies that the increase would not result in a downgrading or withdrawal of the rating for the notes then outstanding.

The redraw facility provider may revoke the redraw facility at any time following an event of default under the redraw facility immediately on giving notice to the issuer trustee and the trust manager.

Drawing on the Redraw Facility

In the event that the aggregate of redraws for a collection period is greater than Gross Principal Collections for that collection period (that shortfall being a “Redraw Shortfall”), the trust manager must direct the issuer trustee to drawdown on the redraw facility for an amount known as the “Redraw Advance” equal to the lesser of the Redraw Shortfall and the “Available Redraw Amount” (as defined in this prospectus supplement). A drawing may only be made under the redraw facility on account of a Redraw Shortfall.

“Available Redraw Amount” means at any time the greater of: (a) the redraw limit at such time less (i) the principal outstanding at that time; and (ii) the Carryover Redraw Charge Offs at that time; and (b) zero. The sum of all Redraw Advances outstanding on any particular date less the Carryover Redraw Charge Offs at that time shall be the principal outstanding under the redraw facility.

A drawing may only be made by the issuer trustee delivering to the redraw facility provider a duly completed drawdown notice signed by the issuer trustee; provided, that each of the following conditions precedent to drawing are met.

Conditions Precedent to Drawing

The obligations of the redraw facility provider to make available each Redraw Advance are subject to the conditions precedent that:

(1)	no event of default has occurred and is continuing under the redraw facility at the date of the relevant drawdown notice and the relevant drawdown date or will result from the provision of the Redraw Advance; and

(2)	the representations and warranties by the issuer trustee in the redraw facility agreement are true as of the date of the relevant drawdown notice and the relevant drawdown date as though they had been made at that date in respect of the facts and circumstances then existing.

Draw Fee

For any Redraw Advance made by the redraw facility provider, a draw fee will accrue daily on the amount of each such Redraw Advance from the date of its advance at a rate equal to the Bank Bill Rate plus a margin (which varies depending on how long the Redraw Advance is outstanding), calculated on the basis of the actual number of days elapsed since the advance and a year of 365 days. The draw fee is payable on each payment date and on termination of the redraw facility. If the draw fee is not paid, the amount of such unpaid draw fee will be capitalized and interest will accrue on any such unpaid draw fee.

Availability Fee

For so long as the redraw facility exists, an availability fee will accrue daily from the date of the redraw facility on the Available Redraw Amount. The availability fee is payable on each payment date and on termination of the redraw facility. The availability fee is calculated on the actual number of days elapsed and a year of 365 days.

Repayment of Redraw Advances

To the extent a Redraw Advance has been made and remains outstanding, the amount of such unreimbursed Redraw Advance is repayable on the following payment date and on the date of termination of the redraw facility, to the extent that there are funds available for such payment. It is not an event of default if the issuer trustee does not have funds available to repay the full amount of the unreimbursed Redraw Advance on the following payment date.

Events of Default under the Redraw Facility

It is an event of default under the redraw facility (whether or not such event is within the control of the issuer trustee) if:

(1)	an amount is available for payment to the redraw facility provider under the redraw facility, and the issuer trustee does not pay that amount within 10 business days of its due date;

(2)	an Insolvency Event occurs in relation to the trust;

(3)	an Insolvency Event occurs in relation to the issuer trustee, and a successor trustee of the trust is not appointed within 30 days of that Insolvency Event;

(4)	the Termination Date occurs in relation to the trust; or

(5)	an event of default under the security trust deed occurs and any action is taken to enforce the security interest under the security trust deed over the assets of the trust (including appointing a receiver or receiver and manager or selling any of those assets).

Consequences of an Event of Default

At any time after an event of default (whether or not it is continuing) the redraw facility provider may do all or any of the following:

(1)	by notice to the issuer trustee and the trust manager declare all moneys actually or contingently owing under the redraw facility immediately due and payable, and the issuer trustee must immediately pay the principal outstanding together with accrued interest and fees and all such other moneys; and

(2)	by notice to the issuer trustee and the trust manager cancel the redraw limit with effect from any date specified in that notice.

Termination of the Redraw Facility

The redraw facility will terminate on the earliest of the following:

(1)	the date on which the issuer trustee enters into a replacement redraw facility;

(2)	one month after the notes have been redeemed in full in accordance with the master trust deed and the series notice;

(3)	following an event of default under the redraw facility, the date on which the redraw facility provider declares the redraw facility terminated;

(4)	the date on which the issuer trustee has cancelled the redraw limit in full. The issuer trustee may cancel all or part of the redraw limit on not less than five business days irrevocable notice to the redraw facility provider;

(5)	the date which is one year after the maturity date;

(6)	the date on which the redraw limit is cancelled in full by the redraw facility provider; or

(7)	at the election of the redraw facility provider, the date on which Westpac Securitisation Management Pty Limited retires or is removed as trust manager under the master trust deed.

The redraw limit may be also be reduced in part by the redraw facility provider by giving notice to the issuer trustee and the trust manager. Such a reduction will not result in a termination of the redraw facility. See “Description of Certain Parties—The Sponsor and Servicer” for certain required disclosures regarding the redraw facility provider.

HEDGING ARRANGEMENTS

The Interest Rate Swaps

The issuer trustee will enter into a variable rate basis swap and a fixed rate basis swap with Westpac, in its capacity as the provider of the variable rate basis swap and the fixed rate basis swap. Each swap will be governed by an ISDA Master Agreement, as amended by a supplementary schedule and confirmed by a written confirmation.

A variable rate basis swap will be used to hedge the basis risk between the floating rate obligations of the trust (including interest payable on the notes) and the variable rate set, as permitted by the relevant housing loan agreements, at the discretion of Westpac. The variable rate basis swap will include those loans with a concessional fixed rate of interest for the first 12 months, if any, converting to the standard variable rate after that period. The issuer trustee will pay an amount calculated as the product of the aggregate housing loan principal balance of all housing loans with a variable rate of interest at the beginning of each quarter and the applicable daily weighted average variable interest rate on housing loans with a variable rate and receive the applicable Bank Bill Rate plus a fixed margin, such margin not to exceed 1.20% per annum. See “Description of the Offered Notes—Interest on the Notes”.

A fixed rate basis swap will be used to hedge the basis risk between the floating rate obligations of the trust (including interest payable on the notes) and the discretionary fixed rates set by Westpac on the housing loans which are subject to a fixed rate of interest.

The fixed rate basis swap will hedge the basis risk occurring when borrowers switch from a variable rate of interest to a fixed rate of interest after the cut-off date. The issuer trustee will pay an amount calculated as the product the aggregate housing loan principal balance of all housing loans with a fixed rate of interest at the beginning of each quarter and the applicable daily weighted average fixed rate for each collection period on housing loans and the interest rate swap provider will pay the applicable Bank Bill Rate plus a fixed margin, such margin not to exceed 1.20%. See “Description of the Offered Notes—Interest on the Notes”.

The trust manager, as depositor, has determined that the significance percentage of payments under the interest rate swap agreements, as calculated in accordance with Regulation AB under the Securities Act of 1933, is less than 10%.

Termination

The following events are events of default under the interest rate swap agreements: (i) failure by Westpac or the issuer trustee to make, when due, any payment or delivery required by the agreement and such failure is not remedied by the tenth local business day; and (ii) an Insolvency Event has occurred in respect of Westpac or the issuer trustee; provided, that an Insolvency Event in relation to the issuer trustee in its personal capacity is not an event of default if the relevant swap is novated within thirty business days of that Insolvency Event and the novation will not cause a reduction or withdrawal of the rating of any notes. Upon novation of the swap, the successor issuer trustee will assume the rights and obligations of the issuer trustee under the interest rate swap.

An event which constitutes illegality will be a termination event under the interest rate swaps. If there is a downgrading of the interest rate swap provider’s short term debt rating below “A-l” by S&P or “P-1” (short-term) or “A2” (long-term) by Moody’s, respectively, and the interest rate swap provider fails to act, as described in “—Downgrade of Interest Rate Swap Provider”, it will be an additional termination event under each of the interest rate swaps.

Upon the termination of a fixed rate basis swap, a termination payment calculated pursuant to the loss method, as defined in such fixed rate basis swap, will be due to be paid by the issuer trustee to the fixed rate swap provider or by the fixed rate swap provider to the issuer trustee. The termination payment with respect to the variable rate basis swap will be zero. The issuer trustee may look to any cash collateral posted by the fixed rate swap provider relating to the terminated fixed rate basis swap for satisfaction of the fixed rate swap provider’s termination payment.

Novation

Upon the novation of an interest rate swap, either the interest rate swap provider will pay to the substitute interest rate swap provider an up-front premium or the substitute interest rate swap provider will pay to the interest rate swap provider an up-front premium to preserve the economic equivalent of the mark-to-market value of the swap as of the date of novation. The issuer trustee will not bear any risk with respect to the novation of an interest rate swap unless the interest rate swap provider is unable to pay any required up-front premium and there is insufficient cash collateral posted with respect to such interest rate swap to cover such premium.

Threshold Rate

If at any time the variable rate basis swap is terminated, the trust manager must, on each determination date following that termination, calculate the minimum rate of interest, the “Threshold Rate”, that must be set on the housing loans which are subject to a discretionary variable rate, in order to cover (assuming all counterparties to the transaction documents, the housing loans and any mortgages and other relevant documents meet their obligations), when aggregated with the income produced by all other housing loans and taking into account the other swap agreements, the obligations of the trust. If the servicer is notified of the Threshold Rate, it is required, subject to the terms of the relevant housing loans, to ensure that the rate of interest on each relevant discretionary variable rate housing loan is not less than the Threshold Rate.

Downgrade of Interest Rate Swap Provider

If there is a downgrading of the interest rate swap provider’s short term debt rating below “A-1” or “P-1” by either S&P or Moody’s, respectively, or a long term debt rating of “A2” by Moody’s, the interest rate swap provider will, in the case of the fixed rate basis swap:

(1)	provide cash collateral sufficient to enable S&P and Moody’s to confirm that the downgrade will not cause a reduction in or a withdrawal of the rating of the notes;

(2)	arrange for a suitably rated counterparty to act as substitute swap provider; or

(3)	enter into another arrangement acceptable to the rating agencies.

If, in the case of the fixed rate basis swap, there is a downgrading of the interest rate swap provider’s long term debt rating below “BBB-” by S&P, the interest rate swap provider must immediately provide cash collateral sufficient to enable S&P and Moody’s to confirm that the downgrade will not cause a reduction in or a withdrawal of the rating of the notes and must be immediately replaced by a suitably rated counterparty to act as substitute fixed rate swap provider.

If, in the case of the variable rate basis swap, there is a downgrading of the interest rate swap provider’s short term debt rating below “A-1” or “P-1” by either S&P or Moody’s, respectively, or a long term debt rating of “A2” by Moody’s, and the Threshold Rate is greater than the Weighted Average Customer Rate (as defined in the variable rate basis swap confirmation), the interest rate swap provider will pay an amount equal to the next payment due to be paid by it into a cash collateral account established in accordance with the variable rate basis swap.

The Currency Swap

The following sections contain a summary of the material terms of the currency swap for the offered notes. The summary does not purport to be complete and is subject to the provisions of such currency swap.

The currency swap provider for the offered notes will be Westpac.

The trust manager, as depositor, has determined that the significance percentage of payments under the currency swap agreements, as calculated in accordance with Regulation AB under the Securities Act of 1933, is greater than 20%. See “Description of Certain Parties—Incorporation by Reference” where certain required disclosures are incorporated in connection with such a significance percentage.

Collections on the housing loans and related mortgages and under the variable rate basis swap and the fixed rate basis swap will be denominated in Australian dollars. However, the payment obligations of the issuer trustee in relation to interest and principal on the offered notes are denominated in United States dollars. To hedge its currency exposure, the issuer trustee will enter into a currency swap relating to the offered notes with the currency swap provider. The currency swap will be governed by a standard form ISDA Master Agreement, as amended by a supplementary schedule and confirmed by a written confirmation.

Under the currency swap, the issuer trustee is required to pay to the currency swap provider on each payment date amounts in A$ equal to a certain percentage of the amount of any Principal Collections received by the issuer trustee (the percentage being that which is described in the section of this prospectus supplement entitled “Description of the Offered Notes—Principal Distributions”) plus the $A Class A2a Interest Amount and the currency swap provider is required to pay to or at the direction of the issuer trustee an amount denominated in US$ which is equivalent to such A$ payment (calculated by reference to an exchange rate which is fixed on the closing date and set forth in the related swap confirmations). In addition, under the currency swap on each payment date the issuer trustee will make A$ floating rate payments to the currency swap provider and the currency swap provider will make US$ floating rate payments which are equivalent in amount to the interest payable in US$ to the holders of the offered notes. If, on any payment date, the issuer trustee does not or is unable to make the full relevant floating payment, the US$ floating rate payment to be made by the currency swap provider on such payment date will be reduced by the same proportion as the reduction in the payment from the issuer trustee.

Subscription amounts for the offered notes will be paid by investors in US$, but the consideration for the purchase by the issuer trustee of equitable title to the housing loans and related mortgages will be in A$.

On the closing date the issuer trustee will be obliged to pay to the currency swap provider an amount equal to the proceeds of the issue of the offered notes in US$. In return the issuer trustee will be paid the A$ Equivalent of that US$ amount.

The series notice requires that the issuer trustee direct the currency swap provider to pay all US$ amounts to the principal paying agent or the US$ account. US$ amounts shall be paid to the holders of the offered notes in accordance with their entitlements and the priorities set out in “Description of the Offered Notes”.

Unless terminated early by the currency swap provider or the issuer trustee as set forth below, a currency swap will terminate on the earlier to occur of (1) the date on which the related offered notes are redeemed in full and (2) the final maturity date of such notes.

Termination of a Currency Swap by the Currency Swap Provider

Under each currency swap, the currency swap provider shall have the right to terminate the relevant currency swap in the following circumstances:

(1)	the issuer trustee fails to make a payment under such currency swap within ten business days;

(2)	if due to a change in law it becomes illegal for the issuer trustee or the currency swap provider to make or receive payments or comply with any other material provision of such currency swap, such currency swap requires such party to make certain efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality (so long as the transfer would not result in a downgrading of the rating of the notes). If those efforts are not successful then the currency swap provider will have the right to terminate. These provisions relating to termination following an illegality have been modified so that they are not triggered by the introduction of certain exchange controls by any Australian governmental body;

(3)	the currency swap provider has a limited right to terminate where it is required to gross up or receive payments from which amounts have been withheld on account of tax if the note trustee is satisfied that the noteholders will be paid in full;

(4)	an Insolvency Event with respect to the issuer trustee occurs; or

(5)	any event of default occurs under the security trust deed and an Extraordinary Resolution of the Voting Mortgagees is passed directing the security trustee to take certain actions.

Termination of the Currency Swap by the Issuer Trustee

Under the currency swap, the issuer trustee will have the right to terminate the currency swap in the following circumstances, but it is only permitted to exercise that right with the prior written consent of the note trustee:

•

the currency swap provider fails to make a payment under such currency swap within ten business days or the currency swap provider merges into another entity without that entity properly assuming responsibility for the obligations of the currency swap provider under such currency swap;

•

if due to a change in law it becomes illegal for the issuer trustee or the currency swap provider to make or receive payments or comply with any other material provision of such currency swap, such currency swap requires such party to make certain efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality (so long as the transfer would not result in a downgrade of the rating of the notes). If those efforts are not successful then the issuer trustee will have the right to terminate;

•

the currency swap provider breaches any obligation to deposit cash collateral with the issuer trustee or novate or enter into another arrangement required by the rating agencies in accordance with the currency swap in the event it is downgraded; or

•	an Insolvency Event with respect to the currency swap provider occurs.

The issuer trustee may only terminate a currency swap following prior consultation by the note trustee and the issuer trustee with the currency swap provider as to the timing of termination. The issuer trustee will exercise such right to terminate at the direction of the trust manager. The currency swap provider acknowledges that the trust manager will perform the day to day management of the trust and may exercise or satisfy any of the issuer trustee’s rights or obligations under the currency swap.

Downgrade of Currency Swap Provider

The currency swap provider will give a commitment for as long as any offered notes are outstanding to (at its cost and election) (a) provide collateral, (b) novate its rights and obligations under the currency swap, and/or (c) take other measures acceptable to the relevant rating agencies, in respect of a currency swap in the event that the rating that would be given to senior debt issued by the currency swap provider is ever downgraded below specified levels. “Specified levels” means a short term credit rating of “A-1+” and “P-1” by S&P and Moody’s, respectively, and a long term credit rating of “A2” by Moody’s.

If there is a downgrading of the currency swap provider’s long term debt rating below “BBB-” by S&P, the currency swap provider must immediately provide collateral sufficient to enable S&P and Moody’s to confirm that the downgrade will not cause a reduction in or a withdrawal of the rating of the notes and must be immediately replaced by a suitably rated counterparty to act as substitute currency swap provider.

Termination Payments

On an early termination date (as defined in the currency swap) in respect of a currency swap, a termination payment will be due from the issuer trustee to the currency swap provider or to the issuer trustee from the currency swap provider in respect of such currency swap. The termination of a currency swap is an event of default under the security trust deed if it will have an Adverse Effect on payments to the noteholders. If the security trust deed is enforced after such event of default, there is no guarantee that upon any such termination the funds realized from the sale of the relevant housing loans and mortgages plus or minus (as the case may be) the termination payment due in respect of a currency swap will be sufficient to pay in full amounts owing to the holders of the relevant notes.

The termination payment in respect of a currency swap will be determined on the basis of quotations from four leading dealers in the relevant market to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of such currency swap.

Replacement of a Currency Swap

If a currency swap is terminated with respect to the currency swap provider, the issuer trustee may (at the direction of the trust manager) enter into one or more currency swaps to replace the terminated currency swap but only on the condition that the settlement amount (as defined in the ISDA Master Agreement) payable (if any) by the issuer trustee to the outgoing currency swap provider upon termination of the original currency swap will be paid in full when due in accordance with the series notice and such currency swap. If the condition in the previous sentence is satisfied, the issuer trustee may enter into a replacement currency swap and if it does so it must direct the premium payable by the provider of the replacement currency swap to be paid directly to the applicable outgoing currency swap provider in satisfaction of and to the extent of the issuer trustee’s obligation to pay the settlement amount to such currency swap provider. If such premium paid by the replacement swap provider is less than the settlement amount due to the currency swap provider, the balance may be satisfied by the issuer trustee as a Trust Expense.

PREPAYMENT AND YIELD CONSIDERATIONS

The following information is given solely to illustrate the effect of prepayments of the housing loans on the weighted average life of the Class A notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced.

General

The principal repayments, aggregate amount of distributions on the notes, and the yield to maturity of the notes will relate to (i) the rate and timing of payments of principal repayments on the housing loans, and (ii) the price at which the notes are purchased. The rate of principal repayments on the housing loans will in turn be affected by the amortization schedules of the loans, including prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties, condemnations and repurchases by the approved seller. The housing loans may be prepaid by the borrowers at any time. However, borrowers under fixed rate housing loans may be required to pay a fee or entitled to receive a benefit in order to prepay their housing loans. The yield to maturity for holders of the notes will be lower than the yield to maturity otherwise produced by the applicable interest rate and the purchase price of the notes.

Prepayments

The rate of principal payments on the notes is directly related to the rate of principal payments on the housing loans, which may be in the form of scheduled payments or principal prepayments. Prepayments, liquidations and purchases of the housing loans, including optional purchase of the remaining housing loans in connection with the termination of the trust, will result in early distributions of principal on the notes.

Since the rate of payment of principal of the housing loans cannot be predicted and will depend upon future events and a variety of factors, we cannot assure you as to this rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any note may vary from the anticipated yield will depend upon the following factors:

•	the degree to which a note is purchased at a discount or premium; and

•	the degree to which the timing of payments on the note is sensitive to prepayments, liquidations and purchases of the housing loans.

A wide variety of factors, including economic conditions, the availability of alternative financing and homeowner mobility may affect the trust’s prepayment experience for the housing loans. In particular, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

Rate of Prepayments

The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date the amount in respect of principal repayable under the note is reduced to zero, weighted by the principal payment.

Usually, greater than anticipated principal prepayments would reduce the aggregate principal balance of the housing loans more quickly than expected. As a consequence, aggregate interest payments on the housing loans would be substantially less than expected. Therefore, a higher rate of principal prepayments could result in a lower-than-expected yield to maturity on each related class of notes purchased at a premium, and in some instances investors may not fully recoup their initial investments. Conversely, lower than anticipated principal prepayments would reduce the return to investors on any related classes of notes purchased at a discount, in that principal payments on the housing loans would occur later than anticipated. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase, respectively, in the rate of principal payments. The amount and timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the notes.

Prepayment Rate Model and Modeling Assumptions

Prepayments on housing loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is based on a constant prepayment rate model. Constant prepayment rate represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the outstanding principal balance of the pool of housing loans for that month. Constant prepayment rate does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of housing loans, including the housing loans for this series. None of the approved seller, the trust manager or the issuer trustee believes that any existing statistics of which it is aware provide a reliable basis for holders of the notes to predict the amount or the timing of receipt of prepayments on the housing loans.

Since the following table was prepared on the basis of the modeling assumptions described in the next paragraph, there are discrepancies between characteristics of the actual housing loans in the pool for the trust and the characteristics of the housing loans assumed in preparing the table. Any discrepancy may have an effect upon the percentages of the outstanding principal balances and weighted average lives of the notes set forth in the table. In addition, since the actual housing loans in the trust have characteristics that differ from those assumed in preparing the table set forth below, the distributions of principal on the notes may be made earlier or later than as indicated in the tables.

For the purpose of the table below, we have used the following modeling assumptions:

•	the closing date for the notes is May 31, 2007;

•	payments on the notes are made on the 21st day of each quarter commencing August 21, 2007 regardless of the day on which the payment date actually occurs;

•	payments on the notes are made in accordance with the priorities described in this prospectus supplement;

•	the scheduled payments of principal and interest on the housing loans will be delivered on the first day of each month commencing June 1, 2007, with no defaults;

•	all prepayments are prepayments in full received on the last day of each month and include 30 days’ interest on the outstanding principal balance of the housing loan;

•	no optional termination is exercised, except for the line titled “Weighted Average Life to Call (Years)” in the decrement table below;

•

With respect to the line titled “Weighted Average Life to A1 Transfer Date (Years)”, all Class A1 notes are purchased from the initial Class A1 noteholders on the first transfer date, being May 21, 2008;

•	the housing loans’ prepayment rates are equal to the respective percentages of constant prepayment rate indicated in the table;

•	there are no redraws, substitutions or payment holidays with respect to the housing loans;

•	the redraw limit is and remains A$100,000,000.00;

•	all payments under the swaps are made as scheduled; and

•	the Class B notes represent 1.70% of the aggregate Initial Invested Amount of the notes.

The table also assumes that:

As of the cut-off date,

•	the housing loans have an aggregate principal balance of A$7,009,022,620.65;

•	the housing loans have been aggregated into one pool;

•	the weighted average mortgage rate of the pool is 7.54%; and

•	the weighted average remaining term to maturity of the pool is 317 months.

None of the approved seller, the issuer trustee or the trust manager expects that these modeling assumptions will be predictive of the housing loan pool’s actual performance for the trust. It is not likely that the housing loans will be repaid at any assumed constant prepayment rate to maturity or that all housing loans will be prepaid at the same rate. The table indicates the projected weighted average life of the notes and sets forth the percentage of the initial aggregate principal balance of the notes that is projected to be outstanding after each of the payment dates shown at specified constant prepayment rate percentages. In addition, the diverse remaining terms to maturity of the housing loans could produce slower or faster distributions of principal than indicated in the table at the assumed constant prepayment rate specified, even if the weighted average remaining term to maturity of the housing loans is the same as the weighted average remaining term to maturity of the assumptions described in this section. You are urged to make your investment decisions on a basis that includes your determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus supplement as well as other relevant assumptions.

In the following table, the percentages have been rounded to the nearest whole number and the weighted average life of a class of notes is determined by the following three step process:

•	multiplying the amount of each payment of principal thereof by the number of months from the date of issuance to the related payment date;

•	summing the results; and

•	dividing the sum by the aggregate distributions of principal referred to in the first clause above, expressing the result in years, and rounding to two decimal places.

Percent of Initial Principal Outstanding of the Class A Notes at the

Following Percentages of Constant Prepayment Rate

Date	0%	15%	20%	23%	25%	29%	32%	35%	45%
May 31, 2007	100%	100%	100%	100%	100%	100%	100%	100%	100%
May 21, 2008	99%	85%	80%	77%	76%	72%	69%	66%	56%
May 21, 2009	97%	71%	63%	58%	55%	50%	46%	42%	30%
May 21, 2010	96%	59%	49%	44%	41%	34%	30%	26%	16%
May 21, 2011	94%	49%	39%	33%	30%	24%	20%	17%	9%
May 21, 2012	93%	41%	30%	25%	22%	17%	13%	11%	4%
May 21, 2013	91%	34%	24%	19%	16%	12%	9%	7%	2%
May 21, 2014	89%	28%	19%	14%	12%	8%	6%	4%	1%
May 21, 2015	87%	23%	14%	11%	9%	5%	4%	2%	0%
May 21, 2016	85%	19%	11%	8%	6%	4%	2%	1%	0%
May 21, 2017	82%	16%	9%	6%	4%	2%	1%	1%	0%
May 21, 2018	79%	13%	7%	4%	3%	2%	1%	0%	0%
May 21, 2019	77%	11%	5%	3%	2%	1%	0%	0%	0%
May 21, 2020	73%	9%	4%	2%	1%	0%	0%	0%	0%
May 21, 2021	70%	7%	3%	1%	1%	0%	0%	0%	0%
May 21, 2022	67%	6%	2%	1%	0%	0%	0%	0%	0%
May 21, 2023	63%	4%	1%	1%	0%	0%	0%	0%	0%
May 21, 2024	58%	3%	1%	0%	0%	0%	0%	0%	0%
May 21, 2025	54%	3%	1%	0%	0%	0%	0%	0%	0%
May 21, 2026	49%	2%	0%	0%	0%	0%	0%	0%	0%
May 21, 2027	44%	1%	0%	0%	0%	0%	0%	0%	0%
May 21, 2028	38%	1%	0%	0%	0%	0%	0%	0%	0%
May 21, 2029	33%	1%	0%	0%	0%	0%	0%	0%	0%
May 21, 2030	26%	0%	0%	0%	0%	0%	0%	0%	0%
May 21, 2031	19%	0%	0%	0%	0%	0%	0%	0%	0%
May 21, 2032	12%	0%	0%	0%	0%	0%	0%	0%	0%
May 21, 2033	4%	0%	0%	0%	0%	0%	0%	0%	0%
May 21, 2034	0%	0%	0%	0%	0%	0%	0%	0%	0%
May 21, 2035	0%	0%	0%	0%	0%	0%	0%	0%	0%
May 21, 2036	0%	0%	0%	0%	0%	0%	0%	0%	0%
May 21, 2037	0%	0%	0%	0%	0%	0%	0%	0%	0%

	0%	15%	20%	23%	25%	29%	32%	35%	45%
Weighted Average Life—to Maturity (Years)	17.40	5.47	4.21	3.68	3.38	2.89	2.60	2.35	1.76
Weighted Average Life—to Call (Years)	17.35	5.11	3.90	3.40	3.11	2.68	2.40	2.16	1.63
Weighted Average Life—to A1 Transfer Date	0.97	0.92	0.91	0.89	0.89	0.87	0.86	0.85	0.81

USE OF PROCEEDS

The net proceeds from the sale of the offered notes will amount to US$2,598,699,999.88 and will be used by the issuer trustee as part of the purchase price to acquire equitable title to housing loans and related mortgages from the approved seller and for general expenses (including any premium payable to any swap provider) in relation to the trust. The remaining portion of the purchase price of the housing loans will be funded with the net proceeds from the issuance of the non-offered notes. A portion of the net proceeds of the sale of the notes may be used by the approved seller to pay its debts, including warehouse debt secured by the housing loans prior to their transfer to the issuer trustee.

UNITED STATES FEDERAL INCOME TAX MATTERS

Classification and Treatment of the Offered Notes

It is the opinion of Mayer, Brown, Rowe & Maw LLP that the offered notes will be characterized and treated as debt for United States federal income tax purposes. Prospective investors should see “United States Federal Income Tax Matters” in the prospectus for a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the offered notes.

AUSTRALIAN TAX MATTERS

Proposed Taxation of Financial Arrangement Regime

On January 3, 2007 the Australian Minister for Revenue and Assistant Treasurer issued a revised exposure draft of proposed new rules for the “Taxation of Financial Arrangements”. It is intended that the new rules, if enacted, would represent a new code for the taxation of receipts and payments in relation to financial arrangements. The proposed new rules contemplate a number of different methods for bringing to account gains and losses in relation to “financial arrangements” including, fair value, accruals, retranslation, realisation and hedging.

The exposure draft states that the proposed new rules are to apply as from the commencement of the first tax year beginning on or after July 1, 2008, although taxpayers may be able to make an election to apply the proposed rules earlier if they wish to do so. Further, the proposed new rules are not to apply to financial arrangements in place as at the commencement date. In relation to such “financial arrangements” at that time, taxpayers may elect to apply the proposed new rules if they wish, but certain tax adjustments would need to be made if such an election is made.

The exposure draft and related official materials do not contain any indication as to how, if at all, the proposed rules are to relate to the imposition of interest withholding tax. However, there is nothing which suggests that the Australian Government intends the new rules to apply in a manner which overrides the section 128F exemption.

It is expected that the Australian Government will consult with taxpayers and industry representatives to develop the final legislation.

ERISA CONSIDERATIONS

Subject to the following discussion, the offered notes may generally be acquired by pension, profit-sharing or other retirement plans and accounts subject to the Employee Retirement Income Security Act 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), and by entities that are deemed to hold plan assets of any of the foregoing (each, a “plan”).

Section 406 of ERISA and Section 4975 of the Code prohibit plans from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these “prohibited transaction” rules may generate excise tax and other penalties and liabilities under ERISA and the Code for such person or the fiduciaries of the plan. Certain transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a plan that purchased offered notes if assets of the trust were deemed to be assets of the plan.

Under a regulation issued by the United States Department of Labor (the “regulation”), the assets of the trust would be treated as plan assets of a plan for the purposes of ERISA and the Code only if the plan acquired an “equity interest” in the trust and none of the exceptions contained in the regulation, as modified by Section 3(42) of ERISA, was applicable. An equity interest is defined under the regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is no specific guidance in the regulation regarding whether a principal charge off feature under the circumstances described in this prospectus supplement would constitute a “substantial equity feature”, the regulation does state that an instrument will not fail to be treated as indebtedness merely because it has certain equity features, such as additional variable interest or conversion rights, that are incidental to the instrument’s primary fixed obligation. Although there is little guidance on how the definition of “equity interest” applies, assuming the offered notes constitute debt for local law purposes, the trust believes that, at the time of their issuance, the offered notes should be treated as indebtedness without substantial equity features for purposes of the regulation. It should be noted that the debt treatment of the offered notes for ERISA purposes could change subsequent to their issuance (i.e., they could be treated as equity) if the trust incurs losses or the rating of the offered notes changes. The trust has not obtained an opinion of counsel regarding the debt treatment of the offered notes under local law.

Aside from the plan asset issues, the acquisition or holding of the offered notes by or on behalf of a plan could give rise to a prohibited transaction if the trust, the issuer trustee, the servicer, the trust manager, the note trustee, the approved seller, the security trustee, the underwriters, the principal paying agent, any swap counterparty or other person providing services to the trust, or any of their respective affiliates, is a “disqualified person” or “party in interest” with respect to that plan. Certain exemptions from the prohibited transaction rules could be applicable, however, depending in part upon the type of plan fiduciary making the decision to acquire the offered notes and the circumstances under which such decision is made.

Included among these exceptions are PTE 90-1, regarding investments by insurance company separate accounts, PTE 96-23, regarding transactions effected by “in-house asset managers”; PTE 95-60, regarding investments by insurance company general accounts; PTE 91-38, regarding investments by bank collective investment funds; and PTE 84-14, regarding transactions effected by a “qualified professional asset manager”. In addition, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA for prohibited transactions between a plan and a person or entity that is a party in interest to such plan solely by reason of providing services to the plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the offered notes.

Moreover, the issuer trustee, the servicer, the trust manager, the note trustee, the approved seller, the security trustee, the underwriters, the principal paying agent, any swap provider or any other person providing services to the trust may be the sponsor or the investment advisor with respect to one or more benefit plans. Because these parties may receive certain benefits in connection with the sale of the offered notes, the purchase of offered notes using plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and Section 4975 of the Code for which no exemption may be available. Accordingly, any benefit plan for which any of these parties, or any of their respective affiliates:

•	has investment or administrative discretion with respect to plan assets;

•

has authority or responsibility to give, or regularly gives, investment advice with respect to plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to plan assets, and will be based on the particular investment needs for the plan; or

•	is an employer maintaining or contributing to the plan;

should consult with its counsel about potential prohibited transactions under ERISA and Section 4975 of the Code before investing in the offered notes.

By acquiring an offered note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring such note with the assets of a plan or a governmental or foreign plan subject to applicable law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code or (ii) the acquisition, holding and disposition of such note by the purchaser or transferee will not result in a nonexempt prohibited transaction under section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental or foreign plan, any substantially similar applicable law). Each investor in an offered note will be deemed to represent, warrant and covenant that it will not sell, pledge or otherwise transfer such note in violation of the foregoing.

A plan fiduciary considering the purchase of any of the offered notes should consult its tax and legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

RATINGS OF THE NOTES

It is a condition to the issuance of the offered notes that S&P rate them “AAA” and Moody’s rate them “Aaa”.

Investors should evaluate the security ratings of the offered notes independently from similar ratings on other types of securities. A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time by each rating agency. The offered notes are pass-through debt securities. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date.

The issuer trustee has not requested a rating on the offered notes by any rating agency other than S&P and Moody’s. We cannot assure you as to whether any other rating agency will rate the offered notes, or, if it does, what rating would be assigned. A rating on the offered notes by another rating agency, if assigned at all, may be lower than the rating assigned to the offered notes by S&P and Moody’s.

The fees paid by Westpac to the rating agencies at closing include a fee for ongoing surveillance by the rating agencies for so long as the offered notes are outstanding. However, the rating agencies are under no obligation to continue to monitor or provide a rating on the notes.

With the exception of this section, neither rating agency has been involved in the preparation of this prospectus supplement.

PLAN OF DISTRIBUTION

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement among Westpac Securitisation Management Pty Limited, J.P. Morgan Trust Australia Limited, Westpac Banking Corporation and the underwriters, the issuer trustee has agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase, the Invested Amount of the offered notes set forth opposite its name below.

Underwriters	Invested Amount of offered notes (US$)

Barclays Capital Inc.	$780,000,000

HSBC Securities (USA) Inc.	$780,000,000

J.P. Morgan Securities Inc.	$780,000,000

Westpac Banking Corporation	$260,000,000

Total	$2,600,000,000

Westpac is not a registered broker-dealer in the United States. Accordingly, Westpac will only sell the offered notes outside the United States.

The underwriting agreement provides that the underwriters are obligated, subject to certain conditions in the underwriting agreement, to purchase all of the offered notes if any are not purchased. In the event of a default by an underwriter, the underwriting agreement provides that, in specific circumstances, the underwriting agreement may be terminated. The underwriting agreement will be governed by and construed in accordance with the laws of New York.

The underwriters propose to initially offer the offered notes to the public at the offering price stated on the cover page of this prospectus supplement. After the initial public offering, the underwriters may change the public offering price and offer concessions and discounts to dealers.

Westpac estimates that its out-of-pocket expenses for this offering will be approximately US$5,000,000.

Pursuant to the underwriting agreement, Westpac Securitisation Management Pty Limited and Westpac have agreed to indemnify the underwriters against civil liabilities under the Securities Act of 1933, or contribute to payments which the underwriters may be required to make as a result of these liabilities.

The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act, each of which means as follows:

•	over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position;

•	stabilizing transactions permit bids to purchase the underlying security as long as the stabilizing bids do not exceed a specified maximum;

•	syndicate covering transactions involve purchases of the offered notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

•

penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered notes originally sold by a syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

Stabilizing transactions, syndicate covering transactions and penalty bids may stabilize the price of the offered notes or cause their prices to be higher than they would otherwise be in the absence of these transactions. The underwriters are not required to engage in these activities and, if commenced, the underwriters may discontinue them at any time.

In the ordinary course of their businesses, some of the underwriters and some of their affiliates have engaged, and may in the future engage, in commercial and investment banking activities with Westpac and its affiliates.

OFFERING RESTRICTIONS

The United Kingdom

Each underwriter has agreed that (a) it has complied with and will comply with all applicable provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”) with respect to anything done by it in relation to the offered notes in, from or otherwise involving the United Kingdom; and (b) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any offered notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer trustee.

Republic of Ireland

Each underwriter has represented and agreed that:

(a)	it has not offered or sold and will not offer or sell any offered notes except in conformity with the provisions of the Prospectus (Directive 2003/71/EC) Regulations 2005 and the provisions of the Irish Companies Act 1963-2005;

(b)	it has not and will not offer or sell any offered notes other than in compliance with the provisions of the Irish Market Abuse (Directive 2003/6/EU) Regulations 2005; and

(c)	it will not underwrite the issue of or place the offered notes otherwise than in conformity with the provisions of the Irish Investment Intermediaries Act 1995 (as amended), including without limitation sections 9, 50 and 37 (including any codes of conduct issued thereunder).

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation or subscription or purchase, of the offered notes may not be circulated or distributed, nor may the offered notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (a) to an institutional investor under Section 274 of the Securities and Futures Act (Cap. 289) (as amended) of Singapore (the “SFA”), (b) to a relevant person, or any person pursuant to Section 275 (1A), and in accordance with the conditions specified in Section 275 of the SFA, or (c) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA. Each underwriter will further represent, warrant and agree to notify (whether through the distribution of this prospectus supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any offered notes or otherwise) each of the following relevant persons specified in Section 275 of the SFA which has subscribed or purchased offered notes from and through that underwriter, namely a person who is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, that shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the offered notes under Section 275 of the SFA except:

(a)        to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the Securities and Futures Act;

(b)        where no consideration is given for the transfer; or

(c)        by operation of law.

Hong Kong

Each underwriter has represented and agreed that:

•	it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any offered notes other than:

•

to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent) or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that ordinance; or

•

in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that ordinance; and

•

it has not issued or had in its possession for the purposes of issue, any advertisement, invitation or document relating to the offered notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to offered notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Australia

No offering circular, prospectus or other disclosure document in relation to any offered notes has been lodged with the Australian Securities and Investments Commission or ASX

Limited. The offered notes may not, in connection with their initial distribution, be offered or sold, directly or indirectly, in the Commonwealth of Australia, its territories or possessions, or to any resident of Australia. Each underwriter has severally represented and agreed that it:

•	has not, directly or indirectly, offered for issue or sale or invited applications for the issue of or for offers to purchase nor has it sold, the offered notes;

•	will not, directly or indirectly, offer for issue or sale or invite applications for the issue of or for offers to purchase nor will it sell the offered notes; and

•	has not distributed and will not distribute any draft, preliminary or definitive prospectus, or any advertisement or other offering material relating to any offered notes;

in Australia, its territories or possessions unless:

•

the amount payable for the offered notes on acceptance of the offer by each offeree or invitee is a minimum amount of A$500,000 (or its equivalent in another currency) (disregarding amounts, if any, lent by Westpac Securitisation Management Pty Limited or other person offering the notes or any associate of them) or the offer or invitation is otherwise an offer or invitation for which no disclosure is required to be made under Part 6D.2 of the Corporations Act 2001 (Cth) and the Corporations Regulations made under the Corporations Act 2001 (Cth); and

•

the offer, invitation or distribution complies with all applicable laws, regulations and directives in relation to the offer, invitation or distribution and does not require any document to be lodged with the Australian Securities and Investments Commission or ASX Limited.

Each underwriter has agreed that it must offer the offered notes for which it subscribes for sale within 30 days of the issue of those offered notes. Such offer must only be by one of the following means (or a combination thereof):

•

as a result of negotiations being initiated by the underwriter publicly in electronic form on Reuters or the Bloomberg System or any other electronic financial information system which is used by financial markets for dealing in notes such as the offered notes, specifying in such offer the name of the issuer, the name of the issuer trust, the maturity date of the offered notes, the Invested Amount of the offered notes and the price at which the offered notes are offered for sale; or

•	by the underwriter offering those offered notes for sale to at least 10 persons, each, an “Investor”, each of whom must be:

•	carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in the financial markets; and

•	not known or reasonably suspected by the underwriter to be an associate within the meaning of Section 128F of the 1936 Act of any of the others; or

•	to at least 100 persons who it would be reasonable to regard as either having acquired instruments similar to the offered notes in the past or as likely to be interested in acquiring offered notes.

In addition, each underwriter has agreed that, in connection with the primary distribution of the offered notes, it will not sell any offered notes to any person if, at the time of such sale, the employees of the underwriter aware of, or involved in, the sale knew, or had reasonable grounds to suspect that, as a result of such sale, such offered notes or any interest in such offered notes were being, or would later be acquired (directly or indirectly) by an Offshore Associate of the Issuer Trustee other than one acting in the capacity of a dealer, manager or underwriter in relation to the placement of the offered notes or in the capacity of a clearing house, custodian, funds manager or responsible entity of an Australian registered scheme.

Spain

Each underwriter has represented and agreed that the proposed offer of the offered notes has not been registered with the Spanish Comision Nacional del Mercado de Valores. Accordingly, each underwriter has represented and agreed that the Notes have not and will not be offered, sold, distributed or proposed in Spain nor any document or offer material be distributed in Spain or targeted to Spanish resident investors (including any legal entity set up, incorporated, domiciled or resident in Spain), save in compliance and in accordance with the provisions of the Spanish Security Markets Act of 28 July 1998 (Ley 24/1998 de 28 de julio, del Mercado de Valores), as amended, and the Royal Decree 291/1992 dated 27 March 1992 (Real Decreto 291/1992 de 27 de marzo sobre Emisiones y Ofertas Publicas de Valores) as amended and restated or as further amended, supplemented or restated from time to time.

Other Jurisdictions

The distribution of this prospectus supplement and the prospectus and the offering and sale of the offered notes in certain other foreign jurisdictions may be restricted by law. The offered notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. Each underwriter has agreed to comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers offered notes or possesses or distributes this prospectus supplement, the prospectus or any other offering material.

GENERAL INFORMATION

Authorization

The issuer trustee has obtained all necessary consents, approvals and authorizations in connection with the issue and performance of the offered notes. The issue of the offered notes has been authorized by resolutions of the board of directors of J.P. Morgan Trust Australia Limited passed on May 14, 2007.

Legal Proceedings

On or about May 17, 2007, The Bank of New York was made aware by means of various press reports that a lawsuit was filed against The Bank of New York by a Russian Agency described as the Federal Customs Service. While The Bank of New York has not seen the complaint, based on its knowledge of the facts, The Bank of New York believes any such suit would be without merit, if not frivolous, and The Bank of New York would expect to defend itself. The Bank of New York believes that the suit will not be material to holders of the offered notes. The Bank of New York is not aware of any involvement in the suit of J.P. Morgan Trust Australia Limited and BNY Trust Australia Registry Limited.

With the exception of the above lawsuit filed against The Bank of New York, there are no legal proceedings or proceedings known to be contemplated by governmental authorities involving the depositor, the trust, the servicer, the sponsor, the approved seller, or to our knowledge, the issuer trustee, the security trustee, the note trustee, any paying agent, the calculation agent, the registrar or the subservicer that are material to holders of the offered notes.

DTC, Euroclear and Clearstream, Luxembourg

The offered notes have been accepted for clearance through DTC, Euroclear and Clearstream, Luxembourg with the CUSIP number 81752WAB5, ISIN US81752WAB54 and Common Code 30288858.

ANNOUNCEMENT

By distributing or arranging for the distribution of this prospectus supplement to the underwriters and the persons to whom this prospectus supplement is distributed, the issuer trustee announces to the underwriters and each such person that:

•	the offered notes will initially be issued in the form of book-entry notes and will be held by Cede & Co., as nominee of DTC;

•	in connection with the issue, DTC will confer rights in the offered notes to the noteholders and will record the existence of those rights; and

•	upon the issuance of the offered notes in this manner, these rights will be created.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to Westpac’s Annual Report on Form 20-F for the year ended September 30, 2006, have been so incorporated in reliance on the report of PricewaterhouseCoopers an independent registered accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Genworth Financial Mortgage Insurance Pty Ltd as of December 31, 2006, 2005 and 2004 for each of the years in the three-year period ended December 31, 2006, have been incorporated by reference herein in reliance upon the report of KPMG, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Limitation on Independent Registered Public Accounting Firm’s Liability

The liability of PwC Australia, with respect to claims arising out of its audit report described above, is subject to the limitations set forth in the Professional Standards Act 1994 of New South Wales, Australia (the “Professional Standards Act”) and the Accountants Scheme adopted by CPA Australia and The Institute of Chartered Accountants in Australia and approved by the New South Wales Professional Standards Council pursuant to the Professional Standards Act (the “NSW Accountants Scheme”). The Professional Standards Act and the NSW Accountants Scheme limit the liability of PwC Australia for damages with respect to certain civil claims arising in, or governed by the laws of, New South Wales directly or vicariously from anything done or omitted in the performance of its professional services to Westpac, including, without limitation, its audits of Westpac’s financial statements, to the lesser of ten times the reasonable charge for the service by PwC Australia that gave rise to the claim and A$20 million. The limit does not apply to claims for breach of trust, fraud or dishonesty. The Professional Standards Act and the NSW Accountants Scheme have not been subject to judicial consideration and therefore how the limitation will be applied by the courts and the effect of the limitation on the enforcement of foreign judgments are untested. At present the NSW Accountants Scheme only applies to certain civil claims arising in, or governed by the laws of, New South Wales. However, there is equivalent professional standards legislation in place in each state and territory in Australia and amendments have been made to a number of Australian federal statutes to limit liability under those statutes to the same extent as liability is limited under state and territory laws by professional standards legislation. The NSW Accountants Scheme will end on October 7, 2007. It is likely that a new scheme will come into operation at that time. However, the limits on liability contained in that scheme which will apply to PwC Australia may be different from those limits set out above.

LEGAL MATTERS

Mayer, Brown, Rowe & Maw LLP, New York, New York, will pass upon some legal matters with respect to the offered notes, including the material US federal income tax matters, for the trust manager. Allens Arthur Robinson, Sydney, Australia, will pass upon some legal matters, including the material Australian tax matters, with respect to the offered notes for the trust manager. Sidley Austin LLP will pass upon some legal matters with respect to the offered notes for the underwriters.

GLOSSARY

You can find additional definitions of capitalized terms used in this prospectus supplement under the caption “Glossary” in the prospectus.

“A$ Equivalent” see page S-68.

“Accrued Interest Adjustment” means:

(a)      the amount equal to any interest and fees accrued on the housing loans up to, but excluding, the closing date and which were unpaid as of the close of business on the closing date; and

(b)      all amounts received by the approved seller under the housing loans and applied by the servicer to payment of interest and fees under those housing loans from, but excluding, the cut-off date to, but excluding, the closing date.

“Approved Bank” means:

(a)      a bank which has a short-term rating of at least “P-1” from Moody’s and “A-1+” from S&P; or

(b)      any bank or financial institution which is specified to be an “Approved Bank” in a series notice;

but means Westpac for so long as it has a short term rating of “P-1” or better from Moody’s and “A-1” or better from S&P.

“Available Income” see page S-65.

“Available Liquidity Amount” see page S-88.

“Available Redraw Amount” see page S-91.

“Average Quarterly Percentage” means the sum of the Quarterly Percentages for the four full quarters preceding that date, divided by four or, where there are fewer than four full collection periods preceding that date, the sum of the quarterly percentages for all full collection periods preceding that date divided by the number of such collection periods.

“Bank Bill Rate” on any date means the rate calculated by taking the rates quoted on the Reuters Screen BBSW Page at approximately 10:10 am, Sydney time, on that date for each reference bank quoting that rate (but not fewer than five) as being the mean buying and selling rate for a bill (which for the purpose of this definition means a bill of exchange of the type specified for the purpose of quoting on the Reuters Screen BBSW Page) with a tenor of three months eliminating the highest and lowest mean rates and taking the average of the remaining mean rates and then (if necessary) rounding the resultant figure upwards to four decimal places. If on any date fewer than five reference banks have quoted rates on the Reuters Screen BBSW Page, the rate for that date will be calculated as above by taking the rates otherwise quoted by five of the reference banks on application by the parties for such a bill of the same tenor. If in respect of any date the rate for that date cannot be determined in accordance with the foregoing procedures then the rate for that date shall mean such rate as is agreed between the trust manager and Westpac having regard to comparable indices then available, provided that on the first day of any first Interest Period as it relates to a class of notes the rate shall be an interpolated rate calculated with reference to the tenor of the relevant period.

“Bond Factor” see page S-87.

“Call Option Date” see page S-84.

“Carryover Class A Charge Offs” see page S-82.

“Carryover Class B Charge Offs” see page S-82.

“Carryover Redraw Charge Offs” see page S-82.

“Class A Charge Off” see page S-81.

“Class A Payment Percentage” means:

(a)	on or before the third anniversary of the first payment date, 50%; and

(b)	after the third anniversary of the first payment date, 0%.

“Class A Percentage” means, on a determination date, the amount (expressed as a percentage) equal to 1 minus the Class B Percentage as at that determination date.

“Class A1 Percentage” means, on any date, the aggregate of the A$ Equivalent of the Invested Amount of all Class A1 notes at that date divided by the aggregate of the A$ Equivalent of the Invested Amounts of all Class A notes.

“Class A2a Percentage” means, on any date, the aggregate of the A$ Equivalent of the Invested Amount of all Class A2a notes at that date divided by the aggregate of the A$ Equivalent of the Invested Amounts of all Class A notes.

“Class A2b Percentage” means, on any date, the aggregate of the A$ Equivalent of the Invested Amount of all Class A2b notes at that date divided by the aggregate of the A$ Equivalent of the Invested Amounts of all Class A notes.

“Class A2c Percentage” means, on any date, the aggregate of the Invested Amount of all Class A2c notes at that date divided by the aggregate of the A$ Equivalent of the Invested Amounts of all Class A notes.

“Class B Charge Off” see page S-81.

“Class B Payment Percentage” means:

(a)	on or before the third anniversary of the first payment date, 50%; and

(b)	after the third anniversary of the first payment date, 100%.

“Class B Percentage” means, on a determination date, the aggregate of the Class B Stated Amounts for the preceding determination date as a percentage of the sum of the aggregate A$ Equivalent of the Class A Stated Amounts and the Class B Stated Amounts calculated as at the preceding determination date.

“Code of Banking Practice” means the Code of Banking Practice published by the Australian Bankers’ Association, as amended from time to time.

“Excess Available Income” see page S-73.

“Finance Charge Collections” see page S-65.

“Finance Charge Loss” means Liquidation Losses which are attributable to interest, fees and expenses in relation to the relevant housing loan.

“Gross Principal Collections” see page S-74.

“Initial Invested Amount” means in respect of:

(i) a Class A1 note — US$100,000 per note and $1,000 increments in excess thereof;

(ii) a Class A2a note — US$100,000 per note and $1,000 increments in excess thereof;

(iii) a Class A2b note — €100,000 per note and €50,000 increments in excess thereof;

(iv) a Class A2c note — A$100,000 per note; or

(v) a Class B note — A$100,000 per note.

“Initial Principal Distributions” see page S-76.

“Interest Period” means for any trust and payment date, the period beginning on and including the previous payment date and ending on, but excluding the current payment date. However, the first and last interest periods are as follows:

•	first: period from and including the closing date to but excluding the first payment date;

•	last: period from and including the previous payment date and ending on but excluding the maturity date for the applicable notes.

“Invested Amount” means, on any day in relation to a note, the Initial Invested Amount of that note minus the aggregate of principal payments made or to be made in respect of the note on or before that date.

“LIBOR” means London Interbank Offered Rate.

“Liquidation Losses” means, for a collection period, the amount (if any) by which the Unpaid Balance of a housing loan (together with the enforcement expenses relating to the housing loan and the related mortgage) exceeds the liquidation proceeds in relation to the housing loan.

“Liquidity Shortfall” see page S-88.

“Moody’s” means Moody’s Investors Service Inc or Moody’s Investors Service Pty Limited (as applicable) and their respective successors and assigns.

“Mortgage Shortfall” see page S-81.

“Net Principal Collections” see page S-76.

“Payment Shortfall” means, as of any determination date, the Available Income of the trust for the collection period ending immediately prior to such determination date is insufficient to meet Total Payments of the trust for that collection period.

“Performing Loan” see page S-88.

“Prepayment Benefit” means, with respect to any housing loan which bears a fixed rate of interest (other than a housing loan subject to an introductory rate of interest for 12 months or less), on the early discharge of such housing loan, the amount (if any) credited to the relevant borrower’s loan account by the approved seller by means of a reduction in the housing loan principal of that housing loan, in accordance with the relevant housing loan agreement, with respect to such early discharge.

“Prepayment Benefit Shortfall” means, in relation to a collection period, the amount by which the total of all Prepayment Benefits for that collection period exceeds the total of all Prepayment Costs for that collection period.

“Prepayment Cost Surplus” means, in relation to a collection period, the amount by which the total of all Prepayment Costs for that collection period exceeds the total of all Prepayment Benefits for that collection period.

“Prepayment Costs” means, with respect to any housing loan which bears a fixed rate of interest (other than a housing loan subject to an introductory rate of interest for 12 months or less), on the early discharge of such housing loan, the amount (if any) owed by the relevant borrower and collected by the approved seller or the servicer, in accordance with the relevant housing loan agreement with respect to such early discharge.

“Principal Charge Off” means the aggregate amount of all Mortgage Shortfalls for a collection period.

“Principal Collections” see page S-75.

“Principal Loss” means, with respect to a collection period, the amount of any Liquidation Loss for that collection period which is attributable to principal in relation to the relevant housing loan.

“Quarterly Percentage” means a fraction, expressed as a percentage, the numerator of which is the aggregate housing loan principal balance of all housing loans which are delinquent for more than 60 consecutive days as of the close of business on the last day of a collection period, and the denominator of which is the aggregate housing loan invested amount of all housing loans as of the close of business on the last day of that collection period. With respect to any housing loan and date, the housing loan principal balance shall be the unpaid invested amount of that housing loan on such date.

“Redraw Advance” see page S-91.

“Redraw Facility Charge Off” see page S-81.

“Redraw Shortfall” see page S-91.

“S&P” means Standard & Poor’s (Australia) Pty Limited.

“Serial Method Distribution Test” see page S-78.

“Subordinated Percentage” means the fraction, expressed as a percentage, calculated on each determination date by the trust manager, the numerator of which is the aggregate Stated Amounts of the Class B notes and the denominator of which is the sum of (i) the aggregate of (A) the A$ Equivalent of the Stated Amounts of the Class A notes and (B) the Stated Amounts of the Class B notes at that time and (ii) the redraw limit at that time.

“Stated Amount” means for any note on a determination date:

•	the Initial Invested Amount of the note; less

•	the aggregate of all principal payments previously made on the note; less

•	any Carryover Charge Offs on the note; less

•	principal to be paid on the note on the next payment date; less

•	Principal Charge Offs to be applied against the note on the next payment date; plus

•	any recoveries on the housing loans or excess collections on the housing loans applied to reinstate the Stated Amount of the note in the manner specified in the prospectus supplement.

“Threshold Rate” see page S-95.

“Total Available Funds” see page S-64.

“Total Carryover Charge Off” see page S-81.

“Total Initial Invested Amount” means, at any time, the sum at that time of (a) the A$ Equivalent of the Initial Invested Amounts of all offered notes and (b) the Initial Invested Amount of all non-offered notes.

“Total Invested Amount” means, at any time, the sum at that time of (a) the Invested Amounts of all offered notes and (b) the Invested Amount of all non-offered notes.

“Total Payments” see page S-70.

“US$ Equivalent” see page S-69.

“Westpac” means Westpac Banking Corporation.

“WST” means the Westpac Securitisation Trust Programme.

Westpac Securitisation Management Pty Limited

(ABN 73 081 709 211)

Trust Manager

Mortgage Backed Notes

Issuable in series by separate trusts

Each series of notes:

•    will consist of one or more classes of mortgage backed floating or fixed rate notes representing interests in the assets of a trust;

•    may consist of notes denominated in US dollars, Australian dollars or any other currency specified in the prospectus supplement for a trust;

•    will receive principal and interest only from payments collected on the assets of the related trust; and

•    will not be insured or guaranteed by any government agency or instrumentality, will not be the personal obligations of the entity acting as issuer trustee of the trust or any of its affiliates, and will not represent interests in or obligations of Westpac Securitisation Management Pty Limited, Westpac Banking Corporation or any of their affiliates.

Each trust:

•    will own a pool of housing loans secured by first (or lower) ranking mortgages on owner-occupied and non-owner-occupied residential properties located in Australia;

•    may have rights under insurance policies relating to the housing loans, to amounts on deposit in the trust accounts and income earned on those deposits and to authorized investments of that particular trust; and

•    will include the issuer trustee’s rights under the transaction documents for that particular trust.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

May 11, 2007

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iii

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS AND EACH PROSPECTUS SUPPLEMENT

We describe a series of offered notes in two separate documents: (1) this prospectus, which provides general information, some of which may not apply to that particular series of offered notes; and (2) the prospectus supplement, which describes the specific terms of that series of offered notes. References to “the prospectus supplement” herein refer to the accompanying prospectus supplement.

Neither this prospectus nor any prospectus supplement will contain all of the information included in the registration statement. The registration statement also includes copies of various agreements referred to in this prospectus and any prospectus supplement. You may obtain copies of these documents for review. See “Available Information”.

Each prospectus supplement will include the following information regarding the related series of offered notes:

•	the principal amount, interest rate, authorized denominations and maturity date of each class of offered notes;

•	the method for calculating the amount of interest and principal to be paid on each class of notes, and the timing and order of priority of such interest and principal payments on the offered notes;

•	information concerning the pool of housing loans and other assets of the trust;

•	information regarding the risk factors relating to the offered notes; and

•	the particulars of the plan of distribution for the offered notes.

We include cross-references in this prospectus and in the prospectus supplement to captions where further related discussions appear. The preceding Table of Contents and the Table of Contents included in the prospectus supplement provide the pages on which these captions are located.

The term “notes” when used in this prospectus will mean any of the notes issued by the issuer trustee in its capacity as trustee of a particular trust. The term “offered notes” when used in this prospectus will mean the notes issued in respect of a particular trust that have been registered and publicly offered in the United States pursuant to the related prospectus supplement.

In this prospectus the terms “we”, “us” and “our” refer to Westpac Securitisation Management Pty Limited (ABN 73 081 709 211).

DISCLAIMERS

•	The notes do not represent deposits or other liabilities of Westpac Banking Corporation or associates of Westpac Banking Corporation.

•	The holding of the notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

•

None of Westpac Banking Corporation, any associate of Westpac Banking Corporation, the issuer trustee, seller trustee, security trustee, note trustee, principal paying agent, calculation agent or note registrar, or any underwriter in any way stands behind the capital value or the performance of the notes or the assets of a trust except to the limited extent, if any, provided in the transaction documents for a trust.

•

None of Westpac Banking Corporation, in its individual capacity and as seller, servicer, interest rate swap provider (if applicable) and currency swap provider (if applicable), the issuer trustee, Westpac Securitisation Management Pty Limited, as trust manager, the note trustee, the principal paying agent, the calculation agent and the note registrar, the currency swap provider or any of the underwriters guarantees the payment of interest or the repayment of principal due on the notes.

•

None of the obligations of the issuer trustee, the seller trustee or Westpac Securitisation Management Pty Limited, as trust manager, are guaranteed in any way by Westpac Banking Corporation or any associate of Westpac Banking Corporation or by the seller trustee in its personal capacity or as trustee of any other trust.

CAPITALIZED TERMS

The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the Glossary.

THE ISSUER TRUSTEE

The issuer trustee will be designated in the prospectus supplement.

THE SPONSOR

Westpac Banking Corporation (“Westpac”) is the sponsor of each series of notes.

THE TRUST MANAGER

Westpac Securitisation Management Pty Limited, is a wholly-owned indirect subsidiary of Westpac and will be appointed as trust manager for each trust on the terms set out in the master trust deed and the related series notice.

THE SELLER TRUSTEE

Westpac Securities Administration Limited will act as seller trustee for the housing loans. The seller trustee purchases residential housing loans from Westpac or other trusts formed under the Westpac Securitisation Trust Programme.

THE SERVICER

The servicer will be designated in the prospectus supplement.

DESCRIPTION OF THE TRUSTS

Westpac Securitisation Trust Programme

Westpac established the Westpac Securitisation Trust Programme pursuant to the master trust deed, dated February 14, 1997, for the purpose of enabling the issuer trustee of each trust established pursuant to the Westpac Securitisation Trust Programme to invest in pools of assets originated or purchased from time to time by Westpac or its affiliates, in whole or in part using the proceeds of the issue of notes. The master trust deed provides for the creation of an unlimited number of trusts. The master trust deed establishes the general framework under which trusts may be established from time to time. It does not actually establish any trusts. Each trust established under the Westpac Securitisation Trust Programme will be separate and distinct from every other trust established under the master trust deed. The assets of each trust will not be available to meet the liabilities of any other trust. The issuer trustee may issue multiple classes of notes in relation to each trust that differ among themselves as to priority of payment and ratings.

The prospectus supplement will provide material information concerning the types and characteristics of the housing loans included in the related trust as of the related cut-off date.

A current report on Form 8-K will be available on request to holders of the related series of offered notes and will be filed, together with the related note trust deed, series notice and security trust deed, with the Securities and Exchange Commission (“SEC”) within 15 days after the initial issuance of the offered notes. In the event housing loans are removed from or added to the related housing loan pool after the date of the applicable prospectus supplement but prior to the related closing date and consequently any material pool characteristics of the actual housing loan pool differ by 5% or more from the description of the housing loan pool in the applicable prospectus supplement, a current report on Form 8-K describing the final housing loan pool will be filed with the SEC within 15 business days of the related closing date.

Establishing the Trusts

The detailed terms of each trust will be as set out in the master trust deed and the series notice relating to that trust. To establish a trust, the trust manager and the issuer trustee will execute a notice of creation of trust.

The series notice, which supplements the general framework under the master trust deed with respect to the relevant trust, does the following:

•	appoints the issuer trustee of the trust;

•	specifies the terms of the notes;

•	establishes the cash flow allocation;

•	sets out the various representations and undertakings of certain parties in relation to the housing loans, which supplement those in the master trust deed; and

•	amends the master trust deed to the extent necessary to give effect to the specific aspects of the trust and the issuance of the related series of notes by that trust.

THE ASSETS OF THE TRUSTS

Assets of the Trusts

The assets of a trust may include any or all of the following:

•	a pool of housing loans, including:

•	principal payments paid or payable on the housing loans at any time from and after the cut-off date specified in the prospectus supplement; and

•	interest and fee payments paid or payable on the housing loans after the closing date specified in the prospectus supplement;

•	rights of the issuer trustee under any primary mortgage insurance policies covering the mortgaged properties securing the housing loans;

•

amounts on deposit in the accounts established in connection with the creation of the trust and the issuance of the related series of notes, including the related collection account, and any instruments in which these amounts are invested;

•	the issuer trustee’s rights under the transaction documents for that trust; and

•	rights under any form of credit enhancement specified in the prospectus supplement.

The prospectus supplement for each series of offered notes will include information describing the assets of the related trust.

The Housing Loans

Westpac will originate or purchase the housing loans in the ordinary course of its business. Each housing loan will be one of the types of products described in “Westpac Residential Loan Program—Westpac’s Product Types” or another type of housing loan product described in the prospectus supplement. Each housing loan may have some or all of the features and options described in the “Westpac Residential Loan Program—Housing Loan Features and Options”. Each housing loan will have been originated in accordance with the approval and underwriting policies described in “Westpac Residential Loan Program”. The housing loans may be either fixed rate or variable rate loans secured by mortgaged properties or a combination of these features. A mortgaged property refers to the land, or an interest in a company title scheme with respect to land, including all improvements thereon, that is or will be subject to a mortgage. A registered first ranking mortgage over the related mortgaged property will secure each housing loan or, if the relevant mortgage is not a first ranking mortgage, the seller of the housing loan will equitably assign to the issuer trustee all other prior ranking registered mortgages relating to that housing loan. The mortgaged properties will consist of owner-occupied and non-owner-occupied residential properties located in the Commonwealth of Australia.

The prospectus supplement will provide information with respect to the housing loans that are assets of the related trust as of the cut-off date specified in such prospectus supplement.

The Sellers

The housing loans included in the assets of a trust will be sold to the trust by either Westpac or the seller trustee or both.

Transfer and Assignment of the Housing Loans

On the closing date for a trust, each seller will deliver a sale notice to the issuer trustee as trustee of that trust specifying the housing loans purchased by that trust.

Each seller will equitably assign the housing loans, the mortgages securing those housing loans and the mortgage documents and will assign the rights and benefits under any related mortgage insurance policies to the issuer trustee pursuant to the sale notice. After this assignment, the issuer trustee will be entitled to receive collections on the housing loans. If a Title Perfection Event occurs, the issuer trustee must use the irrevocable power of attorney granted to it by Westpac to take the actions necessary to obtain legal title to the housing loans. The trust manager, the servicer and each seller will assist the issuer trustee in taking any necessary actions to obtain legal title to the housing loans.

A seller may in some instances equitably assign to the issuer trustee a housing loan secured by an “all moneys” mortgage, which may also secure financial indebtedness that has not been sold to the applicable trust, but is instead retained by Westpac. The issuer trustee will hold the proceeds of enforcement of the related mortgage, as described in “Legal Aspects of the Housing Loans—Enforcement of Registered Mortgages”, to the extent they exceed the amount required to repay the housing loan, as bare trustee for Westpac without any other duties or obligations, in relation to that other financial indebtedness. The mortgage will secure the housing loan equitably assigned to that trust in priority to that other financial indebtedness.

If a housing loan is secured on the closing date for the related trust by mortgages over more than one property, the seller will assign each mortgage that secures the housing loan to that trust. The housing loan sold to that trust will then have the benefit of security from each property ahead of any financial indebtedness owed to Westpac which is also secured by those assigned mortgages.

Representations, Warranties and Eligibility Criteria

Westpac, in its capacity as a seller, will make representations and warranties to the issuer trustee with respect to the housing loans equitably assigned by it to the issuer trustee. If specified in the prospectus supplement, the seller trustee will make limited representations and warranties with respect to any housing loans equitably assigned by the seller trustee to the issuer trustee. In such an instance, Westpac will also have made representations and warranties with respect to the housing loans equitably assigned by the seller trustee to the issuer trustee at the time those housing loans were first sold by Westpac, and the benefit of those prior representations and warranties will be assigned by the seller trustee to the issuer trustee. The servicer will also make representations and warranties to the issuer trustee with respect to the servicing of any housing loans sold by the seller trustee to the issuer trustee from the date of the transfer of the housing loans from Westpac to the seller trustee until the date of the transfer of the housing loans by the seller trustee to the issuer trustee.

Westpac will represent and warrant to the issuer trustee among other things that:

•	as of the date the sale notice is delivered to the issuer trustee and as of the closing date for the applicable trust, if different:

•

it is the sole legal and beneficial owner of each housing loan, free and clear of any security interest, except for any security interest arising solely as a result of action by the issuer trustee; and

•

at the time each housing loan, mortgage, related documents and primary mortgage insurance policy, if any, was entered into, it complied in all material respects with applicable laws, including, if applicable, the Consumer Credit Legislation;

•

as of the cut-off date specified in the prospectus supplement, each housing loan to be sold by Westpac to the issuer trustee satisfies the following eligibility criteria (the “Eligibility Criteria”) unless otherwise specified in the prospectus supplement:

•	the borrower is a resident of Australia and does not owe more than A$1,500,000 under the housing loan;

•	it is denominated and payable only in Australian dollars in Australia;

•	it was approved and originated in the ordinary course of Westpac’s business;

•	it is one of the housing loan products described in “Westpac Residential Loan Program—Westpac’s Product Types” or in the prospectus supplement;

•	it is or will be secured by a mortgage over a property or an interest in a company title scheme with respect to land which has erected on it a residential dwelling;

•

it is secured by a mortgage which constitutes a registered first ranking mortgage over residential property situated in Australia, or where a mortgage is not, or will not be when registered, a registered first ranking mortgage, Westpac has made an offer to the issuer trustee to equitably assign all prior ranking registered mortgages to the issuer trustee;

•	it has a loan-to-value ratio less than or equal to 95%, calculated by dividing the current principal balance of the housing loan by the most recent aggregate value of the mortgaged property;

•	the borrower is required to repay the housing loan within 30 years of the cut-off date;

•	it is not a loan with an interest-only-payment type with a bullet principal repayment at the end of the interest only period;

•	no payment from the borrower is delinquent more than 30 consecutive days;

•	together with the related mortgage, it has been or will be stamped, or has been taken by the relevant stamp duties authority to be stamped, with all applicable duty;

•

it is not governed or regulated by the Credit Act 1984 (New South Wales) or the corresponding legislation for any other Australian jurisdiction or any rural, primary production, moratorium or mediation legislation, except for the Consumer Credit Legislation; and

•	the sale of an equitable interest in either the housing loan or any related mortgage does not contravene or conflict with any law.

To the extent specified in the prospectus supplement, the seller trustee, if any, will represent and warrant to the issuer trustee with respect to the housing loans being sold by the seller trustee to the issuer trustee, as of the date the sale notice is delivered to the issuer trustee and the closing date for the applicable trust, if different, that, among other things:

•

it has good title to the housing loans free and clear of any security interest except for the security interest given by the seller trustee under the security trust deed in favor of the security trustee; and

•	the sale, transfer and assignment of the seller trustee’s interest in the housing loans will not constitute a breach of any documents binding on the seller trustee.

To the extent specified in the prospectus supplement, the servicer of any housing loans will represent and warrant for the benefit of the issuer trustee in relation to the housing loans being equitably assigned to the issuer trustee by the seller trustee that, among other things:

•	as of the cut-off date specified in the prospectus supplement, each housing loan meets the Eligibility Criteria; and

•

each housing loan has been serviced by the servicer in accordance with the servicing agreement, as amended, from the date the housing loan was sold by Westpac to the seller trustee until the closing date for the related trust, where that servicing includes, among other things, ensuring compliance with the Consumer Credit Legislation in connection with servicing the housing loans where failure to do so would have an Adverse Effect.

The prospectus supplement may specify additional representations and warranties that any of Westpac, the seller trustee or the servicer will make. The issuer trustee will not investigate or make any inquiries regarding the accuracy of the representations and warranties and has no obligation to do so. The issuer trustee is entitled to rely entirely upon the representations and warranties as being correct, unless an officer of the issuer trustee involved in the administration of the trust has actual notice to the contrary.

Breach of Representations and Warranties

If a seller, the trust manager or the issuer trustee becomes aware during the 120-day period after the closing date specified in the prospectus supplement that a representation or warranty from a seller relating to any housing loan or mortgage is incorrect, it must notify the other parties and the rating agencies within five business days of becoming aware that any such representation or warranty is incorrect. If the seller gives or receives this notice no later than five business days prior to the 120th day after the closing date for the related trust and if the breach is not waived or remedied to the satisfaction of the issuer trustee within five business days of that notice or any longer period that the issuer trustee permits, then without any action being required by either party, the seller shall be taken to have offered to repurchase the affected housing loan and mortgage for an amount equal to its Unpaid Balance at the date of repurchase, and the issuer trustee shall be taken to have accepted that offer.

Upon receipt of that repurchase amount, the issuer trustee will cease to have any interest in the affected housing loan and mortgage. The seller will again hold all title to the affected housing loan and mortgage.

If notice of a breach of a representation or warranty is not given to or received by a seller within five business days prior to 120 days after the closing date for the related trust, or if a breach is not waived or remedied to the satisfaction of the issuer trustee within the requisite period, then the issuer trustee will only have a claim for damages which will be limited to an amount equal to the Unpaid Balance of that housing loan at the time the related seller pays the damages.

The prospectus supplement may specify additional provisions regarding breaches of representations and warranties and different notice provisions, cure periods and remedies.

Other Features of the Housing Loans

The housing loans will have the following features:

•	Interest will be calculated daily and charged monthly in arrears.

•

Payments can be on a monthly, twice monthly or weekly basis. Payments will be made by borrowers using a number of different methods, including cash payments at branches, online and telephone banking, checks and in most cases automatic transfer. Statements are sent once every six months, with certain types of housing loans having a three monthly or monthly statement cycle. Borrowers may request monthly statements if required.

•	They are governed by the laws of the Commonwealth of Australia and one of the following Australian States or Territories:

•	New South Wales;
•	Victoria;
•	Western Australia;
•	Queensland;
•	South Australia;
•	Tasmania;
•	Northern Territory; or
•	the Australian Capital Territory.

WESTPAC RESIDENTIAL LOAN PROGRAM

Origination Process

The housing loans to be included in the assets of the trusts will be originated or purchased by Westpac in the ordinary course of its business. Westpac sources its housing loans through its branch network, mobile finance managers, accredited brokers, national telemarketing centers and through the internet. Advertising and direct mail campaigns also generate inquiries that develop into originations.

Approval and Underwriting Process

The following is a description of the underwriting processes employed by Westpac in evaluating whether to fund a particular housing loan application. The prospectus supplement relating to a series of offered notes will contain a description of any changes to the underwriting process relating to the new housing loans to be included in the assets of the related trust.

All housing loan applications, including the applications relating to the housing loans to be included in a trust, must satisfy Westpac’s residential housing loan credit policy and procedures described in this section. Each housing loan application is considered on its merits.

Westpac, like other lenders in the Australian residential housing loan market, does not divide its borrowers into groups of differing credit quality for the purpose of setting standard interest rates for its residential housing loans.

Westpac assesses the credit of each loan applicant initially through its centrally controlled credit decisioning system. This system is based on proprietary information, such as Westpac’s own historical credit underwriting standards and credit underwriting rules and includes an application scorecard. Credit checks are also done through Baycorp Advantage Limited, an independent credit reporting agency.

Housing loan applications are either approved, declined or referred to a credit specialist. Housing loan applications are generally referred to a credit specialist for assessment if they are complex or for reassessment if the system declined the application because it failed the initial underwriting standards.

Applications referred to a credit specialist are assessed according to Westpac’s credit policy and the specialist’s credit approval limits. Staff with credit approval limits include:

•	credit officers;

•	accredited sales manager; or

•	officers at state-based credit centers.

The value of the proposed security property and confirmation of the ability of the applicant to make payments on the housing loan are central to the approval process. The accuracy and correctness of the information provided by the applicant is verified, particularly documentation provided by the applicant and their employment and income information (except in the case of Low Doc Loans where income verification is not undertaken, as described in “—Low Doc Loans”). Income of self-employed applicants is verified generally by checking annual accounts, financial statements, taxation returns, and/or other financial information. Westpac typically requires that all loan applicants satisfy a minimum disposable income level after deducting all commitments, including allowances for living expenses and the proposed housing loan and an allowance for interest rate increases.

An appraisal of the proposed security property is obtained according to Westpac’s valuation policy. This policy has been tailored to target areas of higher risk associated with either a particular geographical area or a combination of factors relating to the nature of the application. The appraised value may be determined by a sales contract, a rates notice, an appraisal by a registered panel valuer, who is a member of the Australian Property Institute, an Electronic Assessment Report (which is a statistical validation of a property’s estimated value). Mortgage insured loans require a short form valuation or sales contract (in low risk applications) to determine the appraised value. If a valuation is not specifically required, the contract of sale is reviewed according to Westpac’s credit policy.

All housing loans originated by brokers must comply with Westpac’s credit policy. If a valuation is not specifically required, the contract of sale is reviewed according to Westpac’s credit policy.

After a loan application has been pre-approved, each loan applicant is provided with a general terms and conditions booklet. Once details have been verified relating to the housing loan and the accepted loan offer has been received, the housing loan proceeds through to settlement and disbursement. The security documents are stamped and registered after all documentation is completed to Westpac’s satisfaction and disbursement and settlement has occurred. It is a condition of settlement that the mortgagor establish and maintain full replacement property insurance on the related property.

Westpac’s credit policies are subject to constant review. Credit policies may change from time to time due to business conditions and legal or regulatory changes.

Low Doc Loans

A “Low Doc Loan” is a loan offering a full range of flexible options that can be used for an owner-occupied or investment property purchase (as described in “—Westpac’s Product Types”), purchase of vacant land on which a dwelling is to be built, re-financing of an existing home loan or other consumer loan or for other personal or investment purposes.

A Low Doc Loan is a loan designed specifically for customers who are self–employed (at least the primary applicant must be self-employed for a minimum period of two years) and are unable to provide up to date financial information at the time of application. There is no income verification completed however the applicant must complete a borrower income declaration to confirm that the financial information supplied is accurate.

The approval process (the “Low Doc Approval and Underwriting Process”) includes an assessment of the customer’s capacity to repay (based on the information supplied in the borrower income declaration), borrowing history, credit history and credit score which is in line with Westpac’s standard underwriting policies. The policy limitations on Low Doc Loans, unless specified otherwise in the prospectus supplement, include the following:

•	all loans with a loan-to-value ratio greater than 60% are to be mortgage insured and the maximum loan to value ratio for a Low Doc Loan is 82%;

•	all loans require a short form valuation (internal inspection) to be completed by one of Westpac’s panel valuers;

•

the security offered is residential security up to a land area of three hectares for loans with a loan-to-value ratio greater than 60%. This is compared to eight hectares for standard loans and Low Doc Loans with a loan-to-value ratio of 60% or less;

•	company title, serviced apartments or converted industrial or commercial properties are unacceptable for loans with a loan-to-value ratio greater than 60%;

•

the security offered must be in a metropolitan (i.e. major populations such as Sydney, Melbourne, Brisbane, Adelaide, Perth, Newcastle) or regional/large country postcode (i.e. generally population is greater than 10,000 people) for loans with a loan-to-value ratio greater than 60%. Country, high density and high risk postcodes are excluded for loans with a loan-to-value ratio greater than 60%;

•

the maximum loan amount per security is $1,000,000 for loans with a loan-to-value ratio greater than 60%. This is compared to $1,500,000 for Low Doc Loans with a loan-to-value ratio of 60% or less; and

•	acceptable account and loan repayment history for a minimum term of six months must be demonstrated for customers with an existing loan account.

Any exceptions to policy may be approved by:

(i)	mortgage insurance credit underwriters for loans with a loan-to-value ratio greater than 60%; or

(ii)	Westpac credit underwriters for loans with a loan-to-value ratio of 60% or less.

Westpac’s Product Types

Westpac currently offers a wide variety of housing loan product types with various features and options that are further described in “—Housing Loan Features and Options”. Market competition and economics may require that Westpac offer new product types or add features to a housing loan that are not described in this section. To the extent specified in the prospectus supplement, the housing loans will consist of the following product types, and such other housing loan product types as are described in the prospectus supplement.

Owner-Occupied Home Loans

First Option Home Loan

This is a basic, variable interest rate owner-occupied home loan, and typically has a lower interest rate. This product was developed to compete with products offered by non-bank originators. Additional loan options described in this section may be combined with this product at the borrower’s request for a fee. The maximum term for this product is 30 years.

Premium Option Home Loan

This is a standard variable interest rate owner-occupied home loan. This product is more flexible than the first option home loan because it offers various options at no or reduced additional cost. This product typically has a higher interest rate than the first option home loan rate. The maximum term for this product is 30 years.

The premium option home loan is also available to home loans approved under the Low Doc Approval and Underwriting Process.

Premium Option Home Loan with One Year Guaranteed Rate

This product offers borrowers an introductory discounted fixed rate for one year, after which the premium option home loan variable rate applies. Apart from the introductory discounted fixed rate, the loan has the same options as the premium option home loan, although some of the product options listed in this section are not available during the fixed rate period. Additional conditions apply to these loans such as a special offer administration charge payable if, for example, the borrower switches to another type of loan or repays portions of the loan within a specified time period. The maximum term for this product is 30 years.

Fixed Options Home Loan

This is a fixed rate owner-occupied home loan which bears a fixed rate of interest for up to ten years. The maximum term for this product is 30 years. The loan converts to the premium option home loan variable rate upon the maturity of the fixed rate period unless the borrower requests an additional fixed rate period. Some product features such as repayment holiday and top-up, are not available during the fixed rate period. There are also restrictions on the amount of additional repayments that can be made, and the amount of surplus funds available for redraw during the fixed rate period.

The fixed options home loan is also available to home loans approved under the Low Doc Approval and Underwriting Process.

Rocket Repay Home Loan

This is a fully-featured variable interest rate owner-occupied home loan. It allows the borrower to combine a home loan and a deposit transaction account, if desired, so that the credit balance of the transaction account offsets the debit balance owing on the home loan account. The debit interest is charged on the home loan net balance. The credit balance of the transaction account will, however, be disapplied for the purposes of calculating the income of any trust that has purchased rocket repay home loans. The maximum term for this product is 30 years.

The rocket repay home loan is also available to home loans approved under the Low Doc Approval and Underwriting Process.

Investment Property Loans

First Option Investment Property Loan

This is a basic variable interest rate loan offered to borrowers who will use the loan proceeds for investment purposes such as to purchase or refinance residential property. It typically has a lower interest rate. Additional loan options described in this section may be combined with this product at the request of the borrower for a fee. The maximum term for this product is 30 years.

Variable Rate Investment Property Loan

This is a standard variable interest rate loan offered to borrowers who will use the loan proceeds for investment purposes such as to purchase or refinance residential property. This product is more flexible than the first option investment property loan because it offers various options at no or reduced additional cost. This product typically has a higher interest rate than the first option investment property loan rate. The maximum term for this product is 30 years.

The variable rate investment property loan is also available to home loans approved under the Low Doc Approval and Underwriting Process.

Investment Loans with One Year Guaranteed Rate

This product offers borrowers an introductory discounted fixed rate for one year, after which the variable rate investment property loan rate applies. Some product options are not available during the fixed rate period. Additional conditions apply to these loans such as a special offer administration charge payable if, for example, the borrower switches to another type of loan or repays portions of the loan within a specified time period. The maximum term for this product is 30 years.

Fixed Rate Investment Property Loan

This is a fixed rate loan offered to borrowers who will use the loan proceeds for investment purposes such as to purchase or refinance residential property. The maximum term for this product is 30 years. These loans may have fixed interest rate terms for up to 12 years. After this term expires, the loan will convert to the variable rate investment property loan rate unless the borrower requests another fixed rate term. Some product features such as repayment holiday and top-up are not available during the fixed rate period. There are also restrictions on the amount of additional repayments that can be made, and the amount of surplus funds available for redraw during the fixed rate period.

The fixed rate investment property loan is also available to home loans approved under the Low Doc Approval and Underwriting Process.

Rocket Investment Loan

This is a fully featured investment property home loan that bears a variable rate of interest and allows the borrower to combine a home loan and a deposit transaction account,

if desired, so that the credit balance of the transaction account offsets the debit balance owing on the home loan account. The debit interest is charged on the home loan net balance. The credit balance of the transaction account will, however, be disapplied for the purposes of calculating the income of any trust that has purchased rocket investment loans. The maximum term for this product is 30 years.

The rocket investment loan is also available to home loans approved under the Low Doc Approval and Underwriting Process.

Housing Loan Features and Options

Each housing loan originated by Westpac may have some or all of the features or options described in this section to the extent specified in the prospectus supplement. In addition, during the term of any housing loan, Westpac may from time to time at its own initiative, or at the request of the borrower, change any of the features and options of the housing loans. Depending on the product type and the nature of the feature or option selected, various fees may apply.

However, before doing so, Westpac must satisfy the trust manager that the additional features would not affect any mortgage insurance policy covering the housing loans and would not cause a downgrade or withdrawal of the rating of any series of notes if those housing loans remain in the trusts.

Redraw

The majority of housing loans allow the borrower to redraw principal repayments made in excess of scheduled principal repayments. This is available for both variable and fixed rate housing loans. Restrictions apply to the amount that can be redrawn on fixed rate housing loans. Borrowers may request a redraw at any time via various methods such as online, phone or branch withdrawals, check, direct debit or via card access. Westpac may provide a redraw if the borrower is entitled to a redraw because of prepayments and if the loan is not delinquent. A redraw will not result in the related housing loan being removed from a trust.

Top Up

The loan documentation and/or the mortgage for a housing loan may allow a borrower to request additional funds from Westpac through increasing his or her credit limit. This causes the principal balance to exceed the current amortized scheduled balance. This is called a top up. Westpac will only provide a top up if its underwriting and credit criteria are satisfied. If Westpac provides a top up, the housing loan will be removed from the trust.

Smart Pay Facility

A borrower may elect to have his/her salary paid in full or in part into their loan account. If this amount exceeds the scheduled repayment, surplus funds are created which may be redrawn. This feature will allow a customer up to 15 free automatic disbursements in each payment cycle against these surplus funds to other accounts. These disbursements are treated as redraws.

Repayment Holiday

The documentation for a housing loan may allow the borrower a repayment holiday when the borrower has prepaid principal, creating a difference between the outstanding principal balance of the loan and the scheduled amortized principal balance of the housing loan. The borrower is not required to make any payments, including payments of interest, until the outstanding principal balance of the housing loan plus unpaid interest equals the scheduled amortized principal balance. If the borrower fails to make payments during a payment holiday the related housing loan will not be considered delinquent if the borrower has notified Westpac and complied with the provisions of its housing loan. A repayment holiday will not result in the related housing loan being removed from a trust.

Early Repayment

A borrower will not incur break fees if an early repayment or partial prepayment of principal occurs under a standard variable rate housing loan contract.

However, a borrower may incur break fees if an early repayment or partial prepayment of principal occurs on a fixed rate housing loan or one year guaranteed rate loan. The borrower may be required to pay a deferred establishment fee if the loan is fully paid out within a timeframe as specified in the loan documentation.

Substitution of Security

A borrower may apply to the servicer to:

•	substitute a different mortgaged property in place of the existing security property securing a housing loan;

•	add a further mortgage as security for a loan; or

•	release a mortgaged property from a mortgage.

If Westpac’s credit criteria are satisfied and another property is substituted for the existing security for the housing loan, the mortgage which secures the existing housing loan may be discharged without the borrower being required to repay the housing loan and the new mortgage will secure the existing housing loan.

If all of the following conditions occur, the housing loan will remain in the housing loan pool, secured by the new mortgage:

•	the substitute property subject to the mortgage satisfies the Eligibility Criteria;

•	the mortgage over the substitute property is granted by the borrower simultaneously with the discharge of the original mortgage; and

•	the substitute property is acceptable to the mortgage insurer.

If any of the following conditions occur, the Unpaid Balance will be repaid by the seller and the housing loan will cease to be an asset of the applicable trust:

•	the new property does not satisfy the Eligibility Criteria;

•	the new property is not acceptable to the mortgage insurer insuring the housing loan; or

•	settlement does not occur simultaneously with discharge.

Interest Rate Switching and Switching Between Housing Loan Product Types

Fixed rate loans will automatically convert to variable rate loans at the end of the fixed rate period as specified in the related loan documentation, unless the borrower elects another fixed rate period. The one year guaranteed loans have an introductory fixed rate of interest that converts to a variable rate of interest at the end of that period.

Borrowers may switch between certain housing loan products. This may involve conversion from a variable rate to a fixed rate or vice versa. Within the first three years from origination for home loans approved under the Low Doc Approval and Underwriting Process, such switching may only be to another Low Doc Loan.

Switching to an Investment or Owner-Occupied Housing Loan

A borrower may elect to switch the use of the mortgaged property from owner-occupied property to investment or vice versa. Westpac requires notification from the borrower of a switch from an owner-occupied to investment housing loan and reserves the right to change the interest rate or the fees charged with respect to the housing loan. The loan will remain an asset of the applicable trust after the switch. Within the first three years from origination for home loans approved under the Low Doc Approval and Underwriting Process, such switching may only be to another Low Doc Loan.

Combination Housing Loan

A borrower may elect to split a loan into separate funding portions which may, among other things, be subject to different interest rates. Each part of the housing loan is effectively a separate loan even though all the separate loans are secured by the same mortgage. For home loans approved under the Low Doc Approval and Underwriting Process each separate loan must be a Low Doc Loan.

If a housing loan is split, each separate loan will remain in the applicable trust as long as each individual loan matures before the final maturity date of the notes and each separate loan will be covered by a mortgage insurance policy. If any loan matures after the final maturity date of the notes, that loan will be removed from the applicable trust and the Unpaid Balance of the loan will be repaid by Westpac. The other segments of the “split” loan which mature before the final maturity date of the notes will remain in the applicable trust.

Payment Type

The loan payment types on the cut-off date for the trust will be either interest-only and fees or principal, interest and fees. A borrower may elect to switch from paying principal, interest and fees to interest only and fees provided certain criteria are satisfied. The interest-only periods can only be for terms of one to ten years. A borrower may extend the interest only period beyond ten years with credit specialist approval. The interest only and fees payment type is available on most variable rate and fixed rate loans. For fixed rate loans, the interest only period will match the fixed period. Additionally, fixed rate investment property loans with an interest only and fees payment type permit borrowers to pay their interest up to 12 months in advance. At the end of any interest-only and fees period, the payment type under the related loan will convert to a principal, interest and fees payment type. The scheduled payments will be adjusted at this time to ensure that the loan will be repaid within its original term.

Parental Leave

Some of the variable rate loans allow a borrower who is on maternity or paternity leave and who meets the eligibility criteria to request a reduction in repayment of the related home loan by up to 50% for a maximum of six months. If the reduced payments are not sufficient to cover the interest due on the loan, the unpaid interest rate will be capitalized on the loan balance, which may cause the loan to negatively amortize. The scheduled payments are adjusted at the end of the parental leave period to ensure that the loan will be repaid within its original contracted maturity.

Insurance Premiums

A borrower may request that any insurance premium payable by the borrower in relation to lender’s mortgage insurance be capitalized. If Westpac agrees to that request, the premium will be capitalized and will thus constitute part of the principal to be amortized over the life of the housing loan.

Capitalized Fees

A borrower may request that Westpac provide product features under its housing loan contract without requiring the borrower to pay the usual up-front fee relating to that product. In those cases, Westpac may capitalize the fee, which will thus constitute part of the principal to be amortized over the life of the housing loan.

Housing Loan Packages

Borrowers may elect to take out a housing loan package. The housing loan package has qualifying criteria based on the borrower’s total aggregate loan amount and provides various benefits. These benefits include interest rate discounts and fee waivers or reductions on certain housing loan product types.

Progressive Drawdowns

Some housing loan product types allow borrowers to use the loan proceeds for construction or renovation purposes. Borrowers may draw their loan in installments to make progress payments. The loan must be completely drawn within a 12 month period and each drawing is subject to a progress inspection of building works.

DESCRIPTION OF THE OFFERED NOTES

The following summary, together with the description of the offered notes in the prospectus supplement, describes the material terms of the offered notes. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the terms and conditions of the offered notes and the provisions of the transaction documents.

General

The issuer trustee will issue the offered notes on the applicable closing date pursuant to a direction from the trust manager to the issuer trustee to issue the notes in respect of the related trust. Each series of offered notes will be issued under a note trust deed entered into between the issuer trustee, the trust manager and a commercial bank or trust company acting as note trustee for the benefit of the noteholders of the related series. The notes will be secured by the assets of the related trust pursuant to a charge granted under a security trust deed entered into between the issuer trustee, the trust manager and the security trustee specified in the prospectus supplement. To the extent specified in the prospectus supplement, the laws of New South Wales will govern the notes.

Classes of Notes

Each series of notes will be issued in one or more classes. Each class of notes may have different rights to receive or not receive payments of principal and interest on each payment date as specified in the prospectus supplement. Each class of notes may have different credit ratings. The prospectus supplement for each series will outline these classes, their rights and the timing and priority of payments and credit rating, if any.

Source of Funds for Payment

The notes of a series will be entitled to payment only from the assets of the trust issuing that series of notes, including the proceeds from the housing loans included in that trust. Noteholders will not be entitled to payments from the housing loans included in any other trust. The notes are not obligations of the issuer trustee in its personal capacity, the trust manager or any of their affiliates. The notes will not be guaranteed by any governmental agency.

Noteholders may experience delays in distributions on the notes or losses on the notes if delinquent payments or losses on defaulted housing loans are not paid from any credit enhancement arrangement in the related trust.

Distributions

Distributions on the notes of each series will be made on each payment date, in the case of offered notes as specified in the prospectus supplement. Payment dates may be monthly, quarterly, semi-annually or at another interval, as specified in the prospectus supplement. The timing and priority of payment, interest rate and amount of or method of determining payments of interest and principal on each class of offered notes of a given series will be described in the prospectus supplement. The initial payment date will be specified in the prospectus supplement. The rights of holders of any class of notes to receive payments of principal and interest may be senior, subordinate or equal to the rights of holders of any other class or classes of notes of such series, as described in the prospectus supplement.

The issuer trustee will make distributions to the persons in whose names the notes are registered at the close of business on the record date. The issuer trustee will distribute funds in respect of offered notes by either wire transfer or check or money order mailed to the person entitled to receive them at the address appearing in the note register. The prospectus supplement may also specify that in the case of offered notes that are of a specified minimum denomination, upon written request by the noteholder, the issuer trustee will remit funds by wire transfer or by other means agreed upon. The issuer trustee will make the final distribution in retirement of the offered notes, whether a definitive note or a book-entry note, only upon presentation and surrender of the notes at the office or agency of the issuer trustee specified in the final distribution notice to noteholders. The issuer trustee will make all distributions on book-entry notes held by The Depository Trust Company (“DTC”) to DTC, which will credit the accounts of its direct participants. If you hold an interest in a book-entry note, you will have to rely on your financial intermediary to forward your payments. The issuer trustee may, if specified in the prospectus supplement, appoint a paying agent for purposes of remitting distributions.

Distributions of Interest

Each class of offered notes of a series, other than any classes of principal-only notes, will accrue interest from the date, and at the interest rate set forth in the prospectus supplement. Each class of notes of a series may have a different interest rate, which in each case may be fixed, variable or adjustable, or any combination of the foregoing. The prospectus supplement will specify the interest rate or, in the case of a variable or adjustable rate, the method for determining the interest rate, for each class of offered notes. To the extent funds are available, the issuer trustee will distribute interest accrued on the payment dates specified in the prospectus supplement. If specified in the prospectus supplement, a class of offered notes will no longer earn interest if losses on the housing loans in the related trust that are allocated to that class of offered notes exceed the outstanding principal amount, or in the case of an interest-only class, the aggregate notional balance, of the class of offered notes. The prospectus supplement may specify that interest accrues and/or is distributed differently from the description in this paragraph.

Distributions of Principal

Each class of notes of each series, other than any classes of specified notes entitled only to interest payments, will have an outstanding principal amount which, at any time, will equal the then maximum amount that the noteholders of that class will be entitled to receive in respect of principal out of the housing loans and other assets of the related trust. The initial outstanding principal amount of each class of a series of offered notes will be specified in the prospectus supplement. The prospectus supplement will specify the manner in which principal distributions on the notes are calculated and allocated among the classes of notes entitled to distributions of principal on each payment date. Distributions of principal on any class of notes will be made on a pro rata basis among all the notes of that class. The outstanding principal amount of a class of notes will be reduced by distributions of principal on the notes from time to time. To the extent and in the manner specified in the prospectus supplement, the principal amount of a class or classes of notes may be reduced by allocating losses of principal that occur in connection with liquidation of housing loans in the related trust to the outstanding principal amounts of such class or classes of notes. If specified in the prospectus supplement, if the principal charge-offs allocated to a class of notes exceed the outstanding principal amount of the class of notes, the notes will no longer be entitled to any payments of interest or principal. If specified in the prospectus supplement, holders of notes that had previously been allocated a principal charge-off may receive distributions representing a recovery of that charge-off if the servicer subsequently recovers an amount in respect of that housing loan. To the extent a note has been transferred, the holder that receives a distribution in respect of a recovery of a principal charge-off may be different from the holder who was allocated the principal charge-off. The issuer trustee will distribute to the holders of each outstanding class to which the principal charge-off had previously been allocated, its share of the recovery up to the amount of the loss previously allocated to that class to the extent specified in the prospectus supplement. Distributions of principal with respect to one or more classes of notes may be made at a rate that is faster, and in some cases substantially faster, than the rate at which payments or other collections of principal are received on the housing loans in the related trust. Distributions of principal with respect to one or more classes of notes may not commence until a specified date or the occurrence of certain events, including the redemption in full of one or more other classes of notes of the same series or may be made at a rate that is slower, and in some cases substantially slower, than the rate at which payments or other collections of principal are received on the housing loans in the related trust. Distributions of principal with respect to one or more classes of notes may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of notes may be contingent on the specified principal payment schedule of another class of the same series and the rate at which payments or other collections of principal on the housing loans in the related trust are received.

In addition, the prospectus supplement will specify whether all or a portion of principal collected on the housing loans may be retained by the issuer trustee or the servicer and held in temporary investments prior to being used to distribute payments of principal to noteholders, purchase additional assets for the trust, including housing loans, or fund redraws. The result of any retention and temporary investment of principal by the issuer trustee or servicer would be to slow the repayment rate of the related notes relative to the repayment rate of the related housing loans, or to attempt to match the repayment rate of the related notes to a repayment schedule established at the time the notes are issued. Any feature of this type applicable to any notes may terminate, resulting in the current funding of principal payments to the related noteholders and an acceleration of the repayment of those notes, upon the occurrence of specified events described in the prospectus supplement.

Form of the Offered Notes

Each class of offered notes will be issued in minimum denominations specified in the prospectus supplement. As specified in the prospectus supplement, one or more classes of offered notes may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC.

In addition, the prospectus supplement for a series of offered notes not denominated in US dollars will set forth different or additional provisions regarding such offered notes as necessary.

Book-Entry Registration

If book-entry notes are issued, all references to actions by the noteholders will refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to noteholders will refer to distributions, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the offered notes in accordance with DTC’s procedures.

Noteholders may hold their interests in the offered notes through DTC, in the United States, Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or Euroclear Bank S.A./N.V. (“Euroclear”), as operator of the Euroclear System (the “Euroclear System”), in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. If specified in the prospectus supplement, a noteholder may also hold its interest in the offered notes through another clearing organization, such as the Austraclear System (“Austraclear”). Cede & Co., as nominee for DTC, will be the registered noteholder of the offered notes. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants, through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries. The depositaries, in turn, will hold the positions in customers’ securities accounts in the depositaries’ name on the books of DTC.

DTC has advised the trust manager that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants’ accounts. This eliminates the need for physical movement of securities. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others, including securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Transfers between participants on the DTC system will occur in accordance with DTC rules. Transfers between participants on the Clearstream, Luxembourg system and participants on the Euroclear system will occur in accordance with their rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by that system’s depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to their system’s depositary.

Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. The credits for any transactions in these securities settled during this processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received and available on the DTC settlement date. However, it will not be available in the relevant Clearstream, Luxembourg or Euroclear cash account until the business day following settlement in DTC.

Purchases of offered notes held through the DTC system must be made by or through DTC participants, which will receive a credit for the offered notes on DTC’s records. The ownership interest of each actual noteholder is in turn, to be recorded on the DTC participants’ and indirect participants’ records. Holders of the offered notes will not receive written confirmation from DTC of their purchase. However, holders of the offered notes are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the holder of the offered notes entered into the transaction. Transfers of ownership interests in the offered notes are to be accomplished by entries made on the books of DTC participants acting on behalf of the offered noteholders. Offered noteholders will not receive offered notes representing their ownership interest in offered notes unless use of the book-entry system for the offered notes is discontinued.

To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual holders of the offered notes; DTC’s records reflect only the identity of the DTC participants to whose accounts the offered notes are credited, which may or may not be the actual beneficial owners of the offered notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to holders of offered notes will be governed by arrangements among them and by any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote on behalf of the offered notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer trustee as soon as possible after the record date, which assigns Cede & Co.’s consenting or voting rights to those DTC participants to whose accounts the offered notes are credited on the record date, identified in a listing attached to the proxy.

Principal and interest payments on the offered notes will be made to DTC. DTC’s practice is to credit its participants’ accounts on the applicable distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that distribution date. Standing instructions, customary practices and any statutory or regulatory requirements as may be in effect from time to time will govern payments by DTC participants to holders of offered notes. These payments will be the responsibility of the DTC participant and not of DTC, the issuer trustee, the note trustee or the principal paying agent. Payment of principal and interest to DTC is the responsibility of the issuer trustee, disbursement of the payments to DTC participants is the responsibility of DTC, and disbursement of the payments to holders of offered notes is the responsibility of DTC participants and indirect participants.

DTC may discontinue providing its services as securities depositary for the offered notes at any time by giving reasonable notice to the principal paying agent. Under these circumstances, if a successor securities depositary is not obtained, definitive notes are required to be printed and delivered.

According to DTC, the foregoing information about DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream, Luxembourg is a company with limited liability incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream,

Luxembourg participants, thereby eliminating the need for physical movement of offered notes. Transactions may be settled in Clearstream, Luxembourg in multiple currencies, including US dollars.

Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

The Euroclear System was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of notes. Transactions may be settled in multiple currencies, including US dollars.

The Euroclear System is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by Euroclear. Euroclear is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments for securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. Euroclear acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Payments on the offered notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These distributions must be reported for tax purposes in accordance with United States tax laws and regulations. Clearstream, Luxembourg or Euroclear, as the case may be, will take any other action permitted to be taken by a holder of an offered note on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its rules and procedures, and depending on its depositary’s ability to effect these actions on its behalf through DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of offered notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

None of the issuer trustee, the trust manager, the servicer, the note trustee, the calculation agent, the principal paying agent, the note registrar or the paying agent, if any, will have responsibility for any aspect of the records relating to or payments made on account of ownership interests of book-entry notes held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to ownership interests.

Definitive Notes

We refer to offered notes issued in fully registered, certificated form as definitive notes. The offered notes will be issued as definitive notes, rather than in book-entry form to DTC or its nominees, only if specified in the prospectus supplement or if one of the following events occurs:

•

DTC or any replacement clearing agency advises the note trustee or paying agent, if any, in writing, that DTC or such replacement clearing agency is no longer willing or able to discharge properly its responsibilities as depositary for the offered notes, and the trust manager is not able to locate a qualified successor;

•

the trust manager, at its option, advises the issuer trustee, the note trustee, the paying agent, if any, and DTC or any replacement clearing agency, in writing, that a class of definitive notes is to be issued in replacement of a class of book-entry notes;

•

an event of default under the security trust deed has occurred and is continuing and the beneficial owners of offered notes with an aggregate outstanding principal amount of greater than 50% of the aggregate outstanding principal amount of all of that class of offered notes advise the issuer trustee, through DTC or any replacement clearing agency, that the continuation of a book-entry system is no longer in the best interests of the beneficial owners of that class of offered notes; or

•	any other event described in the prospectus supplement for a series.

If any of these events occurs, the issuer trustee, at the direction of the trust manager, must within 30 days of such event instruct DTC (or its replacement) to notify all of its participants of the occurrence of the event and of the availability of definitive notes. DTC will then surrender the book-entry notes and provide the relevant registration instructions to the issuer trustee. The issuer trustee will then issue and execute, and the note trustee will authenticate and deliver, definitive notes of the same aggregate outstanding principal amount as those book-entry notes. Any offered notes issued in definitive form will be serially numbered. Thereafter, the issuer trustee will recognize the holders of the definitive notes as noteholders.

Withholding or Tax Deductions

All payments on the offered notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatever nature unless the issuer trustee or any paying agent is required by applicable law to make a payment on the offered notes subject to any withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature. If the issuer trustee or the paying agent, as the case may be, makes such payment after such withholding or deduction has been made, it will account to the relevant authorities for the amount so required to be withheld or deducted. Neither the issuer trustee nor any paying agent will be obligated to make any additional payments to holders of the offered notes with respect to that withholding or deduction.

Redemption of the Offered Notes for Taxation or Other Reasons

If the trust manager satisfies the issuer trustee and the note trustee, immediately prior to giving the notice to the noteholders as described in this section, that either:

•

on the next payment date the issuer trustee would be required to deduct or withhold from any payment of principal or interest in respect of the offered notes, including corresponding payments under any currency swap, any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities; or

•

the total amount payable for interest in relation to the housing loans for a collection period ceases to be receivable, whether or not actually received by the issuer trustee during that collection period by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities;

then the issuer trustee must, if directed by the trust manager, at the trust manager’s option, provided that the issuer trustee will be in a position on such payment date to discharge, and the trust manager will so certify to the issuer trustee and the note trustee, all its liabilities in respect of a class of offered notes and any amounts required under the security trust deed to be paid in priority to or equal with that class, redeem all, but not some, of that class at their Invested Amount, or at the option of the holders of 75% of the aggregate Invested Amount of such class, at their Stated Amount, together with, in each case, accrued and unpaid interest to the date of redemption. The issuer trustee must give noteholders notice of a redemption not more than 60 nor less than 30 days prior to the date of redemption. The holders of 75% of the aggregate outstanding principal balance of a class of offered notes may elect, in accordance with the terms of the note trust deed, and the note trustee shall notify the issuer trustee and the trust manager, that they do not require the issuer trustee to redeem their class of notes in the circumstances described in this section.

Redemption of the Notes upon an Event of Default under the Security Trust Deed

If an event of default occurs under the security trust deed while the notes for a series are outstanding, the security trustee may enforce the security created by the security trust deed. In some circumstances, the security trustee may be required to obtain the prior written consent of the noteholder mortgagees prior to enforcing the security interest in accordance with the provisions of the security trust deed. Further, the security trustee must enforce the security trust deed if it is directed to do so by the noteholder mortgagees where they are the only Voting Mortgagees, or, otherwise by a resolution of 75% of the Voting Mortgagees. The enforcement of the security trust deed can include the sale of some or all of the housing loans. If the trust terminates while the notes are outstanding, Westpac has a right of first refusal to acquire the housing loans. There is no guarantee that the security trustee will be able to sell the housing loans for their unpaid balance. Accordingly, the security trustee may not be able to realize the full value of the housing loans and this may have an impact on the issuer trustee’s ability to repay all amounts outstanding in relation to the notes for that series. The proceeds from the enforcement of the security trust deed will be distributed in the manner and priority set forth in the prospectus supplement.

Optional Redemption of the Notes

To the extent specified in the prospectus supplement, the issuer trustee shall redeem a class of notes prior to the final maturity date of that class at the time and in the manner specified in the prospectus supplement.

Optional Repurchase of the Housing Loans

To the extent specified in the prospectus supplement, Westpac or the seller trustee may repurchase all of the housing loans held in a trust. Westpac or the seller trustee may only exercise this option on the payment date after which the aggregate outstanding principal amount of the housing loans in a trust is less than the percentage specified in the prospectus supplement of the aggregate principal amount of the housing loans for that trust as of the cut-off date specified in the prospectus supplement. The purchase price will be equal to the following:

•	the Unpaid Balance of each Performing Housing Loan; plus

•	the fair market value of each non-Performing Housing Loan.

The proceeds from the sale of the housing loans will be distributed in the manner and priority set forth in the prospectus supplement.

Final Maturity Date

The final maturity date for each class of offered notes shall be set forth in the prospectus supplement. Unless previously redeemed, the issuer trustee must redeem a class of offered notes by paying the amount specified in the prospectus supplement on the class’s final maturity date.

Redemption upon Final Payment

Upon final distribution being made in respect of any class of notes following termination of the trust or enforcement of the charge under the security trust deed, those notes will be deemed to be redeemed and discharged in full and any obligation to pay any accrued but unpaid interest, the Stated Amount or the outstanding principal amount in relation to those notes will be extinguished in full.

Termination of the Trust

Termination Events

A trust will continue until, and will terminate on the later of:

•	its Termination Date;

•	the date on which the assets of the trust have been sold or realized, which shall be within 180 days after the Termination Date; and

•	the date on which the issuer trustee ceases to hold any trust back assets in relation to that trust.

Realization of Trust Assets

After the Termination Date of each trust, subject to Westpac’s right of first refusal, the issuer trustee, in consultation with the trust manager, must so far as reasonably practicable and reasonably commercially viable sell and realize the assets of each trust within 180 days. During the 180 day period, Performing Housing Loans relating to that trust may not be sold for less than their Unpaid Balance, and non-Performing Housing Loans may not be sold for less than the fair market value of the housing loans and their related security. The fair market value of a housing loan and its related security is the value based on appropriate expert advice, as agreed upon by the trust manager, issuer trustee and the seller. The issuer trustee may not sell a non-Performing Housing Loan for less than its fair market value without the consent of the holders of the percentage specified in the prospectus supplement of the aggregate outstanding principal amount of the notes. The servicer will determine whether a housing loan is performing or non-performing.

Distribution of Proceeds from Realization of Trust Assets

After deducting expenses, the trust manager will direct the issuer trustee to distribute the proceeds of realization of the assets of any trust in accordance with the cashflow allocation methodology set out in the prospectus supplement, and in accordance with any directions given to it by the trust manager. If all of the notes for a trust have been fully redeemed and the trust’s other creditors have been paid in full, the issuer trustee shall distribute the assets of that trust to the residual beneficiary of that trust.

Prescription

An offered note will be void in its entirety if not surrendered for final payment within 10 years of the date on which the final payment on the offered note is due. The effect of voiding an offered note is to reduce the Stated Amount of that offered note to zero. After the date on which an offered note becomes void in its entirety, no claim may be made on it.

Voting and Consent of Offered Noteholders

The note trust deed for each trust will contain provisions for each class of offered noteholders to consider any matter affecting their interests. In general, the holders of a majority of the aggregate outstanding principal amount of a class of offered notes may take or consent to any action permitted to be taken by that class of noteholders under the related note trust deed. Notwithstanding the foregoing, the consent of the percentage of offered noteholders, or of the affected class of offered noteholders, specified in the prospectus supplement shall be required to accomplish the following, among other things:

•	direct the note trustee to direct the security trustee to enforce the security under the security trust deed;

•	override any waiver by the note trustee of a breach of any provisions of the transaction documents or an event of default under the security trust deed; and

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alter, add to, or modify the terms and conditions of a class of offered notes or the provisions of any of the transaction documents if the alteration, addition or modification is, in the opinion of the note trustee, materially prejudicial or likely to be materially prejudicial to a class of offered noteholders, other than to correct a manifest error or ambiguity or to comply with the law.

Notwithstanding the foregoing, the issuer trustee, the trust manager and the note trustee may make or effect any Payment Modification to the note trust deed or the offered notes only if the consent has first been obtained of each offered noteholder of the affected class or classes of offered notes to the Payment Modification.

“Payment Modification” means any alteration, addition or revocation of any provision of the note trust deed, the offered notes, the master trust deed so far as it applies to the trust, the series supplement or the security trust deed which modifies:

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the amount, timing, currency or manner of payment of principal or interest in respect of the offered notes, including, without limitation, any modification to the outstanding principal amount, invested amount, interest rate or maturity date of the offered notes or the orders of payment of the proceeds of the trust assets under the series notice, the offered notes or the security trust deed;

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the manner of determining whether offered noteholders have provided a consent or direction or the circumstances in which such a consent or direction is required, or which reduces the percentage of the offered noteholders required for such a consent or direction; or

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the requirements for altering, adding to or revoking any provision of the note trust deed, the offered notes, the master trust deed so far as it applies to the trust, the series notice or the security trust deed.

Any action taken by the holders of the requisite percentage of the outstanding principal amount of a class of notes shall be binding on all noteholders of such class, both present and future.

If so stated in the prospectus supplement, the note trust deed for a series may contain provisions limiting the powers of subordinate noteholders. For example, the note trust deed may limit the ability of subordinate noteholders to request or direct the note trustee to take any action that would be materially prejudicial to the interests of the senior noteholders. In most circumstances, the note trust deed will not impose these limitations on the powers of the senior noteholders, the exercise of which will be binding on the subordinate noteholders, irrespective of the effect on the subordinate noteholders’ interests.

The note trustee deed contains a provision that, if any other provision of the note trust deed limits, qualifies or conflicts with another provision which is required to be included in the note trust deed, and is not subject to contractual waiver under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), the Trust Indenture Act will prevail.

Reports to Noteholders

For each series of offered notes, on each determination date as specified in the prospectus supplement, the trust manager will, in respect of the collection period ending before that determination date, deliver to the principal paying agent, the note trustee and the issuer trustee, a noteholder’s report generally setting forth, to the extent applicable for the series, among other things:

•	the outstanding principal amount and the Stated Amount of each class of notes;

•	the interest rates on the notes for the related Interest Period;

•	the interest payments and principal distributions on each class of notes;

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the percentage or bond factor for each class of notes, which with respect to a class of notes, means the aggregate of the outstanding principal amount of the class of notes less all principal payments on that class of notes to be made on the next payment date, divided by the aggregate initial outstanding principal amount for all of that class of notes;

•	the total collections on the housing loans;

•	aggregate outstanding principal balance of the housing loans;

•	delinquency and loss statistics with respect to the housing loans; and

•	any other items of information applicable to a particular series of notes.

Unless and until definitive notes are issued, beneficial owners will receive reports and other information provided for under the transaction documents only if, when and to the extent provided by DTC and its participating organizations.

Unless and until definitive notes are issued, the trust manager will prepare and send to the note trustee, for forwarding to DTC, periodic and annual unaudited reports containing information concerning each trust and series of notes. DTC and its participants will make such reports available to holders of interests in the offered notes in accordance with the rules, regulations and procedures creating and affecting DTC. However, these reports will not be sent directly to each beneficial owner while the offered notes are in book-entry form. Upon the issuance of definitive notes, these reports will be sent directly to each noteholder. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

The trust manager will file with the SEC the periodic and annual reports as are required under the Exchange Act and the rules and regulations of the SEC under the Exchange Act, which will include the reports listed in the first paragraph of this section. However, in accordance with the Exchange Act and the rules and regulations of the SEC under the Exchange Act, the trust manager expects that the obligation to file these reports will be terminated after a period of time as the prospectus supplement for each series of offered notes will describe.

If stated in the prospectus supplement, the trust manager will, on or promptly after the business day preceding each payment date, prepare and arrange for the publication of summary pool performance data for each series trust, in a format determined by the trust manager, on Reuters, Bloomberg or another electronic reporting service.

CREDIT ENHANCEMENT

Types of Enhancements

If stated in the prospectus supplement, credit enhancement may be provided for one or more classes of notes of the related trust. Credit enhancement is intended to enhance the likelihood of full payment of principal and interest due and to decrease the likelihood that noteholders will experience losses. To the extent specified in the prospectus supplement, the credit enhancement for a class or series of notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal amount and accrued interest. If losses occur that exceed the amount covered by any credit enhancement or that are not covered by any credit enhancement, noteholders of any class or series will bear their allocated share of losses, as described in the prospectus supplement. Credit enhancement may be in one or more of the following forms:

•	the subordination of one or more classes of the notes of the series;

•	primary mortgage insurance on all or a portion of the housing loans;

•	a pool mortgage insurance policy on all or a portion of the housing loans;

•	excess available income;

•	the establishment of one or more reserve funds;

•	overcollateralization;

•	a letter of credit;

•	surety bond;

•	a minimum principal payment agreement; or

•	a deposit agreement.

Subordination

If specified in the prospectus supplement, a series of notes may provide for the subordination of payments to one or more subordinate classes of notes. In this case, scheduled payments of principal, principal prepayments, interest or any combination of these items that otherwise would have been payable to holders of one or more classes of subordinate notes will instead be payable to holders of one or more classes of senior notes under the circumstances and to the extent specified in the prospectus supplement. If specified in the prospectus supplement, losses on defaulted housing loans may be borne first by the various classes of subordinate notes and thereafter by the various classes of senior notes. The prospectus supplement will set forth information concerning the amount of subordination of a class or classes in a series, the circumstances in which this subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Primary Mortgage Insurance Policy

Westpac requires that housing loans with loan-to-value ratios greater than certain percentages, sometimes varying by housing loan features, specified in the prospectus supplement at the time of origination obtain primary mortgage insurance. Westpac will equitably assign its interest in these policies, if any, to the issuer trustee after receiving the consent of the insurers.

To the extent specified in the prospectus supplement, the amount of coverage under each policy will be the amount owed on the related housing loan, including unpaid principal, accrued interest at any non-default rate up to specified dates, fines, fees, charges and proper enforcement costs, less all amounts recovered from enforcement of the mortgage.

Pool Mortgage Insurance Policy

The issuer trustee may, if specified in the prospectus supplement, obtain one or more pool mortgage insurance policies. The pool mortgage insurance policy will cover the housing loans specified in the prospectus supplement subject to the limitations described in the prospectus supplement. However, the pool mortgage insurance policy will not cover housing loans in a pool which have the benefit of a primary mortgage insurance policy. The policy will cover loss by reason of default in payments on the housing loans up to the amounts specified in the prospectus supplement and for the periods specified in the prospectus supplement. The servicer will agree to act in accordance with the terms of any pool mortgage insurance policy obtained and to present claims thereunder to the pool mortgage insurer on behalf of itself, the issuer trustee and the noteholders. However, the pool mortgage insurance policy is not a blanket policy against loss. Claims under a pool mortgage insurance policy may only be made regarding a loss by reason of default insofar as the insurance policy applies to the relevant housing loan, and only upon satisfaction of specific conditions precedent as described in the prospectus supplement.

To the extent specified in the prospectus supplement, the original amount of coverage under any pool mortgage insurance policy will be reduced over the life of the related series of notes by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool mortgage insurer upon the disposition of all foreclosed properties. The amount of claims paid will include expenses incurred by the servicer on the foreclosed properties. Accordingly, if aggregate net claims paid under any pool mortgage insurance policy reach the original policy limit, coverage under that pool mortgage insurance policy may be exhausted and any further losses may be borne by one or more classes of noteholders.

Excess Available Income

If specified in the prospectus supplement, the issuer trustee will apply interest collections on the housing loans, and other income collections, that are not required to pay specified payments to reimburse noteholders for charge offs allocated to the notes. These reimbursements will be allocated to the class or classes of notes in the manner described in the prospectus supplement.

Reserve Fund

If specified in the prospectus supplement, a reserve fund will be established for the related series of notes with an entity specified in the prospectus supplement. The prospectus supplement will state whether or not the reserve fund will be part of the assets of the trust. The reserve fund may be funded with an initial cash or other deposit or from collections on the housing loans or other sources, in either case in the manner specified in the prospectus supplement. The prospectus supplement will specify the manner and timing of distributions from the amounts in the reserve fund, which may include making payments of principal and interest on the notes and payment of other trust expenses. The prospectus supplement will specify the required reserve fund balance, if any, and when and to what extent the required reserve fund balance may be reduced. The prospectus supplement will further specify how any funds remaining in the reserve fund will be distributed after termination of the related trust or reduction of the required reserve fund balance to zero.

Overcollateralization

If specified in the prospectus supplement, credit enhancement for a series of notes will be provided by overcollateralization. Principal and/or interest collections on the housing loans may exceed principal and/or interest payments on the notes for the related payment date. These excess amounts may be deposited into a reserve fund or applied as a payment of principal on the notes. To the extent these amounts are applied as principal payments on the notes, the effect will be to reduce the principal amount of the notes relative to the outstanding balance of the housing loans.

Letter of Credit

If specified in the prospectus supplement, credit enhancement for a series of notes will be provided by the issuance of a letter of credit by a bank or financial institution specified in the prospectus supplement. The maximum obligation of the issuer of the letter of credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to the percentage described in the prospectus supplement of the aggregate principal balance on the related cut-off date of the housing loans evidenced by each series. The duration of coverage and the amount and frequency and circumstances of any reduction in coverage provided by the letter of credit for a series of notes will be in compliance with the requirements established by the rating agency or agencies rating the series, and will be described in the prospectus supplement.

Surety Bond

If specified in the prospectus supplement, a surety bond will be purchased for the benefit of the noteholders of any series to assure distributions of interest or principal with respect to that series in the manner and amount specified in the prospectus supplement.

If a surety bond is provided for any series, the provider of the surety bond will be permitted to exercise the voting rights of the noteholders of the applicable series or class to the extent described in the prospectus supplement for that series.

Minimum Principal Payment Agreement

If specified in the prospectus supplement, the issuer trustee will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agencies, under which agreement that entity will provide payments on the notes of the applicable series in the event that aggregate scheduled principal payments and/or prepayments on the assets of the trust for that series are not sufficient to make payments on those notes of that series.

Deposit Agreement

If specified in a prospectus supplement, the issuer trustee or the note trustee or the paying agent, if any, for a series of notes will enter into a deposit agreement, such as a guaranteed investment contract, with the entity specified in such prospectus supplement on or before the issue of that series of notes. Pursuant to the deposit agreement, all or a portion of the amounts held in the collection account or in any reserve account would be invested with the entity specified in the prospectus supplement. The purpose of a deposit agreement would be to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of notes. The note trustee or paying agent, if any, would be entitled to withdraw amounts invested pursuant to a deposit agreement, plus interest at a rate equal to the assumed reinvestment rate, in the manner specified in the prospectus supplement. The prospectus supplement for a series of notes pursuant to which a deposit agreement is used will contain a description of the terms of such deposit agreement.

OTHER FINANCIAL OBLIGATIONS RELATED TO THE NOTES

Purchase Obligation

Some types of housing loans and some classes of notes of any series, as specified in the prospectus supplement, may be subject to a purchase obligation in order to facilitate the issuance of notes designated as money market notes in the prospectus supplement that may have a final maturity date which will be less than 397 days from the closing date on which such notes were issued or that may be acquired by a note purchaser prior to maturity and which would be eligible for purchase by money market funds. The trust will not issue any redeemable securities as defined under Section 2(a)(32) of the Investment Company Act of 1940. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the repurchase price, timing and payment procedure, will be described in the prospectus supplement. If applicable, the prospectus supplement will also specify the note purchaser and the terms of the note purchase agreement. A purchase obligation may apply to the housing loans or to a class of notes of the related series. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company. The prospectus supplement will specify whether each purchase obligation will be evidenced by an instrument delivered to the issuer trustee for the benefit of the applicable noteholders of the related series. The prospectus supplement will specify whether each purchase obligation for housing loans will be payable solely to the issuer trustee for the benefit of the noteholders of the related series. Other purchase obligations may be payable to the issuer trustee or directly to the holders of the notes to which the obligations relate.

A purchase commitment is a contractual obligation of an obligor to purchase either specified housing loans or classes of notes of any series, on one or more specified dates, or upon the occurrence of one or more specified events. A liquidity facility is an obligation of a lender to advance funds, which may be used to purchase specified housing loans from the trust on one or more specified dates, or upon the occurrence of one or more specified events. A remarketing agreement is an obligation of a remarketing agent to sell specified housing loans on behalf of the trust on one or more specified dates, or upon the occurrence of one or more specified events, and may include an obligation of the remarketing agent to cover any shortfall between the sale proceeds and a specified level. A maturity guaranty is a contractual obligation of an obligor to purchase either specified housing loans or classes of notes of any series, on one or more specified maturity dates. A put option is a contractual obligation of an obligor to purchase either specified housing loans or classes of notes of any series upon the exercise of the option by a specified party, on one or more specified dates, or upon the occurrence of one or more specified events. A demand feature is a contractual obligation of an obligor to purchase either specified housing loans or classes of notes of any series upon demand made by a specified party, on one or more specified dates, or upon the occurrence of one or more specified events.

Swap Agreements

The issuer trustee may enter into one or more currency swaps, variable rate basis swaps and fixed rate basis swaps with one or more currency swap providers and interest rate swap providers, as applicable. The actual swap agreements may vary for each trust depending upon the currency denomination of the payment obligations of the issuer trustee on the offered notes and the types of housing loan products included in that trust. See “Description of the Transaction Documents—Interest Rate Swaps” and “—Currency Swaps”.

DESCRIPTION OF THE TRANSACTION DOCUMENTS

The following summary describes the material terms of the transaction documents. The summary does not purport to be complete and is subject to the provisions of the transaction documents. Within 15 business days after the closing date for each series of offered notes, the trust manager will file with the SEC copies of each of the material transaction documents on a current report on Form 8-K.

Trust Accounts

For each series, the issuer trustee will establish and maintain pursuant to the master trust deed and any related series notice a collection account and, if necessary for the receipt of US dollar payments, a US$ account with banks that meet the requirements specified in the prospectus supplement. If specified in the prospectus supplement, the issuer trustee may also establish other accounts such as a reserve account or prefunding account. The issuer trustee will open each bank account in its name and in its capacity as trustee of the series trust. These accounts will not be used for any purpose other than for the related trust.

The trust manager shall have the discretion and duty to recommend to the issuer trustee, in writing, the manner in which any moneys forming part of a trust shall be invested and what purchases, sales, transfers, exchanges, collections, realizations or alterations of trust assets shall be effected and when and how the same should be effected. Each investment of moneys on deposit in a trust’s accounts shall be in authorized investments that will mature not later than the business day before the applicable payment date.

Prefunding

If so specified in the prospectus supplement relating to any series, the issuer trustee may, on behalf of the trust, establish a prefunding account relating to that series of notes. The issuer trustee may deposit all or a portion of the proceeds received by the issuer trustee in connection with the sale of one or more classes of notes in the prefunding account. The amount that may be initially deposited into a prefunding account may be up to 50% of the aggregate principal amount of the notes issued in that series. The amounts on deposit in any prefunding account may be invested only in investments deemed acceptable by the rating agencies as consistent with the applicable ratings on the notes. The amounts on deposit in the prefunding account will be used by the issuer trustee to purchase additional housing loans that could not be delivered by the sellers or have not formally completed the origination process following the closing date for the related trust, which will be specified in the prospectus supplement. The specified period for the acquisition by the issuer trustee of additional housing loans, which will be specified in the prospectus supplement, will not exceed one year from the closing date for that series of notes. Any funds in the prefunding account that are not used to purchase additional housing loans by the end of the specified period will be applied as a prepayment of the related class or classes of notes as specified in the prospectus supplement. Any additional housing loans purchased by the issuer trustee will conform to the Eligibility Criteria. The underwriting standards for additional housing loans that will be acquired with amounts from the prefunding account will comply with the standards set forth under “Westpac Residential Housing Loan Program—Approval and Underwriting Process”.

Revolving Period

As may be described in the prospectus supplement relating to any series, the related series notice may provide for a revolving period. During the revolving period, all or a portion of the principal collected on the housing loans included in the assets of the trust may be used by the issuer trustee to purchase additional housing loans during a specified period rather than to fund payments of principal to noteholders during that period. This may result in the related notes possessing an interest-only period, which will be followed by a repayment period. Any interest-only or revolving period may, upon the occurrence of specified events to be described in the prospectus supplement, terminate prior to the end of the specified period and result in the earlier than expected repayment of the related notes. The period of acquisition by the issuer trustee of additional housing loans will be specified in the prospectus supplement but will not exceed three years. Any principal collections during the revolving period that are not used to purchase additional housing loans by the end of the specified period will be applied as a prepayment of the related class or classes of notes as specified in the prospectus supplement. Any additional housing loans purchased by the issuer trustee will conform to the Eligibility Criteria. The underwriting standards for additional housing loans that will be acquired during the revolving period will comply with the standards set forth under “Westpac Residential Housing Loan Program—Approval and Underwriting Process”.

Issuance of Additional Notes

The issuer trustee may, if specified in the prospectus supplement, issue additional notes (including RFS) secured by the assets of the trust at the direction of the trust manager at the times and in the manner specified in the prospectus supplement. The issuer trustee will be permitted to issue additional notes only if each of the applicable rating agencies has notified the issuer trustee that the issuance of the additional notes will not cause any of the rating agencies to reduce, withdraw or qualify the current rating of each class of notes. The approval of existing noteholders is not necessary for the issuance of additional notes, and such noteholders will not receive notice of such additional issuances. Additional notes may be issued in Australia, the European markets, the United States, or elsewhere, as specified in the prospectus supplement.

Redraws

General

The housing loan documents for a housing loan may allow the borrower to redraw repayments made in excess of scheduled repayments under the housing loan. The issuer trustee will reimburse Westpac for redraws as described in the prospectus supplement. Sources available to reimburse Westpac for redraws relating to housing loans included in the assets of a trust will be described in the prospectus supplement and may include collections, drawings under a redraw facility, proceeds of the issuance of any RFSs and other sources. The prospectus supplement for each series will describe the order and priority for these reimbursements and the sources of funds available. If at any time Westpac is not fully reimbursed for a redraw, it will bear the cost of funding that redraw until it can be reimbursed by the issuer trustee.

Redraw Facility

If specified in the prospectus supplement, a redraw facility provider under a redraw facility will agree to make advances to the issuer trustee for the purpose of funding redraws relating to housing loans that are assets of the related trust, to the extent such redraws are not funded from other sources. The prospectus supplement will set forth the specifics of any redraw facility.

Redraw Funding Securities

If specified in the prospectus supplement, the trust manager may direct the issuer trustee to issue additional debt securities known as redraw funding securities (“RFS”) to provide the issuer trustee with funds to pay for any redraws under the housing loans.

The trust manager must obtain written confirmation from the rating agencies that the issuance of RFSs will not result in the downgrading or withdrawal of the rating of any notes of the related series before giving a direction to issue a series of RFS. The prospectus supplement will specify the timing and priority of interest and principal payments on the RFSs and the rights of the holders of the RFSs.

RFS Notes

The prospectus supplement for each series of notes that provides for the issuance of RFSs will describe the circumstances, if any, under which RFSs will convert to RFS notes, the timing and priority of interest and principal payments on the RFS notes and the rights of the holders of the RFS notes.

Form of RFSs and RFS Notes

The RFSs and the RFS notes will be evidenced by a notation in a register maintained by the issuer trustee, denominated in A$ and will be issued in Australia to Australian resident investors only. The RFSs and RFS notes will not be offered by this prospectus or any prospectus supplement.

Liquidity Reserve or Liquidity Facility

The prospectus supplement for each series will state whether or not the issuer trustee will establish a liquidity reserve or will establish a liquidity facility with a liquidity facility provider. If established, the issuer trustee will fund income shortfalls in the trusts for any series from the liquidity reserve or by drawings under the liquidity facility up to the liquidity limit specified in the prospectus supplement.

Liquidity Reserve

If specified in the prospectus supplement, the issuer trustee, at the direction of the trust manager, will establish the liquidity reserve by depositing funds in a liquidity account. The amount of the liquidity reserve may be reduced each determination date to a specified percentage of the aggregate Unpaid Balance of the housing loans as the trust manager determines from time to time. To the extent that the liquidity reserve amount decreases as a consequence of a decrease in the aggregate Unpaid Balance of the housing loans, the trust manager may direct the issuer trustee to withdraw from the liquidity account an amount not exceeding the excess of the credit balance of the liquidity account over the liquidity reserve. Any funds withdrawn from the liquidity account in these circumstances will be distributed as specified in the prospectus supplement. The terms and mechanics of any liquidity reserve will be specified in the prospectus supplement.

Liquidity Facility

If specified in the prospectus supplement, a liquidity facility provider under a liquidity facility will agree to make advances to the issuer trustee for the purpose of funding income shortfalls in the trusts for a particular series. The terms and mechanics of any liquidity facility will be specified in the prospectus supplement.

Interest Rate Swaps

If specified in the prospectus supplement, the issuer trustee will enter into one or more variable rate basis swaps and fixed rate basis swaps with one or more interest rate swap providers. The actual swap agreements may vary for each series of notes depending upon the types of housing loan products included in the trust for that series. The interest rate swaps may be used, among other things, to swap the fixed rate of return on housing loans, if any, to enable the issuer trustee to meet its floating rate returns under the relevant floating rate notes, or to swap floating rate receipts on the housing loans to enable the issuer trustee to meet its fixed rate returns under any fixed rate notes issued in relation to a trust, or to swap the receipts on the housing loans for a trust into a fixed rate of return. The prospectus supplement for each series will identify the interest rate swaps for that series and the terms for each interest rate swap. If so stated in the prospectus supplement, Westpac may be the interest rate swap provider for one or more of the interest rate swaps. An ISDA Master Agreement, as amended by a schedule thereto, will govern each of the interest rate swaps. Each swap entered into will be confirmed by a written confirmation.

Currency Swaps

If specified in the prospectus supplement, the issuer trustee will enter into one or more currency swaps with one or more currency swap providers. Collections on the housing loans will be denominated in Australian dollars and payable at a specified rate and amounts received under any variable rate basis swap and any fixed rate basis swaps may be denominated in Australian dollars and payable at a specified rate. However, in most instances, and to the extent stated in the prospectus supplement, the payment obligations of the issuer trustee on the offered notes will be denominated in United States dollars or another non-A$ currency and payable at a different specified rate. In these cases, to hedge its currency exposure, the issuer trustee may enter into one or more swap agreements with the currency swap providers. The actual swap agreements may vary for each series of offered notes. The prospectus supplement for each series will identify and describe the currency swaps and currency swap providers for that series and the terms for each currency swap. If stated in the prospectus supplement, Westpac or an affiliate of Westpac may be the swap provider for one or more of the currency swaps.

An ISDA Master Agreement, as amended by a schedule thereto, will govern each of the currency swaps. Each swap entered into will be confirmed by a written confirmation.

Modifications and Amendments

The issuer trustee, the trust manager and the servicer, with respect to the master trust deed and the series notice, or the note trustee, with respect to the note trust deed may by way of supplemental deed alter, add to or modify the master trust deed, the series notice or the note trust deed without the consent of the noteholders or residual beneficiary of the related trust if such alteration, addition or modification is:

•	to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

•	necessary to comply with the provisions of any law or regulation or with the requirements of any governmental agency;

•

appropriate or expedient as a consequence of an amendment to any law or regulation or altered requirements of the government of any jurisdiction, any department, commission, office of any government or any corporation owned or controlled by any government, including, without limitation, an alteration, addition or modification which is appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to a Westpac Securitisation Programme trust; or

•

in the opinion of the issuer trustee, desirable to enable the provisions of the master trust deed to be more conveniently, advantageously, profitably or economically administered or is otherwise desirable for any reason, including to give effect, in the trust manager’s reasonable opinion, to an allocation of expenses.

However, any alteration, addition or modification described in the preceding paragraph, where in the reasonable opinion of the note trustee or the issuer trustee such a proposed alteration, addition or modification to the master trust deed, the series notice, the note trust deed or any other transaction document is materially prejudicial or likely to be prejudicial to the interests of the noteholders or a class of noteholders or the residual beneficiary, may only be effected by the issuer trustee or note trustee, as applicable, with the prior consent of the holders of 75% of the aggregate outstanding principal amount of the relevant class or classes of notes or with the prior written consent of the residual beneficiary, as the case may be. In addition, any amendment, addition or revocation that effects a Payment Modification may only be made if the consent has first been obtained of each offered noteholder of the class or classes of offered notes that would be affected.

The issuer trustee will, upon request by a noteholder, provide the noteholder with a copy of any amendment to the master trust deed or series supplement. The issuer trustee must distribute to all offered noteholders notice of the substance of any amendment to the note trust deed or offered notes as soon as reasonably practicable after the amendment has been made.

The Issuer Trustee

The issuer trustee acts as issuer trustee for each trust and, in such capacity, as issuer of each series of notes on the terms set out in the master trust deed and the series notice.

Powers

The transaction documents confer on the issuer trustee certain rights, powers and discretions over and in respect of the trust assets. In most cases, the issuer trustee is only empowered to act when directed to do so by the trust manager, who in turn cannot give a direction that could reasonably be expected to adversely affect the rating of notes. The trust manager is normally required to give the issuer trustee formal directions, and the issuer trustee is not required to take any action unless it has received such a direction. For example, the issuer trustee’s ability to invest in authorized investments, to issue notes and enter into support facilities may only be exercised upon a receipt of a formal direction from the trust manager.

The master trust deed expressly permits the issuer trustee to appoint the servicer to retain custody of the mortgage documents in accordance with the servicing agreement, and for the issuer trustee to lodge documents with the servicer.

Duties

The issuer trustee must act honestly and in good faith and exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and exercising its discretions under the master trust deed. It must keep each trust separate from the others and do everything necessary to ensure it can comply with its obligations under the transaction documents.

In particular the issuer trustee has the duty to maintain a register of authorized investments and other assets of each trust, other than the housing loans, and to keep or ensure that the trust manager keeps accounting records which correctly record and explain all amounts paid and received by the issuer trustee on behalf of each trust.

The issuer trustee is required to act continuously as trustee of the trust until the trust is terminated as provided by the master trust deed or the issuer trustee has retired or been removed from office.

Under the master trust deed, each noteholder and the residual beneficiary acknowledges that:

•

the issuer trustee has no duty, and is under no obligation, to investigate whether a Trust Manager’s Default, a Servicer Transfer Event or a Title Perfection Event has occurred in relation to any trust other than where it has actual notice;

•

the issuer trustee is required to provide the notices referred to in the master trust deed in respect of a determination of an Adverse Effect based upon the advice given to it by its advisers in a manner contemplated by the master trust deed, only if it is actually aware of the facts giving rise to the Adverse Effect; and

•

in the absence of actual knowledge to the contrary, the issuer trustee is entitled to rely conclusively on, and is not required to investigate any notice, report, certificate, calculation or representation of or by the seller, servicer or trust manager.

The issuer trustee will be considered to have knowledge or notice of or be aware of any matter or thing if the issuer trustee has knowledge, notice or awareness of that matter or thing by virtue of the actual notice or awareness of the officers or employees of the issuer trustee who have day-to-day responsibility for the administration of a trust.

Annual Compliance Statement

The trust manager, on behalf of the issuer trustee, will deliver to the note trustee annually a written statement as to the fulfillment of the issuer trustee’s obligations under the transaction documents for each series. See also “Description of the Transaction Documents—The Servicing Agreement—Evidence as to Compliance”.

Delegation

In carrying out and performing its duties and obligations under the master trust deed, the issuer trustee may, with due care as it sees fit, appoint any person to be its attorney, agent or delegate for such purposes and with such powers, authorities and discretions as the issuer trustee deems appropriate, but excluding the obligation to receive or make payments, which appointment shall not exceed those powers, authorities and discretions vested in the issuer trustee.

Issuer Trustee Fees and Expenses

The issuer trustee will receive a fee and be reimbursed for all expenses incurred in connection with the performance of its obligations in respect of the trust out of the assets of the trust for that series, but not general overhead costs and expenses.

Removal or Retirement

The issuer trustee is required to retire as trustee of a trust after a direction from the trust manager in writing following an Issuer Trustee’s Default in relation to that trust.

The issuer trustee will bear the reasonable costs of its removal if it is removed because of its default. The issuer trustee will indemnify the trust manager and each trust for these costs. These costs are not payable out of the assets of any trust.

The trust manager, subject to giving prior notice to the rating agencies, is entitled to appoint a replacement issuer trustee on removal or retirement of the issuer trustee if that appointment will not in the reasonable opinion of the trust manager materially prejudice the interests of noteholders. Until the appointment is completed, the trust manager must act as issuer trustee and will be entitled to the issuer trustee’s fee for the period it so acts as issuer trustee.

Voluntary Retirement of the Issuer Trustee

The issuer trustee may resign on giving to the trust manager, with a copy to the rating agencies, not less than three months’ notice in writing, or such other period as the trust manager and the issuer trustee may agree, of its intention to do so.

Before retirement, the issuer trustee must appoint a successor trustee who is approved by the trust manager, or who may be the trust manager, and whose appointment will not materially prejudice the interests of noteholders. If a successor trustee has not been appointed by the end of the three months’ notice period, the trust manager will act as trustee until a successor trustee is appointed.

Limitation of the Issuer Trustee’s Liability and Indemnification

The issuer trustee will not be liable personally for any losses, costs, liabilities or claims arising from the failure to pay moneys on the due date for payment to any noteholders, the residual beneficiary, the trust manager or any other person or for any loss howsoever caused in respect of any trust or to any noteholder, the residual beneficiary, the trust manager or any other person, except to the extent caused by the fraud, negligence or breach of a trust on the issuer trustee’s part or under other circumstances specified in the prospectus supplement, or on the part of the officers and employees of the issuer trustee or any of its agents or delegates in respect of whom the issuer trustee is liable or under other circumstances specified in the prospectus supplement.

The issuer trustee acts as trustee and issues the notes for a series only in its capacity as trustee of the related trust and in no other capacity. A noteholder cannot take legal action against the issuer trustee personally except in the case of fraud, negligence or breach of trust on the part of the issuer trustee or under other circumstances specified in the prospectus supplement. A liability arising under or in connection with the transaction documents or the related trust is limited to and can be enforced against the issuer trustee only to the extent to which it can be satisfied out of the assets of the related trust which are available to satisfy the right of the issuer trustee to be exonerated or indemnified for the liability. Subject to the following sentence, this limitation of the issuer trustee’s liability applies despite any other provision of the transaction documents and extends to all liabilities and obligations of the issuer trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the transaction documents. The limitation will not apply to any obligation or liability of the issuer trustee to the extent that it is not satisfied because under a transaction document or by operation of law there is a reduction in the extent of the issuer trustee’s exoneration or indemnification out of the assets of the applicable trust as a result of the issuer trustee’s fraud, negligence or breach of trust or under other circumstances specified in the prospectus supplement.

The master trust deed also contains other provisions which regulate the issuer trustee’s liability to noteholders, other creditors and the residual income beneficiary. These include, but are not limited to, subject to the master trust deed, the following:

•	the issuer trustee shall not be liable for any losses, costs or expenses arising out of the exercise or non-exercise of a discretion by the trust manager or the act or omission of the trust manager;

•	the issuer trustee is not liable for any Trust Manager’s Default, Servicer Transfer Event or Title Perfection Event; and

•	the issuer trustee shall not be liable for any losses, costs, damages or expenses caused by its acting on any instruction or direction given to it by:

•	the trust manager, the servicer or a seller under the master trust deed, any other transaction document or any other document;

•	by any person under a support facility, housing loan or mortgage or any other guarantee related to the housing loan; or

•	an obligor or borrower on any housing loan.

The issuer trustee will not be liable for any act, omission or default of the trust manager, the servicer, any credit support provider, the note trustee, the paying agent or any of their successors or assigns, in relation to their respective duties or obligations under the transaction documents, or any other person’s failure to carry out an agreement with the issuer trustee with respect to a trust.

The foregoing provisions limiting the issuer trustee’s liability do not apply to the extent that the relevant act is caused by the fraud, negligence, wilful default or breach of trust of the issuer trustee or any of its officers, employees, agents or delegates.

Rights of Indemnity of Issuer Trustee

The issuer trustee will be indemnified out of the assets of the applicable trust against all losses and liabilities incurred by the issuer trustee in properly performing any of its duties or exercising any of its powers under the transaction documents in relation to that trust except for a loss or liability arising as a result of the issuer trustee’s failure to exercise due care or due to the issuer trustee’s fraud, negligence or breach of trust. The issuer trustee will be indemnified out of the assets of the applicable trust against certain payments it may be liable to make under any Consumer Credit Legislation. Each seller will also indemnify the issuer trustee in relation to such payments and the issuer trustee will be required to first call on the indemnity from the servicer before calling on the indemnity from the assets of the trust.

The Seller Trustee

Limitation of Seller Trustee’s Liability and Indemnification

In the absence of fraud, negligence or breach of trust on its part, the seller trustee shall not be liable personally in the event of failure to pay moneys on the payment date for payment to any noteholder, any beneficiary, the trust manager or any other person or for any loss howsoever caused in respect of any of the trusts or to any noteholder, any beneficiary, the trust manager or any other person.

Westpac Securities Administration Limited acts as seller trustee only in its capacity as seller trustee of the relevant trust and in no other capacity. A liability arising under or in connection with a transaction document can be enforced against the seller trustee only to the extent to which it can be satisfied out of property of the relevant seller trust out of which the seller trustee is actually indemnified for the liability. This limitation of the seller trustee’s liability applies despite any other provision of the transaction documents and extends to all liabilities and obligations of the seller trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the transaction documents, the trust or the applicable trust. The limitation will not apply to the extent that there is a reduction in the seller trustee’s indemnification out of trust assets or the applicable trust as a result of the seller trustee’s fraud, negligence or breach of trust.

The seller trustee will also be indemnified out of the assets of a trust against certain payments which it may be liable to make under the Consumer Credit Legislation relating to a housing loan owned by such trust. Westpac has also indemnified the seller trustee in relation to these payments and the seller trustee is required to first call on the indemnity from Westpac.

The Trust Manager

Powers

The trust manager will have full and complete powers of management of each trust, including the day to day operation of the trusts, and administration and servicing of the assets which are not serviced by the servicer, borrowings and other liabilities of the trusts. The issuer trustee has no duty to supervise the trust manager in the performance of its functions and duties, or the exercise of its discretions.

The trust manager has the absolute discretion to recommend authorized investments to the issuer trustee and direct the issuer trustee in relation to those authorized investments.

Delegation

The trust manager may, in carrying out and performing its duties and obligations contained in the master trust deed delegate to Westpac, or any of the trust manager’s or Westpac’s officers and employees, all acts, matters and things (whether or not requiring or involving the trust manager’s judgment or discretion) and appoint any person to be its attorney, agent, delegate or sub-contractor for such purposes and with such powers, authorities and discretions (not exceeding those vested in the trust manager) as the trust manager thinks fit.

Despite any such delegation or appointment, the trust manager shall remain liable for the acts or omissions of Westpac or of any such delegate or appointee.

Trust Manager’s Fees, Expenses and Indemnification

The trust manager is entitled to a fee described in the prospectus supplement and such fee is paid from the assets of the related trust.

The trust manager shall be indemnified out of the assets of the related trust in respect of any liability, cost or expense properly incurred in its capacity as trust manager of the related trust, or so incurred by any of its delegates or appointees.

Removal or Retirement of the Trust Manager

The trust manager will retire as trust manager if the issuer trustee so directs in writing following a Trust Manager’s Default. The trust manager will bear the costs of its removal after a Trust Manager’s Default. The trust manager has agreed to indemnify the issuer trustee and the applicable trusts for those costs.

The trust manager may resign on giving to the issuer trustee and the note trustee, with a copy to the rating agencies, not less than three months notice in writing, or such other period as the trust manager and the issuer trustee may agree, of its intention to do so.

On retirement or removal of the trust manager, the issuer trustee may appoint another trust manager on those terms as the issuer trustee sees fit, including the amount of the trust manager’s fee, provided the appointment will not materially prejudice the interests of the noteholders. If a new trust manager is not appointed within 120 days of the issuer trustee electing to appoint a new trust manager, or within three months of the notice of the trust manager’s voluntary retirement, the issuer trustee must act as the trust manager until a successor is appointed.

Limitation of Trust Manager’s Liability and Indemnification

The principal limitations on the trust manager’s liability are set out in full in the master trust deed. These include the following limitations:

•

the trust manager will be indemnified out of each trust in respect of any liability, cost or expense properly incurred by it in its capacity as trust manager of that trust, other than general overhead costs and expenses;

•

subject to the master trust deed, the trust manager is not responsible for any act, omission, misconduct, mistake, oversight, error of judgment, forgetfulness or want of prudence on the part of the issuer trustee, the servicer or any agent appointed by the issuer trustee or the trust manager or on whom the trust manager is entitled to rely under the master trust deed, other than a related company, attorney, banker, receiver, barrister, solicitor, agent or other person acting as agent or advisor to the issuer trustee or the trust manager, except to the extent of losses, costs, claims or damages caused or contributed to by the breach of its obligations under any transaction documents;

•

in the absence of fraud, negligence or wilful default on its part or on the part of its officers, employees, agents or delegates, the trust manager will not be liable personally for failure to pay moneys on the due date of payment to any noteholder, any beneficiary, the issuer trustee or any other person or for any loss however caused in relation to a trust or to any noteholder, any beneficiary, the issuer trustee or other person; and

•	the trust manager will not be personally liable to indemnify the issuer trustee or make any payments to any other person in relation to the trusts except that there will be no limit on the trust manager’s liability for any fraud, negligence or wilful default by it in its capacity as the trust manager of the trusts.

The Note Trustee

General

The prospectus supplement for each series will identify the entity that will serve as note trustee for the applicable series of offered notes.

The note trustee will at all times be eligible for appointment as an institutional trustee under an indenture to be qualified pursuant to the Trust Indenture Act and be a corporation or association, organized and doing business under the laws of the United States of America, any individual state or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital of at least US$50,000,000, as set forth in its most recent published annual report of condition, and subject to supervision or examination by federal or state authority. The note trustee may also, if permitted by the SEC, be organized under the laws of a jurisdiction other than the United States, provided that it is authorized under such laws to exercise corporate trust powers and is subject to examination by authority of such jurisdictions substantially equivalent to the supervision or examination applicable to a trustee in the United States.

The note trustee may resign after giving at least 60 days written notice to the issuer trustee, the trust manager, the security trustee and each rating agency, which written notice will expire no less than 30 days before nor 30 days after any due date for payment of any offered notes. The issuer trustee may also remove the note trustee immediately by written notice to the note trustee and each rating agency if:

•	the note trustee becomes insolvent;

•	the note trustee ceases its business;

•	the note trustee fails to satisfy any obligation imposed on it under the Trust Indenture Act, with respect to a trust or the note trust deed; or

•

the note trustee fails to comply with any of its obligations under any transaction document with respect to the applicable trust and the issuer trustee determines that this failure has had, or if continued, will have, an Adverse Effect, and if capable of remedy, the note trustee does not remedy this failure within 14 days of receipt by the note trustee of written notice with respect to this failure from either the issuer trustee or the trust manager.

If there is an event of default under the offered notes, the note trustee may be required to resign by virtue of its obligations under the Trust Indenture Act. In addition, holders of the percentage of the aggregate outstanding principal amount specified in the prospectus supplement of the offered notes may require the issuer trustee to remove the note trustee.

Any resignation or removal of the note trustee and appointment of a successor note trustee will not become effective until acceptance of the appointment by a successor note trustee and confirmation by the rating agencies that such appointment will not cause a downgrading, qualification or withdrawal of the then current ratings of the offered notes.

Note Trustee’s Fees and Expenses

The issuer trustee will pay a fee to the note trustee and reimburse, pay or discharge all reasonable costs, charges, liabilities and expenses (including, without limitation, legal fees and expenses properly incurred and any value added or similar tax applicable thereto) and any stamp and other taxes or duties paid by the note trustee in connection with properly undertaking its duties under the transaction documents and in connection with any legal proceedings brought by the note trustee to enforce any obligation under the note trust deed or the notes. The note trustee will not be reimbursed for any overhead or general operating expenses incurred by the note trustee.

If, at any time, the note trustee undertakes any of the acts contemplated in connection with the enforcement of the security trust deed, as described under “—The Security Trustee—The Note Trustee as Voting Mortgagee”, or which the issuer trustee requests it to undertake and which acts the note trustee, the trust manager and the issuer trustee agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the note trustee under the note trust deed, the issuer trustee will pay to the note trustee any additional remuneration as they agree.

The remuneration and reimbursement described above will be paid from the same cash flow that would be used to pay the relevant offered notes.

Limitations on Note Trustee’s Liability and Indemnification

Each note trust deed will describe limitations on the note trustee’s liability in connection with the related trust. The note trustee and every other person properly appointed by it under the note trust deed will be entitled to indemnification from the assets of the applicable trust against all loss, liability, expense, costs, damages, actions, proceedings claims and demands incurred by, or made against, the note trustee in connection with its execution of its obligations under the note trust deed, provided that the indemnification will not extend to any loss, liability or expense arising from any fraud, negligence, default or breach of trust by the note trustee or any other person properly appointed by the note trustee or upon other circumstances specified in the prospectus supplement, or any overhead or general operating expenses incurred by the note trustee.

The Security Trust Deed

General

The prospectus supplement for each series of notes will identify the entity that will serve as security trustee. For additional information with respect to the security trustee, see “Description of the Trustees—The Security Trustee” in the prospectus supplement. The issuer trustee will grant a first ranking floating charge, registered with the Australian Securities and Investments Commission, over all of the trust assets for that series in favor of the security trustee. The floating charge will secure the issuer trustee’s obligations to the noteholders, the trust manager, the security trustee, the servicer, the note trustee, the underwriters, any paying agent, any calculation agent, any swap provider, each seller with respect to any collections on the housing loans owed to that seller by the issuer trustee, any redraw facility provider with respect to redraws, the holders of any RFSs, and any provider of a support facility. These secured parties are collectively known as the mortgagees.

Nature of the Charge

The security created by the security trust deed in relation to a trust is a “floating charge”. A floating charge over assets should be distinguished from a fixed charge over assets.

A company may not deal with any of its assets over which it has granted a fixed charge without the consent of the relevant mortgagee. Fixed charges are usually given over real property, marketable securities and other assets which will not be disposed of or otherwise dealt with by the company.

A floating charge, like that created by the security trust deed, does not attach to specific assets but instead “floats” over a class of assets which may change from time to time. The company granting the floating charge may deal with those assets and give third parties title to those assets free from any encumbrance, provided such dealings and transfers of title are in the ordinary course of the company’s business. The issuer trustee has agreed not to dispose of or create interests in the assets of any trust subject to a floating charge except in the ordinary course of its business and the trust manager has agreed not to direct the issuer trustee to take any such actions. If the issuer trustee disposes of any of the trust assets, including any housing loan, in the ordinary course of its business, the person acquiring the property will take it free of the floating charge. The floating charge granted over the trust assets will crystallize, which means it becomes a fixed charge, upon the occurrence of specific events set out in the security trust deed, including notice to the issuer trustee following an event of default under the security trust deed. On crystallization of a floating charge, the charge will become a fixed charge and so the issuer trustee may not deal with the assets of the trust without the consent of the security trustee.

If a floating charge has crystallized, the security trustee may at any time release any asset from a fixed charge by notice to the issuer trustee and relevant rating agency. Following that release the asset will again be subject to the floating charge.

The Security Trustee

The security trustee is appointed to act as trustee on behalf of the mortgagees and holds the benefit of the charge over the assets of a trust for each applicable mortgagee on the terms and conditions of the security trust deed for that trust. If there is a conflict between the duties owed by the security trustee to any mortgagees or class of mortgagees, the security trustee will give priority to the interests of the noteholders, as determined by the noteholders or the note trustee acting on their behalf. In addition, if so specified in the prospectus supplement, the security trustee will give priority to the interests of holders of the RFSs, RFS notes or a particular class of note as described in the prospectus supplement. The security trustee does not guarantee the success of any series or class of notes nor the payment of principal or interest on any series or class of notes.

Duties and Liabilities of the Security Trustee

The security trust deed contains a range of provisions regulating the scope of the security trustee’s duties and liabilities. These include the following:

•	The security trustee is not responsible for the adequacy or enforceability of the security trust deed or other transaction documents.

•

The security trustee is not required to exercise its powers under the security trust deed without being directed to do so by the Noteholder Mortgagees or by an Extraordinary Resolution of the Voting Mortgagees, but may act, with prior written notice to the Noteholder Mortgagees, in the best interests of the mortgagees.

•	The security trustee may rely on documents provided by the issuer trustee or trust manager and the advice of consultants and advisors.

•

The security trustee is not required to monitor whether an event of default under the security trust deed has occurred or compliance by the issuer trustee or trust manager with the transaction documents.

•	The security trustee is not required to act unless its liability is limited in a manner satisfactory to it.

•	Unless required by a transaction document, the security trustee need not give mortgagees information concerning the issuer trustee which comes into the possession of the security trustee.

•

The security trustee has no duties or responsibilities except those expressly set out in the security trust deed or any collateral security. The term “collateral security” refers to any security interest, guaranty, indemnity or other assurance that secures a housing loan and is in addition to the mortgage corresponding to that housing loan.

•	Any action taken by the security trustee under the security trust deed or any collateral security binds all the mortgagees.

•

The security trustee in its capacity as a mortgagee can exercise its rights and powers as such as if it were not acting as the security trustee. It and its affiliates may engage in any kind of business with the issuer trustee, the trust manager, mortgagees and others as if it were not security trustee and may receive consideration for services in connection with any transaction document or otherwise without having to account to the mortgagees.

Limitations of Actions by the Security Trustee

The security trustee is not obliged to take any action, give any consent or waiver or make any determination under the security trust deed without being directed to do so by the note trustee or by Extraordinary Resolution of the Voting Mortgagees in accordance with the security trust deed. The security trustee is not obligated to act unless it obtains an indemnity from the Voting Mortgagees and funds have been deposited on behalf of the security trustee to the extent to which it may become liable for the relevant enforcement actions.

If the security trustee convenes a meeting of the Voting Mortgagees, or is required by an Extraordinary Resolution to take any action under the security trust deed, and advises the Voting Mortgagees that it will not act in relation to the enforcement of the security trust deed unless it is personally indemnified by the Voting Mortgagees to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur in relation to the enforcement of the security trust deed and is provided funds to the extent to which it may become liable, including costs and expenses, and the Voting Mortgagees refuse to grant the requested indemnity, or provide funds to the security trustee, then the security trustee is not obliged to act in relation to that enforcement under the security trust deed. In those circumstances, the Voting Mortgagees may exercise such of those powers conferred on them by the security trust deed as they determine by Extraordinary Resolution.

The security trustee will not be liable for any decline in the value, nor any loss realized upon any sale or other dispositions made under the security trust deed, of any mortgaged property or any other property which is charged to the security trustee by any other person in respect of or relating to the obligations of the issuer trustee or any third party in respect of the issuer trustee or the Secured Moneys or relating in any way to the mortgaged property or for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it, except for the fraud, negligence or breach of trust of the security trustee or upon other circumstances specified in the prospectus supplement.

Events of Default

Each of the following is an event of default under the security trust deed for a series:

•	the issuer trustee fails to pay:

•	any interest on a note within 10 business days of the payment date on which the interest was due to be paid to noteholders and holders of RFSs, if any; or

•

any other amount owing to a mortgagee within 10 business days of the due date for payment, or within any applicable grace period agreed with the relevant mortgagee, or where the mortgagee is a noteholder of an offered note, with the note trustee;

provided, that no event of default shall have occurred pursuant to the two immediately preceding bullet points if the amounts which the issuer trustee failed to pay were subordinated to the payment of amounts due to the senior noteholders while any amounts remain owing to senior noteholders or to any other person, which rank in priority to amounts due to senior noteholders;

•

the issuer trustee fails to perform or observe any other provisions, other than the obligations already referred to in this section, of a transaction document where such failure will have an Adverse Effect on the amount or timing of any payment to be made to any noteholder, and that default is not remedied within 30 days after written notice from the security trustee requiring the failure to be remedied;

•	an Insolvency Event occurs relating to the issuer trustee, in its personal capacity or as trustee of the trust;

•

the charge created by the security trust deed is not or ceases to be a first ranking charge over the assets of the trust, or any other obligation of the issuer trustee, other than as mandatorily preferred by law, ranks ahead of or equal with any of the moneys secured by the security trust deed;

•	any security interest over the trust assets is enforced;

•

all or any part of any transaction document, other than an interest rate basis swap or the redraw facility, is terminated or is or becomes void, illegal, invalid, unenforceable or of limited force and effect, or a party becomes entitled to terminate, rescind or avoid all or part of any transaction document, other than an interest rate basis swap or the redraw facility; or

•	without the prior consent of the security trustee, that consent being subject, in accordance with the terms of the security trust deed, to the prior written consent of the Noteholder Mortgagees:

•	the trust is wound up, or the issuer trustee is required to wind up the trust under the master trust deed or applicable law, or the winding up of the trust commences;

•	the trust is held or is conceded by the issuer trustee not to have been constituted or to have been imperfectly constituted; or

•

unless another trustee is appointed to the trust under the transaction documents, the issuer trustee ceases to be authorized under the trust to hold the property of the trust in its name and to perform its obligations under the transaction documents.

If the security trustee has notified the rating agencies, obtained the written consent of the required number of Noteholder Mortgagees as specified in the prospectus supplement and, in its reasonable opinion, considers that it would not be materially prejudicial to the interests of the mortgagees, it may elect to treat an event that would otherwise be an event of default as not being an event of default under the security trust deed. Unless the security trustee has made such an election and providing that the security trustee receives notice of or is actually aware of the occurrence of an event of default under the security trust deed, the security trustee must promptly convene a meeting of the Voting Mortgagees at which it shall seek directions from the Voting Mortgagees regarding the action it should take as a result of that event of default.

Meetings of Voting Mortgagees

The security trust deed will contain provisions for convening meetings of the Voting Mortgagees to enable the Voting Mortgagees to direct or consent to the security trustee taking or not taking certain actions under the security trust deed, including directing the security trustee to enforce the security trust deed. “Voting Mortgagees” are:

•	only the Noteholder Mortgagees for as long as amounts outstanding under the notes are 75% or more of all amounts secured by the security trust deed; and

•	otherwise, the note trustee, acting on behalf of the holders of offered notes, and each other mortgagee, other than holders of offered notes.

Neither the security trustee nor the trust manager may call a meeting of Voting Mortgagees while the Noteholder Mortgagees are the only Voting Mortgagees unless the Noteholder Mortgagees otherwise consent. The security trustee must promptly convene a meeting of the relevant Voting Mortgagees after it receives notice, or has actual knowledge of, an event of default under the security trust deed for a trust.

Voting Procedures

Every question submitted to a meeting of Voting Mortgagees shall be decided in the first instance by a show of hands. If a show of hands results in a tie, the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes, if any, to which he may be entitled as Voting Mortgagee or as a representative. A representative is, in the case of any noteholder, a person or body corporate appointed as a proxy for that noteholder. On a show of hands, every person holding, or being a representative holding or representing other persons who hold, Secured Moneys shall have one vote except that the note trustee shall represent each noteholder who has directed the note trustee to vote on its behalf under the note trust deed. On a poll, every person who is present shall have one vote for every US$10,000 or its equivalent (or such other amount specified in the prospectus supplement), but not part thereof, of the Secured Moneys that he holds or in which he is a representative.

A resolution of all the Voting Mortgagees, including an Extraordinary Resolution, may be passed, without any meeting or previous notice being required, by an instrument or notes in writing which have been signed by all of the Voting Mortgagees.

Enforcement of the Charge

At any time after an event of default occurs, the security trustee must do any of the following if so directed by an Extraordinary Resolution:

•	declare the relevant charge to be enforceable;

•	declare all relevant Secured Moneys immediately due and payable;

•	convert the relevant floating charge to a fixed charge over any or all of the trust assets; or

•	appoint a receiver over the trust assets or itself exercise the powers that a receiver would otherwise have under the security trust deed.

If the Noteholder Mortgagees are the only Voting Mortgagees for a trust, they may direct the security trustee to do any act which the security trustee is required to do, or may only do, at the direction of an Extraordinary Resolution of Voting Mortgagees, including enforcing the relevant charge.

No mortgagee is entitled to enforce the charge under the security trust deed, or appoint a receiver or otherwise exercise any power conferred by any applicable law on charges, otherwise than in accordance with the security trust deed.

The prospectus supplement for each series of offered notes will describe any additional or different voting percentages or procedures applicable for the relevant series of notes.

The Note Trustee as Voting Mortgagee

The note trustee may, without the consent of the noteholders, determine that any condition, event or act which with the giving of notice, lapse of time or the issue of a certificate would constitute an event of default under a security trust deed, other than a default in payment of interest or principal on the offered notes, shall not, or shall not subject to specified conditions, be treated as such. If an event of default under the security trust deed for a trust occurs and is continuing, upon receiving written notice thereof, the note trustee shall deliver to each offered noteholder notice of such event of default within 90 days of the date that a responsible officer of the note trustee has actual knowledge of the event of default, provided that, except in the case of a default in payment of interest and principal on the offered notes, the note trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the relevant class of offered noteholders.

The rights, remedies and discretion of the noteholders of the offered notes under a security trust deed, including all rights to vote or give instructions or consents to the security trustee and to enforce its undertakings and warranties, may only be exercised by the note trustee on behalf of the relevant offered noteholders, and the security trustee may rely on any instructions or directions given to it by the note trustee as being given on behalf of the relevant offered noteholders without inquiry about compliance with the relevant note trust deed.

Under a note trust deed, the note trustee may seek directions from the offered noteholders following the occurrence of an event of default under the security trust deed. If the note trustee is entitled under a note trust deed to vote at any meeting on behalf of the offered noteholders and the note trustee has sought direction from the noteholders on how to vote at such meeting, the note trustee must vote in accordance with the directions of the offered noteholders. In acting in accordance with the directions of offered noteholders, the note trustee must exercise its votes for or against any proposal to be put to a meeting in the same proportion as that of the aggregate outstanding principal amount of the offered notes held by offered noteholders who have directed the note trustee to vote for or against that proposal. If the note trustee has not sought direction from the noteholders on how to vote at such meeting, it shall vote in accordance with its absolute discretion. The note trustee shall not exercise any of these powers in contravention of any express direction given in writing by the holders of the percentage of the aggregate outstanding principal amount of the offered notes as specified in the prospectus supplement. The note trustee shall not be bound to vote under the security trust deed, or otherwise direct the security trustee under the security trust deed or to take any proceedings, actions or steps under, or any other proceedings pursuant to or in connection with the security trust deed, the note trust deed or any offered notes unless directed or requested to do so in writing by the holders of the percentage of the aggregate outstanding principal amount of the offered notes as specified in the prospectus supplement and then only if the note trustee is indemnified and or secured to its satisfaction against all action, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

Any modification to a transaction document, waiver, authorization or determination by the note trustee shall be binding on the offered noteholders and, unless the note trustee agrees otherwise, the trust manager on behalf of the issuer trustee shall notify the offered noteholders for the affected series of the modification, waiver, authorization or determination as soon as practicable thereafter.

If any of the offered notes of a series remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the offered notes, the note trustee must not vote under the relevant security trust deed to, or otherwise direct the security trustee to, dispose of the relevant mortgaged property unless either:

•

a sufficient amount would be realized to discharge in full all amounts owing to the holders of offered notes of the related trust, and any other amounts payable by the issuer trustee ranking in priority to or equal with the relevant offered notes; or

•

the note trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the note trustee for that trust, that the cash flow receivable by the issuer trustee or the security trustee under the relevant security trust deed will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the issuer trustee, to discharge in full in due course all the amounts referred to in the preceding paragraph for the related trust.

Priorities under the Security Trust Deed

The prospectus supplement for each series of offered notes will describe the order of priority in which the proceeds from the enforcement of the security trust deed are to be applied.

Upon enforcement of the security created by the security trust deed, the net proceeds thereof may be insufficient to pay all amounts due on redemption to the noteholders. Any claims of the noteholders remaining after realization of the security and application of the proceeds as aforesaid shall, except in limited circumstances, be extinguished.

Security Trustee’s Fees and Expenses

The issuer trustee will reimburse the security trustee for all costs and expenses of the security trustee properly incurred in acting as security trustee for a trust. Any fee or reimbursement to be paid to the security trustee will be described in the prospectus supplement and will be paid from the assets of the relevant trust.

Limitations on Security Trustee’s Liability and Indemnification

Each security trust deed will describe limitations on the security trustee’s liability in connection with the related trust. The issuer trustee has agreed to indemnify the security trustee from and against all losses, costs, liabilities, expenses and damages arising out of or in connection with any transaction documents, except to the extent that they result from fraud, negligence or breach of trust on the part of the security trustee. This indemnification will be paid from the cash flow that otherwise would be used to pay the relevant offered notes.

Retirement and Removal of the Security Trustee

The security trustee may retire in respect of a trust on three months notice in writing to the issuer trustee, the trust manager, the note trustee and the rating agencies if a successor security trustee is appointed.

Subject to the appointment of a successor security trustee and prior notice being given to each of the rating agencies, an Extraordinary Resolution of the relevant Voting Mortgagees may remove the security trustee at any time and the trust manager may remove the security trustee in respect of a trust if:

•	an Insolvency Event occurs in relation to the security trustee in its personal capacity;

•	the security trustee ceases business;

•	the security trustee fails to remedy within 14 days after written notice by the trust manager any material breach of duty on the part of the security trustee; or

•	among other things, there occurs a change in the majority ownership or control of the security trustee from that existing on the date of the security trust deed, unless approved by the trust manager.

Upon notice of resignation or removal of the security trustee, the trust manager has the right to appoint a successor security trustee who has been previously approved by an Extraordinary Resolution of the relevant Voting Mortgagees and who accepts the appointment. If no successor security trustee is appointed within 30 days after notice, the retiring security trustee may on behalf of the mortgagees appoint a successor security trustee, other than Westpac or its affiliates. If no person can be found to act as security trustee, the Voting Mortgagees may elect a Voting Mortgagee to act as security trustee.

Any resignation or removal of the security trustee and appointment of a successor will not become effective until the rating agencies approve the appointment and confirm that it will not cause a downgrade, qualification or withdrawal of the ratings of the notes.

Amendment

The issuer trustee and the security trustee may, following written notice to the rating agencies and with the written approval of the trust manager and the Noteholder Mortgagees, which approval shall not be unreasonably withheld, amend the security trust deed to, among other things, correct a manifest error or ambiguity or which is, in the opinion of the security trustee, necessary to comply with the provisions of any law or regulation. If the amendment is prejudicial or likely to be prejudicial to the interests of the mortgagees or a class of mortgagees, an Extraordinary Resolution of the Voting Mortgagees is required. In addition, any amendment, addition or revocation that effects a Payment Modification may only be made if the consent has first been obtained of each offered noteholder of the class or classes of offered notes that would be affected.

The Servicing Agreement

Servicing of Housing Loans

The servicer is required to administer the housing loans in the following manner:

•	in accordance with the servicing agreement;

•	in accordance with Westpac’s procedures manual and policies as they apply to those housing loans from time to time; and

•	with the same degree of diligence and care expected of an appropriately qualified servicer of similar financial products and custodian of documents.

In performing any services under the servicing agreement the servicer will take into account whether its performance of such services does or does not have any Adverse Effect on the relevant trust. The servicer’s actions in servicing the housing loans in accordance with the relevant procedures manual are binding on the issuer trustee. The servicer is entitled to delegate its duties under the servicing agreement. The servicer at all times remains liable for servicing the housing loans and the acts or omissions of any delegate.

Powers

Subject to the standards for servicing set forth in the preceding section, the servicer has the express power, among other things:

•

to waive any fees and break costs which may be collected in the ordinary course of servicing the housing loans or to arrange the rescheduling of interest due and unpaid following a default under any housing loans;

•

to waive any right in respect of the housing loans and related mortgages in the ordinary course of servicing the housing loans and related mortgages, including according to its normal collection procedures; and

•

to extend the maturity date of a housing loan beyond 30 years from the date of origination when required to do so by law or a government agency regardless of whether the extension may have an Adverse Effect.

Undertakings by the Servicer

The servicer will undertake, among other things, the following:

•

if directed by the issuer trustee following a Title Perfection Event, to promptly take action to perfect the issuer trustee’s equitable title to the housing loans and related mortgages in the mortgage pool to legal title;

•	to collect all moneys due under those housing loans and related mortgages and pay them into the collection account;

•

if a material default occurs relating to a housing loan, to take action according to its normal enforcement procedures to enforce the relevant housing loan and the related mortgage to the extent it determines to be appropriate;

•

to comply with the terms of any mortgage insurance policies, not do or omit to do anything which could be reasonably expected to prejudicially affect or limit its rights or the rights of the issuer trustee under or relating to a mortgage insurance policy, and promptly make a claim under any mortgage insurance policy when it is entitled to do so and notify the trust manager when each claim of this type is made;

•

not to consent to the creation or existence of any security interest in favor of a third party in relation to any mortgaged property which would rank before or equal with the related housing loan and mortgage or allow the creation or existence of any other security interest in the mortgaged property, unless priority arrangements are entered into with the third party under which the third party acknowledges that the housing loan and the related mortgage ranks ahead in priority to the third party’s security interest on enforcement for an amount not less than the Unpaid Balance of the housing loan plus any additional amount the servicer determines according to the servicer’s procedures manual or its ordinary course of business;

•	except as required by law, not to release a borrower or otherwise vary or discharge any housing loan or mortgage where it would have an Adverse Effect;

•

if so specified in the prospectus supplement, to set the interest rate on the variable rate housing loans at a rate high enough so that the interest payments on the housing loans are sufficient to cover the trust expenses and interest on the notes;

•

to maintain in effect all qualifications, consents, licenses, permits, approvals, exemptions, filings and registrations as may be required under any applicable law in order properly to service the housing loans and mortgages and to perform or comply with its obligations under the servicing agreement;

•

to notify the issuer trustee and the trust manager of any event which it reasonably believes is likely to have an Adverse Effect promptly after becoming aware of the event and notify the trust manager of anything else which the trust manager reasonably requires regarding any proposed modification to any housing loan or related mortgage; and

•

to provide information reasonably requested by the issuer trustee or the trust manager, regarding all matters relating to the trust and the assets of the trust, and the issuer trustee or the trust manager believes reasonably necessary for it to perform its obligations under the transaction documents, and upon reasonable notice and at reasonable times to permit the issuer trustee to inspect the data and records in relation to the trust and the housing loan agreements, mortgages, certificates of title and other documents related to the housing loans.

Evidence as to Compliance

Pursuant to the terms of the relevant series notice, Westpac, as the servicer, is required to deliver to the trust manager, as depositor, on or before the date in each year specified in such series notice, and if required, file with the SEC as part of a report on Form 10-K filed on behalf of each trust, the following documents:

•

a report regarding its assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in relevant SEC regulations with respect to asset-backed securities transactions taken as a whole involving the servicer that are backed by the same types of assets as those backing the notes, as well as similar reports on assessment of compliance received from certain other parties participating in the servicing function as required by relevant SEC regulations;

•

with respect to each assessment report described immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant SEC regulations; and

•	a servicer compliance certificate, signed by an authorized officer of the servicer that meets the criteria in Item 1108(a)(2)(i) through (iii) of Regulation AB, to the effect that:

•	a review of the servicer’s activities during the reporting period and of its performance under the applicable servicing agreement has been made under such officer’s supervision; and

•

to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all of its obligations under the servicing agreement in all materials respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

Westpac’s obligation, as the servicer, to deliver to the trust manager, as depositor, any assessment or attestation report described above and, if required, to file the same with the SEC,

is limited to those reports prepared by the servicer and, in the case of reports prepared by any other party, those reports actually received by the servicer on or before 90 days after the end of the depositor’s fiscal year. In addition, each servicer or subservicer, if any, participating in the servicing function with respect to more than 5% of the housing loans will provide the foregoing assessment and related accounting firm reports and attestations with respect to itself and each servicer or subservicer of at least 10% of the housing loans will provide the compliance certificate described above with respect to its servicing activities.

Undertakings by the Seller

Westpac, in its capacity as a seller, has undertaken, among other things, the following under the servicing agreement:

•

to maintain in effect all qualifications, consents, licenses, permits, approvals, exemptions, filings and registrations as may be required under any applicable law in relation to its ownership of any housing loan or mortgage in order to perform or comply with its obligations under the servicing agreement, and to comply with all laws in connection with its ownership of any housing loans and mortgages where failure to do so would have an Adverse Effect;

•

to cooperate with the servicer (if Westpac is not the servicer) in relation to the performance by that servicer of its duties under the servicing agreement, including, without limitation, in relation to the enforcement of any housing loan or mortgage;

•

if a material default occurs relating to a mortgage, to take any action as the servicer directs it to take under the servicing agreement (or, if Westpac is the servicer, such action as Westpac determines in accordance with its ordinary course of business);

•

to comply with the terms of any mortgage insurance policies, and not do or omit to do anything which could be reasonably expected to prejudicially affect or limit the rights of the issuer trustee under or relating to a mortgage insurance policy to the extent those rights relate to a housing loan and the mortgage;

•

not to consent to the creation or existence of any security interest in favor of a third party in relation to any mortgaged property which would rank before or equal with the relevant housing loan and mortgage or to allow the creation or existence of any other security interest in the mortgaged property unless priority arrangements are entered into with such third party under which the third party acknowledges that the housing loan and the mortgage ranks ahead in priority to the third party’s security interest on enforcement for an amount not less than the Unpaid Balance of the housing loan plus such other amount as the servicer determines in accordance with the seller’s procedures manual or its ordinary course of business;

•

to not, except as required by law, release a borrower from any amount owing relating to a housing loan or otherwise vary or discharge any housing loan or mortgage or enter into any agreement or arrangement which has the effect of altering the amount due under a housing loan or mortgage where it would have an Adverse Effect;

•

to release any housing loan or mortgage, reduce the amount outstanding under or vary the terms of any housing loan or grant other relief to a borrower, if required to do so by any law or if ordered to do so by a court, tribunal, authority, ombudsman or other entity whose decisions are binding on the servicer. If the order is due to the servicer breaching any applicable law, then the servicer must indemnify the issuer trustee for any loss the issuer trustee may suffer by reason of the order. The amount of the loss is to be determined by agreement with the issuer trustee or, failing this, by the servicer’s external auditors; and

•	to notify the servicer immediately of each request by a borrower to borrow further moneys (if Westpac is not the servicer) under or in relation to a housing loan or mortgage.

Performance of Services

In performing any services under the servicing agreement the servicer shall consider whether its performance of these services does or does not have an Adverse Effect. The servicer may ask the issuer trustee or the trust manager if, and may rely upon any statement by the issuer trustee or the trust manager to that effect, any action or inaction on its part is reasonably likely to, or will, have an Adverse Effect. The servicer shall not be liable for a breach of the servicing agreement, or be liable under any indemnity, in relation to any action or inaction on its part, where it has been notified by the issuer trustee or the trust manager that the action or inaction is not reasonably likely to, or will not have, an Adverse Effect.

Servicing Compensation and Expenses

The servicer will receive a fee, as set forth in the prospectus supplement, from the assets of the trust for servicing the housing loans. The servicer must pay from that fee all reasonable expenses incurred in connection with servicing the housing loans, except for expenses relating to the enforcement of a housing loan or its related mortgaged property, provided that where the consent of an insurer is required in order for an expense to be reimbursed by that insurer, that consent must be obtained, or any amount repaid to a liquidator or trustee in bankruptcy according to any applicable law, binding code, order or decision of any court, tribunal or the like or based on advice of the servicer’s legal advisers.

Liability of the Servicer

The servicer will fully indemnify the issuer trustee against all losses, liabilities, costs and expenses incurred as a result of the failure by the servicer to perform its duties under the servicing agreement or any action or conduct undertaken or not taken by the servicer, including as a consequence of a Servicer Transfer Event. The servicer may rely upon any statement by the issuer trustee or the trust manager that any action or inaction on its part is reasonably likely to, or will, have an Adverse Effect on the relevant trust. The servicer will not be liable for a breach of the servicing agreement, or be liable under any indemnity, in relation to any action or inaction on its part, where it has been notified by the issuer trustee or the trust manager that the action or inaction is not reasonably likely to, or will not have, an Adverse Effect on the relevant trust.

Removal, Resignation and Replacement of the Servicer

The issuer trustee must terminate the servicer’s appointment if the issuer trustee determines that any of the following “Servicer Transfer Events” occurs:

•	the servicer suffers an Insolvency Event;

•	the servicer fails to pay any amount within five business days of receipt of a notice to do so from the issuer trustee or trust manager;

•

the servicer fails to comply with any of its other obligations under any transaction document and such action has had, or if continued will have, an Adverse Effect, as determined by the issuer trustee, and that failure is not remedied within thirty days after the servicer becomes aware of that failure by receipt of notice;

•

any representation, warranty or certification made by the servicer is incorrect when made and is not waived by the issuer trustee or remedied to the issuer trustee’s reasonable satisfaction within ninety days after notice from the issuer trustee, and the issuer trustee determines that breach would have an Adverse Effect; or

•	it becomes unlawful for the servicer to perform the services under the servicing agreement.

If a Servicer Transfer Event occurs, the issuer trustee must, upon notice to the trust manager, each seller, the servicer and the rating agencies, terminate the rights and obligations of the servicer immediately and appoint an eligible servicer. An eligible servicer is a servicer whose appointment will not materially prejudice the interests of noteholders. The issuer trustee shall act as the servicer and receive a fee for its services until an eligible servicer is appointed and agrees to act as a servicer.

Subject to specified limitations, the servicer will indemnify the issuer trustee against any losses, liabilities, costs and expenses resulting from a Servicer Transfer Event or a failure by the servicer to perform its duties under the servicing agreement.

Resignation

The servicer may voluntarily resign after giving three months notice to the rating agencies, the trust manager and the issuer trustee.

Replacement of the Servicer

The trust manager and the issuer trustee will use reasonable efforts to find a suitably qualified person to act as servicer whose appointment will not materially prejudice the interest of the noteholders. Until a successor servicer is appointed, the servicer must continue to act as the servicer and will be paid the servicing fee. If the issuer trustee has not appointed an eligible successor servicer to act as servicer, and that eligible successor servicer has not agreed to act as servicer by the expiration of the three month notice period, the issuer trustee itself will act as the servicer and be entitled to a servicing fee.

Termination of Servicing Agreement

The servicing agreement will terminate on the earliest of:

•	the date on which the servicing agreement is terminated by the issuer trustee if a Servicer Transfer Event occurs;

•

the date which is one month after the notes in relation to the related trust have been redeemed in full under the transaction documents and the issuer trustee ceases to have any obligation to any creditor in relation to any trust;

•	the date on which the issuer trustee replaces the servicer with an eligible servicer; and

•	the date on which the servicer is replaced after resigning.

Amendment

The servicer and the issuer trustee may amend the servicing agreement in writing after giving prior notice of the proposed amendment to the rating agencies.

Document Custody

Unless otherwise stated in the prospectus supplement, the servicer will be responsible for custody of the relevant documents for each mortgaged property, on behalf of the issuer trustee. The servicer must hold these documents as custodian at the direction of the issuer trustee according to its standard safekeeping practices and according to the procedures contained in the servicing agreement.

The procedures contained in the servicing agreement include the following:

•	keeping the relevant documents for the housing loans in the mortgage pool separate from other documents held by the servicer;

•	maintaining a record of the physical movement of the relevant documents; and

•	ensuring that it is capable of locating security packets containing the relevant documents.

The servicer will be audited by an independent auditor on an annual basis, and again within one month of that annual audit if any audit gives an adverse finding, in relation to its custodial procedures, identification of documents, security and tracking systems.

The issuer trustee may terminate the servicer’s appointment as custodian if the following occurs:

•	the servicer has not complied with the requirements of the servicing agreement to the satisfaction of its auditor and a further audit also results in an adverse finding by the auditor;

•	the long-term rating of the servicer or its holding company (if any) is downgraded below the rating levels specified in the prospectus supplement for each series;

•

the servicer is in default under a servicing agreement between it and any other person, and by reason of the default that other person removes any documents in the servicer’s custody under the servicing agreement where that person would otherwise not have been entitled to do so; or

•	a Servicer Transfer Event has occurred and continues to exist.

If any of the events listed in the preceding section occurs, the servicer must deliver the relevant documents and all other documents and records relating to the housing loans to the issuer trustee or a third party at the direction of the issuer trustee. If the servicer has not done so within 10 business days of the date of termination of the servicing agreement or such longer period as the issuer trustee in its reasonable discretion permits, the issuer trustee must enter the premises where the relevant documents are kept, take possession of and remove the relevant documents. The issuer trustee must, to the extent that it has information available to it to do so, lodge caveats regarding or take all such other action it considers necessary to protect its interests in the housing loans and related mortgages for which it does not hold the relevant documents. A caveat is a notice which is put on the relevant land title register to provide notice of a party’s interest in the property.

PREPAYMENT AND YIELD CONSIDERATIONS

The following discussion of prepayment and yield considerations is intended to be general in nature and reference is made to the discussion in each prospectus supplement for a series regarding prepayment and yield considerations particular to that series.

General

The rate of principal payments and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the housing loans. The rate of principal payments on the housing loans will in turn be affected by the amortization schedules of the housing loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties, condemnations and repurchases by a seller. In the case of fixed rate housing loans, prepayments are subject to the payment of applicable fees. Housing loans may be prepaid by the mortgagors at any time.

Prepayments

Prepayments, liquidations and purchases of the housing loans, including the optional purchase of the remaining housing loans in connection with the termination of a trust, will result in early distributions of principal amounts on the notes.

Since the rate of payment of principal of the housing loans cannot be predicted and will depend on future events and a variety of factors, we cannot assure you as to the rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any note may vary from the anticipated yield will depend upon the following factors:

•	the degree to which a note is purchased at a discount or premium; and

•	the degree to which the timing of payments on the note is sensitive to prepayments, liquidations and purchases of the housing loans.

A wide variety of factors, including economic, demographic, geographic, legal, tax, social and other factors may affect the trust’s prepayment experience with respect to the housing loans. For example, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

Accordingly, there can be no assurance that the prepayment of the housing loans included in the related trust will conform to any level of any prepayment standard or model specified in the prospectus supplement.

Weighted Average Lives

The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date the amount in respect of principal repayable under the note is reduced to zero weighted by the principal payment.

Usually, greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on yield due to principal prepayments occurring at a rate that is faster or slower than the rate anticipated will not be entirely offset by a subsequent similar reduction or increase, as applicable, in the rate of principal payments. The amount and timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the notes.

USE OF PROCEEDS

The issuer trustee will apply all or substantially all of the net proceeds from the sale of each series of notes for one or more of the following purposes:

•	to purchase the assets of the trust;

•	to repay indebtedness which has been incurred to obtain funds to acquire the assets of the trust;

•	to establish any reserve funds described in the prospectus supplement; and

•	to pay costs of structuring and issuing the notes, including the costs of obtaining any credit enhancement.

If so specified in the prospectus supplement, the purchase of the assets of the trust for a series may be effected by an exchange of notes with the seller of such assets of the trust.

LEGAL ASPECTS OF THE HOUSING LOANS

The following discussion is a summary of the material legal aspects of Australian residential housing loans and mortgages. It is not an exhaustive analysis of the relevant law. Some of the legal aspects are governed by the law of the applicable State or Territory of Australia. Laws may differ between States and Territories. The summary does not reflect the laws of any particular jurisdiction or cover all relevant laws of all jurisdictions in which a mortgaged property may be situated, although it reflects the material aspects of the applicable Australian Federal laws and the laws of New South Wales, without referring to any specific legislation of that State.

General

There are two parties to a mortgage. The first party is the mortgagor, who is either the borrower and homeowner or, where the relevant loan is guaranteed and the guarantee is secured by a mortgage, the guarantor. The mortgagor grants the mortgage over his or her property. The second party is the mortgagee, who is the lender. Generally, each housing loan will be secured by a mortgage which has a first ranking priority in respect of the relevant mortgaged property over all other mortgages granted by the relevant borrower and over all unsecured creditors of the borrower, except in respect of certain statutory rights such as some rates and taxes, which are granted statutory priority. If the housing loan is not secured by a first ranking mortgage the seller will equitably assign to the issuer trustee all prior ranking registered mortgages in relation to that housing loan. Unless the property is in Queensland, each borrower under the housing loan is prohibited under the loan and mortgage documents from creating another mortgage or other security interest over the relevant mortgaged property without the consent of Westpac. If the property is in Queensland, before the borrower allows another mortgage to any other party, they must ensure that the other party provides a priority to Westpac.

Property Used to Secure Housing Loans

There are a number of different forms of title to land in Australia. The most common form of title in Australia is “Torrens title”. Only land which is “Torrens title” land may be used to secure housing loans assigned to the trusts, and thus constitute mortgaged property.

“Torrens title” land is freehold or leasehold title, interests in which are created by registration in the central land registry of the relevant State or Territory. Each parcel of land is represented by a specific certificate of title. The original certificate is retained by the registry, and in most States a duplicate certificate is issued to the owner (which is delivered to the first registered mortgagee at the time of loan funding, as part of the security). Any dealing with the relevant land is carried out by pro forma instruments which become effective on registration and which normally require production of the duplicate certificate of title for registration.

Ordinarily the relevant certificate of title, or any registered plan and instruments referred to in it, will reveal the position and dimensions of the land, the present owner, and any registered leases, registered mortgages, registered easements and other dealings to which it is subject. The certificate is conclusive evidence, except in limited circumstances, such as fraud, of the matters stated in it.

Some Torrens title property securing housing loans will be “strata title” or “urban leasehold”.

Strata Title

“Strata title” was developed to enable the creation of, and dealings with, apartment units or “strata lots” which are similar to condominiums in the United States, and is governed by the legislation of the State or Territory of Australia in which the property is situated. Under strata title, each proprietor has title to, and may freely dispose of, their apartment unit/strata lot. Certain parts of the property, such as the land on which the building is erected, the stairwells, entrance lobbies and the like, are known as “common property” and are held by an “owners corporation” for the benefit of the individual proprietors. All proprietors are members of the owners corporation which is vested with the control, management and administration of the common property and the strata scheme generally, including the rules governing the apartment block, for the benefit of the proprietors.

Only Torrens title land can be the subject of strata title in this way, and so the provisions referred to in this section in relation to Torrens title apply to the title in an apartment unit held by a strata proprietor.

Urban Leasehold

All land in the Australian Capital Territory is owned by the Commonwealth of Australia and is subject to a leasehold system of land title known as urban leasehold. Dealings with these leases are registered under the Torrens title system. Mortgaged property in that jurisdiction comprises a Commonwealth of Australia lease and developments on the land are subject to the terms of that lease. Any lease of this type:

•

cannot have a term exceeding 99 years, although the term can be extended under a straightforward administrative process in which the only qualification to be considered is whether the land may be required for a public purpose; and

•	where it involves residential property, is subject to a nominal rent.

As with other Torrens title land, the owner’s leasehold interest in the land is entered in a central register and the owner may deal with its leasehold interest, including granting a mortgage over the property, without consent from the government.

In all cases where mortgaged property consists of a leasehold interest, the unexpired term of the lease exceeds the term of the housing loan secured by that mortgaged property.

Leasehold property may become subject to native title claims. Native title was only recognized by Australian courts in 1992. Native title to particular property is based on the traditional laws and customs of indigenous Australians and is not necessarily extinguished by grants of Commonwealth of Australia leases over that property. The extent to which native title exists over property, including property subject to a Commonwealth of Australia lease, depends on whether a continuing connection with that land can be demonstrated by the indigenous claimants asserting native title, and whether the native title has been extinguished by the granting of the leasehold interest or other prior interests. To give statutory recognition to indigenous Australians’ common law rights and to resolve a number of land management issues, the Commonwealth legislated the Native Title Act in 1993, and amended it in 1998. This legislation is complemented in the Australian Capital Territory by a further Native Title Act, passed by the Australian Capital Territory Legislative Assembly in 1994. These laws operate in tandem in the Australian Capital Territory to regulate dealings with property interests which may affect native title. The generally accepted view is that a lease that confers the right to exclusive possession over the property, which is typically the case with a residential lease, will extinguish native title over the relevant property if that lease was granted either by the Commonwealth prior to December 23, 1996 or by the Australian Capital Territory Government prior to January 1, 1994. For leases granted subsequently, the governmental authority which granted the lease must follow the procedures under the Commonwealth Native Title Act which require compensation payments to native title holders, generally by the authority, in respect of the grant of those leases. Whether a lease confers exclusive possession will depend on a construction of the lease and the legislation under which the lease was granted. The prospectus supplement for each series will identify the percentage of housing loans secured by mortgaged properties which are located in the Australian Capital Territory, and thus are leasehold interests.

Old System Title

Old system title is a form of freehold title under which interests are created and evidenced by documentation between the relevant parties, or by will. Title to such property is proved by producing the relevant documentation (such as deeds of conveyance, deeds of mortgage and wills) to establish a “chain” of title for an unbroken period of 30 years. The documents which prove ownership are usually registered with the land titles registry of the relevant State or Territory of Australia, and so a chain of title can be established by searching such registries. Old system title is now quite rare, as most Australian property has been converted to Torrens Title.

Company Title

Company title is a method of enabling the enjoyment of property (usually apartment units) using the legal principles relating to corporations. Under company title, a company will own the relevant property and each shareholder of the company will be granted an exclusive right to occupy a particular part of the relevant building or land which the company owns. The shareholder has a contractual right against the company in respect of that right in accordance with general corporations principles, but does not acquire any proprietary interest in the relevant part of the building or land. A dealing by a shareholder in relation to its title is subject to the constitution of the relevant company. Often such a dealing requires the consent of the majority shareholders.

Any security granted to support a loan in respect of such title will take the form of an equitable mortgage over the shares that provide the occupancy right referred to above. This system of title is quite rare, as most apartment units are held by way of strata title.

Native Title

Commonwealth of Australia property, including Commonwealth of Australia leasehold property may be or may become subject to native title claims. Native title was recognised by Australian courts in 1992. Native title to particular property is based on the traditional laws and customs of indigenous Australians and is not necessarily extinguished by grants of Commonwealth of Australia leases over that property. The extent to which native title exists over property, including property subject to a Commonwealth of Australia lease, depends on whether a continuing connection with that land can be demonstrated by the indigenous claimants asserting native title, and whether the native title has been extinguished by the granting of the leasehold interest or other prior interests. To give statutory recognition to indigenous Australians’ common law rights and to resolve a number of land management issues, the Commonwealth legislated the Native Title Act in 1993, and amended it in 1998. This legislation is complemented in the Australian Capital Territory by a further Native Title Act, passed by the Australian Capital Territory Legislative Assembly in 1994. These laws operate in tandem in the Australian Capital Territory to regulate dealings with property interests which may affect native title.

The generally accepted view is that a lease that confers the right to exclusive possession over the property, which is typically the case with a residential lease, will extinguish native title over the relevant property if that lease was granted either by the Commonwealth prior to December 23, 1996 or by the Australian Capital Territory Government prior to January 1, 1994. For leases granted subsequently, the governmental authority which granted the lease must follow the procedures under the Commonwealth Native Title Act which require compensation payments to native title holders, generally by the authority, in respect of the grant of those leases. Whether a lease confers exclusive possession will depend on a construction of the lease and the legislation under which the lease was granted.

Taking Security Over Land

The law relating to the granting of securities over real property is complicated by the fact that each State and Territory of Australia has separate governing legislation. The following is a brief overview of some issues involved in taking security over land.

Under Torrens title, registration of a mortgage using the prescribed form executed by the mortgagor is required in order for the mortgagee to obtain both the remedies of a mortgagee granted by statute and the relevant priorities against other secured creditors. To this extent, the mortgagee is said to have a legal or registered title. However, registration does not transfer title in the property and the mortgagor remains as legal owner. Rather, the Torrens title mortgage operates as a registered charge on the land which grants statutory rights in favor of the mortgagee. The Torrens title mortgagee does not obtain an estate in the property but does have an interest in the land which is recorded on the register and the certificate of title for the property. A search of the register by any subsequent creditor or proposed creditor will reveal the existence of the prior mortgage.

In most States and Territories of Australia, a mortgagee will retain a duplicate certificate of title which mirrors the original certificate of title held at the relevant land registry office.

Although the duplicate certificate is not a document of title as such, the procedure for replacement is sufficiently onerous to act as a deterrent against most mortgagor fraud. Failure to retain the duplicate certificate may in certain circumstances constitute negligent conduct resulting in a postponement of the mortgagee’s priority to a later secured creditor.

In Queensland, under the Land Title Act 1994, duplicate certificates of title are no longer issued to mortgagees as a matter of practice. A record of the title is stored on computer at the land registry office and the mortgage is registered on that computerized title. However, a copy of the computer title can be used and held by the mortgagee. In Western Australia, under the Transfer of Land Act of 1893, duplicate certificates of title are optional at the election of the registered proprietor.

Once the mortgagor has repaid his or her debt, a discharge of a mortgage executed by the mortgagee is lodged with the relevant land registry office by the mortgagor or the mortgagee and the mortgage is noted as having been released.

Westpac as Mortgagee

Westpac is, and until a Title Perfection Event occurs intends to remain, the registered mortgagee of all the mortgages. The borrowers will not be aware of the equitable assignment of the housing loans and mortgages to the issuer trustee.

Prior to any Title Perfection Event, Westpac or the servicer will undertake any necessary enforcement action with respect to defaulted housing loans and mortgages. Following a Title Perfection Event, the issuer trustee must use an irrevocable power of attorney granted to it by Westpac, to register itself as mortgagee of the mortgages. Until that registration is achieved, the issuer trustee or the trust manager is entitled, but not obligated, to lodge caveats on the register publicly to notify its interest in the mortgages.

Enforcement of Registered Mortgages

Subject to the discussion in this section, if a borrower defaults under a housing loan, the loan documents provide that all moneys under the housing loan may be declared immediately due and payable. In Australia, a lender may sue to recover all outstanding principal, interest and fees under the borrower’s personal covenant to repay those amounts as set forth in the loan documents. In addition, the lender may enforce a registered mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including any of the following:

•

the mortgagee may enter into possession of the property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property;

•	the mortgagee may, in limited circumstances, lease the property to third parties;

•

the mortgagee may foreclose on the property. Under foreclosure procedures, the mortgagor’s title to the property is extinguished so that the mortgagee becomes the absolute owner of the property, a remedy that is, because of procedural constraints, rarely used. If the mortgagee forecloses on the property, it loses the right to sue the borrower under the personal covenant to repay and can look only to the value of the property for satisfaction of the debt;

•

the mortgagee may appoint a receiver to deal with income from the property or exercise other rights delegated to the receiver by the mortgagee. A receiver is the agent of the mortgagor and so, unlike when the mortgagee enters possession of property, in theory the mortgagee is not liable for the receiver’s acts or as occupier of the property. In practice, however, the receiver will require indemnities from the mortgagee that appoints it; and

•

the mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale is usually expressly contained in the mortgage documents, and is also implied in registered mortgages under the relevant Torrens title legislation in each State or Territory of Australia. The Torrens title legislation prescribes certain forms and periods of notice to be given to the mortgagor prior to enforcement.

A sale under a mortgage may be by public auction or private treaty, subject to the mortgagee’s duty to obtain a fair price. Once registered, the purchaser of property sold pursuant to a mortgagee’s power of sale becomes the absolute owner of the property.

A mortgagee’s ability to call in all amounts under a housing loan or enforce a mortgage which is subject to the Consumer Credit Legislation is limited by various demand and notice procedures which must be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 31 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

Penalties and Prohibited Fees

Australian courts will not enforce an obligation of a borrower to pay default interest on delinquent payments if the court determines that the relevant default interest rate is a penalty. Some jurisdictions prescribe a maximum recoverable interest rate, although most do not specify a threshold rate to determine what is a penalty. In those circumstances, whether a rate is a penalty or not will be determined by reference to such factors as prevailing market interest rates. The Consumer Credit Legislation does not impose a limit on the rate of default interest, but if a rate is too high, the borrower may be entitled to have the loan agreement re-opened on the ground that it is unjust. Under the Corporations Act 2001 (Cth), the liquidator of a company may avoid a loan under which an extortionate interest rate is levied.

The Consumer Credit Legislation requires that any fee or charge to be levied by a lender must be provided for in the contract, otherwise it cannot be levied. The regulations under the Consumer Credit Legislation may also from time to time prohibit certain fees and charges. The Consumer Credit Legislation also requires that establishment fees, termination fees and prepayment fees be reasonable, or they may be reduced or set aside.

Bankruptcy

The insolvency of a natural person is governed by the provisions of the Bankruptcy Act 1966 of Australia, which is a federal statute. Generally, secured creditors of a natural person, such as mortgagees under real property mortgages, stand outside the bankruptcy. That is, the property of the bankrupt which is available for distribution by the trustee in bankruptcy does not include the secured property. The secured creditor may, if it wishes, prove, or file a claim, in the bankruptcy proceeding as an unsecured creditor in a number of circumstances, including if they have realized the related mortgaged property and their debt has not been fully repaid, in which case they can prove for the unpaid balance.

Certain dispositions of property by a bankrupt may be avoided by a trustee in bankruptcy. These include where:

•	the disposition was made to defraud creditors;

•	the disposition was made by an insolvent debtor within six months of the petition for bankruptcy and that disposition gave a preference to an existing creditor over at least one other creditor; or

•	the transaction involves a transfer within five years of the commencement of the bankruptcy and ending on the date of the bankruptcy for which no consideration or less than market value was given.

The insolvency of a company is governed by the Corporations Act. Again, secured creditors generally stand outside the insolvency. However, a liquidator may avoid a mortgage which is voidable under the Corporations Act 2001 (Cth) because it is an uncommercial transaction, or an unfair preference to a creditor or a transaction for the purpose of defeating creditors, and that transaction occurred:

•

when the company was insolvent, or an act is done to give effect to the transaction when the company is insolvent, or the company becomes insolvent because of the transaction or the doing of an act to give effect to the transaction; and

•	within a prescribed period prior to the commencement of the winding up of the company.

The liquidator may also avoid a loan under which an extortionate interest rate is levied.

Environmental Considerations

Real property which is mortgaged to a lender may be subject to unforeseen environmental problems, including land contamination. Environmental legislation which deals with liability for such problems exists at both State and Federal levels, although the majority of relevant legislation is imposed by the States. No Australian statute expressly imposes liability on “passive” lenders or security holders for environmental matters, and some States expressly exclude such liability. However, liability in respect of environmentally damaged land, which liability may include the cost of rectifying the damage, may attach to a person who is, for instance, an owner, occupier or person in control of the relevant property. In some but not all States, mortgagees who do not assume active management of the property are specifically excluded from the definitions of one or more of these categories.

Merely holding security over property will not convert a lender into an occupier. However, a lender or receiver who takes possession of contaminated mortgaged property or otherwise enforces its security may be liable as an occupier.

Some environmental legislation, such as the Contaminated Land Management Act of 1997 provides that security interests may be created in favour of third parties over contaminated or other affected property to secure payment of the costs of any necessary rectification of the property. These security interests may have priority over pre-existing mortgages.

To the extent that the issuer trustee or a receiver appointed on the issuer trustee’s behalf incurs any of these liabilities, it will be entitled to be indemnified out of the assets of the trust.

Insolvency Considerations

Each transaction is designed to mitigate insolvency risk. For example, the equitable assignment of the housing loans by Westpac to the issuer trustee should ensure that the housing loans are not assets available to the liquidator or creditors of Westpac in the event of an insolvency of Westpac. Similarly, the assets in the trust should not be available to other creditors of the issuer trustee in its personal capacity or as trustee of any other trust in the event of an insolvency of the issuer trustee.

If any Insolvency Event occurs with respect to the issuer trustee, the security trust deed may be enforced by the security trustee at the direction of the Voting Mortgagees. See “Description of the Transaction Documents—The Security Trustee—Enforcement of the Charge”. The security created by the security trust deed will stand outside any liquidation of the issuer trustee, and the assets that are the subject of that security will not be available to the liquidator or any creditor of the issuer trustee, other than a creditor which has the benefit of the security trust deed, until the secured obligations have been satisfied. The proceeds of enforcement of the security trust deed are to be applied by the security trustee as set out in “Description of the Transaction Documents—The Security Trustee—Priorities under the Security Trust Deed”. If the proceeds from enforcement of the security trust deed are not sufficient to redeem the notes in full, some or all of the noteholders will incur a loss.

Tax Treatment of Interest on Australian Housing Loans

Under Australian law, interest on loans used to purchase a person’s primary place of residence is not ordinarily deductible for taxation purposes. Conversely, interest payments on loans and other non-capital expenditures relating to non-owner-occupied residential properties that generate taxable income are generally allowable as tax deductions.

Consumer Credit Legislation

The majority of the housing loans are regulated by the Consumer Credit Legislation. Under the Consumer Credit Legislation, a borrower has the right to apply to a court to do the following, among other things:

•	vary the terms of a housing loan on the grounds of hardship or that it is an unjust contract;

•	reduce or cancel establishment fees or fees payable on prepayment or early termination if they are unconscionable;

•	reduce or cancel any interest rate payable on a housing loan if the interest rate is changed in a way which is unconscionable;

•	have certain provisions of a housing loan which are in breach of the legislation declared unenforceable;

•

obtain an order for a civil penalty against the lender in relation to a breach of certain key requirements of the Consumer Credit Legislation, the amount of which may be set off against any amount payable by the borrower under the applicable housing loan; or

•	obtain additional restitution or compensation from the lender for breaches of the Consumer Credit Legislation in relation to a housing loan or mortgage.

The issuer trustee will become liable for compliance with the Consumer Credit Legislation if it acquires legal title to the housing loans. It will take this legal title subject to any breaches of the Consumer Credit Legislation by the lender. In particular, once the issuer trustee acquires legal title it may become liable to orders of the type referred to in the last two bullet points listed above in relation to breaches of the Consumer Credit Legislation. Criminal fines may be imposed on the seller in respect of breaches of the Consumer Credit Legislation by it while it held legal title to the housing loans. In addition, a mortgagee’s ability to enforce a mortgage which is subject to the Consumer Credit Legislation is limited by various demand and notice procedures which must be followed. Any order under the Consumer Credit Legislation may affect the timing or amount of interest or principal payments or repayments under the relevant housing loan, which might in turn affect the timing or amount of interest or principal payments or repayments to the noteholders under the notes. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 31 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement and enforcement proceedings.

Westpac will indemnify the issuer trustee against any loss the issuer trustee may incur as a result of a failure by the seller to comply with the Consumer Credit Legislation in respect of a housing loan or related mortgage.

Westpac will give certain representations and warranties that the housing loans and related mortgagees comply in all material respects with the Consumer Credit Legislation in force at the time documents were executed. The servicer has undertaken to comply with the Consumer Credit Legislation in connection with servicing the housing loans and related mortgages where failure to do so would result in an event which will materially and adversely affect the amount of any payment to be made to any noteholder, or will materially and adversely affect the timing of such payment. In some circumstances the issuer trustee may have the right to claim damages from Westpac or the servicer, as the case may be, where the issuer trustee suffers a loss in connection with a breach of the Consumer Credit Legislation which is caused by a breach of a relevant representation or undertaking.

UNITED STATES FEDERAL INCOME TAX MATTERS

The following is a summary of the material U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of the offered notes. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), proposed, temporary and final Treasury regulations under the Code, and published rulings and court decisions, all of which are subject to change, possibly retroactively, or to a different interpretation at a later date by a court or by the Internal Revenue Service (the “IRS”). The parts of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown, Rowe & Maw LLP, special U.S. federal tax counsel for the issuer trustee, and are as qualified in this summary. We have not sought and will not seek any rulings from the IRS about any of the U.S. federal income tax consequences we discuss, and we cannot assure you that the IRS will not take contrary positions.

The following discussion does not discuss and Mayer, Brown, Rowe & Maw LLP is unable to opine as to the unique tax consequences of the purchase, beneficial ownership and disposition of the offered notes by investors that are given special treatment under the U.S. federal income tax laws, including:

•	banks and thrifts;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	tax exempt entities;

•	dealers in securities or traders in securities electing mark-to-market treatment;

•

investors that hold the offered notes as a position in a “straddle” for tax purposes or as a part of a “synthetic security”, “hedging” transaction, “conversion transaction” or other integrated investment comprised of the offered notes and one or more other investments;

•	investors whose functional currency is not the U.S. dollar;

•	trusts and estates; and

•	pass-through entities and the equity holders of such entities.

Additionally, the discussion regarding the offered notes is limited to the U.S. federal income tax consequences to investors who will purchase offered notes for cash at original issuance and who will hold the offered notes as “capital assets” within the meaning of Section 1221 of the Code.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of offered notes that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States or a corporation organized under the laws of the United States, any state thereof, or the District of Columbia, and a “Non-U.S. Holder” is any beneficial owner of offered notes that is, for U.S. federal income tax purposes, an individual that is not a citizen or resident of the United States or a corporation that is not organized under the laws of the United States, any state thereof, or the District of Columbia.

It is suggested that prospective investors consult their own tax advisors regarding the U.S. federal, state, local, foreign and any other tax consequences to them of the purchase, beneficial ownership and disposition of the offered notes.

It is anticipated that the issuer trustee will not be indemnified for any U.S. federal income taxes that may be imposed upon it, and the imposition of these taxes on the trust could result in a reduction in the amounts available for distributions to the holders of offered notes.

We will agree, and if you purchase offered notes of any class or series or a beneficial interest therein, you will agree by your purchase of the offered notes or beneficial interest therein, to treat the offered notes as debt for U.S. federal, state and local income and franchise tax purposes (unless otherwise required by an administrative determination, a judicial ruling, or other authoritative guidance to the contrary). Unless otherwise stated in the applicable prospectus supplement, in the opinion of Mayer, Brown, Rowe & Maw LLP, for U.S. federal income tax purposes, the offered notes will be characterized as debt. The remainder of this discussion assumes that the offered notes will be treated as debt for U.S. federal income tax purposes.

U.S. Federal Income Tax Consequences to U.S. Holders

OID, Indexed Securities, etc.

The discussion below assumes that all payments on the offered notes are denominated in U.S. dollars, and that the offered notes are not indexed securities or strip notes. Special considerations, if any, applicable to any class of interest-only or principal-only offered notes, if any, will be discussed in the prospectus supplement. As used herein, the term “indexed security” means a security in respect of which the amount of principal, premium and/or interest payable is determined with reference to the price or prices of specified commodities or stocks, to the exchange rate of one or more designated currencies relative to an indexed currency or other items, in each case as specified in the prospectus supplement. An indexed security does not include a “variable rate debt instrument,” as defined in the Treasury regulation section 1.1275-5, that provides for (or, for purposes of these regulations, is treated as providing for) stated interest that is based on current values of a single qualified floating rate or a single objective rate.

Additionally, the discussion assumes that pursuant to the interest formula for the offered notes all stated interest on the offered notes will constitute “qualified stated interest” under Treasury regulations, called the “OID Regulations,” relating to original issue discount, or “OID.” This discussion also assumes that any OID on the offered notes will be de minimis, within the meaning of the OID Regulations, and consequently, the offered notes will not be treated as issued with OID. Under the OID Regulations, the offered notes will have OID to the extent that the sum of all payments on the offered notes (other than payments of qualified stated interest) exceeds their issue price. If the offered notes have any OID, it will be de minimis if it is less than 1/4% of the principal amount of the offered notes multiplied by the number of full years included in their term. If these conditions are not satisfied with respect to any given series of offered notes and as a result the offered notes are treated as issued with OID, additional tax considerations for these offered notes will be disclosed in the prospectus supplement.

Interest Income on the Offered Notes

Based on the above assumptions, except as discussed below, the offered notes will not be considered issued with OID. A U.S. Holder will be required to report as ordinary interest income the stated interest on the offered notes when received or accrued in accordance with its regular method of accounting U.S. federal income tax purposes. Under the OID Regulations, a U.S. Holder of an offered note issued with a de minimis amount of OID must include this OID in income, on a pro rata basis, as principal payments are made on the offered note. A U.S. Holder that purchases an offered note at original issuance for more than its principal amount will generally be subject to the premium amortization rules, and a U.S. Holder that purchases an offered note at original issuance for less than its issue price will generally be subject to the market discount rules of the Code, discussed below.

A U.S. Holder that purchases an offered note with a fixed maturity date of not more than one year from its issue date will generally be subject to special rules for “short-term obligations.” Under these rules, all stated interest on an offered note that is a short-term obligation (“Short-Term Note”) will be treated as OID. Accrual basis U.S. Holders, certain cash basis U.S. Holders specified in Section 1281 of the Code, and cash basis U.S. Holders that make an election will generally be required to report OID on a Short-Term Note as it accrues on a straight-line basis over the term of the Short-Term Note. Cash basis U.S. Holders of Short-Term Notes that do not elect and are not required to include interest income as it accrues generally will be required to report interest income as interest is paid. Such cash basis U.S. Holders may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until OID is recognized on the Short-Term Note or the taxable disposition of the Short-Term Note. Any gain recognized on the sale, exchange or other disposition of a Short-Term Note by a cash basis U.S. Holder that does not elect and is not required to include interest income on the note as it accrues will be ordinary income to the extent of the OID accrued on a straight-line basis, or upon election, under a constant yield method (based on daily compounding). An election by a cash basis U.S. Holder to include OID in respect of a Short-Term Note as it accrues will apply to all short-term obligations acquired by the U.S. Holder on or after the first day of the taxable year to which the election applies. Special rules not discussed in this summary apply to any Short-Term Note purchased for more or less than its principal amount.

Sale, Exchange, or Other Disposition of Offered Notes

Upon a sale, exchange or other disposition of an offered note, a U.S. Holder will generally recognize gain or loss in an amount equal to the difference between the amount realized on such sale, exchange, or other disposition (other than amounts attributable to, and taxable as, accrued interest) and the U.S. Holder’s adjusted tax basis in the offered note, which will generally equal the U.S. Holder’s cost for the offered note, decreased by any amortized premium and any payments other than interest made on the offered note and increased by any market discount or OID included in the U.S. Holder’s income in respect of the offered note. Any gain or loss will generally be a capital gain or loss, other than amounts representing accrued interest or market discount, and will be long-term capital gain or loss if the offered note was held as a capital asset for more than one year. In the case of an individual taxpayer, the maximum long-term capital gains tax rate is lower than the maximum ordinary income tax rate. The deduction of capital losses is subject to limitation.

Market Discount

U.S. Holders that purchase an offered note at original issuance for an amount that is less than the issue price of such offered note will be considered to have acquired the offered note at a “market discount” and will be subject to the market discount rules of Section 1276 and 1278 of the Code with regard to the offered note, unless the difference does not exceed a prescribed de minimis amount.

In the case of a sale, exchange or other disposition of an offered note subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from the sale, exchange or other disposition be treated as ordinary income to the extent that the gain represents market discount accrued during the period that the U.S. Holder held the offered note, reduced by the amount of accrued market discount previously included in the U.S. Holder’s income in respect of the offered note. In addition, a U.S. Holder that disposes of an offered note by gift, and in certain other circumstances, may be required to recognize market discount income, computed as if the offered note had been sold for its fair market value.

In the case of a partial principal payment on an offered note subject to the market discount rules, Section 1276 of the Code requires that the payment be included in ordinary income to the extent that the payment does not exceed the market discount accrued during the period that the U.S. Holder has held the offered note, reduced by the amount of accrued market discount previously included in the U.S. Holder’s income in respect of the offered note.

Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, on a constant yield basis. However, in the case of bonds with principal payable in two or more installments, such as the offered notes, the manner in which market discount is to be accrued will be described in Treasury regulations not yet issued. Until these Treasury regulations are issued, U.S. Holders should follow the explanatory conference committee Report to the Tax Reform Act of 1986 for accrual of market discount. This Conference Committee Report indicates that holders of these obligations may elect to accrue market discount either on the basis of a constant interest rate or as follows:

•	for those obligations that have OID, market discount shall be deemed to accrue in proportion to the accrual of OID for any accrual period; and

•

for those obligations that do not have OID, the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the obligation at the beginning of the accrual period.

Under Section 1277 of the Code, U.S. Holders that incur or continue debt that is used to purchase or carry an offered note subject to the market discount rules must defer deductions in respect of interest paid or accrued on this debt in any taxable year that exceeds the interest and OID currently includible in income on the offered note to the extent of market discount accruing in such taxable year. The deferred portion of any interest expense will generally be deductible when the market discount is included in income upon the sale, exchange, repayment, or other disposition of the indebtedness.

Section 1278 of the Code allows a taxpayer to make an election to include market discount in gross income currently. If an election is made, the previously described rules of Sections 1276 and 1277 of the Code will not apply to the taxpayer.

Due to the complexity of the market discount rules, we suggest that U.S. Holders consult their own tax advisors as to the applicability and operation of these rules.

Premium

A U.S. Holder that purchases an offered note for an amount that is greater than the sum of all amounts payable on the offered note after the date of purchase (other than amounts treated as qualified stated interest) will generally be considered to have acquired the offered note with “amortizable bond premium.” In that event, the U.S. Holder may generally elect to amortize the premium as an offset to interest income under Section 171 of the Code, with corresponding reductions in its tax basis in the note. Generally, any amortization is on a constant yield basis. However, in the case of bonds with principal payable in two or more installments, like the offered notes, the previously discussed conference report, which indicates a Congressional intent that amortization be in accordance with the rules that will apply to the accrual of market discount on these obligations, should be followed for the amortization of such premium. Any election to amortize bond premium will apply to all taxable debt instruments acquired on or after the first day of the first taxable year to which that election applies and may only be revoked with the consent of the IRS.

U.S. Federal Income Tax Consequences to Non-U.S. Holders

Interest paid (or accrued) to a Non-U.S. Holder that is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder will generally not be subject to U.S. federal income tax, and because such interest should generally not be treated as income from U.S. sources, should not be subject to U.S. federal withholding tax. In the event all or any portion of such interest is treated as income from U.S. sources, payments of interest will generally be considered “portfolio interest,” and will generally not be subject to U.S.

withholding tax, as long as the Non-U.S. Holder (1) is not actually or constructively a “10 percent shareholder” of the trust or issuer trustee, or a “controlled foreign corporation” with respect to which the trust or issuer trustee is a “related person” within the meaning of the Code, and (2) provides an appropriate statement, signed under penalties of perjury, certifying that the Non-U.S. Holder is not a U.S. person, within the meaning of the Code and providing that foreign person’s name and address. If the information provided in this statement changes, the foreign person must so inform the issuer trustee within 30 days of such change. If such interest were not portfolio interest or if applicable certification requirements were not satisfied, then payments of interest that were treated as income from U.S. sources would be subject to U.S. federal withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest was effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder and the Non-U.S. Holder provided an appropriate statement, signed under penalties of perjury.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of an offered note by a Non-U.S. Holder will be exempt from U.S. federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, and (2) in the case of an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on an offered note held by a Non-U.S. Holder is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, the holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) will generally be subject to U.S. federal income tax on the interest, gain or income at regular U.S. federal income tax rates, unless reduced or eliminated pursuant to an applicable tax treaty. In addition, if the Non-U.S. Holder is a corporation, it may be subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for certain items, unless reduced or eliminated pursuant to an applicable tax treaty.

Backup Withholding

Backup withholding will be imposed on payments to you of interest and accrued OID, if any, on the offered notes if, upon issuance, you fail to supply the trust manager or its broker with a certified statement, under penalties of perjury, containing your name, address, correct taxpayer identification number, and a statement that you are not required to pay backup withholding. The backup withholding rate of 28% is in effect for payments made during the years 2004 through 2010. For payments made after 2010, the backup withholding rate will be increased to 31%. Exempt investors, such as corporations, tax-exempt organizations, qualified pension and profit sharing trusts and individual retirement accounts are not subject to backup withholding. Information returns will be sent annually to the IRS by the trust manager and to you stating the amount of interest paid, OID accrued, if any, and the amount of tax withheld from payments on the offered notes. Any amounts so withheld will be allowed as a credit against your U.S. federal income tax liability, provided that the required information is furnished to the IRS. We suggest that you consult your tax advisors regarding the application of the backup withholding regulations to your particular set of circumstances.

AUSTRALIAN TAX MATTERS

Australian Taxation

The following is a summary of the material Australian tax implications of the purchase, ownership and disposition of the offered notes for holders who are not residents of Australia for Australian tax purposes and who purchase offered notes upon original issuance at the stated offering price and hold the offered notes as capital assets. The statements of law or legal conclusions in this summary represent the opinion of Allens Arthur Robinson, Australian tax counsel to the trust manager, on the basis of Australian law as in effect on the date of this prospectus, which is subject to change, possibly with retroactive effect.

Each prospective investor should consult his or her own tax advisors concerning the tax implications, in their particular circumstances, of the purchase, ownership and disposition of the offered notes.

Interest Withholding Tax

Interest paid by a resident of Australia, such as the issuer trustee, to a non-resident of Australia is ordinarily subject to interest withholding tax at the rate of 10% of the gross amount of the interest. An exemption from this withholding tax is available under section 128F of the Tax Act in respect of interest payable on securities where the securities satisfy a public offer test (as to which see below). Any of the offered notes which, at the time of issue, the issuer trustee knew or had reasonable grounds to suspect were being or would later be acquired directly or indirectly by an Offshore Associate of the issuer trustee, other than one acting in the capacity of a dealer, manager or underwriter in relation to the offered notes or in the capacity of a clearing house, custodian, funds manager or responsible entity of an Australian registered scheme, would not qualify for this exemption. Nor would interest qualify for this exemption if paid to an Offshore Associate of the issuer trustee who, at the time of payment, the issuer trustee knew or had reasonable grounds to suspect is such an associate other than one receiving the payment in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of an Australian registered scheme.

There are five principal methods of satisfying the public offer test, the purpose of which is to ensure that lenders or investors in capital markets are aware that the securities are being offered for issue or subscription. In summary, the five methods are offers to 10 or more unrelated financiers or securities dealers; offers to 100 or more investors; offers of securities which are listed on certain stock exchanges; offers that result from information available publicly on automated quotation systems or other means used to disseminate market information; and offers to dealers, managers or underwriters who in turn offer the securities for sale within 30 days by one of the preceding methods. In addition, the issue of a global bond or note and the offer of interests in the global bond or note by one of these methods can generally satisfy the public offer test.

The issuer trustee proposes that issues of the offered notes will be made in a manner which would satisfy the public offer test (or the requirements for exemption in respect of a global bond or note) and would otherwise meet the requirements for exemption from Australian withholding tax under section 128F of the Tax Act.

If the requirements for exemption under section 128F of the Tax Act are met with respect to the offered notes, payments of principal, interest and any premium made to a holder of the offered notes who is not a resident of Australia and who does not carry on business through a permanent establishment in Australia, will not be subject to Australian income or withholding taxes.

Sale or Retirement

A holder of the offered notes who is not a resident of Australia and who does not carry on business through a permanent establishment in Australia will not be subject to Australian income or capital gains tax on any gains or profits made on the sale or retirement of the offered notes, provided such gains or profits do not have an Australian source. A gain arising on the sale of the offered notes by a non-Australian resident holder, where the sale and all negotiations for and documentation of the sale are conducted and executed outside Australia, would not usually be regarded as having an Australian source.

Goods and Services Tax

Australia has a goods and services tax under which an entity is required to pay goods and services tax on any taxable supplies it makes. The amount of goods and services tax payable is equal to 1/11th of the total consideration received for the supply.

In the case of supplies supplied by the issuer trustee:

•

if the supply is “GST free”, the issuer trustee is not liable to a goods and services tax on the supply and can obtain input tax credits for the goods and services tax component paid on things acquired to make the supply; and

•

if the supply is “input taxed”, which includes financial supplies, the issuer trustee is not liable to pay a goods and services tax on the supply, but is not entitled to input tax credits for the goods and services tax component paid on things acquired to make the supply. In some circumstances a “reduced input tax credit” may be available.

On the basis of the current goods and services tax legislation, the issue of offered notes and the payment of interest or principal on offered notes to you are unlikely to be taxable supplies.

Services provided to the issuer trustee may be a mixture of taxable and input taxed supplies for goods and services tax purposes. If a supply is taxable, the supplier has the primary obligation to account for goods and services tax in respect of that supply and must rely on a contractual provision to recoup that goods and services tax from the issuer trustee. Under the series notice, certain fees paid by the issuer trustee, namely the trust manager’s fee, the issuer trustee’s fee, and the servicer’s fee, will only be able to be increased by reference to the supplier’s goods and services tax liability, if any, if:

•	the issuer trustee, the trust manager and the recipient of the relevant fee agree, which agreement shall not be unreasonably withheld; and

•	the increase will not result in the downgrading or withdrawal of the rating of any notes.

The issuer trustee may not be entitled to a full input tax credit where fees payable by the issuer trustee are treated as the consideration for a taxable supply or are increased by reference to the relevant supplier’s goods and services tax liability. The issuer trustee may not be entitled to a full input tax credit for that increase and the trust expenses will increase, resulting in a decrease in funds available to the trust to pay interest on the notes.

The goods and services tax may increase the cost of repairing or replacing damaged properties offered as security for housing loans. However, it is a condition of Westpac’s loan contract and mortgage documentation that the borrower must maintain full replacement value property insurance at all times during the loan term.

The goods and services tax legislation, in certain circumstances, treats the issuer trustee as making a taxable supply if it enforces security by selling the mortgaged property and applying the proceeds of sale to satisfy the housing loan. In these circumstances the issuer trustee has to account for goods and services tax out of the sale proceeds with the result that the remaining sale proceeds may be insufficient to cover the unpaid balance of the related loan. However, the general position is that a sale of residential property is an input taxed supply for goods and services tax purposes and so the enforced sale of property which secures the housing loans will generally not be treated as a taxable supply under these provisions. As an exception, the issuer trustee still has to account for goods and services tax out of the proceeds of sale recovered when a housing loan is enforced where the borrower is an enterprise which is registered for goods and services tax purposes, uses the mortgaged property as an asset of its enterprise and any of the following are relevant:

•	the property is no longer being used as a residence; or

•	the property is used as commercial residential premises such as a hostel or boarding house; or

•	the borrower is the first vendor of the property—the borrower built the property; or

•	the mortgaged property has not been used predominantly as a residence.

Because the issuer trustee is an insured party under the mortgage insurance policies, it may in certain limited circumstances have to account for goods and services tax in respect of any claim payment received. Generally, if certain compliance procedures have been followed, the insured does not have to account for goods and services tax in respect of the claim payment.

Any reduction as a result of goods and services tax in the amount recovered by the issuer trustee when enforcing the housing loans will decrease the funds available to the trust to pay you to the extent not covered by the mortgage insurance policies. The extent to which the issuer trustee is able to recover an amount on account of the goods and services tax, if any, payable on the proceeds of sale in the circumstances described in this section, will depend on the terms of the related mortgage insurance policy.

Other Taxes

Under current Australian law, there are no gift, estate or other inheritance taxes or duties. No stamp, issue, registration or similar taxes are payable in Australia in connection with the issue of offered notes. No Australian stamp duty should be payable on a transfer of, or an agreement to transfer, the offered notes if the transfer or agreement is executed outside Australia.

Thin Capitalization

The thin capitalization rules exempt most securitization vehicles from their operation. It is expected that the trust would meet the criteria for this securitisation vehicle exemption.

Even if the rules did apply to the trust, on the basis that the residual beneficiary of the applicable trust of the trust is presently entitled to the income of the trust, any resultant tax liability would be met by the residual beneficiary of the applicable trust and, therefore, should not adversely affect the ability of the issuer trustee to pay principal and interest on the notes.

Debt/Equity Rules

The debt/equity rules under which debt can be recharacterized as equity for tax purposes should not affect the tax deductibility of interest on the notes.

Non-Compliance Withholding Regulations

Regulations may be made that require amounts to be withheld (on account of tax liabilities) from certain payments (excluding payments of interest, or amounts in the nature of interest) made by an Australian resident entity (such as the trust) to foreign residents. However, the rules state that regulations may only be made in respect of payments of a kind that could reasonably be related to assessable income of foreign residents. Also, the explanatory material to the rules state that regulation will only be made where there is a demonstrated compliance risk and after consultation with affected taxpayers groups. Accordingly, it seems unlikely, at this stage, that repayments of principal on the notes would be subject of such regulations. Also, having regard to the types of payments that the Australian Federal Government has so far announced will be the subject of such regulations, it is not expected that any payments made in respect of the notes will be covered by regulations of this kind.

Taxation of Foreign Exchange Gains and Losses

The Tax Act contains a comprehensive set of rules for the Australian taxation of foreign denominated transactions. Although the offered notes will be denominated in US$ the rules would only potentially operate in relation to noteholders that were residents of Australia, or that held the notes in carrying on a business at or through a permanent establishment in Australia. Where the rules applied to such noteholders, any foreign currency gains or losses realized by them upon the satisfaction of their rights under the notes to receive amounts of US currency would be brought to account for Australian tax purposes at that time.

Tax Reform Proposals

Under existing Australian law, on the basis that the residual beneficiary of the applicable trust is presently entitled to the income of the trust any tax liability in respect of the income of the trust is borne directly by the residual beneficiary of the applicable trust of the trust, not by the issuer trustee. Therefore, the cash available to the issuer trustee to service the notes cannot be affected by the payment (or otherwise) of tax. In determining the income of the trust to which the residual beneficiary of the applicable trust is presently entitled, the Master Trust Deed does not require the accounts of the Trust to be prepared in strict compliance with general Australian accounting or reporting standards. Rather, the Master Trust Deed requires that the income of the trust is determined by recognizing interest income, interest expense, swap payments and swap receipts on a daily accruals basis, and other items of income and expense on a cash basis, in each case disregarding unrealized gains and losses.

On February 27, 2001, the Australian Federal Government withdrew draft legislation under which non-fixed trusts were proposed to be taxed as companies and announced it would begin a new round of consultations with interested parties in relation to this proposal. In November 2002, the Board of Taxation considering the reform of the Australian tax laws as they apply to non-fixed trusts issued a report recommending that the Australian Federal Government retain the current flow-through treatment of distributions of non-assessable amounts by non-fixed trusts rather than adopting a company type taxation model, and recommended some incidental amendments to the tax law. On December 12, 2002 the Australian Federal Government announced its intention to amend the taxation laws in accordance with the recommendations of the Board of Taxation. Although the Australian Federal Government has not expressly confirmed that it will not adopt a company-type taxation model for non-fixed trusts, such course is unlikely given the report of the Board of Taxation and the Australian Federal Government’s response to that report.

In general terms if the issuer trustee were to become taxable as a company, it is anticipated that the issuer trustee would calculate the net (taxable) income of the trust (as it does currently) claiming tax deductions for all interest and other expenses, and pay the tax liability (at the corporate tax rate, which is currently 30%) out of the trust fund. It would be a liability of the issuer trustee. There is no possibility of the noteholders being liable for the tax. The only potential impact on noteholders is where the issuer trustee, as a result of paying tax on the net income of the trust (and being indemnified out of the trust assets), has insufficient cash to service the notes.

As long as the tax, accounting and cash positions of the trust are aligned in each tax year, the issuer trustee will only be taxed on income which is surplus to the amounts needed to service the notes. It would therefore be unlikely that the issuer trustee would have insufficient funds to service the notes. However, until any legislation concerning the taxation of trusts is enacted, it is not possible to be certain that there will be no adverse impact on noteholders.

ENFORCEMENT OF FOREIGN JUDGMENTS IN AUSTRALIA

We are an Australian proprietary company incorporated with limited liability under the Corporations Act 2001 (Cth). Any final and conclusive judgment of any New York State or United States Federal Court sitting in the Borough of Manhattan in the City of New York having jurisdiction recognized by the relevant Australian jurisdiction in respect of an obligation of ours in respect of an offered note, which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against us in the courts of the relevant Australian jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States Federal Court, as applicable, unless:

•	the proceedings in New York State or United States Federal Court, as applicable, involved a denial of the principles of natural justice;

•	the judgment is contrary to the public policy of the relevant Australian jurisdiction;

•	the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

•	the judgment is a penal or revenue judgment; or

•

there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York State or United States Federal Court, as applicable.

A judgment by a court may be given in some cases only in Australian dollars. We expressly submit to the jurisdiction of New York State and United States Federal Courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceeding arising out of this offering. We have appointed Counsel Legal Services, Westpac Banking Corporation, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, as our agent upon whom process may be served in any such action.

Our directors and executive officers, and certain experts named in this prospectus, may reside outside the United States in the Commonwealth of Australia. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of the offered notes to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States. We have been advised by our Australian counsel Allens Arthur Robinson, that, based on the restrictions discussed in this section, there is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

AUSTRALIAN EXCHANGE CONTROLS

Australian laws control and regulate or permit the control and regulation of a broad range of payments and transactions involving non-residents of Australia. We, pursuant to a number of exemptions, authorities and approvals, are not generally restricted from transferring funds from

Australia or placing funds to the credit of non-residents of Australia. However, Australian foreign exchange controls are implemented from time to time against proscribed countries, entities and persons. At the present time, these are:

•	the sanctions administered by the Reserve Bank of Australia in accordance with the Banking (Foreign Exchange) Regulations 1959, including:

•

the monitoring mechanism in place whereby the prior approval of the Reserve Bank of Australia is required for certain large transactions (i.e. greater than A$100,000) by, or on behalf of the Embassy of the Federal Republic of Yugoslavia, the Consulate-General of the Federal Republic of Yugoslavia, and the National Bank of Yugoslavia; and

•

transactions involving the transfer of funds or payments to, by the order of, or on behalf of specified supporters of the former Milosevic regime, specified ministers and senior officials of the Government of Zimbabwe, certain entities and an individual associated with the Democratic People’s Republic of Korea are prohibited without the specific approval of the Reserve Bank of Australia; and

•	the restrictions administered by the Department of Foreign Affairs and Trade (DFAT) in regard to terrorists and their sponsors, and the former Iraqi regime.

ERISA CONSIDERATIONS

Subject to the considerations discussed in this section and in the prospectus supplement and to the extent specified in the prospectus supplement, the offered notes may be eligible for purchase by employee benefit plans.

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), prohibit a pension, profit-sharing or other “employee benefit plan” subject to Title I of ERISA, as well as any “plan” described by Section 4975 of the Code (including individual retirement accounts or Keogh plans) and entities deemed to hold “plan assets” of any of the foregoing (each, a “plan”), from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to these plans. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons or the fiduciaries of the plan. Title I of ERISA also requires that fiduciaries of an employee benefit plan subject to ERISA make investments that are prudent, diversified (unless clearly prudent not to do so), and in accordance with governing plan documents.

Some transactions involving the purchase, holding or transfer of the offered notes might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a plan that purchased offered notes if assets of the trust were deemed to be assets of the plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a plan for the purposes of ERISA and the Code only if the plan acquires an “equity interest” in the trust and none of the exceptions contained in the regulation, as modified by Section 3(42) of ERISA, is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is no specific guidance in the regulation regarding whether a principal charge-off feature under the circumstances described herein would constitute a “substantial equity feature”, the regulation does state that an instrument will not fail to be treated as indebtedness merely because it has certain equity features, such as additional variable interest or conversion rights, that are incidental to the instrument’s primary fixed obligation. The debt or equity characterization of each series of offered notes will be addressed in the prospectus supplement.

However, without regard to whether the offered notes are treated as an equity interest for these purposes, the acquisition or holding of the offered notes by or on behalf of a plan could be considered to give rise to a prohibited transaction if the trust, the issuer trustee, the servicer, the trust manager, the note trustee, any seller, the security trustee or other persons providing services to the trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire an offered note. Included among these exemptions are:

•	Prohibited Transaction Class Exemption 96-23, regarding transactions effected by “in-house asset managers”;

•	Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts;

•	Prohibited Transaction Class Exemption 95-60, regarding transactions effected by “insurance company general accounts”;

•	Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds; and

•	Prohibited Transaction Class Exemption 84-14, regarding transactions effected by “qualified professional asset managers”.

In addition, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA for prohibited transactions between a plan and a person or entity that is a party in interest to such plan solely by reason of providing services to the plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of the prohibited transaction class exemptions or the statutory exemption are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the offered notes and prospective purchasers that are plans should consult with their advisors regarding the applicability of any such exemption.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans are not subject to ERISA requirements, but may be subject to state or other federal law requirements which may impose restrictions similar to those under ERISA and the Code discussed above.

If you are a plan fiduciary considering the purchase of any of the offered notes, you should consult your tax and legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

LEGAL INVESTMENT CONSIDERATIONS

The offered notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because the originator of the housing loans was not subject to United States state or federal regulatory authority. Accordingly, some US institutions with legal authority to invest in comparably rated securities based on such housing loans may not be legally authorized to invest in the offered notes. No representation is made as to whether the offered notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by any regulatory authorities. You are urged to consult with your counsel concerning the status of the offered notes as legal investments for you.

AVAILABLE INFORMATION

The trust manager, as depositor, has filed with the Securities and Exchange Commission a registration statement, file number 333-140399. The trust manager, as depositor, and each trust are subject to some of the information requirements of the Exchange Act, and, accordingly, each trust will file reports thereunder with the SEC. The registration statement and the exhibits thereto, and reports and other information filed by the trust manager, as depositor, and each trust with the SEC pursuant to the Exchange Act can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the trust manager, as depositor, to “incorporate by reference” the information filed with the SEC by the trust manager, as depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to any trust relating to the offered notes. This means that the trust manager, as depositor, can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the trust manager, as depositor, with the SEC that relates to a trust will automatically update and supersede this information. Documents that may be incorporated by reference with respect to a particular series of offered notes include, as applicable, an insurer’s financials, a certificate policy, mortgage pool policy, computational materials, collateral term sheets, certain material transaction documents and amendments thereto, other documents on Form 8-K and Section 13(a), 13(c), 14 or 15(d) of Exchange Act as may be required in connection with the related trust.

The trust manager, as depositor, will provide or cause to be provided without charge to each person to whom this prospectus and prospectus supplement is delivered in connection with the offering of one or more classes of the offered notes, upon written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related offered notes, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Westpac Securitisation Management Pty Limited, Level 20, 275 Kent Street, Sydney, New South Wales 2000 Australia.

The trust manager may provide static pool information, in response to Item 1105 of Regulation AB, through an internet web site, and if the trust manager decides to provide information through such means, the prospectus supplement will disclose the specific internet address where such information is posted.

RATINGS OF THE NOTES

Any class of notes of a series offered by this prospectus and the prospectus supplement will be:

•	rated by at least one nationally recognized statistical rating agency or organization that initially rates the series at the request of the issuer trustee; and

•	identified in the prospectus supplement in one of the rating agency’s four highest rating categories which are referred to as investment grade.

The security ratings of the notes should be evaluated independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date.

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of similar ratings on different securities.

PLAN OF DISTRIBUTION

The issuer trustee may sell the offered notes in any of three ways:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The prospectus supplement will set forth the terms of the offering of each series of offered notes including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered notes and the proceeds to the issuer trustee from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation; and

•	any discounts and commissions allowed or paid to dealers.

Any initial public offering prices and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If so specified in the prospectus supplement, the issuer trustee, the trust manager or any of their affiliates may purchase or retain some or all of one or more classes of notes of the series. The purchaser may thereafter from time to time offer and sell, pursuant to this prospectus, some or all of the notes so purchased directly, through one or more underwriters to be designated at the time of the offering of the notes or through broker-dealers acting as agent and/or principal. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. In addition, the issuer trustee, the trust manager or one of their affiliates may pledge notes retained or purchased by the issuer trustee in connection with borrowings or use them in repurchase transactions.

If any offered notes of any series are sold through underwriters, the prospectus supplement will describe the nature of the obligation of the underwriters to purchase the offered notes. The offered notes may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms acting alone. The underwriter or underwriters for a particular underwritten offering of offered notes will be named in the prospectus supplement relating to that offering, and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of the prospectus supplement. The obligation of the underwriters to purchase any offered notes of the related series will be subject to various conditions precedent, and the underwriters will be obligated to purchase all of the offered notes if any are purchased.

Underwriters and agents who participate in the distribution of a series of offered notes may be entitled under agreements which may be entered into by the issuer trustee to indemnification by Westpac, the trust manager or the issuer trustee against specific liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution for payments which the underwriters or agents may be required to make under the terms of the agreements.

The prospectus supplement for any series of offered notes offered other than through the underwriters will contain information regarding the nature of the offering and any agreements to be entered into between the issuer trustee, the trust manager, the issuer trustee and the dealers for the offered notes of that series.

Affiliates of the trust manager and the issuer trustee, including Westpac, may act as agents or underwriters in connection with the sale of a series of offered notes. Securities sold, offered or recommended by Westpac are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by, and are not otherwise obligations of, Westpac and involve investment risks, including the possible loss of principal.

Any affiliate of the trust manager or the issuer trustee acting as agent or underwriter in connection with the sale of a series of offered notes will be named, and its affiliation with the trust manager or the issuer trustee described, in the prospectus supplement. For underwritten offerings, any of these affiliates not named in the prospectus supplement will not be parties to the related underwriting agreement, will not be purchasing the related offered notes from the issuer trustee and will have no direct or indirect participation in the underwriting of the notes, although the affiliates may participate in the distribution of the offered notes under circumstances entitling it to a dealer’s commission. An affiliate of the issuer trustee may act as a placement agent for offered notes not offered through underwriters. If an affiliate does act as placement agent on behalf of the issuer trustee in the sale of offered notes, it will receive a selling commission which will be disclosed in the prospectus supplement. To the extent permitted by law, affiliates of the issuer trustee, including Westpac, may purchase offered notes acting as principal.

The issuer trustee anticipates that the offered notes will be sold to institutional and retail investors. Purchasers of offered notes, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with re-offers and sales by them of offered notes. Noteholders should consult with their legal advisors in this regard prior to any re-offer or sale.

There is currently no secondary market for the offered notes. The issuer trustee does not intend to make a secondary market for the offered notes. There can be no assurance that a secondary market for the offered notes will develop or, if it does develop, that it will continue. To the extent specified in the prospectus supplement the issuer trustee may list notes on a national or foreign stock exchange.

LEGAL MATTERS

Mayer, Brown, Rowe & Maw LLP, New York, New York, will pass upon some legal matters regarding the offered notes, including the material US federal income tax matters, for us. Allens Arthur Robinson, Sydney, Australia, will pass upon some legal matters regarding the offered notes, including the material Australian tax matters, for us.

GLOSSARY

Adverse Effect	means an event which will materially and adversely affect the amount of any payment to be made to any noteholder, or will materially and adversely affect the timing of such payment.

Carryover Charge Offs	means, in a collection period, any amount that must be carried over into succeeding periods if the charge offs for the relevant collection period cannot be satisfied in full from the excess income that is available from the income stream to cover charge offs.

Clearstream, Luxembourg	see page 22.

Code	see page 76.

Consumer Credit Legislation	means any legislation relating to consumer credit, including the Credit Act of any Australian jurisdiction, the Consumer Credit (NSW) Code 1996 and any other equivalent legislation of any Australian jurisdiction.

DTC	see page 20.

Eligibility Criteria	see page 7.

ERISA	see page 88.

Euroclear	see page 22.

Extraordinary Resolution	means a resolution passed at a duly convened meeting by a majority consisting of not less than 75% of the votes capable of being cast by Voting Mortgagees present in person or by proxy or a written resolution signed by all of the Voting Mortgagees.

Insolvency Event	means, in relation to the issuer trustee in its personal capacity or as trustee of the trust, the trust manager, the servicer, Westpac or a mortgage insurer, the happening of any of the following events:

• an administrator of the relevant corporations is appointed;

• except for the purpose of a solvent reconstruction or amalgamation:

•    an application or an order is made, proceedings are commenced, a resolution is passed or proposed in a notice of proceedings or an application to a court or other steps, other than frivolous or vexatious applications, proceedings, notices and steps, are taken for:

• the winding up, dissolution or administration of the relevant corporation; or

• the relevant corporation to enter into an arrangement, compromise or composition with or assignment for the benefit of its creditors or a class of them;

•    the relevant corporation ceases, suspends or threatens to cease or suspend the conduct of all or substantially all of its business or disposes of or threatens to dispose of substantially all of its assets;

• the relevant corporation is, or under applicable legislation is taken to be, unable to pay its debts, other than as the result of a failure to pay a debt or claim the subject of a good faith dispute, or stops or suspends or threatens to stop or suspend payment of all or a class of its debts, except in the case of the issuer trustee where this occurs in relation to another trust of which it is the trustee;

•    a receiver, receiver and trust manager or administrator is appointed, by the relevant corporation or by any other person, to all or substantially all of the assets and undertaking of the relevant corporation or any part thereof, except in the case of the issuer trustee where this occurs in relation to another trust of which it is the trustee; or

• anything analogous to an event referred to in the five preceding paragraphs or having a substantially similar effect occurs in relation to the relevant corporation.

Interest Period	means, for any trust and payment date, the period beginning on and including the previous payment date and ending on, but excluding the current payment date. However, the first and last interest periods are as follows:

• first: period from and including the closing date to but excluding the first payment date;

• last: period from and including the previous payment date and ending on but excluding the maturity date for the applicable series of notes.

Issuer Trustee’s Default	means:

• an Insolvency Event has occurred and is continuing in relation to the issuer trustee;

• any action is taken or any event occurs in relation to the issuer trustee in its personal capacity which causes the rating of any notes for the related series to be downgraded or withdrawn;

•    the issuer trustee, or any employee, delegate agent or officer of the issuer trustee, breaches any obligation or duty imposed on the issuer trustee under any transaction document in relation to the trust where the trust manager reasonably believes it may have an Adverse Effect and the issuer trustee fails or neglects after 30 days’ notice from the trust manager to remedy that breach;

•    the issuer trustee merges or consolidates with another entity without obtaining the consent of the trust manager and ensuring that the resulting merged or consolidated entity assumes the issuer trustee’s obligations under the transaction documents; or

• there is a change in effective control of the issuer trustee from that existing on the date of the master trust deed unless approved by the trust manager.

Low Doc Approval and Underwriting Process	see page 11.

Low Doc Loan	see page 11.

Noteholder Mortgagees	means the note trustee, for and on behalf of a specific class of holders of offered notes identified in the prospectus supplement for each series of notes, together with the holders of any notes which are not offered notes.

Offshore Associate	means, in relation to an entity, an associate (as defined in section 128F of the Tax Act) of that entity (and which, where that entity is a trust, would include the beneficiaries of that trust and any of their associates) that is either a non-resident of Australia that does not acquire the notes in carrying on a business at or through a permanent establishment in Australia or, alternatively, is a resident of Australia that acquires the notes in carrying on a business at or through a permanent establishment outside of Australia.

OID	see page 78.

Payment Modification	see page 30.

Performing Housing Loan	means, at any date:

• a housing loan which is not delinquent or has been delinquent for less than 90 consecutive days, or

• if it has been delinquent for 90 or more consecutive days was insured under a mortgage pool policy at the date of the liquidity facility on or before the closing date.

RFS	see page 39.

RFS Note	means an RFS that has converted to a note in accordance with the terms of the RFS.

SEC	see page 4.

Secured Moneys	means all money which the issuer trustee is or at any time may become actually or contingently liable to pay to or for the account of any Mortgagee for any reason whatever under or in connection with a transaction document.
Servicer Transfer Event	see page 63.

Stated Amount	means, for any note on a determination date:

• the initial outstanding principal amount of the note; less

• the aggregate of all principal payments previously made on the note; less

• any Carryover Charge Offs on the note; less

• principal to be paid on the note on the next payment date; less

• charge offs to be applied against the note on the next payment date; plus

• any recoveries on the housing loans or excess collections on the housing loans applied to reinstate the Stated Amount of the note in the manner specified in the prospectus supplement.

Tax Act	means the Income Tax Assessment Act 1936 (Cth) or the Income

Tax Assessment Act 1997 (Cth), as appropriate.

Termination Date	means, in relation to the trust, the earlier of the following to occur:

• the date which is 80 years after the date of creation of the trust;

• the termination of the trust under statute or general law;

• full and final enforcement by the security trustee of its rights under the security trust deed after the occurrence of an event of default under the related security trust deed; or

•    at any time after all creditors of the trust have been repaid in full and the issuer trustee and the trust manager agree that no further notes are proposed to be issued by the issuer trustee in relation to the trust, the business day immediately following that date.

Title Perfection Event	means any of the following:

• Westpac ceases to have a long term credit rating acceptable to the rating agencies rating the related series of notes as further described in the prospectus supplement for that series;

• an Insolvency Event occurs in relation to Westpac;

• Westpac fails to transfer collections to the issuer trustee within five business days after receiving notice from the issuer trustee or trust manager to do so.

Trust Indenture Act	see page 31.

Trust Manager’s Default	means:

•    the trust manager fails to make any payment required by it within the time period specified in a transaction document, and that failure is not remedied within 10 business days of receipt from the issuer trustee of notice of that failure;

• an Insolvency Event has occurred and is continuing in relation to the trust manager;

•    the trust manager breaches any obligation or duty imposed on the trust manager under the master trust deed, any other transaction document or any other deed, agreement or arrangement entered into by the trust manager under the master trust deed in relation to the trust, the issuer trustee reasonably believes that such breach has an Adverse Effect and the breach is not remedied within 30 days’ notice being given by the issuer trustee to the trust manager, except in the case of reliance by the trust manager on the information provided by, or action taken by, the servicer, or if the trust manager has not received information from the servicer which the trust manager requires to comply with the obligation or duty; or

• a representation, warranty or statement by or on behalf of the trust manager in a transaction document or a document provided under or in connection with a transaction document is not true in a material respect or is misleading when repeated and is not remedied to the issuer trustee’s reasonable satisfaction within 90 days after notice from the issuer trustee where, as determined by the issuer trustee, it has an Adverse Effect.

Unpaid Balance	means the sum of the unpaid principal amount of the housing loan and the unpaid amount of all finance charges, interest payments and other amounts accrued on or payable under or in connection with the housing loan or the related mortgage or other rights relating to the housing loan.

Voting Mortgagee	see page 54.

Westpac	means Westpac Banking Corporation.

SERIES 2007-1G WST TRUST

Dealers will be required to deliver this prospectus supplement and prospectus when acting as an underwriter of the offered notes and with respect to their unsold allotments or subscriptions. In addition, for ninety days following the date of this prospectus supplement, all dealers selling the offered notes, whether or not participating in this offering, may be required to deliver this prospectus supplement and prospectus.